Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

SUBJECT TO FRE 408

AMENDMENT NO. 1 TO SUPERPRIORITY SECURED DEBTOR IN POSSESSION TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SUPERPRIORITY SECURED DEBTOR IN POSSESSION TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of December 15, 2025, is entered into among SPIRIT AIRLINES, LLC, a Delaware limited liability company and a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code (the “Borrower”), Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the DIP Lenders under the Credit Agreement (as defined below) signatory hereto.

RECITALS

WHEREAS, the Borrower, SPIRIT AVIATION HOLDINGS, INC., a Delaware corporation and a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code (“Holdings”), the DIP Lenders from time to time party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, are party to that certain Superpriority Secured Debtor In Possession Term Loan Credit Agreement, dated as of October 14, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended or otherwise modified by this Amendment, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.06(d) of the Existing Credit Agreement, if the Borrowing of Third Draw New Money Term Loans does not occur by December 15, 2025 (as a result of the operation of Section 1.07), the Third Draw New Money Term Loan Commitments will automatically reduce to $0 on such date and terminate at such time; and

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Borrower and the DIP Lenders party hereto comprising the Required DIP Lenders have agreed to amend certain provisions of the Credit Documents as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, in the Credit Agreement and/or in the other Credit Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.   Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Existing Credit Agreement.

2.   Amendment and Consent.  As of the Amendment No. 1 Effective Date (as defined below):

(a)   The Existing Credit Agreement is hereby amended by (x) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (y) adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Exhibit A attached hereto.

(b)   The Required DIP Lenders hereby consent to modifications and clarifications to paragraph 13 of the Final DIP Order substantially in the form attached hereto as Exhibit B (it being understood that in Exhibit B (x) stricken text is indicated textually in the same manner as the following example: ~~stricken text~~ and (y) additional text is indicated textually in the same manner as the following example: double-underlined text).

3.   Effectiveness.  This Amendment shall be deemed effective on the date (such date, the “Amendment No. 1 Effective Date”) when the following condition is satisfied (or waived in accordance with the terms of the Existing Credit Agreement):

(a)   the Administrative Agent shall have received from the Borrower and the Required DIP Lenders the duly executed counterparts of this Amendment; and

(b)   the Borrower shall have paid the Interest Adjustment Amount (as defined below).

4.    Interest Payment to Maintain Fungibility.

(a)   Notwithstanding anything to the contrary in the Credit Agreement or any other Credit Document, on the Amendment No. 1 Effective Date, the Borrower shall pay to the Administrative Agent, for the account of each Lender holding New Money Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date, in-kind, an amount equal to the interest that would have accrued on the principal amount of such New Money Term Loans from (and including) the most recent Interest Payment Date applicable thereto to (but excluding) the Amendment No. 1 Effective Date at the rate in effect on the Amendment No. 1 Effective Date (the “Interest Adjustment Amount”).

(b)   Upon reflection of the Interest Adjustment Amount in the Register by the Administrative Agent, (x) all New Money Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date and all Third Draw New Money Term Loans incurred on the Amendment No. 1 Effective Date shall be deemed to have accrued interest from and including the Amendment No. 1 Effective Date on identical terms and shall constitute a single Class of Term Loans for all purposes of the Credit Agreement and the other Credit Documents and (y) the Interest Period for all New Money Term Loans shall be the Interest Period for the Third Draw New Money Term Loans as specified in the Committed Loan Notice delivered with respect to the Third Draw New Money Term Loans.

5.   Representations and Warranties.  The Borrower hereby represents and warrants to the DIP Lenders party hereto that:

(a)   the execution, delivery and performance of this Amendment by the Borrower has been duly authorized by all necessary organizational action on the part of the Borrower;

(b)   this Amendment has been duly executed and delivered by the Borrower and this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

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(c)   immediately prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(d)   immediately prior to and after giving effect to this Amendment, all representations and warranties made of the Borrower and each other Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

6.   [Reserved]

7.    Reference to and Effect on the Credit Documents.

(a)   The provisions of the Existing Credit Agreement (as modified by this Amendment) and the other Credit Documents shall remain in full force and effect in accordance with their terms following the effectiveness of this Amendment, and are hereby ratified and confirmed.  This Amendment and the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

(b)   From and after the date hereof, each reference in the Existing Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Credit Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment is a Credit Document for all purposes under the Credit Documents.

(c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any DIP Lender, the Collateral Agent or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. No failure or delay on the part of the Administrative Agent, the Collateral Agent or the DIP Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and are expressly reserved. Except for the amendments set forth herein, nothing contained in this Amendment shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent, the Collateral Agent or the DIP Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Credit Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Credit Parties under the Credit Agreement and the other Credit Documents. Any such waivers or consents must be specifically agreed to in writing in accordance with the Credit Agreement.

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(d)   In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Credit Documents, the terms hereof shall control.

(e)   This Amendment shall serve as a modification to the Existing Credit Agreement but shall not extinguish or novate the Loans or any other Obligation under the Existing Credit Agreement.

8.   Governing Law, Jurisdiction, Service of Process; Waiver of Right to Trial by Jury.  SECTIONS 10.14 (GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS) and 10.15 (WAIVER OF RIGHT TO TRIAL BY JURY) OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

9.   Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Required DIP Lenders. The section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Amendment and the other Credit Documents represent the agreement of the Credit Parties and the Required DIP Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

10.   Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper counterpart which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart converted into another format, for transmission, delivery and/or retention. All counterparts in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

11.   The Agents.  Each of the undersigned DIP Lenders, constituting the Required DIP Lenders, hereby authorizes and directs the Agents to (A) execute and deliver this Amendment and (B) take all actions reasonably requested by the Borrower or the Required DIP Lenders that are necessary to consummate the transactions set forth in this Amendment. In executing this Amendment, the Agents shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Agents under the Credit Agreement as if those rights, protections, immunities and indemnities were set forth fully herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BORROWER:

SPIRIT AIRLINES, LLC

By:	/s/ Thomas Canfield
Name:	Thomas Canfield
Title:	EVP, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Superpriority Secured Debtor In Possession Term Loan Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:	/s/ Jeffery Rose
Name:	Jeffery Rose
Title:	Vice President

[Signature Page to Amendment No. 1 to Superpriority Secured Debtor In Possession Term Loan Credit Agreement]

Executed lender signature pages are on file with the Administrative Agent

[Signature Page to Amendment No. 1 to Superpriority Secured Debtor In Possession Term Loan Credit Agreement]

Exhibit A

Amended Credit Agreement

[See attached.]

Conformed through Amendment No. 1 to Superpriority Secured Debtor in Possession Term Loan Credit Agreement, dated December 15, 2025

SUPERPRIORITY SECURED DEBTOR IN POSSESSION TERM LOAN CREDIT AGREEMENT

Dated as of October 14, 2025

among

SPIRIT AIRLINES, LLC,
a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code, as the Borrower,

SPIRIT AVIATION HOLDINGS, INC.,

a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code, as Holdings,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent, and

THE DIP LENDERS FROM TIME TO TIME PARTY HERETO

TABLE OF CONTENTS

Page

Article I

Definitions and Accounting Terms

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~41~~42
Section 1.03	Accounting Terms	~~42~~43
Section 1.04	Rounding	~~42~~43
Section 1.05	References to Agreements, Laws, Etc.	~~42~~43
Section 1.06	Times of Day	~~42~~43
Section 1.07	Timing of Payment or Performance	~~42~~43
Section 1.08	Currency Equivalents Generally	~~42~~43
Section 1.09	Interest Rates	~~43~~44
Section 1.10	Conforming Amendments for Fungibility	44
Section 1.11	Pro Forma Calculations; Basket and Ratio Compliance	~~44~~45

Article II

The Term Loan Commitments and Credit Extensions

Section 2.01	The Term Loans	~~44~~45
Section 2.02	[Reserved]	49
Section 2.03	Borrowings, Conversions and Continuations of Loans	~~49~~50
Section 2.04	[Reserved]	~~50~~51
Section 2.05	Prepayments	~~50~~51
Section 2.06	Termination of Term Loan Commitments	~~52~~53
Section 2.07	Repayment of Loans	~~53~~54
Section 2.08	Interest	~~53~~54
Section 2.09	Fees	~~54~~55
Section 2.10	Computation of Interest and Fees	55
Section 2.11	Evidence of Indebtedness	~~55~~56
Section 2.12	Payments Generally	~~55~~56
Section 2.13	Sharing of Payments	~~56~~57
Section 2.14	[Reserved]	~~57~~58
Section 2.15	[Reserved]	~~57~~58
Section 2.16	Defaulting DIP Lenders	~~57~~58
Section 2.17	Incremental New Money Term Loans	58
Section 2.18	Priority and Liens	~~58~~59
Section 2.19	Payment of Obligations	~~58~~59

Article III

Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes	~~58~~59
Section 3.02	Inability to Determine Rates	~~62~~63

Section 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans	~~64~~65
Section 3.04	Funding Losses	~~65~~66
Section 3.05	Matters Applicable to All Requests for Compensation	~~65~~66
Section 3.06	Replacement of DIP Lenders under Certain Circumstances	~~66~~67
Section 3.07	Illegality	~~67~~68
Section 3.08	Survival	~~68~~69

Article IV

Conditions Precedent to Borrowings

Section 4.01	Conditions to Closing Date	~~68~~69
Section 4.02	Conditions to Borrowings of New Money Term Loans After the Closing Date	~~71~~72

Article V

Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~73~~74
Section 5.02	Authorization; No Contravention	~~73~~74
Section 5.03	Governmental Authorization; Other Consents	~~74~~75
Section 5.04	Binding Effect	~~74~~75
Section 5.05	No Material Adverse Effect	~~74~~75
Section 5.06	Litigation	~~74~~75
Section 5.07	Ownership of Property; Liens	~~74~~75
Section 5.08	Environmental Matters	75
Section 5.09	Taxes	~~75~~76
Section 5.10	Compliance with ERISA	~~75~~76
Section 5.11	Subsidiaries; Equity Interests	~~76~~77
Section 5.12	Margin Regulations; Investment Company Act	~~76~~77
Section 5.13	Disclosure	~~76~~77
Section 5.14	Intellectual Property; Licenses, Etc.	~~76~~77
Section 5.15	No Default	77
Section 5.16	Status of Obligations; Perfection and Priority of Security Interests	~~77~~78
Section 5.17	Use of Proceeds	~~77~~78
Section 5.18	Sanctions Laws and Regulations and Anti-Corruption Laws	~~77~~78
Section 5.19	Insurance	78
Section 5.20	Labor Matters	78
Section 5.21	Chapter 11 Cases; Orders	78
Section 5.22	Aircraft Carrier Status	~~78~~79
Section 5.23	FAA Slot Utilization	79

Article VI

Affirmative Covenants

Section 6.01	Financial Statements	~~79~~80
Section 6.02	Certificates; Other Information	81
Section 6.03	Notices	~~82~~83
Section 6.04	Maintenance of Existence	~~82~~83

Section 6.05	Maintenance of Properties	~~82~~83
Section 6.06	Maintenance of Insurance	~~82~~83
Section 6.07	Compliance with Laws	83
Section 6.08	Books and Records	~~83~~84
Section 6.09	Inspection Rights	~~83~~84
Section 6.10	Covenant to Guarantee Obligations and Give Security	~~83~~84
Section 6.11	Use of Proceeds	~~84~~85
Section 6.12	Further Assurances	~~84~~85
Section 6.13	[Reserved]	~~84~~85
Section 6.14	Payment of Taxes	~~84~~85
Section 6.15	Nature of Business	~~84~~85
Section 6.16	Changes in Fiscal Year	~~84~~85
Section 6.17	Transactions with Affiliates	~~84~~85
Section 6.18	Post-Closing Obligations	~~85~~86
Section 6.19	DIP Lender Calls	~~85~~86
Section 6.20	Regulatory Cooperation	~~85~~86
Section 6.21	Asset Sales	~~86~~87
Section 6.22	Bankruptcy Matters	~~86~~87
Section 6.23	Cash Management Order	~~86~~87
Section 6.24	Regulatory Matters; Citizenship; Utilization; Collateral Requirements	~~86~~87
Section 6.25	Assumption or Rejection	~~87~~88
Section 6.26	Alternative DIP Financing	~~87~~88

Article VII

Negative Covenants

Section 7.01	Liens	~~88~~89
Section 7.02	Investments	~~90~~91
Section 7.03	Indebtedness	~~92~~93
Section 7.04	Fundamental Changes	~~93~~95
Section 7.05	Dispositions	~~94~~95
Section 7.06	Restricted Payments	~~95~~96
Section 7.07	[Reserved]	~~96~~97
Section 7.08	Prepayments, Etc., of Indebtedness	~~96~~97
Section 7.09	Accounting Changes	~~96~~97
Section 7.10	Negative Pledge and Subsidiary Distributions	~~96~~97
Section 7.11	Special Covenant Regarding Material Intellectual Property	~~97~~98
Section 7.12	[Reserved]	~~97~~98
Section 7.13	Business Activities	~~97~~98
Section 7.14	Amendments to Organizational Documents and Material Contracts	~~97~~98
Section 7.15	Bankruptcy Matters	~~97~~98
Section 7.16	[Reserved]	~~98~~99
.	~~98~~99
Section 7.17	Formation of Subsidiaries	~~98~~99

Article VIII

Events of Default and Remedies

Section 8.01	Events of Default	~~98~~99

Section 8.02	Remedies Upon Event of Default	~~103~~105
Section 8.03	[Reserved]	~~104~~105
Section 8.04	Application of Funds	~~104~~105

Article IX

Administrative Agent and Other Agents

Section 9.01	Appointment and Authorization of Agents	~~105~~106
Section 9.02	Delegation of Duties	~~106~~107
Section 9.03	Liability of Agents	~~107~~108
Section 9.04	Reliance by Agents	~~108~~110
Section 9.05	Notice of Default	~~109~~110
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~109~~110
Section 9.07	Indemnification of Agents	~~110~~111
Section 9.08	[Reserved]	~~110~~111
Section 9.09	Successor Agents	~~110~~111
Section 9.10	Administrative Agent May File Proofs of Claim	~~111~~112
Section 9.11	Collateral and Guarantee Matters	~~112~~114
Section 9.12	Other Agents	~~114~~115
Section 9.13	Appointment of Supplemental Administrative Agents	~~114~~115
Section 9.14	[Reserved]	~~115~~116
Section 9.15	Recovery of Erroneous Payments	~~115~~116

Article X

Miscellaneous

Section 10.01	Amendments, Etc	~~117~~118
Section 10.02	Notices and Other Communications; Facsimile Copies	~~120~~121
Section 10.03	No Waiver; Cumulative Remedies	~~123~~124
Section 10.04	Attorney Costs and Expenses	~~123~~124
Section 10.05	Indemnification by the Credit Parties	~~123~~124
Section 10.06	Payments Set Aside	~~125~~126
Section 10.07	Successors and Assigns	~~125~~126
Section 10.08	Confidentiality	~~129~~131
Section 10.09	Setoff	~~130~~131
Section 10.10	Counterparts	~~131~~132
Section 10.11	Integration; Orders Control	~~131~~132
Section 10.12	Survival of Representations and Warranties	~~131~~132
Section 10.13	Severability	~~131~~132
Section 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~131~~133
Section 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~132~~133
Section 10.16	Binding Effect	~~132~~134
Section 10.17	Judgment Currency	~~133~~134
Section 10.18	DIP Lender Action	~~133~~134
Section 10.19	Know-Your-Customer, Etc	~~133~~134
Section 10.20	USA PATRIOT Act	~~133~~135
Section 10.21	[Reserved]	~~133~~135
Section 10.22	Obligations Absolute	~~133~~135
Section 10.23	No Advisory or Fiduciary Responsibility	~~134~~135

Section 10.24	Electronic Execution; Electronic Records; Counterparts	~~134~~136
Section 10.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~135~~136
Section 10.26	DIP Lender Representation	~~136~~137
Section 10.27	Acknowledgement Regarding Any Supported QFCs	~~137~~138
Section 10.28	Disqualified DIP Lenders	~~137~~139
Section 10.29	Interest Rate Limitation	~~139~~140
Section 10.30	Registrations with International Registry	~~139~~141
Section 10.31	Bankruptcy Matters	~~139~~141
Section
	10.32	~~[Reserved]~~
	~~140~~Administrative Claim Carve Out	141
Section 10.33	DIP Order Governs	~~140~~142

v

SCHEDULES

Schedule 1.01A	—	Specified HFS Aircraft
Schedule 1.01B	—	Other HFS Aircraft
Schedule 1.01C	—	Backstop Commitments and Put Option Premium
Schedule 1.01D	—	Guarantors
Schedule 2.01(a)	—	Term Loan Commitments
Schedule 2.01(b)	—	Roll-Up Term Loan Allocations
Schedule 2.01(c)	—	Contingent Roll-Up Term Loans
Schedule 2.01(d)	—	Outstanding Roll-Up Term Loans
Schedule 5.06	—	Litigation
Schedule 5.11	—	Subsidiaries and Other Equity Investments
Schedule 6.17	—	Transactions with Affiliates
Schedule 7.01(b)	—	Existing Liens
Schedule 7.02	—	Existing Investments
Schedule 7.03(c)	—	Existing Indebtedness
Schedule 10.02	—	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

Exhibit A	—	Committed Loan Notice
Exhibit B	—	Term Note
Exhibit C	—	Compliance Certificate
Exhibit D	—	Assignment and Assumption
Exhibit E	—	[Reserved]
Exhibit F	—	United States Tax Compliance Certificate

SUPERPRIORITY SECURED DEBTOR IN POSSESSION TERM LOAN CREDIT AGREEMENT

This SUPERPRIORITY SECURED DEBTOR IN POSSESSION TERM LOAN CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 14, 2025, among SPIRIT AIRLINES, LLC, a Delaware limited liability company and a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code (the “Borrower”), SPIRIT AVIATION HOLDINGS, INC., a Delaware corporation and a Debtor and Debtor in Possession under chapter 11 of the Bankruptcy Code (“Holdings”), each DIP Lender (as defined below) from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), as Administrative Agent and Collateral Agent (each as defined below).

PRELIMINARY STATEMENTS

WHEREAS, on August 29, 2025 (the “Petition Date”), the Borrower and certain affiliates and subsidiaries of the Borrower (collectively with the Borrower, the “Debtors”), filed voluntary petitions for relief under chapter 11 in the United States Bankruptcy Court for the Southern District of New York (such court, together with any other court having exclusive jurisdiction over the case from time to time and any Federal appellate court thereof, the “Bankruptcy Court”) and commenced cases, jointly administered under Case No. 25-11897 (SHL) (collectively, the “Chapter 11 Cases”), and have continued in the possession and operation of their assets and management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, the Borrower has requested, and the DIP Lenders have agreed to provide, upon the satisfaction (or waiver) of the conditions precedent set forth in the applicable provisions of Article IV below and the other terms of this Agreement and the DIP Orders, a secured super-priority debtor in possession facility to the Borrower (the “DIP Facility”) consisting of (a) up to $475,000,000 aggregate principal amount of “new money” term loans, of which (x) $200,000,000 aggregate principal amount of “new money” term loans shall be drawn by the Borrower on the Closing Date and (y) up to $275,000,000 aggregate principal amount of “new money” term loans will be made available to the Borrower after the Closing Date in accordance with the terms hereof, the proceeds of which shall be used in accordance with the terms and provisions of this Agreement and the DIP Orders and (b) Roll-Up Term Loans (as defined herein), the proceeds of which shall be used to repay, or shall be deemed to repay, certain Prepetition Secured Notes Obligations (as defined herein) as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“13-Week Cash Flow Forecast” means a thirteen (13) week rolling cash flow forecast of Holdings and its Subsidiaries for the following 13 calendar weeks. As used herein, “13-Week Cash Flow Forecast” shall initially refer to the initial 13-Week Cash Flow Forecast delivered on or prior to the Closing Date (the “Initial 13-Week Cash Flow Forecast”) and thereafter shall refer to the most recent 13-Week Cash

Flow Forecast delivered by the Borrower and approved by the Specified Parties in accordance with Section 6.01(d).

“$50M Specified HFS Aircraft Liquidity Transaction” means a Specified HFS Aircraft Liquidity Transaction for which the Net Cash Proceeds exceed $50,000,000 in the aggregate.

“Acceptable Plan of Reorganization” means a Chapter 11 plan of reorganization of the Debtors that is in form and substance satisfactory to the Required DIP Lenders in their sole discretion as confirmed in writing (which writing can be in the form of an email from the Ad Hoc Committee of Secured Noteholders Advisors) (and to the Administrative Agent and the Collateral Agent, as applicable, with respect to those provisions thereof that affect the rights, obligations, liabilities, duties or treatment of the Administrative Agent and/or the Collateral Agent).

“Ad Hoc Committee of Secured Noteholders” means that certain ad hoc committee of Prepetition Noteholders.

“Ad Hoc Committee of Secured Noteholders Advisors” means Akin Gump Strauss Hauer & Feld LLP, as primary counsel, and Watson Farley & Williams LLP, as aviation counsel, in each case, to the Ad Hoc Committee of Secured Noteholders, the Ad Hoc Committee of Secured Noteholders Financial Advisors, any their respective Affiliates and any other advisor (legal, financial or otherwise) retained by, or that provides services to, the Ad Hoc Committee of Secured Noteholders.

“Ad Hoc Committee of Secured Noteholders Financial Advisors” means Perella Weinberg Partners LP, as investment banker, and SkyWorks Capital, LLC, as financial advisor, in each case, to the Ad Hoc Committee of Secured Noteholders.

“Adequate Protection Obligations” has the meaning specified in the Adequate Protection Orders or the DIP Orders, as applicable.

“Adequate Protection Orders” means the Second Interim Order (I) Authorizing the Debtors to Utilize Cash in Encumbered Accounts, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion and Supplemental Motion and (V) Granting Related Relief, and any further interim or final order granting the relief set forth therein, with any changes in form and substance satisfactory to the Administrative Agent and the Required DIP Lenders.

“Administrative Agent” means, subject to Section 9.13, WTNA in its capacity as administrative agent under the Credit Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the DIP Lenders.

“Administrative Claim Carve Out Segregated Account(s)” has the meaning specified in the DIP Orders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied or otherwise approved by the Administrative Agent.

“AerCap Liquidity Payment” has the meaning specified in the DIP Orders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Fee Letter” means the Agency Fee Letter, dated October 14, 2025, by and between the Borrower and WTNA, and as otherwise amended, supplemented or modified from time to time.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, agents, co-agents, sub-agents, supplemental agents, and the officers, directors, employees, agents, equityholders, partners, consultants, trustees, administrators, managers, advisors, representatives and attorneys-in-fact of the Agents, their respective Affiliates and such other Persons.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the DIP Lenders. The Aggregate Commitments of the DIP Lenders as of the Closing Date are $475,000,000.

“Agreed Order” means an order from the Bankruptcy Court approving the Final DIP Order Amendment, in form and substance acceptable to the Required DIP Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Agreement Currency” has the meaning specified in Section 10.17.

“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Alternative DIP Financing” has the meaning specified in Section 6.26.

“Amendment No. 1” means that certain Amendment No. 1 to Superpriority Secured Debtor In Possession Term Loan Credit Agreement, dated as of December 15, 2025, entered into among the Borrower, the Administrative Agent, the Collateral Agent and the DIP Lenders party thereto comprising the Required DIP Lenders.

“Amendment No. 1 Effective Date” means the date on which Amendment No. 1 became effective, which is December 15, 2025.

“Appliance” means any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

“Applicable Lending Office” means for any DIP Lender, such DIP Lender’s office, branch or affiliate designated for Term SOFR Loans or Base Rate Loans as notified to the Administrative Agent, any of which offices may be changed by such DIP Lender.

“Applicable Percentage” means, at any time (a) with respect to any DIP Lender with a Term Loan Commitment of any Class, the percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is the amount of such DIP Lender’s Term Loan Commitment of such Class at such time and the denominator of which is the aggregate amount of all Term Loan Commitments of such Class of all DIP Lenders and (b) with respect to the Loans of any Class, a percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is such DIP Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means a percentage per annum equal to (x) for Term Loans that are Term SOFR Loans, 8.00 % and (y) for Term Loans that are Base Rate Loans, 7.00%.

“Appropriate DIP Lender” means, at any time, with respect to Loans of any Class, the DIP Lenders of such Class.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents”.

“Approved Fund” means, with respect to any DIP Lender, any Fund that is administered, advised or managed by (a) such DIP Lender, (b) an Affiliate of such DIP Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such DIP Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means (i) the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended on December 31, 2024 and (ii) the related audited consolidated statement of income, cash flows and changes in retained earnings for such fiscal year.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Backstop Commitments” means those commitments of the Backstop Parties set forth on Schedule 1.01C hereto.

“Backstop Party” has the meaning specified in the DIP Commitment Letter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as heretofore and hereafter amended, and codified in 11 U.S.C. section 101 et seq.

“Bankruptcy Court” has the meaning specified in the recitals hereto.

“Bankruptcy Event” means, with respect to any Person, such Person or its direct or indirect parent becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required DIP Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its direct or indirect parent.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the sum of the Term SOFR for a one-month tenor in effect on such day plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Term SOFR, respectively.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the written direction of the Required DIP Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for United States dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the written direction of the Required DIP Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that, such non-representativeness will be determined by reference to the most recent statement of publication reference in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve System of the United States (or any successor), the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); and/or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any Benchmark, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Credit Document pursuant to Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or the state where the primary office of the Administrative Agent and the Collateral Agent for administration of this Agreement is located are required or authorized to remain closed; provided, however, that when used in connection with the interest rate settings for Loans that bear interest at a rate based on Term SOFR, the term “Business Day” shall mean any U.S. Government Securities Business Day.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Cape Town Treaty” means, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of Holdings and its Subsidiaries and (b) Capitalized Lease Obligations incurred by Holdings and its Subsidiaries during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all capital and finance leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases.

“Carve Out” has the meaning specified in the ~~Interim~~Final DIP Order ~~or~~Amendment until such time, if any, as the Final DIP Order~~, as applicable.~~ is amended pursuant to the Agreed Order, and thereafter the meaning specified in the Final DIP Order.

“Carve Out Trigger Notice” has the meaning specified in the DIP Orders.

“Cash Collateral” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any Subsidiary:

(1)  Dollars;

(2)  securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4)  repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)  commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), with maturities of 24 months or less from the date of acquisition;

(6)  marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7)  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(8)  readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9)  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(10)  with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(11)  investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (10) above.

“Cash Management Motion” means the Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing (A) the Debtors to Maintain Their Existing Cash Management System, Bank Accounts, and Business Forms, (B) the Debtors to Open and Close Bank Accounts, and (C) Financial Institutions to Administer the Bank Accounts and Honor and Process Related Checks and Transfers, (II) Waiving Deposit and Investment Requirements, and (III) Allowing Intercompany Transactions and Affording Administrative Expense Priority to Post-Petition Intercompany Claims [ECF No. 18].

“Cash Management Obligations” means obligations owed by Holdings or any Subsidiary in respect of any Cash Management Services to any provider thereof.

“Cash Management Order” means the Second Interim Order granting the Cash Management Motion, and any further interim or final order granting the relief set forth therein, with any changes in form and substance satisfactory to the Required DIP Lenders.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services.

“Casualty Event” means any event that gives rise to the receipt by a Credit Party of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Cayman Guarantor” means any Guarantor organized or incorporated under the laws of the Cayman Islands.

“Cayman Share Mortgages” means collectively each equitable share mortgage in respect of shares of: (a) Spirit Loyalty Cayman Ltd., to be entered into after the Closing Date, between Spirit Finance Cayman 2 Ltd. and the Collateral Agent, (b) Spirit IP Cayman Ltd., to be entered into after the Closing Date, between Spirit Finance Cayman 2 Ltd. and the Collateral Agent, (c) Spirit Finance Cayman 2 Ltd., to be entered into after the Closing Date, between Spirit Finance Cayman 1 Ltd. and the Collateral Agent and (d) Spirit Finance Cayman 1 Ltd., to be entered into after the Closing Date, between the Borrower and the Collateral Agent, each for the benefit of the Secured Parties.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(1)  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(2)  [reserved]; or

(3)  Holdings ceases to own and control, directly or indirectly, 100% of the Equity Interests in any other Credit Party, except as a result of a transaction permitted pursuant to Section 7.03.

“Chapter 11 Cases” has the meaning specified in the recitals hereto.

“Class” means (i) with respect to Commitments or Loans, those such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, original issue discount or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Borrower and DIP Lenders holding such Commitments or Loans on the effective date thereof as a separate Class from other Commitments or Loans that have the same terms and conditions and (ii) with respect to DIP Lenders, those such DIP Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means the date on which all of the conditions set forth in Section 4.01 are fulfilled or waived (which, for the avoidance of doubt, shall mean October 14, 2025).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” as defined in the DIP Orders and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document (including the DIP Orders).

“Collateral Agent” means WTNA, in its capacity as collateral agent under any of the Credit Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)  the Collateral Agent shall have received each document or instrument required to be delivered on the Closing Date pursuant to Section 4.01(v), or thereafter pursuant to Section 6.10 or Section 6.12;

(b)  all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by Holdings and each of the Subsidiaries of the Borrower, including (x) as of the Closing Date, those entities that are listed on Schedule 1.01D hereto, which in any event will include Holdings and all Subsidiaries that are Debtors as of the Closing Date and (y) after the Closing Date, each entity required to become a guarantor pursuant to the terms of this Agreement or the DIP Orders (each, a “Guarantor” and collectively, the “Guarantors”);

(c)  the Obligations and the Guarantees shall have been secured pursuant to the DIP Orders or the Cayman Share Mortgages by a first-priority security interest in all Equity Interests held directly by Holdings or any other Credit Party, subject to those Liens not prohibited under Section 7.01; and

(d)  except to the extent otherwise provided hereunder, the Obligations and the Guarantees shall have been secured by a perfected security interest in the Collateral pursuant to the DIP Orders or the Cayman Share Mortgages, with the priority required by the DIP Orders and all certificates, documents and instruments, including all Uniform Commercial Code financing statements required by requirements of Law and reasonably requested by the Collateral Agent or the Required DIP Lenders to be filed, delivered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the DIP Orders, and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed or recorded.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Borrower in good faith and in consultation with the Required DIP Lenders reasonably determines that the cost or other consequences (including any adverse tax consequences that are not de minimis) of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the DIP Lenders therefrom.

The Required DIP Lenders may grant extensions of time for the perfection of security interests in (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where they reasonably determine, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary:

(A)  Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the DIP Orders and, to the extent appropriate in the applicable jurisdiction, as agreed between the Required DIP Lenders and the Borrower;

(B)  the Collateral and Guarantee Requirement shall not apply to any Excluded Assets;

(C)  no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;

(D)  no actions in any jurisdiction other than the U.S. or Cayman Islands or that are necessary to comply with the Laws of any jurisdiction other than the U.S. or Cayman Islands shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or Cayman Islands or to perfect such security interests (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the U.S. or Cayman Islands);

(E)  general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary (other than the Cayman Guarantors) to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Borrower in consultation with the Required DIP Lenders;

(F)  [reserved]; and

(G)  there shall be no requirement to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters, in each case, unless required by the terms of the DIP Orders.

“Collateral Documents” means, collectively, the Cayman Share Mortgages, the DIP Orders and any other collateral documentation entered into by a Credit Party in accordance with the terms hereof. The Cayman Share Mortgages shall supplement, and shall not limit, the grant of Liens on and security interests in the Collateral pursuant to the DIP Orders.

“Collateral Material Adverse Effect” means a material adverse effect on the value of the Collateral (other than the Cash Collateral), taken as a whole.

“Company Person” means any future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Borrower or any Subsidiary.

“Commitment” means a Term Loan Commitment.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Term SOFR Loans pursuant to Section 2.03(a),

which shall be substantially in the form of Exhibit A, appropriately completed and signed by a Responsible Officer of the Borrower.

“Communications” has the meaning set forth in Section 10.02(g).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.02 and other technical, administrative or operational matters) that the Required DIP Lenders decide (in consultation with the Borrower and the Administrative Agent) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Required DIP Lenders and the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Required DIP Lenders determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Required DIP Lenders reasonably decide is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents); provided, that any such changes shall be administratively feasible for the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Roll-Up Term Loans” means loans deemed made hereunder pursuant to Section 2.01(c)(i); provided that, for the avoidance of doubt, the Contingent Roll-Up Term Loans shall not exceed (and shall be capped at) the total aggregate amount of Prepetition Secured Notes P&I Obligations that are validly tendered in the DIP Syndication.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Corresponding New Money Term Loans” shall mean, (a) with respect to any Roll-Up Term Loans deemed made pursuant to Section 2.01(b)(i), the Initial Draw New Money Term Loans, (b) with respect to any Roll-Up Term Loans deemed made pursuant to Section 2.01(b)(ii), (b)(iii) and/or (b)(iv), the Second Draw New Money Term Loans, (c) with respect to any Roll-Up Term Loans deemed made pursuant to Section 2.01(b)(v), the Third Draw New Money Term Loans and (d) with respect to any Roll-Up Term Loans deemed made pursuant to Section 2.01(b)(vi), the Fourth Draw New Money Term Loans.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Party” has the meaning specified in Section 10.27(a).

“Credit Documents” means, collectively, (i) this Agreement, (ii) the Term Notes, (iii) the Agent Fee Letter, (iv) the Flow of Funds Direction Letter, (v) the Collateral Documents, (vi) [reserved], (vii) [reserved], (viii) the Orders, (ix) [reserved] and (x) any written agreement among one or more of the Credit Parties and the Required DIP Lenders that expressly provides such written agreement constitutes a “Credit Document”; provided that, for the avoidance of doubt, neither the Administrative Agent nor the Collateral Agent shall be deemed to have any notice or knowledge of any Credit Documents that are not delivered to it.

“Credit Extension” means a Borrowing.

“Credit Parties” means, collectively, (i) the Borrower and (ii) each Guarantor.

“Creditors’ Committee” has the meaning assigned to such term in the DIP Orders.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (at the direction of the Required DIP Lenders) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (at the direction of the Required DIP Lenders in their reasonable discretion) may establish another convention.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” has the meaning specified in the recitals hereto.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time after the occurrence of and during the continuance of an Event of Default pursuant to Section 8.01(a), an interest rate equal to (a) with respect to any outstanding principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term SOFR Loans, the determination of the applicable interest rate is subject to Section 2.03(c) to the extent that Term SOFR Loans may not be converted to, or continued as, Term SOFR Loans pursuant thereto) and (b) with respect to any overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting DIP Lender” means any DIP Lender that

(a)  has failed or refused (in writing), within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it or (ii) pay over to the Administrative Agent or any other DIP Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such DIP Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such DIP Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied,

(b)  has notified the Borrower or any other DIP Lender and, in each case, the Administrative Agent in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement indicates that such position is based on such DIP Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied),

(c)  has failed, within three (3) Business Days after request by the Administrative Agent, the Borrower or any DIP Lender, acting in good faith, to provide a certification in writing from an authorized officer of such DIP Lender that it will comply with its obligations to fund prospective Loans, provided that such DIP Lender shall cease to be a Defaulting DIP Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such certification in form and substance satisfactory to it and the Required DIP Lenders,

(d)  has become the subject of a Bankruptcy Event, or

(e)  has become the subject of a Bail-In Action.

Any determination by the Required DIP Lenders that a DIP Lender is a Defaulting DIP Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such DIP Lender shall be deemed to be a Defaulting DIP Lender (subject to the last paragraph of Section 2.16) upon written notice of such determination to the Administrative Agent, the Borrower and each other DIP Lender promptly following such determination. The Administrative Agent shall not be deemed to have knowledge or notice of designation of any DIP Lender as a “Defaulting DIP Lender” hereunder unless the Administrative Agent has received written notice thereof from the Required DIP Lenders, which the Administrative Agent may conclusively rely upon without incurring liability therefor, and absent receipt of such notice, the Administrative Agent may conclusively assume that no DIP Lender under this Agreement has been designated as a “Defaulting DIP Lender”.

“Derivative Instrument” means with respect to a Person, any contract or instrument to which such Person is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any portion thereof) are based on the value and/or performance of the Loans and/or any Deliverable Obligations or “Obligations” (as defined in the ISDA CDS Definitions) with respect to the Credit Parties; provided that a “Derivative Instrument” will not include any contract or instrument that is entered into pursuant to bona fide market-making activities.

“DIP Commitment Letter” means that certain Debtor-in-Possession Facility Commitment Letter, dated as of October 14, 2025, by and among the Borrower and each Person party thereto as a “Backstop Party”.

“DIP Facility” has the meaning specified in the recitals hereto.

“DIP Lender” or “Lender” or “DIP Lenders” or “Lenders” means the Fronting Lender (for so long as the Fronting Lender holds a New Money Term Loan or a Commitment), each other Person signatory hereto as a “DIP Lender” and each other Person that becomes a “DIP Lender” hereunder pursuant to Section 10.07.

“DIP Lender Counsel” means Akin Gump Strauss Hauer & Feld LLP, as counsel to the DIP Lenders.

“DIP Liens” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“DIP Superpriority Claims” has the meaning specified in the Interim DIP Order or the Final DIP Order, as applicable.

“DIP Syndication” has the meaning specified to the term “Opportunity” in the DIP Syndication Materials.

“DIP Syndication Final Closing Date” has the meaning specified to the term “Final Closing Date” in the DIP Syndication Materials.

“DIP Syndication Initial Closing Date” has the meaning specified to the term “Initial Closing Date” in the DIP Syndication Materials.

“DIP Syndication Materials” means that certain Notice and Subscription Form to the Eligible Holders of PIK Toggle Senior Secured Notes due 2030 (CUSIP No. 84859BAC5 and CUSIP No. G83518AC7) of Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. with respect to the Opportunity of each Eligible Holder to (i) participate as a lender in the DIP Credit Agreement and (ii) exchange and “roll up”, based on participation in the New Money Loans, its Prepetition Notes for additional participation as a lender pursuant to the DIP Credit Agreement.

“DIP Term Loan Register” has the meaning assigned to such term in Section 10.07(d).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person (in one transaction or in a series of transaction and whether effected pursuant to a Division or otherwise), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of an initial public offering, change of control or asset sale so long as any rights of the holders thereof upon the occurrence of an initial public offering, change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of all outstanding Term Loans), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, unless such redemption is conditioned is conditioned on the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of all outstanding Term Loans, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued unless, in each case, such redemption or other payments is expressly conditioned on available capacity under Section 7.06.

“Disqualified DIP Lenders” means (a) [reserved], (b) competitors of Holdings and the other Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Borrower and (c) any of their Affiliates that are (x) identified in writing from time to time to the Administrative Agent by the Borrower or (y) clearly identifiable on the basis of such Affiliates’ name; provided that (A) no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Term Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for DIP Lenders that are not Disqualified DIP Lenders (it being understood and agreed that such prohibitions with respect to Disqualified DIP Lenders shall apply to any potential future assignments or participations to any such parties) and (B) the Administrative Agent shall have no duty to monitor the schedule of Disqualified DIP Lenders or ascertain, monitor or inquire as to whether any Lender, Participant or prospective Lender or Participant is a Disqualified DIP Lender and shall have no liability in connection therewith (including, without limitation, with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information to any Disqualified DIP Lender). The schedule of Disqualified DIP Lenders shall be maintained with the Administrative Agent and may be communicated to a DIP Lender upon request to the Administrative Agent (with concurrent notice to the Borrower) but shall not otherwise be posted or made available to DIP Lenders.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DOT” means the United States Department of Transportation and any successor thereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Eligible Spare Parts” means any Spare Parts and Appliances, in each case that are owned by the Borrower or any other applicable Credit Party.

“Enforcement Notice” has the meaning specified in the DIP Orders.

“Engine” means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established or maintained by any Credit Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Encumbered Accounts” means (i) the accounts in the name of Spirit Airlines, LLC with the last four digits 6877 and 1857, each maintained at JP Morgan Chase, N.A., (ii) the account in the name of Spirit Airlines, LLC with the last four digits 8796 maintained at U.S. Bank, N.A., and (iii) the accounts in the name of Spirit Loyalty Cayman Ltd. with the last four digits x5-000, x5-001, x5-002, x5-004, and x5-005, each maintained at Wilmington Trust N.A.

“Encumbered Cash” means, collectively, (i) the cash, funds, investments, and securities in the Encumbered Accounts as of the Petition Date in aggregate amount equal to $302,610,533, (ii) the Straddle Credit Card Receipts, and (iii) for the avoidance of doubt, any amounts received post-petition in solely the Encumbered Accounts set forth in clause (iii) of the definition thereof.

“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of or relating to any Credit Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Credit Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Credit Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Credit Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Credit Party.

“Erroneous Payment” has the meaning specified in Section 9.15(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.15(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” has the meaning specified in the DIP Orders.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any DIP Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a DIP Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such DIP Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such DIP Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(a)) or (ii) such DIP Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01(f), amounts with respect to such Taxes were payable either to such DIP Lender’s assignor immediately before such DIP Lender became a party thereto or to such

DIP Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any withholding Taxes imposed pursuant to FATCA.

“Extended SEC Reporting Deadline” has the meaning specified in Section 6.01.

“Extraordinary Receipts” means any cash receipts received by any Credit Party or any Subsidiary thereof that are (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any Cause of Action, (b) indemnification payments received by any Credit Party or Subsidiary (other than to the extent such indemnification payments are payable pursuant to the terms thereof to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries), (c) any purchase price adjustment or working capital adjustment received by any Credit Party or Subsidiary pursuant to any purchase agreement or related documentation or (d) any Tax refunds or Employee Benefit Plan reversions, in each case, received by any Credit Party or Subsidiary; provided that any receipts contemplated by the 13-Week Cash Flow Forecast shall not constitute Extraordinary Receipts.

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.

“FAA Slots” means, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by a financial institution selected by the Required DIP Lenders from three Federal funds brokers of recognized standing selected by such financial institutions; provided that such rate is administratively feasible for the Administrative Agent; provided further that, if the Federal Funds Effective Rate shall be less than the Floor, such rate shall be deemed to be the Floor.

“Final DIP Order” means ~~an order from the Bankruptcy Court substantially in the form of the Interim DIP Order granting the relief in the Interim DIP Order on a final basis, (i) with only changes as are (1) necessary and appropriate to convert the Interim DIP Order into a final order or (2) otherwise satisfactory to the Administrative Agent and the Required DIP Lenders and (ii) with such changes as reasonably requested by the Administrative Agent or the Required DIP Lenders.the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing; (II) Granting Senior Secured Liens and Superpriority Administrative Expense Claims; (III) Authorizing the Debtors to Utilize Cash in Encumbered~~

Accounts; (IV) Granting Adequate Protection; (V) Modifying the Automatic Stay; and (VI) Granting Related Relief [ECF No. 384], as amended, supplemented, or otherwise modified from time to time, including by the Agreed Order.

“Final DIP Order Amendment” means the form of amended Final DIP Order attached as Exhibit B to the Amendment No. 1.

“First Day Orders” means all orders based on motions filed on or about the Petition Date.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Floor” means 3.0% per annum.

“Flow of Funds Direction Letter” means that certain Flow of Funds Direction Letter dated on or about each Funding Date from the Borrower to the Administrative Agent.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any the Borrower or any Subsidiary with respect to employees outside the United States related thereto.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fourth Draw Funding Date” means the date on which Fourth Draw New Money Term Loans are incurred by the Borrower.

“Fourth Draw New Money Term Loan Commitment” means, for each DIP Lender, the amount set forth opposite such DIP Lender’s name in Schedule 2.01(a) directly below the column entitled “Fourth Draw New Money Term Loan Commitment”, as the same may be (a) [reserved] or (b) terminated automatically upon the funding thereof pursuant to Section 2.01(a) and/or in accordance with Section 8.02. The initial aggregate amount of the Fourth Draw New Money Commitments as of the Closing Date is $100,000,000.

“Fourth Draw New Money Term Loans” has the meaning specified in Section 2.01(a)(iv).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Arrangement” means the assignments of the New Money Term Loans by the Fronting Lender to Prepetition Noteholders that elect to purchase (or cause any of their respective Affiliates or Approved Funds to become a DIP Lender hereunder and to purchase) such New Money Term Loans in accordance with the DIP Syndication Materials or as otherwise agreed between the Fronting Lender and the applicable Prepetition Noteholder.

“Fronting Lender” means Barclays Bank PLC, in its capacity as fronting lender.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing or trading in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means, as the context may require, the Closing Date, each Second Draw Funding Date, the Third Draw Funding Date and/or the Fourth Draw Funding Date.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required DIP Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Gate Leasehold” means, at any time, all of the right, title, privilege, interest and authority, now held or hereafter acquired, of the Borrower or a Guarantor in connection with the right to use or occupy space in an airport terminal at any airport.

“Governmental Authority” means any nation or government, any state, province, territory, country or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“Granting DIP Lender” has the meaning specified in Section 10.07(h).

“Ground Support Equipment” means the equipment owned by the Borrower or, if applicable, any other Credit Party for crew and passenger ground transportation, cargo, mail and luggage handling, catering, fuel/oil servicing, de-icing, cleaning, aircraft maintenance and servicing, dispatching, security and motor vehicles.

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Release Event” has the meaning specified in Section 9.11(c).

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any laws related to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“IATA” means the International Air Transport Association and any successor thereto.

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)  the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)  net obligations of such Person under any Swap Contract;

(d)  all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);

(e)  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)  all Attributable Indebtedness;

(g)  all obligations of such Person in respect of Disqualified Equity Interests; and

(h)  all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of Holdings and its Subsidiaries, exclude all Intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice, (C) exclude intercompany liabilities that would be eliminated on the consolidated balance sheet of Holdings and the Subsidiaries, (D) exclude contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (E) exclude any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business and (F) exclude prepaid or deferred revenue arising in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Information Agent” means Epiq Corporate Restructuring, LLC.

“Initial 13-Week Cash Flow Forecast” has the meaning specified in the definition of “13-Week Cash Flow Forecast”.

“Initial Draw New Money Term Loan Commitment” means, for each DIP Lender, the amount set forth opposite such DIP Lender’s name in Schedule 2.01(a) directly below the column entitled “Initial Draw New Money Term Loan Commitment”, as the same may be (a) [reserved] or (b) terminated automatically upon the funding thereof pursuant to Section 2.01(a) and/or in accordance with Section 8.02. The initial aggregate amount of the Initial Draw New Money Commitments as of the Closing Date is $200,000,000.

“Initial Draw New Money Term Loans” has the meaning specified in Section 2.01(a)(i).

“International Interest” means an “international interest” as defined in the Cape Town Treaty.

“International Registry” means the “International Registry” as defined in the Cape Town Treaty.

“Intercompany Indebtedness” means Indebtedness by and among Holdings and any Subsidiary.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; and (b) as to any Base Rate Loan, the last Business Day of each month and the Maturity Date.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date of such Borrowing (including as a result of a conversion of Base Rate Loans) or on the last day of the preceding Interest Period applicable to such Borrowing ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one month thereafter; provided that if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Interim DIP Order” means the (I) Interim Order (A) Authorizing the Debtors to Obtain Post-Petition Financing, (B) Granting Senior Secured Liens and Superpriority Administrative Expense Claims, (C) Granting Adequate Protection, (D) Modifying the Automatic Stay, (E) Scheduling a Final Hearing on the Motion; and (F) Granting Related Relief; and (II) Third Interim Order (A) Authorizing the Debtors to Use Cash in Encumbered Accounts; (B) Granting Adequate Protection; (C) Modifying the Automatic Stay; (D) Scheduling a Final Hearing on the Motion; and (E) Granting Relief [Docket No. 250], which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required DIP Lenders.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“JPM Encumbered Accounts” means the Encumbered Accounts in the name of Spirit Airlines, LLC with the last four digits 6877 and/or 1857, each maintained at JP Morgan Chase, N.A.

“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case, as amended to the extent permitted under the Credit Documents.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Loan Commitment hereunder at such time, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date of determination, the sum of (i) aggregate amount of unrestricted cash of Holdings and its Subsidiaries as of such date (including, for the avoidance of doubt, the proceeds of the New Money Term Loans, but excluding, for the avoidance of doubt, the Cash Collateral and any cash subject to holdbacks by credit card processors and other similar vendors) and (ii) the Carve Out.

“Loans” means the Term Loans.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means any circumstance or condition that would individually or in the aggregate, have a material adverse effect on (i) the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole (other than as a result of events leading up to or customarily resulting from the commencement of the Chapter 11 Cases and the continuation and prosecution thereof), (ii) the ability of the Credit Parties (taken as a whole) to perform their respective payment obligations under the DIP Orders and the other Credit Documents (other than as a result of events leading up to or customarily resulting from the commencement of the Chapter 11 Cases and the continuation and prosecution thereof) or (iii) the rights and remedies of the DIP Lenders or the Agents under the DIP Orders and the other Credit Documents, including the ability of the DIP Lenders or the Agents to enforce the Credit Documents.

“Material Intellectual Property” means any intellectual property that is material to the operation of the business of the Borrower and the Subsidiaries, taken as a whole.

“Maturity Date” means the earliest of (a) the Scheduled Maturity Date, (b) the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” hereof) of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court, (c) the acceleration of the Obligations and the termination of the unfunded Term Loan Commitments (if any) hereunder in accordance with the terms hereof, (d) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code and (e) dismissal of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases to one or more cases under chapter 7 of the Bankruptcy Code or appointment of a trustee in any of the Chapter 11 Cases; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Collateral” has the meaning specified in the Prepetition Revolving Credit Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)  with respect to any Disposition by Holdings or any Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings or any Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Credit Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Credit Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings or such Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower), (D) [reserved], and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve;

(b)  with respect to the incurrence or issuance of any Indebtedness by Holdings or any Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by Holdings or such Subsidiary in connection with such incurrence or issuance;

(c)  with respect to any Extraordinary Receipts, the gross cash proceeds received by or on behalf of Holdings or any Subsidiary in connection therewith, as the case may be, less any reasonable costs incurred in connection with such Extraordinary Receipts, including all reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds and any Taxes reasonably estimated to be payable in connection therewith;

provided that in each case of clauses (a) and (c), no proceeds shall constitute Net Cash Proceeds unless the aggregate net proceeds received since the Closing Date exceeds $5,000,000, and then, only net proceeds in excess of such $5,000,000 threshold will constitute Net Cash Proceeds.

“New Money Term Loans” means, collectively, the Initial Draw New Money Term Loans, the Second Draw New Money Term Loans, the Third Draw New Money Term Loans and the Fourth Draw New Money Term Loans.

“Non-Consenting DIP Lender” has the meaning specified in Section 3.06(c).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party or other Subsidiary arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and of any of their Subsidiaries to the extent they have obligations under the Credit Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts (including the obligation to pay, discharge and satisfy the Erroneous Payment Subrogation Rights), in each case, payable by any Credit Party or any other Subsidiary under any Credit Document (including Section 10.04 and/or Section 10.05) and (b) the obligation of any Credit Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any DIP Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party or such Subsidiary.

“Orders” means, collectively, the DIP Orders and the Adequate Protection Orders.

“Organizational Documents” means (a) with respect to any corporation, company or exempted company, the certificate or articles of incorporation, the notice of articles, the memorandum and articles of association, any certificates of change of name and/or the bylaws (as applicable); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) in the case of any unlimited liability company, its memorandum of association and articles of association (or similar documents); and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other HFS Aircraft” means the Aircraft identified on Schedule 1.01B.

“Other HFS Aircraft Debt Repayment Amount” means the aggregate principal amount of Indebtedness of the Borrower that is secured by any Other HFS Aircraft and that is required to be repaid in full as a result of a $50M Specified HFS Aircraft Liquidity Transaction, it being understood and agreed that if no such Indebtedness is required to be repaid, then the Other HFS Aircraft Debt Repayment Amount shall be $0.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to the Term Loans, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Recipient” has the meaning specified in Section 9.15(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Credit Party or any ERISA Affiliate or to which any Credit Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which Holdings and its Subsidiaries are engaged on the date of this Agreement.

“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Variance” means, with respect to any applicable Variance Test Period, the unfavorable variance (as compared to the 13-Week Cash Flow Forecast) of the cumulative operating cash receipts of the Debtors (other than all cash receipts from the proceeds of any Specified HFS Aircraft Liquidity Transaction, any Recapitalization Transaction in respect of any Other HFS Aircraft and/or any other transaction described in Section 6.21) not in excess of 15%, in each case, based on a rolling four-week period.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, exempted company, partnership, Governmental Authority, Airport Authority or other entity.

“Petition Date” has the meaning specified in the recitals hereto.

“Platform” has the meaning specified in Section 6.02.

“Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date.

“Pledged Ground Support Equipment” means, as of any date, the Ground Support Equipment included in the Collateral as of such date.

“Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date.

“Pledged Spare Parts” means, as of any date, the Eligible Spare Parts included in the Collateral as of such date.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepetition Debt” means, collectively, the Indebtedness of each Debtor outstanding and unpaid on the date on which such Person becomes a Debtor.

“Prepetition Noteholder” means any holder of a beneficial interest in the Prepetition Secured Notes.

“Prepetition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any (i) Prepetition Debt, (ii) “critical or foreign vendor payments”, (iii) trade payables (including, without limitation, in respect of reclamation claims), or (iv) other pre-petition claims against any Credit Party.

“Prepetition Revolver Priority Collateral” means “Prepetition RCF Collateral” as defined in the DIP Orders.

“Prepetition Revolving Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of March 12, 2025, among the Borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent (the “Prepetition Revolving Administrative Agent”) and Wilmington Trust, National Association, as collateral agent (the “Prepetition Revolving Collateral Agent” and, together with the Prepetition Revolving Administrative Agent, the “Prepetition Revolving Agents”), as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, in each case to the extent not prohibited hereunder.

“Prepetition Revolving Loans” means the “Loans” under and as defined in the Prepetition Revolving Credit Agreement.

“Prepetition Secured Notes” means the “Notes” under and as defined in the Prepetition Secured Notes Indenture.

“Prepetition Secured Notes Agents” means the “Agents” under and as defined in the Prepetition Secured Notes Indenture.

“Prepetition Secured Notes Indenture” means that certain Indenture, dated as of March 12, 2025, among the Debtors and Wilmington Trust, National Association, as trustee and collateral custodian, as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, in each case to the extent not prohibited hereunder.

“Prepetition Secured Notes Obligations” means the “Obligations” under and as defined in the Prepetition Secured Notes Indenture.

“Prepetition Secured Notes P&I Obligations” means the Prepetition Secured Notes Obligations constituting principal and (i) accrued and unpaid interest thereon through the Petition Date and (ii) solely to the extent permitted under section 506(b) of the Bankruptcy Code, all interest accrued thereon after the Petition Date.

“Prepetition Secured Parties” means the holders of Indebtedness under the Prepetition Revolving Credit Agreement and the holders of Prepetition Secured Notes Obligations under the Prepetition Secured Notes Indenture.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Required DIP Lenders) or any similar release by the Federal Reserve Board (as determined by the Required DIP Lenders). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Professional Fees” means all professional fees, including professional fees and expenses incurred by the Debtors, the Agents, the Prepetition Revolving Agents, the Prepetition Secured Notes Agents, the Ad Hoc Committee of Secured Noteholders Advisors, the U.S. Trustee and any statutory committee, that are owed and payable by the Debtors.

“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.

“Propeller” means any propeller, including any part, appurtenance, and accessory of a propeller.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public DIP Lender” has the meaning specified in Section 6.02.

“Put Option Premium” has the meaning specified in the DIP Commitment Letter.

“Put Option Premium Term Loans” has the meaning specified in Section 2.09(c).

“QFC Credit Support” has the meaning specified in Section 10.27.

“Qualified Equity Interests” means any Equity Interests of Holdings that are not Disqualified Equity Interests.

“Quotation Date” means, in respect of the determination of Term SOFR for any Interest Period for a Term SOFR Loan, the day that is two Business Days prior to the first day of such Interest Period.

“Recapitalization Transaction” means, with respect to the Specified HFS Aircraft or the Other HFS Aircraft, as applicable, the repayment of Indebtedness outstanding on the Closing Date that is secured by such Specified HFS Aircraft or Other HFS Aircraft, as applicable, that is funded with the proceeds of Indebtedness that is secured by such Specified HFS Aircraft or Other HFS Aircraft, as applicable, at a higher loan-to-value ratio than the loan-to-value ratio with respect thereto on the Closing Date and in an aggregate principal amount that is greater than the Indebtedness being repaid.

“Recipient” means the Administrative Agent, any DIP Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Regulations and Procedures for the International Registry” means the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building structure or facility.

“Relevant Body Occasion” has the meaning specified in Section 6.20.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replenishment of Encumbered Cash” means, pursuant to the Orders, the obligation to replenish in full any Encumbered Cash used from the Specified Encumbered Accounts on the later of (i) the Credit Parties’ receipt of the Initial Draw New Money Term Loans and (ii) the receipt of the AerCap Liquidity Payment.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required DIP Lenders” means, as of any date of determination, DIP Lenders (x) holding more than a majority of the sum of the Total Outstandings (excluding, for the avoidance of doubt, Contingent Roll-Up Term Loans); provided that the portion of the Total Outstandings held or deemed held by any Defaulting DIP Lender shall be excluded for purposes of making a determination of Required DIP Lenders and (y) that held (together with their Affiliates and/or Approved Funds managed by a common Fund Manager identified on Schedule 1.01C hereto) more than 66-2/3% of the Backstop Commitments.

“Required Roll-Up Lenders” means, as of any date of determination, DIP Lenders (x) holding more than 66-2/3% of the aggregate principal amount of the Roll-Up Term Loans outstanding at such time and (y) constituting a majority in number of Lenders holding Roll-Up Term Loans outstanding at such time, with all Affiliates and Approved Funds of any such Lender identified on Schedule 2.01(d) collectively constituting a single Lender for purposes of this clause (y).

“Rescindable Amount” has the meaning as defined in Section 2.12(c).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Credit Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Required DIP Lenders (with notice to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of Holdings.

“Roll-Up Term Loan Allocation” means, as to any DIP Lender, its allocation of Roll-Up Term Loans that are deemed to be made as of the Closing Date, each Second Draw Funding Date, the Third Draw Funding Date and the Fourth Draw Funding Date, as applicable, in the principal amounts set forth opposite such DIP Lender’s name on Schedule 2.01(b) under the caption “Initial Draw Roll-Up Term Loan Allocation”, “Second Draw Roll-Up Term Loan Allocation”, “Third Draw Roll-Up Term Loan Allocation” and “Fourth Draw Roll-Up Term Loan Allocation”, as applicable; provided that, for the avoidance of doubt, the Roll-Up Term Loan Allocations shall not exceed (and shall be capped at) the total aggregate amount of Contingent Roll-Up Term Loans incurred hereunder after the Closing Date (which, for the avoidance of doubt, shall include Contingent Roll-Up Term Loans that are exchanged for Roll-Up Term Loans that are deemed made as of the Closing Date).

“Roll-Up Term Loans” has the meaning specified in Section 2.01(b). Unless specified otherwise herein, any reference to Roll-Up Term Loans shall not include any Contingent Roll-Up Term Loan.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which Holdings or any of the Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions Laws and Regulations” means any sanctions or related requirements imposed by the USA PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 2 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control or the U.S. Department of State enacted in the United States after the Closing Date.

“Scheduled Maturity Date” means July 14, 2026.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Draw Funding Date” means each date on which Second Draw New Money Term Loans are funded, which shall be no earlier than November 7, 2025.

“Second Draw New Money Term Loan Commitment” means, for each DIP Lender, the amount set forth opposite such DIP Lender’s name in Schedule 2.01(a) directly below the column entitled “Second Draw New Money Term Loan Commitment”, as the same may be (a) [reserved] or (b) terminated automatically upon the funding thereof pursuant to Section 2.01(a), in accordance with Section 2.06 and/or in accordance with Section 8.02. The initial aggregate amount of the Second Draw New Money Term Loan Commitments as of the Closing Date is $75,000,000.

“Second Draw New Money Term Loans” has the meaning specified in Section 2.01(a)(ii).

“Section 6.01 Reporting Deadline” has the meaning specified in Section 6.01.

“Secured Parties” means, collectively, the Agents, the DIP Lenders and each co-agent or sub-agent appointed by any Agent from time to time pursuant to Section 9.02.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933.

“September 9 Business Plan” means the business plan delivered to certain Prepetition Noteholders on September 9, 2025.

“Slot” means (a) in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or takeoff at a specific time or during a specific time period, or (b) in the case of airports in the United States, FAA Slots.

“Slot and Gate Security Agreement” shall mean that certain Slot and Gate Security Agreement (if any), entered into by the Borrower and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Spare Parts” means all accessories, appurtenances, or parts of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that are to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Communications” has the meaning set forth in Section 10.02(g).

“Specified Encumbered Accounts” means (i) the account in the name of Spirit Airlines, LLC with the last four digits 6877 maintained at JP Morgan Chase, N.A. and (ii) the account in the name of Spirit Airlines, LLC with the last four digits 1857 maintained at JP Morgan Chase, N.A.

“Specified HFS Aircraft” means the Aircraft identified on Schedule 1.01A.

“Specified HFS Aircraft Liquidity Transaction” means (i) a Disposition of the Specified HFS Aircraft and/or (ii) the consummation of a Recapitalization Transaction with respect to the Specified HFS Aircraft.

“Specified Parties” means (i) the Ad Hoc Committee of Secured Noteholders Advisors, (ii) the Restricted DIP Lenders and (iii) after the Fourth Draw Funding Date, the DIP Lenders. As used herein, the term “Restricted DIP Lenders” means, with respect to any 13-Week Cash Flow Forecast and/or Variance Report that is reasonably required by the Required DIP Lenders in order to determine whether the covenant set forth in Section 6.11(b) and/or the applicable conditions precedent to the borrowing of ~~Third Draw New Money Term Loans and/or the~~the Fourth Draw New Money Term Loans have been satisfied, DIP Lenders that wish to receive such information and that have entered into a confidentiality, non-disclosure or similar agreement with the Borrower, the terms of which require or permit the public disclosure of such information at the end of the restriction period set forth therein on terms and conditions satisfactory to the Borrower and the Required DIP Lenders.

“Straddle Credit Card Receipts” means the approximately $23,000,000 in post-petition amounts received or expected to be received from the Credit Parties’ credit card processors on account of prepetition sales.

“Strategic Transaction” means any transaction or series of related transactions pursuant to which the Borrower (or its direct or indirect parent) is merged, consolidated or amalgamated with, or otherwise becomes a Subsidiary of, or is acquired (including by way of tender offer, share exchange, sale of all or substantially all of its assets, business combination or similar transaction) by, another Person, or pursuant to which another Person acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding Equity Interests of the Borrower (or its direct or indirect parent).

“Subordinated Debt” means Indebtedness that is (i) contractually subordinated in right of payment to the Obligations expressly by its terms, (ii) secured by Liens that are junior in priority to Liens securing the Obligations and/or (iii) unsecured.

“Subsequent Funding Conditions” means:

(a)  the AerCap Liquidity Payment shall have been approved by the Bankruptcy Court and the Debtors shall have received the cash proceeds therefrom;

(b)  in the case of each Second Draw Funding Date or, if a Second Draw Funding Date shall not have occurred, the Third Draw Funding Date, the Borrower shall have (i) with respect to non-represented employees, finalized the material terms of its plan with respect to compensation and workforce reductions and (ii) with respect to represented employees, (x) reached agreements in principle with one or more labor unions with respect to the key terms of a collective bargaining agreement or (y) otherwise commenced one or more proceedings under section 1113 of the Bankruptcy Code with respect thereto, with savings in the aggregate consistent with the Borrower’s projections, with all motions in respect thereof being in form and substance satisfactory to the Required DIP Lenders;

(c)  in the case of the Fourth Draw Funding Date, the Borrower shall have (i) with respect to non-represented employees, implemented compensation and workforce reductions and (ii) with respect to represented employees, (x) reached amended agreements with one or more labor unions with respect their collective bargaining agreement or (y) otherwise rejected such collective bargaining agreement under one or more proceedings under section 1113 of the Bankruptcy Code with respect thereto, with savings in the aggregate consistent with the Borrower’s projections;

(d)  Liquidity shall be no less than:

(i)  in the case of any Second Draw Funding Date, $160,000,000 immediately prior to giving effect to the proposed Borrowing;

(ii)  in the case of Third Draw Funding Date, $80,000,000 immediately prior to giving effect to the proposed Borrowing; and

(iii)  in the case of the Fourth Draw Funding Date, $90,000,000 immediately prior to giving effect to the proposed Borrowing;

(e)  as of the end of the Variance Test Period most recently ended prior to the applicable Funding Date, the unfavorable variance (as compared to the 13-Week Cash Flow Forecast) of the cumulative operating cash receipts of the Debtors (other than all cash receipts from the proceeds of any Specified HFS Aircraft Liquidity Transaction, any Recapitalization Transaction in respect of any Other HFS Aircraft and/or any other transaction described in Section 6.21) shall not be in excess of the Permitted Variance; and

(f)  the Debtors shall have made the applicable elections under Section 1110 of the Bankruptcy Code with respect to each Aircraft owned by the Debtors that is identified in the September 9 Business Plan and shall have received all necessary approvals from the Bankruptcy Court with respect to such elections, in each case, in consultation with the Required DIP Lenders.

“Subsidiary” of a Person means a corporation, company, exempted company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Superpriority Claim” means a claim against any Debtor in any of the Chapter 11 cases which is an administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve Out.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning specified in Section 10.27.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by a recognized dealer in such Swap Contracts (which may include a DIP Lender or any Affiliate of a DIP Lender) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by a recognized dealer in such Swap Contracts (which may include a DIP Lender or any Affiliate of a DIP Lender).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings (including backup withholdings) imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) applicable thereto.

“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Loan Commitments” means, as to each DIP Lender, the Initial Draw New Money Term Loan Commitments, the Second Draw New Money Term Loan Commitments, the Third Draw New Money Term Loan Commitments and the Fourth Draw New Money Term Loan Commitments.

“Term Loans” or “Loans” means, collectively, the New Money Term Loans and the Roll-Up Loans.

“Term Note” means a promissory note of the Borrower payable to any DIP Lender or its registered assigns, in substantially the form of Exhibit B hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such DIP Lender resulting from any Class of Term Loans made by such DIP Lender.

“Term SOFR” means:

(a)  for any Interest Period for a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, and

(b)  for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Required DIP Lenders in their reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Rate Borrowing” means a Term Borrowing comprising Term SOFR Loans.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and (b) the termination of the Commitments (if any).

“Third Draw Funding Date” means December 13, 2025, which date may be extended in writing by the Required DIP Lenders (which writing can be in the form of an email from the Ad Hoc Committee of Secured Noteholders Advisors).

“Third Draw New Money Term Loan Commitment” means, for each DIP Lender, the amount set forth opposite such DIP Lender’s name in Schedule 2.01(a) directly below the column entitled “Third Draw New Money Term Loan Commitment”, as the same may be (a) [reserved] or (b) terminated automatically upon the funding thereof pursuant to Section 2.01(a), in accordance with Section 2.06 and/or in accordance with Section 8.02. The initial aggregate amount of the Third Draw New Money Commitments as of the Closing Date is $100,000,000.

“Third Draw New Money Term Loans” has the meaning specified in Section 2.01(a)(iii).

“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.

“Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transactions” means, collectively, (a) the execution and delivery of the Credit Documents and the funding of the Term Loans, (b) the other transactions contemplated by this Agreement and (c) the payment of Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower, or any Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith, including any amortization thereof in any period and the Put Option Premium.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.

“U.S. Trustee” has the meaning specified in the DIP Orders.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a DIP Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such DIP Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Use or Lose Rule” means with respect to FAA Slots, the terms of 14 C.F.R. Section 93.227 or other applicable utilization requirements issued by the FAA, other Governmental Authorities or any Airport Authorities.

“Variance Report” has the meaning set forth in Section 6.01(f).

“Variance Test Period” means (i) initially, four-week period ending October 31, 2025 and (ii) thereafter, each rolling four-week period ending on the last day of each subsequent week thereafter.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (ii) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)  (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(i)  Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(ii)  The term “including” is by way of example and not limitation.

(iii)  The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)  Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(e)  Notwithstanding any provisions of this Agreement or Credit Documents to the contrary, (i) the Credit Parties and the DIP Lenders agree that any provision herein or therein requiring the consent of the Required DIP Lenders, such consent may be in the form of email confirmation from DIP Lender Counsel and (ii) each DIP Lender hereby agrees that the Administrative Agent and the Collateral Agent shall be entitled to conclusively rely upon an email instruction, consent, approval or other confirmation from DIP Lender Counsel as if such instruction, consent, approval or other confirmation had been provided to the Administrative Agent or the Collateral Agent, as applicable, directly by the Required DIP Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent or the Collateral Agent, as applicable, shall have the right, in its sole discretion, to require additional confirmation, documentation or signatures directly from such applicable DIP Lenders.

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the most recently delivered audited financial statements delivered pursuant to Section 6.01(a).

Section 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Credit Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as expressly provided otherwise herein, including as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

(a)  Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b) or (c) of this Section) or any of the other Credit Documents to be in Dollars shall also include the dollar equivalent of such amount in any currency other than Dollars.

(b)  Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of any Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(c)  For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

(d)  For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such

Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

Section 1.09 Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation, administration, submission, performance, calculation or any other matter related to any interest rate used in this Agreement or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in or rate referred to in this Agreement or any alternative or successor rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and, without limiting the express terms hereof, shall have no liability to any Borrower, any DIP Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) made by any such information source or service. Under no circumstances will the Administrative Agent be responsible for selecting or determining any Benchmark Replacement if Term SOFR or any other Benchmark will no longer be available past the Benchmark Replacement Date. In the case of a Benchmark Transition Event, the Required DIP Lenders will select the Benchmark Replacement and any Benchmark Replacement Adjustment in consultation with the Borrower prior to the Benchmark Replacement Date and in consultation with the Administrative Agent, ensuring that the Administrative Agent will be able to meet its obligations and requirements under this Agreement with respect to the Benchmark Replacement replacing the applicable Benchmark. No such replacement (including any Conforming Changes to any Credit Document) shall affect the Administrative Agent’s own rights, duties or immunities under the Credit Documents or otherwise.

Section 1.10 Conforming Amendments for Fungibility. Notwithstanding anything to the contrary herein, in connection with the incurrence of any New Money Term Loans after the Closing Date, the Borrower and the Required DIP Lenders may make such amendments to this Agreement as such parties reasonably determine to be necessary or appropriate in order to establish the fungibility of all outstanding New Money Term Loans, including to (a) provide for the accrual of interest on such New Money Term Loans from the same interest period(s) and at the same interest rate(s) applicable to all other New Money Term Loans, (b) adjust the timing and amount of interest payments to align with those applicable to other New Money Term Loans and (c) make any other technical or conforming changes (including to definitions, exhibits or schedules) as may be necessary or advisable in the reasonable opinion of the Required DIP Lenders and the Borrower to achieve such fungibility; provided that no amendment pursuant to this Section 1.10 shall, unless in writing and signed by the Administrative Agent in addition to the Required DIP Lenders, affect the rights, duties or obligations of, or modify any provision for the benefit of, the Administrative Agent under this Agreement or any other Credit Document.

Section 1.11 Pro Forma Calculations; Basket and Ratio Compliance.

(a)  Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations until such disposition shall have been consummated.

(b)  Notwithstanding anything in this Agreement or any Credit Document to the contrary, within the same covenant, the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in its sole discretion, at any later time within the same covenant divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 7.01 and 7.03, as applicable).

Article II

The Term Loan Commitments and Credit Extensions

Section 2.01 The Term Loans.

(a)  New Money Term Loans. Subject to the terms and conditions set forth herein (including Article IV) and in the DIP Orders:

(i)  the Fronting Lender agrees to make to the Borrower loans in Dollars (the “Initial Draw New Money Term Loans”) in a principal amount equal to the Fronting Lender’s Initial Draw New Money Term Loan Commitment on the Closing Date;

(ii)  each Lender with a Second Draw New Money Term Loan Commitment severally agrees to make loans (which may occur through the Fronting Arrangement) denominated in Dollars (collectively, the “Second Draw New Money Term Loans”) to the Borrower as follows:

(A)  if a $50M Specified HFS Aircraft Liquidity Transaction occurs on or prior to November 7, 2025, such DIP Lender shall fund Second Draw Term Loans on November 7, 2025 in an amount equal to such DIP Lender’s Applicable Percentage of the lesser of (x) $75,000,000 and (y) the related Other HFS Aircraft Debt Repayment Amount; provided however that in no event shall the Administrative Agent be required to monitor or confirm compliance with the foregoing determinations or calculations all of which shall be conclusively made by the Borrower; and

(B)  if a $50M Specified HFS Aircraft Liquidity Transaction shall not have occurred on or prior to November 7, 2025, such DIP Lender shall fund Second Draw New Money Term Loans on November 7, 2025 in an amount equal to such Lender’s Applicable Percentage of $50,000,000; provided that, if (x) a $50M Specified HFS Aircraft Liquidity Transaction shall have occurred after November 7, 2025 and (y) the related Other HFS Aircraft Debt Repayment Amount exceeds $50,000,000 in the aggregate, then such DIP Lender shall also fund Second Draw New Money Term Loans on the date on which such $50M Specified HFS Aircraft

Liquidity Transaction is consummated in an amount equal to such DIP Lender’s Applicable Percentage of the lesser of (a) $25,000,000 and (b) the amount by which such Other HFS Aircraft Debt Repayment Amount exceeds $50,000,000; provided however that in no event shall the Administrative Agent be required to monitor or confirm compliance with the foregoing determinations or calculations all of which shall be conclusively made by the Borrower;

(iii)  on the Third Draw Funding Date, each Lender with a Third Draw New Money Term Loan Commitment severally agrees to make loans (which may occur through the Fronting Arrangement) denominated in Dollars (collectively, the “Third Draw New Money Term Loans”) to the Borrower in an amount not to exceed such Lender’s Third Draw New Money Term Loan Commitment in a single drawing on such date; and

(iv)  on the Fourth Draw Funding Date, each Lender with a Fourth Draw New Money Term Loan Commitment severally agrees to make loans (which may occur through the Fronting Arrangement) denominated in Dollars (collectively, the “Fourth Draw New Money Term Loans”) to the Borrower in an amount not to exceed such Lender’s Fourth Draw New Money Term Loan Commitment in a single drawing on such date.

(b)  Subject to the terms and conditions set forth herein (including as set forth in Section 2.01(c)) and in the DIP Orders, Contingent Roll-Up Term Loans will be deemed to have been exchanged for term loans deemed made by the DIP Lenders and borrowed by the Borrower hereunder (collectively, the “Roll-Up Term Loans”):

(i)  (A) on or as soon as practicable after the DIP Syndication Initial Closing Date, in an aggregate principal amount not to exceed $400,000,000, and (B) on or as soon as practicable after the DIP Syndication Final Closing Date, in an aggregate principal amount, together with the aggregate principal amount pursuant to the preceding clause (A), not to exceed $400,000,000;

(ii)  with respect to any Second Draw New Money Term Loans (if any) funded on November 7, 2025 pursuant to Section 2.01(a)(ii)(A), in an aggregate principal amount not to exceed the lesser of (x) $75,000,000, (y) the aggregate principal amount of Second Draw New Money Term Loans funded on such date and (z) the aggregate amount of Contingent Roll-Up Term Loans outstanding on such date;

(iii)  with respect to any Second Draw New Money Term Loans (if any) funded on November 7, 2025 pursuant to Section 2.01(a)(ii)(B), in an aggregate principal amount not to exceed the lesser of (x) $100,000,000, (y) the aggregate principal amount of Second Draw New Money Term Loans funded on such date multiplied by 2 and (z) the aggregate amount of Contingent Roll-Up Term Loans outstanding on such date;

(iv)  with respect to Second Draw New Money Term Loans (if any) funded after November 7, 2025 pursuant to Section 2.01(a)(ii)(B), in an aggregate principal amount not to exceed the lesser of (A) $25,000,000, (B) the aggregate principal amount of such Second Draw New Money Term Loans funded after such date and (C) the aggregate amount of Contingent Roll-Up Term Loans outstanding on such date;

(v)  with respect to Third Draw New Money Term Loans (if any), in an aggregate principal amount not to exceed the lesser of (x) $150,000,000, (y) the aggregate principal amount of Third Draw New Money Term Loans funded on such date multiplied by 1.5 and (z) the aggregate amount of Contingent Roll-Up Term Loans outstanding on such date; and

(vi)  with respect to Fourth Draw New Money Term Loans (if any) in an aggregate principal amount not to exceed the lesser of (x) $150,000,000, (y) the aggregate principal amount of Fourth Draw New Money Term Loans funded on such date multiplied by 1.5 and (z) the aggregate amount of Contingent Roll-Up Term Loans outstanding on such date;

in each case, in accordance with the Roll-Up Term Loan Allocations and subject to the terms set forth in Section 2.01(c). Upon the deemed borrowing by the Borrower of the Roll-Up Term Loans, an equivalent aggregate amount of each DIP Lender’s Contingent Roll-Up Term Loans shall be deemed cancelled based upon such DIP Lender’s Roll-Up Term Loan Allocation and shall not entitle the Borrower to receive any cash or other consideration from any DIP Lender and, notwithstanding that no such cash is exchanged, the Borrower shall owe the aggregate principal amount of the Roll-Up Term Loans to the DIP Lenders under this Agreement and not under the Prepetition Secured Notes Indenture.

(c)  The following terms shall apply in respect of the Contingent Roll-Up Term Loans and the Roll-Up Term Loans, as applicable:

(i)  on the DIP Syndication Initial Closing Date and on the DIP Syndication Final Closing Date, respectively, Contingent Roll-Up Term Loans shall be deemed to be outstanding hereunder in an amount not to exceed the aggregate amount of Prepetition Secured Notes P&I Obligations that are validly tendered in the DIP Syndication by the DIP Syndication Initial Closing Date or the DIP Syndication Final Closing Date, as applicable, which will be determined by the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors based on information provided by the Information Agent, which determination shall be conclusive and binding absent manifest error;

(ii)  on the DIP Syndication Initial Closing Date, the Information Agent in consultation with the Debtors and the Ad Hoc Committee of Secured Noteholders Advisors shall deliver to the Administrative Agent (x) Schedule 2.01(c) reflecting the allocations of Contingent Roll-Up Term Loans as of the DIP Syndication Initial Closing Date, upon which the Administrative Agent shall be entitled to conclusively rely and (y) Schedule 2.01(b) reflecting the Roll-Up Term Loan Allocations as of the DIP Syndication Initial Closing Date, upon which the Administrative Agent shall be entitled to conclusively rely; it being understood that Schedule 2.01(c) and Schedule 2.01(b) shall include a column that identifies the applicable fund manager (each a “Fund Manager”) related to each DIP Lender reflected on such schedule as holding a Contingent Roll-Up Term Loan or Roll-Up Term Loan Allocation, as applicable;

(iii)  on the DIP Syndication Final Closing Date, the Information Agent in consultation with the Debtors and the Ad Hoc Committee of Secured Noteholders Advisors shall deliver to the Administrative Agent (x) an updated version of Schedule 2.01(c) that, in addition to the information delivered in clause (ii) above, separately reflects the allocations of Contingent Roll-Up Term Loans deemed incurred as of the DIP Syndication Final Closing Date, (y) an updated version of Schedule 2.01(b) that, in addition to the information delivered in clause (ii) above, separately reflects the Roll-Up Term Loan Allocations as of the DIP Syndication Final Closing Date, upon which the Administrative Agent shall be entitled to conclusively rely; it being understood that such separate additions to Schedule 2.01(c) and Schedule 2.01(b) shall include a column that identifies the applicable Fund Manager related to each DIP Lender reflected on the additions to such schedule as holding a Contingent Roll-Up Term Loan or Roll-Up Term Loan Allocation, as applicable;

(iv)  the Contingent Roll-Up Term Loans held by a DIP Lender shall be exchanged for a corresponding amount of Roll-Up Term Loans equal to such DIP Lender’s Roll-Up Term Loan Allocations upon and concurrently with (x) the effectiveness of the assignment of the Corresponding New Money Term Loans by the Fronting Lender to such DIP Lender pursuant to the Fronting Arrangements (each, a “Fronting Lender Assignment”), (y) the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors’ delivery to the Administrative Agent of written notice (upon which the Administrative Agent may conclusively rely without investigation) that the Fronting Lender Assignments related to such DIP Lender and all other DIP Lenders identified as having the same Fund Manager on Schedules 2.01(b) and 2.01(c) have gone effective and (z) the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors delivery to the Administrative Agent of an updated version of Schedule 2.01(d) reflecting the allocations of outstanding Roll-Up Term Loans after giving effect to such exchange, upon which the Administrative Agent shall be entitled to conclusively rely;

(v)  in the event that a Fronting Lender Assignment between a DIP Lender (such DIP Lender in this context, a “Non-Compliant DIP Lender”) and the Fronting Lender does not go effective within ten (10) Business Days of the applicable Funding Date unless otherwise agreed in writing by the Required DIP Lenders (which writing can be in the form of an email from the Ad Hoc Committee of Secured Noteholders Advisors) (the “Expiration Date”), in accordance with the Fronting Arrangement, then (i) the right of such Non-Compliant DIP Lender to participate in a Fronting Lender Assignment and exchange its Contingent Roll-Up Loans for Roll-Up Term Loans shall terminate on the Expiration Date, and (ii) the Roll-Up Term Loan Allocation of such Non-Compliant DIP Lender shall be re-assigned to the Backstop Parties (or their designated Affiliates and/or Approved Funds) on a pro rata basis (as determined by the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors) based on the Backstop Commitments upon and concurrently with (w) the effectiveness of the Fronting Lender Assignment of Corresponding New Money Term Loans by the Fronting Lender to such Backstop Parties, (x) the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors’ delivery to the Administrative Agent of written notice (upon which the Administrative Agent may conclusively rely without investigation) that the Fronting Lender Assignments related to such Backstop Party and all other DIP Lenders identified as having the same Fund Manager on Schedules 2.01(b) and 2.01(c) have gone effective, (y) an updated version of Schedule 2.01(d) reflecting the allocation of outstanding Roll-Up Term Loans after giving effect to such exchange, upon which the Administrative Agent shall be entitled to conclusively rely, and (z) the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors delivery to the Administrative Agent of an updated version of Schedule 2.01(b) reflecting the Roll-Up Term Loan Allocations after giving effect to such exchange, upon which the Administrative Agent shall be entitled to conclusively rely; and

(vi)  upon the deemed borrowing by the Borrower of Roll-Up Term Loans, an equivalent aggregate amount of Contingent Roll-Up Term Loans shall be deemed cancelled based upon such DIP Lender’s Roll-Up Term Loan Allocation and shall not entitle the Borrower to receive any cash or other consideration from any DIP Lender and, notwithstanding that no such cash is exchanged, the Borrower shall owe the aggregate principal amount of the Roll-Up Term Loans to the DIP Lenders under this Agreement.

(d)  Amounts borrowed (or, in the case of the Roll-Up Term Loans, deemed borrowed) under this Section 2.01 and repaid or prepaid may not be reborrowed.

(e)  New Money Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(f)  For all purposes hereunder, (a) Initial Draw New Money Term Loans and, once funded, Second Draw New Money Term Loans, Third Draw New Money Term Loans and Fourth Draw New Money Term Loans constitute a single New Money Term Loan; it being understood that the Administrative Agent shall not track the Initial Draw New Money Term Loans, the Second Draw New Money Term Loans, the Third Draw New Money Term Loans and the Fourth Draw New Money Term Loans separately for purposes of maintaining the Register or any other purposes hereunder and, on each Funding Date, the principal amount of each New Money Term Loan funded as of such Funding Date shall be added to the outstanding principal balance of the New Money Term Loans and (b) Roll-Up Term Loans constitute a single Roll-Up Term Loan; it being understood that the Administrative Agent shall not track the Roll-Up Term Loans deemed funded on each Funding Date separately for purposes of maintaining the Register or any other purposes hereunder and, on each Funding Date, the principal amount of each Roll-Up Term Loan deemed funded as of such Funding Date shall be added to the outstanding principal balance of the Roll-Up Term Loans.

(g)  The Contingent Roll-Up Term Loans will not have voting or other rights under this Agreement except those set forth in Sections 2.08 and 8.04 of this Agreement unless and until they are converted to Roll-Up Term Loans as described above in Sections 2.01(b) and (c), as applicable.

(h)  The Administrative Agent shall be entitled to request updated Schedules or additional information in connection with New Money Term Loans, Contingent Roll-Up Term Loans and/or Roll-Up Term Loans (including in connection with each Second Draw Funding Date) in form and substance satisfactory to the Administrative Agent to the extent the Administrative Agent reasonably requires such Schedules or additional information in connection with its duties under the Credit Documents and, upon the Administrative Agent’s reasonable request, the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors shall provide (or shall cause the Information Agent to provide) such updated Schedules or additional information to the Administrative Agent and, to the extent not delivered, the Administrative Agent shall incur no liability as a result of the failure or delay on the part of the Borrower or the Ad Hoc Committee of Secured Noteholders Advisors to provide such Schedules or additional information.

(i)  Notwithstanding anything contained herein or in any Credit Document to the contrary, the Agent Fee Letter and this Agreement (including, without limitation, all of the Agents’ rights, protections, indemnities and entitlement to reimbursements and payment of fees) shall continue until the Contingent Roll-Up Term Loans have been extinguished, notwithstanding that the discharge and/or payoff of the New Money Term Loans and/or Roll-Up Term Loans may have occurred.

Section 2.02 [Reserved].

Section 2.03 Borrowings, Conversions and Continuations of Loans(a) .

(a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable delivery of a Committed Loan Notice, to the Administrative Agent. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A not later than 1:00 p.m., New York City time, three (3) Business Days (or such shorter period as agreed to by the Fronting Lender and the Administrative Agent) before the date of the proposed Borrowing, conversion or continuation, as applicable; provided, that such notice may be delivered to the Administrative Agent no later than one (1) Business Day prior to the Closing Date (or such shorter period as agreed to by the Required DIP Lenders and the Administrative Agent) in the case of any Borrowing on the Closing Date. Each Committed Loan Notice delivered by the Borrower pursuant to this Section 2.03(a) must be appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03(b); provided that, in the case of the Borrowing of Third Draw New Money Term Loans, notwithstanding anything herein or in the Committed Loan Notice to the contrary, $50,000,000 of proceeds therefrom shall be disbursed to a JPM Encumbered Account as specified in the applicable Flow of Funds Direction Letter. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and DIP Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b)  Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate DIP Lender of the amount of its Applicable Percentage of the applicable New Money Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate DIP Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.03(a). In the case of each Borrowing, each Appropriate DIP Lender shall make (or cause its Applicable Lending Office to make) the amount of its New Money Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., New York City time, on the Business Day specified in the applicable Committed Loan Notice. Upon receipt of all funds pursuant to such Committed Loan Notice, the Administrative Agent shall, on the borrowing date specified in such Committed Loan Notice make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in accordance with the Flow of Funds Direction Letter.

(c)  Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent (acting at the direction of the Required DIP Lenders) or the Required DIP Lenders may elect, upon prior written notice to the Borrower, that (i) no Loans may be converted to or continued as Term SOFR Loans, and (ii) unless repaid, each Term SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d)  The Administrative Agent shall promptly notify the Borrower and the DIP Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)  Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans.

(f)  Unless the Administrative Agent shall have received notice from a DIP Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York City time, on the date of such Borrowing, that such DIP Lender will not make available to the Administrative Agent such DIP Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such DIP Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may (but shall not be so required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such DIP Lender shall not have made such portion available to the Administrative Agent, each of such DIP Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such DIP Lender, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in consultation with the Borrower in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any DIP Lender with respect to any amounts owing under this Section 2.03(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such DIP Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such DIP Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such DIP Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a DIP Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a)  Optional Prepayments. The Borrower may voluntarily prepay any Loans, in whole or in part, prior to the Maturity Date, subject to Section 2.05(c). The Borrower shall notify the Agent in writing of any prepayment under this Section 2.05(a), including the amount and date of such prepayment, not later than 1:00 p.m. (New York time) five Business Days before the date of prepayment.

(b)  Mandatory Prepayments.

(i)  [Reserved].

(ii)  Asset Sales; Casualty Events; Extraordinary Receipts.

(A)  If following the Closing Date (x) the Borrower or any other Credit Party Disposes of any of its property or assets (other than pursuant to Section 7.05(b), (c), (d), (e), (f), (g), (i), (k), (l) or (o)) or (y) any Casualty Event occurs with respect to property or assets, which in the aggregate results in the realization or receipt by the Borrower or any other Credit Party of Net Cash Proceeds, the Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of

Term Loans in an aggregate principal amount equal to 100% of all such Net Cash Proceeds realized or received; provided that, for the avoidance of doubt, (I) Net Cash Proceeds from the disposition of Prepetition Revolver Priority Collateral shall not be required to be used to prepay Term Loans to the extent (X) such Net Cash Proceeds are required to, and are applied to, prepay Prepetition Revolving Loans outstanding at such time and (Y) any Prepetition Revolving Loans remain outstanding after giving effect such prepayment and (II) in the case of a Disposition of Collateral pursuant to Section 7.05(m) that (X) occurs on or prior to November 7, 2025, the Net Cash Proceeds therefrom for purposes of this Section 2.05(b)(ii)(A) shall be deemed to be $0 and (Y) occurs after November 7, 2025, the Net Cash Proceeds therefrom for purposes of this Section 2.05(b)(ii)(A) shall be deemed to be the greater of (x) $0 and (y)(1) $50,000,000 minus (2) the Other HFS Aircraft Debt Repayment Amount.

(B)  If, following the Closing Date, the Borrower or any other Credit Party receives Net Cash Proceeds from any Extraordinary Receipts, the Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of Term Loans in an aggregate principal amount equal to 100% of all such Net Cash Proceeds realized or received.

(C)  On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds, make a prepayment, in accordance with Section 2.05(c) below, of Term Loans in an aggregate principal amount equal to such Net Cash Proceeds realized or received.

(iii)  Indebtedness. If, following the Closing Date, Holdings or any Subsidiary incurs or issues any Indebtedness for borrowed money (including any Alternative DIP Financing), Indebtedness evidenced by bonds, notes, debentures, Indebtedness in respect of a Recapitalization Transaction (excluding a $50M Specified HFS Aircraft Liquidity Transaction that occurs on or prior to November 7, 2025) or Capitalized Lease Obligations not permitted to be incurred pursuant to Section 7.03, the Borrower shall cause to be prepaid, in accordance with Section 2.05(c), an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom (or, in the case of an Alternative DIP Financing, 100% of all Net Cash Proceeds received therefrom necessary to repay all of the Obligations (excluding all Obligations in respect of the aggregate principal amount of outstanding Roll-Up Term Loans in excess of $400,000,000, which excess amount is not required to be repaid pursuant to the foregoing)) in full in cash on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided that, in the case of a $50M Specified HFS Aircraft Liquidity Transaction that occurs after November 7, 2025 pursuant to clause (ii) of the definition of “Specified HFS Aircraft Liquidity Transaction”, the Net Cash Proceeds therefrom for purposes of this Section 2.05(b)(iii) shall be deemed to be the greater of (x) $0 and (y)(1) $50,000,000 minus (2) the Other HFS Aircraft Debt Repayment Amount.

(iv)  [Reserved].

(v)  [Reserved].

(vi)  [Reserved].

(c)  Application of Proceeds. Each prepayment of Term Loans pursuant to this Section 2.05 shall be applied as follows: (1) in the case of any prepayment of Term Loans pursuant to Section 2.05(b), to the extent such prepayment is funded with the proceeds of the Prepetition Revolver Priority Collateral, such prepayment shall be applied first, to the extent such proceeds are required to be applied to repay Prepetition Revolving Loans pursuant to the terms of the Prepetition Revolving Credit Agreement, prepay the Prepetition Revolving Loans until all such Prepetition Revolving Loans are repaid in full, second, to prepay New Money Term Loans on a pro rata basis until all such New Money Term Loans are repaid in full in cash and third, to prepay Roll-Up Term Loans on a pro rata basis until all such Roll-Up Term Loans are repaid in full in cash and (2) in the case of any other prepayment of Term Loans (including to the extent such prepayment is funded with the proceeds of any Collateral (other than Prepetition Revolver Priority Collateral)), such prepayment shall be applied first, to prepay New Money Term Loans on a pro rata basis until all such New Money Term Loans are repaid in full in cash and second, to prepay Roll-Up Term Loans on a pro rata basis until all such Roll-Up Term Loans are repaid in full in cash. Each such prepayment shall be paid to the DIP Lenders in accordance with their respective Applicable Percentages subject to clause (vi) of Section 2.05(b).

(d)  Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon and, in the case of any such prepayment of a Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.04.

Section 2.06 Termination of Term Loan Commitments.

(a)  The applicable Term Loan Commitments shall be reduced on a dollar-for-dollar basis at the time of funding of the applicable New Money Term Loans hereunder and shall terminate upon the funding of the applicable Term Loan Commitments.

(b)  If a Specified HFS Aircraft Liquidity Transaction occurs on or prior to November 7, 2025, then any Second Draw New Money Term Loan Commitments in effect on November 8, 2025 shall automatically be reduced to $0 and shall terminate at such time, written notice of which shall be provided by the Borrower to the Administrative Agent (provided that such termination shall occur whether or not such notice is given).

(c)  If a Specified HFS Aircraft Liquidity Transaction shall not have occurred on or prior to November 7, 2025 and a Borrowing of Second Draw New Money Term Loans shall not have occurred on November 7, 2025, then any Second Draw New Money Term Loan Commitments (other than the portion in respect of the Other HFS Aircraft Debt Repayment Amount) shall automatically be reduced to $0 and shall terminate at such time; provided that the portion in respect of the Other HFS Aircraft Debt Repayment Amount shall terminate in full upon the earlier to occur of (x) any funding thereunder and (y) the Third Draw Funding Date, written notice of which shall be provided by the Borrower to the Administrative Agent (provided that such termination shall occur whether or not such notice is given).

(d)  If the Borrowing of the Third Draw New Money Term Loans does not occur on the Third Draw Funding Date, then the Third Draw New Money Term Loan Commitments shall automatically be reduced to $0 on such date and shall terminate at such time.

Section 2.07 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the respective DIP Lenders holding each Class of Term Loans in Dollars on the Maturity Date, the aggregate principal amount of all Term Loans outstanding on such date and all other Obligations outstanding on such date.

Section 2.08 Interest.

(a)  Subject to the provisions of Section 2.08(b):

(i)  each New Money Term Loan that is a Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate;

(ii)  each New Money Term Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate;

(iii)  each Roll-Up Term Loan shall bear interest on the outstanding principal amount hereof from the applicable borrowing date at a rate per annum equal to 0.00% per annum; provided that if it is determined that the Prepetition Secured Notes Obligations are oversecured under section 506(b) of the Bankruptcy Code, each Roll-Up Term Loan shall instead bear interest on the outstanding principal amount thereof retroactively from the applicable borrowing date at a rate per annum equal to the interest rate applicable to the New Money Term Loans; and

(iv)  Contingent Roll-Up Term Loans may bear interest on the outstanding principal amount hereof as set forth in the DIP Orders.

(b)  At any time after the occurrence of and during the continuance of an Event of Default, the Borrower shall pay interest on all outstanding principal amounts of the New Money Term Loans and any past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on all outstanding principal amount of the Term Loans and any past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.

(c)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Interest in respect of each New Money Term Loan shall be payable in-kind by adding the accrued interest in respect thereof to the outstanding principal amount of such New Money Term Loans outstanding on each Interest Payment Date (other than the Maturity Date, at which time all accrued and unpaid interest shall be payable in cash), which such interest shall thereafter constitute principal for all purposes of this Agreement; provided, that, in the event of any repayment or prepayment of any New Money Term Loans, accrued interest that is unpaid and has not yet been capitalized on the principal amount repaid or prepaid shall be payable in cash on the date of such payment (including the Maturity Date).

(d)  If it is determined that the Prepetition Secured Notes Obligations are oversecured under section 506(b) of the Bankruptcy Code or interest is payable on Contingent Roll-Up Term Loans pursuant to the DIP Orders, the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors shall deliver written notice to the Administrative Agent of the aggregate amount of interest payable on the Roll-Up Term Loans pursuant to Section 2.08(a)(iii) and the aggregate amount of interest payable on the Contingent Roll-Up Term Loans pursuant to Section 2.08(a)(iv), as applicable (upon which the Administrative Agent shall be entitled to conclusively rely), which interest shall, upon the Administrative Agent’s receipt of such amounts, be distributed by the Administrative Agent, as applicable, to the DIP Lenders reflected on the DIP Term Loan Register as holding outstanding Roll-Up Term Loans on the date of the Administrative Agent’s receipt of such notice on a pro rata basis and/or to the DIP Lenders reflected on the DIP Term Loan Register as holding outstanding Contingent Roll-Up Term Loans on the date of the Administrative Agent’s receipt of such notice on a pro rata basis, respectively.

Section 2.09 Fees.

(a)  The Borrower shall pay to the Agents, for their own respective accounts, the fees required to be paid pursuant to the Agent Fee Letter, and such fees shall be fully earned, due and payable as specified in the Agent Fee Letter.

(b)  On each Funding Date, the Borrower agrees to pay to the Fronting Lender, for the account of each DIP Lender, an upfront premium in an amount equal to 3.00% of the aggregate amount of New Money Term Loans funded by such DIP Lender on such Funding Date (collectively, the “Upfront Payment”), which shall be fully earned, in respect of the First Draw New Money Term Loans, as of the Closing Date, and, in respect of the Second Draw New Money Term Loans, Third Draw New Money Term Loans and Fourth Draw New Money Term Loans, as of the applicable Funding Date, and shall take the form of original issue discount.

(c)  The Borrower shall pay to the Fronting Lender, for the account each DIP Lender that is a Backstop Party or that is an Affiliate of a Backstop Party, the Put Option Premium on the applicable Funding Date when and as due under the terms of the DIP Commitment Letter and as set forth on Schedule 1.01C (as updated by the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors and delivered to the Administrative Agent on the date on which a Committed Loan Notice is delivered in respect of each Funding Date), which shall be payable in-kind on such Funding Date (at which point such Put Option Premium shall be capitalized and constitute outstanding New Money Term Loans held by the Fronting Lender, as a DIP Lender, or, upon the effectiveness of a Fronting Assignment, its assignees pursuant to Section 10.07 hereof, upon which interest shall accrue in accordance with Section 2.08(a) (such New Money Term Loans, the “Put Option Premium Term Loans”)).

(d)  Notwithstanding anything to the contrary herein, the Administrative Agent (i) shall not be deemed to have knowledge of the terms of the DIP Commitment Letter, including the identities of any Backstop Parties or timing or calculations of any amounts due thereunder, and shall have no obligation to monitor or confirm the amount of the Upfront Payment or Put Option Premium payable to each applicable DIP Lender, which shall be determined by the Borrower and the Ad Hoc Committee of Secured Noteholders Advisors and (ii) shall update the DIP Term Loan Register pursuant to this Section 2.09 solely on the basis of Schedule 1.01C, upon which it may conclusively rely.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan or is made, and shall not accrue on such Loan or any portion thereof, for the day on which such Loan or such portion is paid (except on the Maturity Date); provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a)  The Term Loans made by each DIP Lender shall be evidenced by one or more accounts or records maintained by such DIP Lender and by one or more entries in the DIP Term Loan

Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any DIP Lender and the DIP Term Loan Register, the DIP Term Loan Register shall be conclusive in the absence of demonstrable error.

(b)  Upon the request of any DIP Lender, the Borrower shall execute and deliver to such DIP Lender a Term Note payable to such DIP Lender or its registered assigns, which shall evidence such DIP Lender’s Loans in addition to such accounts or records. Each DIP Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12 Payments Generally.

(a)  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments to the DIP Lenders by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective DIP Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m., New York City time, on the date specified herein. The Administrative Agent will promptly distribute to each DIP Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such DIP Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 1:00 p.m., New York City time, may, in the sole discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)  Except as set forth herein to the contrary, including in the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the DIP Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be so required to), in reliance upon such assumption, distribute to the DIP Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the DIP Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the DIP Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such DIP Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any DIP Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)  If any DIP Lender makes available to the Administrative Agent funds for any Loan to be made by such DIP Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable

Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such DIP Lender) to such DIP Lender, without interest.

(e)  The obligations of the DIP Lenders hereunder to make Loans are several and not joint. The failure of any DIP Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other DIP Lender of its corresponding obligation to do so on such date, and no DIP Lender shall be responsible for the failure of any other DIP Lender to so make its Loan or purchase its participation.

(f)  Nothing herein shall be deemed to obligate any DIP Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any DIP Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)  Whenever any payment received by the Administrative Agent under this Agreement or any of the other Credit Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent, the Collateral Agent and the DIP Lenders under or in respect of this Agreement and the other Credit Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Credit Parties under or in respect of the Credit Documents under circumstances for which the Credit Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the DIP Lenders in accordance with such DIP Lender’s Applicable Percentage of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such DIP Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any DIP Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such DIP Lender shall immediately (a) notify the Borrower of such fact, and (b) purchase from the other DIP Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing DIP Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing DIP Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing DIP Lender in its discretion), such purchase shall to that extent be rescinded and each other DIP Lender shall repay to the purchasing DIP Lender the purchase price paid therefor, together with an amount equal to such paying DIP Lender’s ratable share (according to the proportion of (i) the amount of such paying DIP Lender’s required repayment to (ii) the total amount so recovered from the purchasing DIP Lender) of any interest or other amount paid or payable by the purchasing DIP Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a DIP Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a DIP Lender of any Class as a result of the extension by DIP Lenders of the maturity date or expiration date of some but not all Loans or Term Loan Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Term Loan Commitments, as applicable, of DIP Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Borrower agrees that any DIP Lender so purchasing a participation from another DIP Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment

(including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such DIP Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.14 [Reserved].

Section 2.15 [Reserved].

Section 2.16 Defaulting DIP Lenders. Notwithstanding any provision of this Agreement to the contrary, if any DIP Lender becomes a Defaulting DIP Lender, then the following provisions shall apply for so long as such DIP Lender is a Defaulting DIP Lender:

(a)  the Outstanding Amount of Term Loans of such Defaulting DIP Lender shall not be included in determining whether all DIP Lenders or the Required DIP Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Obligations owing to such Defaulting DIP Lender or (y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all DIP Lenders or each affected DIP Lender) which affects such Defaulting DIP Lender disproportionally when compared to other affected DIP Lenders, in each case, shall require the consent of such Defaulting DIP Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Obligations owing to such Defaulting DIP Lender;

(b)  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting DIP Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as follows: first, to the payment of any amounts owing by that Defaulting DIP Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting DIP Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Borrower; third, to the payment of any amounts owing to the DIP Lenders as a result of any judgment of a court of competent jurisdiction obtained by any DIP Lender against that Defaulting DIP Lender as a result of that Defaulting DIP Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Credit Party as a result of any judgment of a court of competent jurisdiction obtained by any Credit Party against that Defaulting DIP Lender as a result of that Defaulting DIP Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting DIP Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting DIP Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).

Section 2.17 Incremental New Money Term Loans. Notwithstanding anything herein to the contrary, the DIP Lenders shall have the right, at any time and from time to time, to provide additional New Money Term Loan Commitments on terms, conditions and procedures to be agreed between the Debtors, the Required DIP Lenders and the Administrative Agent in an amount sufficient to repay, in whole or in part, (a) the Prepetition RCF Obligations and/or (b) any Indebtedness secured by a Lien on any Aircraft or other aviation assets owned by any of the Debtors. In furtherance of the foregoing, the Borrower shall (i) cooperate in good faith with the Administrative Agent and the Required DIP Lenders to agree upon the terms and conditions of such additional New Money Term Loan Commitments, (ii) use commercially reasonable efforts to provide such information, deliver such documentation, and take such corporate or other actions as may be reasonably requested in order to effectuate such additional New Money Term Loan Commitments and (iii) work as expeditiously as possible under the circumstances to consummate the transactions contemplated by this Section 2.17.

Section 2.18 Priority and Liens.

(a) (a) Each of the Loan Parties hereby covenants and agrees that subject to the Interim DIP Order (and when applicable, the Final DIP Order), the Obligations: (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed DIP Superpriority Claims in the Chapter 11 Cases, having the priority set forth in the DIP Orders and (ii) pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, shall at all times be secured by valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Liens on, and security interests in, the Collateral, in each case, having the priorities over the Collateral set forth in the Interim DIP Order or the Final DIP Order, as applicable, and, with respect to clause (i) and (ii) above, the corresponding provisions of the DIP Orders are incorporated by reference herein as if such provisions appeared herein, mutatis mutandis.

(b)  In accordance with the Interim DIP Order (or, once entered, the Final DIP Order) and subject and subordinate to the Carve Out in all respects, all of the Liens described in this Section 2.18 shall be effective and perfected upon entry of the Interim DIP Order without the necessity of the execution, recordation of filings by the Debtors of security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by any Agent of, or over, any Collateral, as set forth in the Interim DIP Order.

Section 2.19 Payment of Obligations.

(a)  Upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Credit Parties under this Agreement, the Secured Parties shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

Article III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(a)  Any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any DIP Lender under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Taxes from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after the deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)  The Borrower shall indemnify each Agent and each DIP Lender within 10 Business Days after demand therefor for the full amount of Indemnified Taxes (including any Indemnified

Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Agent and such DIP Lender or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or DIP Lender (with a copy to the Administrative Agent) as the case may be, shall be conclusive absent manifest error.

(d)  Each DIP Lender shall severally indemnify the Agents, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such DIP Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such DIP Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such DIP Lender, in each case, that are payable or paid by the Agents in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any DIP Lender by the Administrative Agent shall be conclusive absent manifest error. Each DIP Lender hereby authorizes the applicable Agent to set off and apply any and all amounts at any time owing to such DIP Lender under any Credit Document or otherwise payable by an Agent to such DIP Lender from any other source against any amount due to the Agents under this paragraph (d).

(e)  If any party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)  Each DIP Lender agrees that, upon the occurrence of any event giving rise to additional payments pursuant to Section 3.01 with respect to such DIP Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at Borrower’s expense, to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the judgment of such DIP Lender, cause such DIP Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such DIP Lender pursuant to Section 3.01.

(g)  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(h)  (i) Any DIP Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any DIP Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such DIP Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 3.01(h)(ii)) shall not be required if in the DIP Lender’s reasonable judgment such completion, execution or submission would subject such DIP Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such DIP Lender.

Without limiting the generality of the foregoing:

(A) Any DIP Lender that is a “United States person” (as such term is defined in the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which such DIP Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),executed copies of IRS Form W-9 certifying that such DIP Lender is exempt from U.S. federal backup withholding tax;

(B) Any DIP Lender that is not a “United States person” shall, to the extent it is legally able to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such DIP Lender becomes a DIP Lender to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a DIP Lender that is not a “United States person” claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed copies of IRS Forms W-8ECI;

(3)  in the case of a DIP Lender that is not a “United States person” claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit F-1 to the effect that such foreign DIP Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “United States Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)  to the extent a DIP Lender that is not a “United States person” is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a United States Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, or any other certification documents from each beneficial owner, as applicable; provided that, if the such DIP Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, such DIP Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct or indirect partner;.

(C) any DIP Lender that is not a “United States person” shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such DIP Lender becomes a DIP Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in Untied States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to any DIP Lender under any Credit Document would be subject to Untied States federal withholding Tax imposed by FATCA if such DIP Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such DIP Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with obligations under FATCA and to determine that such DIP Lender has complied with such DIP Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each DIP Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)  If the Administrative Agent is a “United States person”, it shall deliver to the Borrower executed copies of IRS Forms W-9 certifying that it is exempt from federal backup withholding, and if the Administrative Agent is not a “United States person”, it shall deliver to the Borrower executed copies of IRS Forms W-8ECI with respect to payments received on its own behalf and, with respect to payments received on account of any DIP Lender, executed copies of IRS Forms W-8IMY certifying that the Administrative Agent is either (a) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (b) a “United States branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in each of clause (a) and (b), that the Administrative Agent is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and such Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by United States Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(j)  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent or any assignment of rights by, or the replacement of, a DIP Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all obligations under any Credit Document and termination of this Agreement and/or the other Credit Documents.

Section 3.02 Inability to Determine Rates.

(a)  Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.02, if prior to the commencement of any Interest Period for a Term SOFR Borrowing:

(i)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)  the Administrative Agent is advised by the Required DIP Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such DIP Lenders (or DIP Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the DIP Lenders as promptly as practicable thereafter and, until the Administrative Agent (acting at the direction of the Required DIP Lenders) notifies the Borrower and the DIP Lenders that the circumstances giving rise to such notice no longer exist, (A) any request for the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing shall be ineffective and (B) if any Committed Loan Notice requests a Term SOFR Borrowing, such Borrowing shall be made as an Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)  Notwithstanding anything to the contrary herein or in any other Credit Document (and any Swap Contract shall be deemed not to be a “Credit Document” for purposes of this Section 3.02), upon the occurrence of a Benchmark Transition Event, the Administrative Agent (acting at the written direction of the Required DIP Lenders) and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent (acting at the written direction of the Required DIP Lenders) has posted such proposed amendment to all affected DIP Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from DIP Lenders comprising the Required DIP Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.02 will occur prior to the applicable Benchmark Transition Start Date.

(c)  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower and acting at the written direction of the Required DIP Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d)  The Administrative Agent (acting at the written direction of the Required DIP Lenders) will promptly notify the Borrower and the DIP Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any DIP Lender (or group of DIP Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 3.02.

(e)  Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Required DIP Lenders in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent (acting at the written direction of the Required DIP Lenders) may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (acting at the written direction of the Required DIP Lenders) may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Borrower may revoke any request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (2) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest

Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 3.03 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans.

(a)  If any DIP Lender determines that as a result of any Change in Law, or such DIP Lender’s compliance therewith, there shall be any increase in the cost to such DIP Lender of agreeing to make or making, funding or maintaining any Loan, or a reduction in the amount received or receivable by such DIP Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Connection Income Taxes, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (iii) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such DIP Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such DIP Lender such additional amounts as will compensate such DIP Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such DIP Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable DIP Lender is imposing such charges on other similarly situated borrower under comparable syndicated credit facilities.

(b)  If any DIP Lender determines that as a result of any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such DIP Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such DIP Lender or any corporation controlling such DIP Lender as a consequence of such DIP Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such DIP Lender’s desired return on capital), then from time to time upon demand of such DIP Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such DIP Lender such additional amounts as will compensate such DIP Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)  The Borrower shall pay to each DIP Lender, (i) as long as such DIP Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such DIP Lender (as determined by such DIP Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such DIP Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Term Loan Commitments or the funding of the Term SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Loan Commitment or Loan by such DIP Lender (as determined by such DIP Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such DIP Lender. If a DIP Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d)  Subject to Section 3.05(b), failure or delay on the part of any DIP Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such DIP Lender’s right to demand such compensation.

(e)  If any DIP Lender requests compensation under this Section 3.03, then such DIP Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such DIP Lender, cause such DIP Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such DIP Lender pursuant to Section 3.03(a), (b), (c) or (d).

Section 3.04 Funding Losses. Upon demand of any DIP Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such DIP Lender for and hold such DIP Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan; or

(b)  any failure by the Borrower (for a reason other than the failure of such DIP Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.05 Matters Applicable to All Requests for Compensation.

(a)  Any Agent or any DIP Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such DIP Lender may use any reasonable averaging and attribution methods.

(b)  With respect to any DIP Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such DIP Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such DIP Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any DIP Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such DIP Lender (with a copy to the Administrative Agent), suspend the obligation of such DIP Lender to make or continue Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such DIP Lender to receive the compensation so requested.

(c)  If the obligation of any DIP Lender to make or continue any Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans, shall be suspended pursuant to Section 3.05(b) hereof, such DIP Lender’s Term SOFR Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such DIP Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)  to the extent that such DIP Lender’s Term SOFR Loans denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such DIP Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)  all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such DIP Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such DIP Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.

(d)  If any DIP Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such DIP Lender’s Term SOFR Loans denominated in Dollars pursuant to this Section 3.05 no longer exist (which such DIP Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other DIP Lenders are outstanding, such DIP Lender’s Base Rate Loans shall be automatically converted to Term SOFR Loans on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans to the extent necessary so that, after giving effect thereto, all Loans held by the DIP Lenders holding Term SOFR Loans and by such DIP Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Term Loan Commitments.

Section 3.06 Replacement of DIP Lenders under Certain Circumstances.

(a)  If at any time (i) any DIP Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and such DIP Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(f) or any DIP Lender ceases to make Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any DIP Lender becomes a Defaulting DIP Lender, (iii) any DIP Lender becomes a Non-Consenting DIP Lender, (iv) [reserved] or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a DIP Lender (other than a Disqualified DIP Lender) as a party hereto, then the Borrower may, on prior written notice to the Administrative Agent and such DIP Lender, replace such DIP Lender by requiring such DIP Lender to (and such DIP Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans or Term Loan Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any DIP Lender shall have any obligation to the Borrower to find a replacement DIP Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a DIP Lender becoming a Non-Consenting DIP Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Credit Documents.

(b)  Any DIP Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such DIP Lender’s Term Loan Commitment and outstanding Loans (provided that the failure of any such DIP Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the DIP

Term Loan Register irrespective of whether such DIP Lender that is being replaced executes such Assignment and Assumption) and (ii) deliver Term Notes, if any, evidencing such Loans to the Borrower. Pursuant to such Assignment and Assumption, (A) the assignee DIP Lender shall acquire all or a portion, as the case may be, of the assigning DIP Lender’s Term Loan Commitments and outstanding Loans, (B) all obligations of the Credit Parties owing to the assigning DIP Lender relating to the Credit Documents and participations so assigned shall be paid in full by the assignee DIP Lender or the Credit Parties (as applicable) to such assigning DIP Lender concurrently with such assignment and assumption, any amounts owing to the assigning DIP Lender (other than a Defaulting DIP Lender) under Section 3.04 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee DIP Lender, the assignor DIP Lender shall deliver to the assignee DIP Lender the appropriate Term Notes executed by the Borrower, the assignee DIP Lender shall become a DIP Lender hereunder and the assigning DIP Lender shall cease to constitute a DIP Lender hereunder with respect to such assigned Loans and/or Term Loan Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning DIP Lender.

(c)  In the event that, and subject to Section 3.06(d) (i) the Borrower or the Administrative Agent have requested that the DIP Lenders consent to a departure or waiver of any provisions of the Credit Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each DIP Lender or the agreement of all affected DIP Lenders in accordance with the terms of Section 10.01 or all the DIP Lenders with respect to a certain Class of the Loans and (iii) the Required DIP Lenders, as applicable, have agreed to such consent, waiver or amendment, then any DIP Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting DIP Lender.”

Section 3.07 Illegality. If any DIP Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any DIP Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, on notice thereof by such DIP Lender to the Borrower through the Administrative Agent, (i) any obligation of such DIP Lender to make or continue Term SOFR Loans in the affected currency or currencies or to convert Base Rate Loans to Term SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such DIP Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such DIP Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such DIP Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such DIP Lender (with a copy to the Administrative Agent), prepay or convert all of such DIP Lender’s Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such DIP Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) either on the last day of the Interest Period therefor, if such DIP Lender may lawfully continue to maintain such Term SOFR Loans to such day, or promptly after such demand, if such DIP Lender may not lawfully continue to maintain such Term SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each DIP Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such DIP Lender, otherwise be materially disadvantageous to such DIP Lender.

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a DIP Lender.

Article IV

Conditions Precedent to Borrowings

Section 4.01 Conditions to Closing Date. The obligation of each DIP Lender to fund the Initial Draw New Money Term Loans hereunder on the Closing Date is subject to satisfaction of the following conditions precedent (or waiver thereof by the Required DIP Lenders in accordance with Section 10.01):

(a)  Credit Documents. The Administrative Agent’s or the Required DIP Lenders’ receipt of the following, each of which shall be originals or facsimiles or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each in form and substance reasonably satisfactory to the Required DIP Lenders:

(i)  executed counterparts of this Agreement from each of the Borrower, the DIP Lenders listed on the signature pages hereto and the applicable Agents;

(ii)  a Term Note executed by the Borrower in favor of each DIP Lender that has requested a Term Note at least five (5) Business Days in advance of the Closing Date;

(iii)  [reserved]; and

(iv)  [reserved].

(b)  Secretary’s Certificate. The Administrative Agent or the Required DIP Lenders shall have received (i) a certificate from each Credit Party, signed by a Responsible Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, together with (x) copies of the certificate or articles of incorporation and by-laws (or other equivalent Organizational Documents), as applicable, of such Credit Party, (y) the resolutions of such Credit Party referred to in such certificate, and (z) a signature and incumbency certificate to the officers of such persons executing the Credit Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and the Required DIP Lenders and (ii) certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Credit Party (in each case, to the extent applicable).

(c)  Fees and Expenses. All fees and invoiced costs and expenses (including, without limitation, reasonable, documented and invoiced legal fees and expenses) required to be paid to the Ad Hoc Committee of Secured Noteholders Advisors, the Agents and the DIP Lenders (which, in the case of the DIP Lenders’ advisor fees, costs and expenses, shall be limited to the fees, costs and expenses of the Ad Hoc Committee of Secured Noteholders Advisors) on or before the Closing Date shall have been paid, it being understood and agreed that the DIP Lenders shall be entitled to net such fees, costs and expenses of the DIP Lenders from the proceeds of the funded Term Loans as set forth in a flow of funds attached to the Flow of Funds Direction Letter provided to the Administrative Agent prior to the funding of such Term Loans.

(d)  13-Week Cash Flow Forecast. The Administrative Agent or the Required DIP Lenders shall have received the Initial 13-Week Cash Flow Forecast.

(e)  KYC; Patriot Act. The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree) all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least (3) Business Days prior to the Closing Date by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(f)  Consents. All necessary and material governmental and third-party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained on or prior to the Closing Date, after giving effect to the Interim DIP Order and any other order of the Bankruptcy Court.

(g)  Debtors in Possession. Each of the Credit Parties shall be a Debtor and a debtor in possession in the Chapter 11 Cases.

(h)  Adequate Protection Orders. The Adequate Protection Orders shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect.

(i)  [Reserved].

(j)  No Litigation. There shall exist no unstayed action, suit, investigation, litigation, or proceeding with respect to the Borrower and its Subsidiaries pending in any court or before any arbitrator or governmental instrumentality (other than the Chapter 11 Cases) that would reasonably be expected to result in a Material Adverse Effect.

(k)  “First Day” Orders. All material First Day Orders and all “second day orders” shall have been entered by the Bankruptcy Court on a final basis.

(l)  [Reserved].

(m)  Fronting Lender Expenses. All reasonable and documented fees, costs, and expenses of Dentons US LLP, as legal counsel for the Fronting Lender, in each case, pursuant to invoices delivered to the Debtors before the Closing Date shall have been paid (or will be paid with the proceeds of the Initial Draw New Money Term Loans), it being understood and agreed that the Fronting Lender shall be entitled to net such fees, costs and expenses from the proceeds of the funded Initial Draw New Money Term Loans as set forth in a flow of funds attached to the Flow of Funds Direction Letter provided to the Administrative Agent prior to the funding of such Initial Draw New Money Term Loans.

(n)  Interim DIP Order. The Administrative Agent shall have received a certification that the Interim DIP Order has been entered by the Bankruptcy Court (which may be satisfied by providing the Administrative Agent with a copy of the signed Interim DIP Order). The Interim DIP Order shall not have been reversed, modified, amended, stayed or vacated, or in the case of any modification or amendment, in any manner without the consent of the Required DIP Lenders, and the Debtors shall be in compliance in all respects with the Interim DIP Order.

(o)  No Violation of Law. The making of such Term Loans shall not violate any requirement of Applicable Law, the violation of which constitutes or is reasonably expected to constitute a Material Adverse Effect, applicable to the Credit Parties, after giving effect to the DIP Orders and any other order of the Bankruptcy Court entered on or prior to the date of the applicable Borrowing, and shall not be enjoined, temporarily, preliminary or permanently.

(p)  Conversion of Cases. None of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case.

(q)  No Trustee. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases.

(r)  [Reserved].

(s)  DIP Funding. The funding of such Term Loans shall not result in the aggregate outstanding amount under the DIP Facility exceeding the amount authorized by the Interim DIP Order.

(t)  No Material Adverse Effect. Since the Petition Date, there shall not have occurred any circumstance or conditions, which individually or in the aggregate, constitutes or is reasonably expected to constitute, a Material Adverse Effect.

(u)  DIP Liens. The Credit Parties shall have granted to the Collateral Agent, for the benefit of the Secured Parties, valid and perfected liens, satisfactory to the Required DIP Lenders, via entry of the DIP Order, on the security interests in the Collateral of the Credit Parties set forth in Section 2.18;

(v)  Collateral Documents. The Borrower shall have delivered to the Collateral Agent Uniform Commercial Code financing statements and, if applicable, any additional short-form instruments under aviation law or Cayman Islands law reasonably requested by the Required DIP Lenders with respect to the Borrower and the other Credit Parties, in each case, in suitable form for filing satisfactory to the Required DIP Lenders.

(w)  Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice not later than one (1) Business Day (or such shorter period as agreed to by the Required DIP Lenders and the Administrative Agent) prior to the date of the Borrowing.

(x)  [Reserved].

(y)  Representations and Warranties. The representations and warranties of the Borrower and each other Credit Party contained in Article V or any other Credit Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(z)  Defaults. No Default or Event of Default shall exist, or would result from, the funding of the Term Loans or from the application of the proceeds therefrom.

For purposes of determining whether the Closing Date has occurred, each DIP Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such DIP Lender unless such DIP Lender has notified the Administrative Agent of any disagreement in writing prior to the Closing Date.

Section 4.02 Conditions to Borrowings of New Money Term Loans After the Closing Date. The obligation of each DIP Lender to fund New Money Term Loans after the Closing Date on the applicable

Funding Date is subject to satisfaction of the following conditions precedent (or waiver thereof by the Required DIP Lenders in accordance with Section 10.01):

(a)  Fees and Expenses. All fees and invoiced costs and expenses (including, without limitation, reasonable, documented and invoiced legal fees and expenses) of the Ad Hoc Committee of Secured Noteholders Advisors, the Agents and the DIP Lenders (which, in the case of the DIP Lenders’ advisor fees, costs and expenses, shall be limited to the fees, costs and expenses of the Ad Hoc Committee of Secured Noteholders Advisors) shall have been paid, it being understood and agreed that the fees, costs and expenses of the DIP Lenders may be netted from the proceeds of the funded Term Loans as set forth in a flow of funds attached to the Flow of Funds Direction Letter provided to the Administrative Agent prior to the funding of such Term Loans.

(b)  13-Week Cash Flow Forecast. The Debtors shall have timely delivered to the Administrative Agent and the Specified Parties the 13-Week Cash Flow Forecast or any update thereto then required to be delivered.

(c)  Consents. All necessary and material governmental and third-party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained on or prior to such date, after giving effect to the entry of the Interim DIP Order and any other order of the Bankruptcy Court.

(d)  [reserved].

(e)  No Litigation. There shall exist no unstayed action, suit, investigation, litigation, or proceeding with respect to the Borrower and its Subsidiaries pending in any court or before any arbitrator or governmental instrumentality (other than the Chapter 11 Cases) that would reasonably be expected to result in a Material Adverse Effect.

(f)  Final DIP Order. The Administrative Agent shall have received a certification that the Final DIP Order has been entered by the Bankruptcy Court (which may be satisfied by providing the Administrative Agent with a copy of the signed Final DIP Order). The Final DIP Order shall not have been reversed, modified, amended, stayed or vacated, or in the case of any modification or amendment, in any manner without the consent of the Required DIP Lenders, and the Debtors shall be in compliance in all respects with the Final DIP Order.

(g)  No Violation of Law. The making of such Term Loans shall not violate any requirement of Applicable Law, the violation of which constitutes or is reasonably expected to constitute a Material Adverse Effect, applicable to the Credit Parties, after giving effect to the Orders and any other order of the Bankruptcy Court entered on or prior to the date of the applicable Borrowing, and shall not be enjoined, temporarily, preliminary or permanently.

(h)  Conversion of Cases. None of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases.

(i)  DIP Funding. The funding of such Term Loans shall not result in the aggregate outstanding amount under the DIP Facility exceeding the amount authorized by the DIP Orders.

(j)  No Material Adverse Effect. Since the Petition Date, there shall not have occurred any circumstance or conditions, which individually or in the aggregate, constitutes or is reasonably expected to constitute, a Material Adverse Effect.

(k)  DIP Liens.

(i)  All of the security interests with respect to the Collateral shall be effective and perfected by the DIP Orders and without the necessity of the execution of mortgages, security agreements, pledge agreements or other agreements.

(ii)  The Administrative Agent or the Required DIP Lenders shall have received each Cayman Share Mortgage duly executed by each Credit Party signatory thereto.

(l)  Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice not later than three (3) Business Days (or such shorter period as agreed to by the Fronting Lender and the Administrative Agent) prior to the date of the Borrowing.

(m)  Representations and Warranties. The representations and warranties of the Borrower and each other Credit Party contained in Article V or any other Credit Document shall be true and correct in all material respects on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(n)  Defaults. No Default or Event of Default shall exist, or would result from, the funding of the Term Loans or from the application of the proceeds therefrom.

(o)  Conditions to Second Draw New Money Term Loans. With respect to a Borrowing of Second Draw New Money Term Loans, the applicable Subsequent Funding Conditions shall have been satisfied after giving effect to such Borrowing.

(p)  Conditions to Third Draw New Money Term Loans. With respect to a Borrowing of Third Draw New Money Term Loans, ~~(i) the Borrower shall have (x) delivered to the Lenders at least one indication of interest with respect to a Strategic Transaction that is acceptable to the Required DIP Lenders in their sole discretion or (y) agreed upon the principle terms of an Acceptable Plan of Reorganization and (ii)~~ the applicable Subsequent Funding Conditions shall have been satisfied after giving effect to such Borrowing.

(q)  Conditions to Fourth Draw New Money Term Loans. With respect to a Borrowing of Fourth Draw New Money Term Loans, (i) the Borrower shall have (x) entered into definitive documentation with respect to a Strategic Transaction that is acceptable to the Required DIP Lenders in their sole discretion or (y) filed an Acceptable Plan of Reorganization and (ii) the Subsequent Funding Conditions shall have been satisfied after giving effect to such Borrowing.

For the avoidance of doubt, the failure to meet any condition set forth in Section 4.01 or Section 4.02 shall not constitute a Default or Event of Default. Each Committed Loan Notice in respect of a Borrowing submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Section 4.02 have been satisfied (unless waived) on and as of the applicable Funding Date.

Article V

Representations and Warranties

The Borrower represents and warrants to the Agents and the DIP Lenders on the Closing Date:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. The Borrower and each Subsidiary:

(a)  is a Person duly incorporated, organized or formed, and validly existing to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, as applicable,

(b)  has all requisite power and authority, subject to the entry of the DIP Orders and subject to the terms thereof, to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party,

(c)  is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification,

(d)  is in compliance with all Laws (including the USA PATRIOT Act and anti-money laundering laws), orders, writs, injunctions and orders, and

(e)  has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;

except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. Subject to the entry of the DIP Orders and to the terms thereof, the execution, delivery and performance by each Credit Party of each Credit Document to which such Person is a party, and the consummation of the Transactions,

(a)  have been duly authorized by all necessary corporate or other organizational action and

(b)  do not and will not (i) contravene the terms of any of such Person’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Credit Documents, and Liens not prohibited hereunder) or (iv) violate any Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. Subject to the entry of the DIP Orders and to the terms thereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, or for the consummation of the Transactions, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any DIP Lender of its rights under the Credit Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect. Subject to the entry of the DIP Orders and to the terms thereof, this Agreement and each other Credit Document has been duly executed and delivered by each Credit Party that is party thereto. This Agreement and each other Credit Document constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05 No Material Adverse Effect.

(a)  [Reserved].

(b)  Since the Petition Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)  [Reserved].

Section 5.06 Litigation. Except for the Chapter 11 Cases and as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens. Each Credit Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)  there are no pending or, to the knowledge of the Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any Credit Party or any of its Subsidiaries alleging potential liability or responsibility for violation of any Environmental Law;

(b)  (i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Credit Party or any of its Subsidiaries; and (ii) there has been no Release of Hazardous Materials at any location in a manner which would reasonably be expected to give rise to any Environmental Liability of or relating to any Credit Party or any of its Subsidiaries;

(c)  neither any Credit Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any of their currently or formerly owned, leased or operated locations, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d)  all Hazardous Materials transported from any property currently or, to the knowledge of the Borrower or any of their Subsidiaries, formerly owned, leased or operated by any Credit Party or any of its Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;

(e)  none of the Credit Parties nor any of its Subsidiaries has contractually assumed any Environmental Liability; and

(f)  the Credit Parties and each of their respective Subsidiaries and their respective businesses, operations and properties are in compliance with all Environmental Laws.

Section 5.09 Taxes. The Borrower and each Subsidiary has timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Compliance with ERISA.

(a)  Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign laws, respectively.

(b)  (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11 Subsidiaries; Equity Interests. As of the Closing Date, neither the Borrower nor any other Credit Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrower and the Subsidiaries have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the Closing

Date, all Equity Interests owned directly or indirectly by the Borrower or any other Credit Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, and (ii) those Liens not prohibited under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Borrower and each of their Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12 Margin Regulations; Investment Company Act.

(a)  No Credit Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)  None of the Credit Parties are an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Credit Party to any Agent, or any DIP Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Credit Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.

Section 5.14 Intellectual Property; Licenses, Etc. Each of the Credit Parties and the other Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, industrial designs, technology, software, know-how database rights, design rights and other intellectual property rights, and all registrations and applications for registration thereof (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Credit Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15 No Default. No Default or Event of Default has occurred, after giving effect to the funding of the Term Loans.

Section 5.16 Status of Obligations; Perfection and Priority of Security Interests. Subject to the DIP Orders, the Obligations shall have the status and priority set forth in Section 2.18 and the DIP Orders and, for the avoidance of doubt, are subject to the Carve Out in all respects. The Interim DIP Order (and, upon entry of the Final DIP Order, the Final DIP Order) is effective to create, in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid, binding and enforceable perfected security interests in the Collateral without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents.

Section 5.17 Use of Proceeds. The Borrower will only use the proceeds of the Term Loans, in each case, subject to the DIP Orders: (i) to satisfy the Replenishment of Encumbered Cash in accordance with the DIP Orders, (ii) for the payment of working capital and other general corporate needs of the Debtors in the ordinary course of business, (iii) for the payment of the fees, costs and expenses of administering the Chapter 11 Cases, (iv) to pay obligations arising from or related to the Carve Out, (v) to make Prepetition Payments approved by the Bankruptcy Court, (vi) for the payment of agency fees and the reasonable and documented fees and expenses of the Agents and the DIP Lenders owed under the Credit Documents and (vii) to make payments with respect to the Adequate Protection Obligations pursuant to the terms of the Orders.

Section 5.18 Sanctions Laws and Regulations and Anti-Corruption Laws.

(a)  The Borrower and the Subsidiaries are in compliance, in all material respects, with the Sanctions Laws and Regulations and applicable anti-corruption laws (including, without limitation, the FCPA). No Borrowing or use of proceeds of any Borrowing will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b)  None of (I) the Borrower or any other Credit Party or (II) a Subsidiary that is not a Credit Party or, to the knowledge of the Borrower, any director, manager, officer, agent or employee of the Borrower or any of the Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) on the list of “Specially Designated Nationals and Blocked Persons” or the target of the limitations or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized, or resident in a country or territory that is the subject of comprehensive sanctions under Sanctions Laws and Regulations.

(c)  No part of the proceeds of any Loan will be used for any improper payments, directly or, to the knowledge of the Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA and any applicable similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower.

Section 5.19 Insurance. All insurance maintained by the Borrower or any other Credit Party is in full force and effect, all premiums have been duly paid and the Borrower or any other Credit Party has not received notice of violation or cancellation thereof.

Section 5.20 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Credit Party pending or, to the knowledge of the Borrower, threatened in writing; and (b) hours worked by and payment made for such work to employees of the Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters.

Section 5.21 Chapter 11 Cases; Orders.

(a)  The Chapter 11 Cases were commenced on the applicable Petition Date, duly authorized in accordance with applicable Law, and proper notice thereof has been or will be given, as will proper notice of (i) the motion seeking approval of the entry into the Credit Documents, the Adequate Protection Orders and the DIP Orders and (ii) the hearing for the entry of the DIP Orders. Proper notices of the motion for entry of the Adequate Protection Orders and the DIP Orders and the hearing thereon have been given. The Credit Parties that are Debtors shall give, on a timely basis as specified in the Adequate Protection Orders or the DIP Orders, as applicable, all notices required to be given to all parties specified in the Adequate Protection Orders or the DIP Orders, as applicable.

(b)  The Credit Parties are in compliance in all material respects with the terms and conditions of the Orders. The Orders are in full force and effect and have not been vacated or reversed, are not subject to a stay and have not been modified or amended other than with (i) the consent of the Required DIP Lenders and (ii) solely with respect to those provisions thereof that affect the rights and duties of the Agents, the consent of the Agents (not to be unreasonably withheld or delayed, which consent may be communicated via an email from counsel to each of the DIP Lenders and the Agents to counsel to the Credit Parties).

(c)  From and after the entry of the DIP Order, pursuant to and to the extent permitted in the DIP Orders, the Obligations (i) will be secured by a valid, binding, continuing, enforceable, fully perfected Lien on all of the Collateral pursuant to and in accordance with Sections 364(c)(2), (c)(3) and (d) of the Bankruptcy Code, and (ii) will constitute allowed joint and several Superpriority Claims against each of the Debtors and with respect to all of the Collateral, subject only to (i) the Carve Out, (ii) the prepetition and postpetition Liens of the Prepetition Revolving Agents on the Prepetition Revolver Priority Collateral solely with respect to the obligations under the Prepetition Revolving Credit Agreement and (iii) certain Liens senior by operation of law, but solely to the extent such permitted Liens were valid, properly perfected and non-avoidable as of the Petition Date or valid, non-avoidable, senior priority Liens in existence of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

Section 5.22 Aircraft Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.

Section 5.23 FAA Slot Utilization.

(a)  All of the Pledged Slots held by the Borrower and the other Credit Parties constituting Collateral are FAA Slots.

(b)  Except for matters which would not reasonably be expected to have a Material Adverse Effect, the Borrower and the other Credit Parties, as applicable, are utilizing, or causing to be utilized, their respective Pledged Slots (except Pledged Slots which are reasonably determined by the Borrower to be of de minimis value or surplus to the Borrower’s needs) in a manner consistent in all material respects with applicable rules, regulations, laws and contracts in order to preserve both their respective right to hold and operate the Pledged Slots, taking into account any waivers or other relief granted to the Borrower or any Guarantor by the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities. Neither the Borrower nor any Guarantor has received any written notice from the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pledged Slot, except for any such impairment that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Article VI

Affirmative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Subsidiaries to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each DIP Lender:

(a)  Audited Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and the Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity, cash flows and changes in retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Required DIP Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

(b)  Quarterly Financial Statements. As soon as available, but in any event, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ending September 30, 2025), a consolidated balance sheet Holdings and the Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations and equity for such fiscal quarter and for the portion of the fiscal year then ended, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings or the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and the other Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.

~~(c) [Reserved].~~

(c)  Cash Balances. At or about 5:00 p.m., New York City time, on (x) with respect to each of the Debtors’ deposit accounts and/or securities accounts maintained at JP Morgan Chase Bank, N.A., U.S. Bank, N.A. and/or Wilmington Trust, N.A. or any of their respective Affiliates, each Business Day after the Amendment No. 1 Effective Date, to the Specified Parties a report showing on an account-by-account basis (i) the aggregate unrestricted cash and Cash Equivalents of the Debtors held in such accounts and (ii) the aggregate restricted cash and Cash Equivalents of the Debtors held in such accounts, in each case, as of the immediately preceding Business Day and (y) with respect to each of the Debtors’ deposit accounts and/or securities accounts not referenced in sub-clause (x) of this clause (c), each Monday and Thursday after the Amendment No. 1 Effective Date, to the Specified Parties a report showing on an account-by-account basis (i) the aggregate unrestricted cash and Cash Equivalents of the Debtors held in such accounts and (ii) the aggregate restricted cash and Cash Equivalents of the Debtors held in such accounts, in each case, as of the immediately preceding Business Day.

(d)  13-Week Cash Flow Forecast. On or before 5:00 p.m., New York City time, on the Thursday of every fourth calendar week (or, after the Third Draw Funding Date, every ~~other~~ calendar week), to the Specified Parties an updated thirteen (13) week rolling cash flow forecast of Holdings and its Subsidiaries for the following 13 calendar weeks, which shall become the then-current 13-Week Cash Flow Forecast upon approval by the Specified Parties in their sole discretion (and to the extent any updated 13-week rolling cash flow forecast is not approved by the Specified Parties, the 13-Week Cash Flow Forecast that is then in effect shall continue to constitute the then-current 13-Week Cash Flow Forecast for purposes hereof). Each 13-Week Cash Flow Forecast delivered to the Specified ~~Partites~~Parties shall be accompanied by such supporting documentation as reasonably requested by the Specified Parties. Each 13-Week Cash Flow Forecast shall be prepared in good faith based upon assumptions which the Credit Parties believe to be reasonable.

(e)  [Reserved].

(f)  Variance Report; Accounts Receivable. On or prior to Thursday of each week, (A) commencing with the first Thursday following the Closing Date, to the Specified Parties a report (the “Variance Report”) consisting of (i) a 13-Week Cash Flow Forecast variance report on a line item basis for the preceding rolling four (4) calendar weeks ending as of the preceding calendar week; provided that, (x) the first such Variance Report shall only include a comparison for the preceding calendar week, (y) the second such Variance Report shall only include a comparison for the preceding two calendar weeks and (z) the third such Variance Report shall only include a comparison for the preceding three calendar weeks and (ii) a Liquidity report showing calculations of the Liquidity as of the preceding calendar week-end, in each case of clauses (i) and (ii) certified by a Responsible Officer of the Borrower and (B) commencing with the first Thursday following the Amendment No. 1 Effective Date, to the Specified Parties an accounts receivable aging report as of the immediately preceding Friday, with detail by counterparty.

(g)  Operational Update. On or prior to the 20th calendar day after the most recently ended calendar month (commencing with the calendar month ending of September 30, 2025), deliver to the Ad Hoc Committee of Secured Noteholders Advisors (x) a monthly flash profit and loss statement for such most recently ended calendar month with commentary on variance to the business plan~~,~~ and (y) key updates on routes added or subtracted and key performance indicators, including ASMs, load factor, TRASM/CASM/CASM Ex-Fuel, block hours, average daily utilization/block hours, average cost per fuel gallon, average aircraft (total), average aircraft (ATS), average AOGs, flight hours, departures and average stage length.

(h)  Within one (1) Business Day of filing with the Bankruptcy Court, deliver copies of all “Monthly Operating Reports” filed with the Bankruptcy Court for the applicable month pursuant to 28 CFR § 58.

Notwithstanding the foregoing, (i) the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing (a) Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC, or (b) the Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (a) and (b), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards and (ii) to the extent the SEC has granted the ability to extend any financial statement reporting deadline generally applicable to all non-accelerated filers, including pursuant to Rule 12b-25 (but only to the extent that Holdings has complied with the filing and other requirements of Rule 12b-25 that would have been required if Holdings were a non-accelerated filer by posting any such required filings (or filings substantially similar to what Rule 12b-

25 would require) to the Administrative Agent) (the “Extended SEC Reporting Deadline”), and such Extended SEC Reporting Deadline would be later than the deadline for delivery of the corresponding financial statements of Holdings pursuant to clause (a) or (b) of this Section 6.01 (the “Section 6.01 Reporting Deadline”), then the applicable Section 6.01 Reporting Deadline shall be automatically deemed to be extended to the date of the Extended SEC Reporting Deadline, without any further action by any party to this Agreement.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each DIP Lender:

(a)  Compliance Certificate. No later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which shall set forth (i) [reserved], (ii) [reserved], (iii) [reserved] and (iv) such other information required by the Compliance Certificate.

(b)  SEC Filings. Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(c)  Material Adverse Effect. Promptly after the furnishing thereof, copies of any material requests or material notices received by Holdings or any Subsidiary (other than in the ordinary course of business) that could reasonably be expected to result in a Material Adverse Effect.

(d)  Other Information. Promptly, such additional information regarding the business, legal, financial or corporate affairs of any Credit Party or any Subsidiary, or compliance with the terms of the Credit Documents, as the Administrative Agent or any DIP Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c), and (d) Section 6.02(a), or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each DIP Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each DIP Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each DIP Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents and the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

The Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a), (b), (c) and (d) and Section 6.02(a) or Section 6.02(c)

above (collectively, “Borrower Materials”), along with the Credit Documents, available on IntraLinks or another similar electronic system (the “Platform”) to certain of the DIP Lenders (each, a “Public DIP Lender”) that may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public DIP Lenders and that (x) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Administrative Agent shall be under no obligation to post any other material to Public DIP Lenders unless the Borrower has expressly represented and warranted to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.

Section 6.03 Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each DIP Lender:

(a)  of the occurrence of any Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b)  of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c)  of the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect.

Section 6.04 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05 Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06 Maintenance of Insurance. Except when the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or would be permitted or required under the Bankruptcy Code, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

Section 6.07 Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA, Sanctions Laws and Regulations and FCPA and other applicable anti-corruption laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.09 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each DIP Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent (directly or through its agents or designees) on behalf of the DIP Lenders may exercise rights of the Administrative Agent and the DIP Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only two (2) such times shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any DIP Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the DIP Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Borrower or any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any DIP Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10 Covenant to Guarantee Obligations and Give Security. To the extent the formation of any Subsidiary is permitted by the Required DIP Lenders pursuant to Section 7.17, at the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Required DIP Lenders to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including upon the formation or acquisition of any new direct or indirect Subsidiary by any Credit Party, within thirty (30) days (or such longer period as the Required DIP Lenders may agree in their reasonable discretion) after such formation, acquisition, designation or occurrence:

(a)  [reserved];

(b)  [reserved]; and

(c)  take and cause such Subsidiary and each direct or indirect parent of such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including, if applicable, the filing of financing statements and any additional short-form instruments under aviation law or Cayman Islands law reasonably requested by the Required DIP Lenders) may be necessary in the reasonable opinion of the Required DIP Lenders to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 6.11 Use of Proceeds.

~~(a)  .~~ The proceeds of the Term Loans will be used only as provided in Section 5.17. Notwithstanding the foregoing, no proceeds of Term Loans may be used to make any Prepetition Payments, except as permitted herein and in the Orders or in the First Day Orders; provided that the foregoing limitation shall not apply with respect to obligations benefiting from the Carve Out.

(b)  Notwithstanding anything in this Agreement to the contrary, the Credit Parties shall maintain $50,000,000 of proceeds from the Borrowing of Third Draw New Money Term Loans in the JPM Encumbered Accounts at all times prior to the date on which the Borrower shall have (x) delivered to the Lenders at least one indication of interest with respect to a Strategic Transaction that is acceptable to the Required DIP Lenders in their sole discretion as confirmed in writing (which writing can be in the form of an email from the Ad Hoc Committee of Secured Noteholders Advisors), (y) agreed upon the principal terms of an Acceptable Plan of Reorganization or (z) delivered to the Lenders at least one indication of interest with respect to exit financing that is acceptable to the Required DIP Lenders in their sole discretion as confirmed in writing (which writing can be in the form of an email from the Ad Hoc Committee of Secured Noteholders Advisors) that is to be incurred by the Credit Parties in connection with an Acceptable Plan of Reorganization.

Section 6.12 Further Assurances. Promptly upon reasonable request by the Required DIP Lenders, the Borrower (i) shall correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Required DIP Lenders, the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement, the DIP Orders and the Collateral and Guarantee Requirement (including the filing of UCC financing statements (including in connection with any Slot and Gate Security Agreement), and the filing of any security agreements or mortgages with the FAA and/or with the International Registry as applicable in respect of any Aircraft, Engines, and Spare Parts).

Section 6.13 [Reserved].

Section 6.14 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay, discharge, or otherwise satisfy as the same shall become due and payable, all obligations and liabilities, including Tax liabilities, (other than Taxes that are excused or stayed by an order from the Bankruptcy Court or as a result of the filing of the Chapter 11 Cases)unless the same are being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

Section 6.15 Nature of Business. The Borrower and the Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Borrower and the Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.

Section 6.16 Changes in Fiscal Year. Not make any change to the fiscal year of the Borrower without the prior written consent of the Required DIP Lenders.

Section 6.17 Transactions with Affiliates. Not enter into any transaction of any kind with any Affiliate of the Borrower or the Subsidiaries, whether or not in the ordinary course of business, other than (subject in all respects to the Orders):

(a)  transactions between or among Holdings or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction;

(b)  transactions on terms not less favorable to Holdings or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate and is subject to the Orders;

(c)  the Transaction and the payment of fees and expenses related to the Transaction;

(d)  [reserved];

(e)  equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Borrower or any Subsidiary permitted under Section 7.06;

(f)  [reserved];

(g)  employment and severance and confidentiality arrangements between the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(h)  [reserved];

(i)  the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and the Subsidiaries or any direct or indirect parent of Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries; and

(j)  transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.17 or any amendment thereto to the extent such an amendment is not adverse to the DIP Lenders in any material respect.

Section 6.18 Post-Closing Obligations. Within twenty (20) Business Days after the Closing Date (or such later time as the Required DIP Lenders may agree in their sole discretion), the Borrower shall have delivered to the Collateral Agent all insurance endorsements, naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and loss payee, as applicable, under all property and casualty insurance policies to be maintained with respect to the Collateral, in form and substance reasonably acceptable to the Required DIP Lenders.

Section 6.19 DIP Lender Calls. The Borrower agrees that, at the request of the Required DIP Lenders (but in any event not more than once per week), it will hold and participate in update calls at a reasonable and mutually agreeable time with a financial officer of the Borrower and such other members of senior management of the Borrower as the Borrower deems appropriate and the DIP Lenders and their respective representatives and advisors to discuss the Borrower’s financial results and Chapter 11 Cases status updates.

Section 6.20 Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Agent in the Collateral Documents, the Borrower will, and will cause its Subsidiaries to, reasonably cooperate in good faith with the Collateral Agent or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Required DIP Lenders or their designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Collateral Agent and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Collateral Agent or its designee obtain such licenses, consents and approvals, and at such time the Borrower will, and will cause its Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Collateral Agent or its designee).

Section 6.21 Asset Sales and Recapitalizations. After the Closing Date, the Debtors shall use commercially reasonable efforts to (i) Dispose of all non-core Gate Leaseholds, (ii) Dispose of the Borrower’s headquarters located at 1731 Radian Drive, Dania Beach, Florida 33004 in full or, if consented to by the Required DIP Lenders in writing, in part and (iii) consummate a Recapitalization Transaction with respect to (x) the Other HFS Aircraft or (y) if the Borrower is not pursuing a Disposition of the Specified HFS Aircraft, the Specified HFS Aircraft and the Other HFS Aircraft, taken as a whole.

Section 6.22 Bankruptcy Matters. The Debtors shall cause all proposed (i) orders related to or affecting the Loans and other Obligations, the Prepetition Debt and the Credit Documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course, cash management, adequate protection, any plan of reorganization and/or any disclosure statement related thereto, (ii) orders concerning the financial condition or assets of the Borrower or any of its Subsidiaries or other Indebtedness of the Debtors or seeking relief under section 363, 364, 365, 1113 or 1114 of the Bankruptcy Code or Rule 9019 of the Federal Rules of Bankruptcy Procedure, (iii) orders authorizing additional payments to critical vendors (outside of the relief approved in the First Day Orders and “second day” orders), (iv) other orders establishing procedures for administration of the Chapter 11 Cases or approving significant transactions submitted to the Bankruptcy Court and (v) any other Bankruptcy Court orders, motions and other filings, in each case, proposed by the Debtors to be provided in draft form to the DIP Lenders within a reasonable period of time prior to the proposed filing and to be in accordance with and permitted by the terms of this Agreement or otherwise reasonably acceptable to the Required DIP Lenders.

Section 6.23 Cash Management Order. Each Credit Party shall maintain its cash management system in accordance with the Cash Management Order (subject to any approval or consent rights of the DIP Lenders provided therein).

Section 6.24 Regulatory Matters; Citizenship; Utilization; Collateral Requirements.

(a)  The Borrower shall:

(i)  maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;

(ii)  be a United States Citizen;

(iii)  maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;

(iv)  possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the Pledged Slots operated by it, and to the conduct of its business and operations as currently conducted, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;

(v)  maintain Pledged Gate Leaseholds sufficient to ensure its ability to service the flights using its Pledged Slots, except to the extent that any failure to maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;

(vi)  utilize its Pledged Slots in a manner consistent with applicable regulations, rules and contracts (including FAA directives, orders and waivers) in order to preserve its right to hold and use its Pledged Slots, except to the extent that any failure to utilize would not reasonably be expected to result in a Collateral Material Adverse Effect;

(vii)  cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Pledged Slots, including, without limitation, satisfying any applicable Use or Lose Rule, except to the extent that any failure to do so would not reasonably be expected to result in a Collateral Material Adverse Effect; and

(viii)  if Eligible Spare Parts are included in the Collateral at any time, take or cause to be taken such actions to ensure that at all times the Pledged Spare Parts include all Spare Parts and Appliances then owned by the Borrower and its Subsidiaries.

(b)  Without in any way limiting Section 6.24(a) hereof, the Borrower will promptly take all such steps as may be necessary to maintain, renew and obtain, or obtain the use of, Pledged Gate Leaseholds as needed for its continued and future operations using the Pledged Slots. The Borrower will further take all actions reasonably necessary or advisable in order to have access to its Pledged Gate Leaseholds. The Borrower will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to have access to its Pledged Gate Leaseholds.

Section 6.25 Assumption or Rejection. The Credit Parties shall consult with the Required DIP Lenders with respect to the assumption or rejection of any material agreement, contract or lease (other than with respect to each Aircraft described in clause (f) of the definition of Subsequent Funding Conditions) pursuant to section 365 of the Bankruptcy Code.

Section 6.26 Alternative DIP Financing. In the event any of the Debtors seeks to enter into or incur, proposes to enter into or incur or enters into or incurs any financing under section 364 of the Bankruptcy Code that is intended to repay, refinance, or otherwise discharge, in whole or in part, the Obligations hereunder (any such financing, an “Alternative DIP Financing”), the Debtors shall offer to the DIP Lenders, on a pro rata basis in accordance with their respective Applicable Percentages, the right to provide not less than thirty-five percent (35%) of the aggregate principal amount of such Alternative DIP Financing on terms and conditions no less favorable than those offered to any other lender or provider of such Alternative DIP Financing. The Borrower shall provide the DIP Lenders with (x) prompt written notice of its intent to pursue an Alternative DIP Financing and (y) a reasonable opportunity (which shall in no event be less than five (5) Business Days) to elect to participate in such Alternative DIP Financing on the same terms as all other providers of such Alternative DIP Financing (it being understood and agreed that DIP Lenders shall not be required to fund any portion of the Alternative DIP Financing within such period in order to participate therein), the Borrower shall not consummate such Alternative DIP Financing unless the rights of the DIP Lenders under this Section 6.26 have been complied with in all respects. Nothing in this Agreement (including this Section 6.26) shall be construed as a consent to, or waiver of any rights, by the Administrative Agent, the Collateral Agent, any DIP Lender or any Prepetition Noteholder with respect to such Alternative DIP Financing.

Article VII

Negative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall not, nor shall it permit the Subsidiaries to:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (which shall be subject in all respects to the Orders):

(a)  Liens held by the Collateral Agent securing the Obligations;

(b)  Liens existing on the Closing Date and set forth on Schedule 7.01(b);

(c)  Liens for Taxes, assessments or governmental (i) which are not overdue for a period of more than thirty (30) days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) the nonpayment of which would not result in a breach of Section 6.14;

(d)  statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)  (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary or (iii) to provide “adequate assurances of payment” as that term is used in section 366 of the Bankruptcy Code;

(f)  Liens incurred in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(g)  easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

(h)  Liens securing an Alternative DIP Financing incurred pursuant to Section 7.03(j);

(i)  [reserved];

(j)  licenses, sublicenses, leases and subleases by any Credit Party as they relate to any aircraft, airframe, engine, Mortgaged Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Collateral Agent pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;

(k)  salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine or Mortgaged Collateral;

(l)  in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Credit Party, to secure such financing;

(m)  Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(n)  Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(o)  leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(p)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(q)  Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(r)  Liens securing any Indebtedness incurred in respect of a Recapitalization Transaction; provided that (x) the Lien does not extend to any additional property other than the Aircraft that secured the Indebtedness that was repaid with the proceeds of such Recapitalization Transaction and (y) the Debtors shall use commercially reasonable efforts to obtain the consent of the providers of such Indebtedness to the grant of junior Liens on such Aircraft in favor of the Collateral Agent to secure the Obligations pursuant to the terms of an intercreditor arrangement satisfactory to the provider of such Indebtedness and the Required DIP Lenders and that shall include a mutually acceptable buy-out right that can be exercised at the request of the Required DIP Lenders;

(s)  any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(t)  Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

(u)  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(v)  Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;

(w)  Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x)  any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

(y)  the modification, replacement, renewal or extension of any Lien permitted by clause (b) or (n) of this Section 7.01; provided that the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof;

(z)  ground leases in respect of real property on which facilities owned or leased by the Borrower or any Subsidiary are located;

(aa) Liens securing Indebtedness permitted pursuant to Section 7.03(m);

(bb) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $10,000,000; provided that any such Liens shall rank junior in priority to Liens securing the Obligations; and

(cc) Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.03(b) to the extent such Liens existed on the Petition Date or are otherwise contemplated by the Orders.

(dd) Liens in respect of the cash collateralization of letters of credit;

(ee) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods (other than tire inventory) entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

Section 7.02 Investments. Make any Investments, except (subject in all respects to the Orders):

(a)  Investments by the Borrower or any Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)  loans or advances to officers, directors, managers, partners and employees of the Borrower or the Subsidiaries for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes;

(c)  asset purchases (including purchases of inventory, supplies and materials) or the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d)  Investments by any Credit Party in any other Credit Party;

(e)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f)  Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.02) permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;

(g)  Investments existing on the Closing Date and set forth on Schedule 7.02;

(h)  Investments in Swap Contracts permitted under Section 7.03(g);

(i)  promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j)  [reserved];

(k)  [reserved];

(l)  Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)  Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n)  [reserved];

(o)  advances of payroll payments to employees in the ordinary course of business;

(p)  [reserved];

(q)  [reserved]; and

(r)  Guarantee Obligations of the Borrower or any Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

If any Investment is made in any Person that is not a Subsidiary on the date of such Investment and such Person subsequently becomes a Subsidiary, such Investment shall thereupon be deemed to have been made pursuant to Section 7.02(d) and to not have been made pursuant to any other clause set forth above.

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, and the Borrower will not permit any Subsidiary to issue any shares of Preferred Stock, except (subject in all respects to the Orders):

(a)  Indebtedness of the Borrower and any of the Subsidiaries under the Credit Documents;

(b)  (A) Indebtedness incurred pursuant to the Prepetition Revolving Credit Agreement in an aggregate principal amount not to exceed (i) $275,000,000 plus (ii) all accrued and unpaid interest, fees, expenses and any other non-principal obligations with respect thereto and (B) Indebtedness incurred pursuant to the Prepetition Secured Notes Indenture in an aggregate principal amount not to exceed (i) the aggregate principal amount of Prepetition Secured Notes outstanding on the Petition Date plus (ii) all accrued and unpaid interest, fees, expenses and any other non-principal obligations with respect thereto;

(c)  other Indebtedness existing on the Closing Date and set forth on Schedule 7.03(c);

(d)  Guarantee Obligations of the Borrower and the Subsidiaries in respect of Indebtedness of any Credit Party; provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the DIP Lenders as those contained in the subordination of such Indebtedness;

(e)  unsecured Indebtedness of the Borrower or any Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that such Indebtedness is incurred in the ordinary course of business or consistent with past practices;

(f)  Attributable Indebtedness and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(g)  Indebtedness in respect of Swap Contracts (i) entered into to hedge or mitigate risks to which Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;

(h)  Indebtedness incurred pursuant to a Recapitalization Transaction; provided that, if such Indebtedness is secured, it shall be secured by Liens incurred pursuant to Section 7.01(r);

(i)  Indebtedness representing deferred compensation to employees of the Borrower and the Subsidiaries incurred in the ordinary course of business;

(j)  an Alternative DIP Financing; provided that (x) the Credit Parties shall have complied with Section 6.26 prior to the initial funding thereunder and (y) the Borrower shall repay all Obligations (other than Obligations in respect of the aggregate principal amount of outstanding Roll-Up Term Loans in excess of $400,000,000) at such time concurrently with the initial funding thereunder;

(k)  [reserved];

(l)  Indebtedness consisting of obligations of the Borrower or any of the Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction or any other Investment expressly permitted hereunder;

(m)  Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course and any Guarantees thereof;

(n)  Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o)  Indebtedness (i) incurred by the Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and (ii) in respect of letters of credit that are fully cash collateralized;

(p)  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q)  [reserved];

(r)  [reserved];

(s)  [reserved];

(t)  [reserved];

(u)  additional Indebtedness in an aggregate principal amount not to exceed $1,000,000; provided that any Indebtedness incurred in reliance on this Section 7.03(u), shall (i) either be secured by Liens that are junior in priority to Liens securing the Obligations or be unsecured and (ii) only be incurred by Credit Parties; and

(v)  all premiums (if any), interest (including post-petition interest and payment-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above;

provided that, notwithstanding the foregoing, no Indebtedness of the Borrower or any Subsidiary owing to any Subsidiary that is not a Credit Party shall be permitted under this Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this section 7.03.

Section 7.04 Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that (subject in all respects to the Orders):

(a)  any Subsidiary may merge or amalgamate with (i) the Borrower (provided that the Borrower shall be the resulting entity) and (ii) any one or more Subsidiaries (provided that when any Subsidiary that is a Credit Party is merging or amalgamating with another Subsidiary, a Credit Party shall be a continuing or surviving Person, as applicable);

(b)  (i) any Subsidiary may liquidate, dissolve or wind up, or (B) any Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and the other Subsidiaries and is not materially disadvantageous to the DIP Lenders and (ii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and the other Subsidiaries and the Required DIP Lenders reasonably determine it is not disadvantageous to the DIP Lenders;

(c)  any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary; provided that if the transferor in such a transaction is a Credit Party, then the transferee must be a Credit Party;

(d)  [reserved];

(e)  [reserved]; and

(f)  a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

Section 7.05 Dispositions. Make any Disposition, except (subject in all respects to the Orders):

(a)  Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Subsidiaries, including returns of Slots to the FAA;

(b)  the Disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents and having reasonably equivalent value therefor;

(c)  Dispositions among the Credit Parties;

(d)  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(e)  Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f)  Dispositions of the type described in clause (e) of the definition of “Permitted Disposition” in the Prepetition Revolving Credit Agreement as in effect on the Closing Date;

(g)  leases, subleases, non-exclusive licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole;

(h)  transfers of property subject to Casualty Events;

(i)  the unwinding of any Swap Contract pursuant to its terms;

(j)  Dispositions not otherwise permitted pursuant to this Section 7.05 in the aggregate amount not to exceed $10,000,000; provided, that (i) the Borrower or any Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents, (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition and (iii) the Borrower or Subsidiary complies with the applicable provisions of Section 2.05;

(k)  the Borrower and the Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(l)  any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and the Subsidiaries as a whole, as determined in good faith by the Borrower;

(m)  the Disposition of the Specified HFS Aircraft; provided that the Debtors receive at least $50,000,000 of Net Cash Proceeds from such Disposition;

(n)  any Disposition contemplated by Section 6.21; and

(o)  any other Disposition of assets or property in the ordinary course of the Debtors’ business and consistent with the Debtors’ past practice;

provided that, notwithstanding the foregoing, any Disposition of the Collateral (other than any Disposition pursuant to (m) or (n) of this Section 7.05) not in the ordinary course of business shall require the consent of the Required DIP Lenders.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Credit Documents and, if requested by the Required DIP Lenders, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized (but not obligated) to take and shall take any actions deemed appropriate in order to effect the foregoing.

The Debtors shall not consummate any Disposition of the Specified HFS Aircraft except pursuant to clause (m) of the first paragraph of this Section 7.05.

Section 7.06 Restricted Payments. Declare or make any Restricted Payment, except (subject to the Orders in all respects):

(a)  each Subsidiary may make Restricted Payments to the Credit Parties;

(b)  [reserved];

(c)  Restricted Payments made on or after the Closing Date for fees and expenses in connection with the Transactions; and

(d)  to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 6.17.

Section 7.07 [Reserved].

Section 7.08 Prepayments, Etc., of Indebtedness.

(a)  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt or any Prepetition Debt (excluding in connection with any Specified HFS Aircraft Liquidity Transaction and/or a Recapitalization Transaction in respect of any Other HFS Aircraft) except, in the case of Prepetition Debt, as permitted herein.

(b)  Amend, modify or change in any manner any term or condition of any Junior Debt Documents or the Prepetition Debt Documents without the consent of the Required DIP Lenders.

Section 7.09 Accounting Changes. Make any Accounting Changes or any other change in its accounting policies or reporting practices, except as required by GAAP.

Section 7.10 Negative Pledge and Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which prohibits or limits (i) the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:

(a)  restrictions and conditions imposed by (A) law or (B) any Credit Document;

(b)  restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)  customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

(d)  customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)  restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f)  any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Subsidiary;

(g)  any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Credit Documents or, in the case of Subordinated Debt, are market terms at the time of issuance, provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.10;

(h)  any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(i)  [reserved];

(j)  customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(k)  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)  customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and the other Subsidiaries of the Borrower to meet their ongoing obligation; and

(m)  restrictions arising in any agreement relating to (i) any Cash Management Obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable cash management services and (ii) any Swap Contacts.

Section 7.11 Special Covenant Regarding Material Intellectual Property. Notwithstanding anything herein to the contrary, no Credit Party shall transfer (by means of Investment, Disposition or otherwise) any Material Intellectual Property to any Person that is not a Credit Party; provided, that, for the avoidance of doubt, this Section 7.12 shall not restrict the Borrower or its Subsidiaries from licensing intellectual property on a non-exclusive basis to any such Person to the extent not otherwise prohibited.

Section 7.12 [Reserved].

Section 7.13 Business Activities. Engage in any businesses other than the Permitted Business.

Section 7.14 Amendments to Organizational Documents and Material Contracts. (i) Amend or otherwise modify any of its Organizational Documents or (ii) terminate, modify or enter into any material contracts, leases or other arrangements, in each case, in a manner that is materially adverse to the DIP Lenders.

Section 7.15 Bankruptcy Matters. The Credit Parties will not permit, and will not permit any of their respective Subsidiaries to, without the Required DIP Lenders’ prior written consent (which consent may be communicated through e-mail) (unless otherwise specified), do any of the following:

(a)  [reserved];

(b)  [reserved];

(c)  subject to the terms of the Orders, assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Credit Documents against any of the Secured Parties;

(d)  [reserved];

(e)  [reserved];

(f)  subject to the terms of the Orders, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agents, the DIP Lenders or other Secured Parties with respect to the Collateral following the occurrence of an Event of Default, including without limitation a motion or petition by any Secured Party to lift an applicable stay of proceedings to do the foregoing (provided that any Debtor may contest or dispute whether an Event of Default has occurred in accordance with the terms of the Orders and the Credit Documents); and

(g)  make or permit to be made any change to the Orders without the prior written consent (which could be in the form of email confirmation from Required DIP Lenders’ counsel) of the Required DIP Lenders and the Agent (with respect to their own rights and duties thereunder).

Section 7.16 [Reserved].

Section 7.17 Formation of Subsidiaries. From and after the Petition Date, no Credit Party may form or acquire any direct or indirect Subsidiary without the prior written consent of the Required DIP Lenders.

Article VIII

Events of Default and Remedies

Section 8.01 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code to the extent provided in the DIP Orders, but subject to the DIP Orders in all respects, with respect to the Debtors and without notice, application or motion, hearing before, or order of the Bankruptcy Court or any notice to any Credit Party, any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a)  Non-Payment. Any Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Credit Document; or

(b)  Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) (solely to the extent a Responsible Officer of the Borrower had actual knowledge of the applicable Event of Default and its obligation to deliver such notice), Section 6.04, Section 6.11, Section 6.21, Section 6.24, Section 6.26 or Article VII; or

(c)  Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for (i) in the case of any failure to perform or observe the covenant set forth in Section 6.01(c) or 6.01(f), two (2) Business Days after such failure and (ii) in the case of the failure to perform or observe any other covenant or agreement, ten (10) Business Days after the earlier of (i) receipt by the Borrower of written notice thereof by the Administrative Agent or the Required DIP Lenders or (ii) a Responsible Officer of the Borrower having obtained actual knowledge of such failure; or

(d)  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Credit Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)  Cross-Default. Any Credit Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any other Indebtedness (other than Indebtedness hereunder or any Indebtedness of any Debtor that was incurred prior to the Petition Date and the enforcement of remedies with respect to which shall have been stayed by the commencement of the Chapter 11 Cases or covered under section 1110 of the Bankruptcy Code) having an aggregate principal amount exceeding $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)  Insolvency Proceedings, Etc. Any ancillary insolvency proceeding in any applicable foreign jurisdiction shall be commenced against any Debtor or any recognition, administrative, and substantive order shall be entered against any Debtor by the applicable court and such proceeding or order shall not have been dismissed, vacated, discharged or stayed for a period of thirty (30) consecutive days after the commencement or entry thereof, as the case may be, in each case without prior consent of the Required DIP Lenders or on terms not satisfactory to the Required DIP Lenders; or

(g)  Judgments. There is entered against a Credit Party a final, enforceable, and non-appealable judgment or order (excluding any First Day Order or any order fixing the amount of any claim in the Chapter 11 Cases) from a court of competent jurisdiction for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance or another indemnity obligation) and such judgment or order shall not be stayed and shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h)  Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts or omissions by any DIP Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the DIP Orders, on a material portion of the Collateral covered thereby; or any Credit Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Credit Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or

(i)  Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by any Guarantor, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Credit Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guarantee (other than (x) as a result of repayment in full of the Obligations and terminations of the Term Loan Commitments, (y) upon the release of such Guarantor as provided for under the Credit Document or in accordance with its terms or (z) resulting from acts or omissions of a Secured Party or the application of applicable law); or

(j)  Change of Control. There occurs any Change of Control; or

(k)  ERISA; Environmental Liability.

(i)  (x) An ERISA Event occurs which, individually or together with other ERISA Events which have occurred, has resulted or could reasonably be expected to result in liability of a Credit Party in an aggregate amount in excess of $50,000,000 or (y) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan the remaining balance of which could reasonably be expected to be in excess of $50,000,000; or

(ii)  Any Credit Party incurs or otherwise becomes subject to an Environmental Liability which, individually or together with all other Environmental Liabilities, has resulted or could reasonably be expected to result in liability of a Credit Party in an aggregate amount in excess of $50,000,000; or

(l)  Dismissal; Conversion. Any of the Chapter 11 Cases of the Debtors shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Debtors shall file a motion or other pleading seeking the dismissal, or conversion to a case under Chapter 7 of the Bankruptcy Code, of any of Chapter 11 Case of any Debtor under section 1112 of the Bankruptcy Code or otherwise without causing all Obligations hereunder to be Paid in Full; or

(m)  Trustee. A trustee under chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases of the Debtors and the order appointing such trustee shall not be reversed or vacated within fifteen (15) days after the entry thereof (or the Credit Parties or their Affiliates shall have acquiesced to the entry of such order) unless consented to by the Required DIP Lenders; or

(n)  Superpriority Claims; Liens. Other than as permitted by the DIP Orders or with respect to an Alternative DIP Financing permitted hereunder, an application shall be filed by any Debtor for the approval of (i) any Superpriority Claim or Lien, other than the DIP Superpriority Claims or the DIP Liens, or an order of the Bankruptcy Court shall be entered granting any Superpriority Claim or Lien other than the DIP Superpriority Claims or the DIP Liens, in any of the Chapter 11 Cases of the Debtors that is pari passu with or senior to the DIP Superpriority Claims or the DIP Liens of the Agents, the DIP Lenders and the other Secured Parties against the Borrower or any other Credit Party hereunder or under any of the other Credit Documents (including the adequate protection Liens and claims provided for in the DIP Orders) or (ii) any Liens senior or pari passu to (A) the Liens securing the Prepetition RCF Obligations or the Prepetition Secured Notes Obligations (each such term as defined in the DIP Order) or (B) the adequate protection Liens granted to the Prepetition RCF Secured Parties or the Prepetition Secured Notes Secured Parties (each such term as defined in the DIP Order); or

(o)  Stay Relief. Other than with the prior written consent (which may be in the form of email confirmation from the Required DIP Lenders’ counsel) of the Required DIP Lenders, the Bankruptcy Court shall enter a final non-appealable order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code (other than any orders under section 1110 of the Bankruptcy Code with respect to Aircraft on account of which the Debtors have not previously made an election under section 1110(a) of the Bankruptcy Code) to (i) the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Debtors which have a value in excess of $50,000,000 in the aggregate or (ii) permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole); or

(p)  Orders; Actions. Other than with the prior written consent (which could be in the form of email confirmation from DIP Lender Counsel) of the Required DIP Lenders:

(i)  the Final DIP Order shall not have been entered by the Bankruptcy Court within thirty-five (35) days following entry of the Interim DIP Order; or

(ii)  if the Final DIP Order does not include a waiver, in form and substance satisfactory to the Required DIP Lenders in their sole discretion, of (x) the right to surcharge the Collateral under section 506(c) of the Bankruptcy Code; (y) the “equities of the case” exception to section 552(b) of the Bankruptcy Code; and (z) marshalling; or

(iii)  an order of the Bankruptcy Court in any of the Chapter 11 Cases shall be entered confirming a plan of reorganization that is not an Acceptable Plan of Reorganization; or

(iv)  an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise amending, supplementing or modifying any DIP Order, or Holdings or any Subsidiary of the Borrower shall apply for the authority to do so, in each case in a manner that is adverse in any respect to the Agents or the DIP Lenders (taken as a whole), without the prior written consent of the Agents (solely with respect to those provisions thereof that affect the rights, obligations, liabilities, duties or treatment of the Administrative Agent and/or the Collateral Agent) and the Required DIP Lenders; or

(v)  the DIP Orders (at all times thereafter) shall cease to create a valid and perfected Lien on the Collateral described therein or the DIP Orders shall cease to be in full force and effect; or

(vi)  any of the Credit Parties or any Subsidiary of the Borrower shall fail to comply with the Orders in any material respect; or

(vii)  other than with respect to the Carve Out (as provided for in the DIP Orders), an order in the Chapter 11 Cases shall be entered (without the consent of the Administrative Agent and the Required DIP Lenders) charging any of the Collateral under section

506(c) of the Bankruptcy Code against any Agent, the DIP Lenders or the Prepetition Noteholders; or

(viii)  other than the Orders, the entry of an order in the Chapter 11 Cases authorizing the use of Cash Collateral or obtaining of financing pursuant to section 364 of the Bankruptcy Code (other than the DIP Facility or any Alternative DIP Financing permitted hereunder); or

(ix)  [reserved]; or

(x)  any Credit Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (1) to grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests in any DIP Collateral (as defined in the DIP Order), whether senior, equal or subordinate to the Collateral Agent’s liens and security interests (in each case, other than with respect to any Alternative DIP Financing permitted hereunder); or (2) to modify or affect any of the rights of any Agent, or the DIP Lenders under the DIP Orders or the Credit Documents and related documents by any plan of reorganization confirmed in the Chapter 11 Cases or other pleading or subsequent order entered in the Chapter 11 Cases.

(q)  Chapter 11 Plan. Filing of a chapter 11 plan that is not an Acceptable Plan of Reorganization or disclosure statement that is not in respect of an Acceptable Plan of Reorganization; or

(r)  Supporting Actions. Any of the Credit Parties or any of their Subsidiaries shall seek, support (including by filing a pleading in support thereof) or fail to contest in good faith any of the matters set forth in clauses (l) through (q) above; or

(s)  Sale Motions. Without the consent of the Required DIP Lenders, any Credit Party shall file (or fail to oppose) any motion seeking an order authorizing the sale of all or substantially all of the assets of the Credit Parties; or

(t)  Use of Encumbered Cash Following Replenishment of Encumbered Cash. Following the Replenishment of Encumbered Cash, any Credit Party shall use any Encumbered Cash, except (i) an inadvertent use of Encumbered Cash or Encumbered Cash used by mistake so long as such inadvertent use or mistake is cured within five (5) days or (ii) as may be agreed in writing by the Required DIP Lenders.

(u)  Adverse Claims.

(i)  Any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) claiming by or through any Credit Party or any of its Subsidiaries, shall obtain Bankruptcy Court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against any of the Agents, the DIP Lenders (in their capacities as such) or any Prepetition Secured Parties and their respective rights and remedies or claims under or related to the DIP Facility in any of the Chapter 11 Cases or the applicable Prepetition Debt or inconsistent with the Credit Documents and the Orders, including with respect to the Debtors’ stipulations, admissions, agreements and releases contained in the applicable Order; or

(ii)  any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) with requisite standing claiming by or through any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) otherwise with requisite standing, directly or indirectly, shall contest, delay, impede or take any other action (including the commencement by or on behalf of the Credit Parties of an avoidance action or other legal proceeding seeking any of the following relief or seeking the entry of any order by the Bankruptcy Court or any other court with appropriate jurisdiction) objecting, challenging, invalidating, avoiding, subordinating, disallowing, recharacterizing or limiting in any respect, as applicable, either (i) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Liens securing the Prepetition Secured Notes Obligations or (ii) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Prepetition Secured Notes Obligations; or

(iii)  any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) with requisite standing claiming by or through any Credit Party or any of its Subsidiaries, or any Person (including the Creditors’ Committee) otherwise with requisite standing, directly or indirectly, shall contest, delay, impede or take any other action (including the commencement by or on behalf of the Credit Parties of an avoidance action or other legal proceeding seeking any of the following relief or seeking the entry of any order by the Bankruptcy Court or any other court with appropriate jurisdiction) objecting, challenging, invalidating, avoiding, subordinating, disallowing, recharacterizing or limiting in any respect, as applicable, either (i) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Liens securing the Obligations (including the Roll-Up Term Loans) or (ii) the enforceability, extent, priority, characterization, perfection, validity or non-avoidability of any of the Obligations (including the Roll-Up Term Loans); or

(iv)  the entry of any order by the Bankruptcy Court or any other court of competent jurisdiction (other than with the consent of the Required DIP Lenders) that invalidates, disallows, recharacterizes, subordinates or otherwise limits in any respect the Roll-Up Term Loans, the Obligations in respect thereof or any Liens securing the same.

(v)  Loss of Exclusivity. The Bankruptcy Court shall enter an order denying, terminating or modifying (i) the Debtors’ exclusive plan filing and plan solicitation periods under section 1121 of the Bankruptcy Code or (ii) the exclusive right of any Debtor to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code, unless such order was entered as a result of a request by, or received support from the Required DIP Lenders.

(w)  Prepetition Payments. The making of any Prepetition Payments other than (i) as permitted by the Orders, (ii) as permitted by any First Day Orders or (iii) approved by the Required DIP Lenders in their sole discretion.

Notwithstanding anything to the contrary in this Section 8.01, a Default (the “Initial Default”) may not be cured pursuant to this Section 8.01:

(i)  if the taking of any action by any Credit Party or Subsidiary that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Credit Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing,

(ii)  in the case of an Initial Default that results in an Event of Default under Section 8.01(h) or (i) that directly results in material impairment of the rights and remedies of the DIP Lenders, Collateral Agent and Administrative Agent under the Credit Documents and that is incapable of being cured,

(iii)  in the case of an Initial Default that results in an Event of Default under Section 8.01(c) arising due to the failure to perform or observe Section 6.05 or 6.06 that directly results in a material adverse effect on the ability of the Borrower and the other Credit Parties (taken as a whole) to perform their respective payment obligations under any Credit Document to which the Borrower or any of the other Credit Parties is a party, or

(iv)  in the case of an Initial Default that results in an Event of Default under Section 8.01(j); or

(v)  in the case of an Initial Default for which (i) the Borrower failed to give notice to the Administrative Agent and the DIP Lenders of such Initial Default in accordance with Section 6.03 of this Agreement and (ii) the Borrower has actual knowledge of such failure to give such notice.

Section 8.02 Remedies Upon Event of Default.

(a)  General. If any Event of Default occurs and is continuing, the Administrative Agent, at the written direction of the Required DIP Lenders, shall take any or all of the following actions (subject to the terms of the DIP Orders):

(i)  declare the commitment of each DIP Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(ii)  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)  exercise on behalf of itself and the DIP Lenders all rights and remedies available to it and the DIP Lenders under the Credit Documents or applicable Law; provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Borrower, the obligation of each DIP Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any DIP Lender;

(iv)  upon five (5) Business Days’ written notice, in accordance with the Orders, the Credit Documents and applicable Law, and without the need for filing any motion for relief from the automatic stay or any other pleading exercise rights and remedies against the Collateral.

Section 8.03 [Reserved].

Section 8.04 Application of Funds. Subject to the DIP Orders, if the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to each Agent, in their respective capacity as such (other than principal and interest, but including Attorney Costs and other amounts payable under Section 10.04 and/or Section 10.05 and amounts payable under Article III);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the DIP Lenders (including Attorney Costs and other amounts payable under Section 10.04 and/or Section 10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) in respect of the New Money Term Loans, ratably among the DIP Lenders holding New Money Term Loans in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the New Money Term Loans, ratably among the DIP Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest (if any) in respect of the Roll-Up Term Loans, ratably among the DIP Lenders holding Roll-Up Term Loans in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Roll-Up Term Loans, ratably among the DIP Lenders in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the payment of all other Obligations of the Credit Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the payment of those claims of creditors to the Credit Parties (including those claims of (a) those holders of Contingent Roll-Up Term Loans and (b) those holders of the Prepetition Secured Notes) that are junior and subordinated to the claims of the DIP Lenders, all subject to, and in accordance with, the priority of payment established by the DIP Orders and other applicable law; it being understood that any amounts payable under this clause Last (other than amounts related to the Contingent Roll-Up Term Loans) shall be distributed to the Borrower for further distribution by the Borrower to the recipients thereof.

Article IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a)  Each DIP Lender hereby irrevocably appoints, designates and authorizes WTNA to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other

Credit Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the DIP Lenders hereby expressly authorize the Administrative Agent and the Collateral Agent to execute, deliver, and to perform its obligations under, each of the Credit Documents to which the Administrative Agent and the Collateral Agent, as applicable, is a party. The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and the Credit Parties shall not have rights as a third-party beneficiary of any such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any DIP Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the terms “agent”, “administrative agent” and “collateral agent” herein and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Agent shall not be deemed to assume any obligations or liabilities of any of the DIP Lenders under this Agreement or any of the other Credit Documents.

(b)  [Reserved].

(c)  Each of the DIP Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such DIP Lender (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for the Secured Parties) for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Required DIP Lenders (or such other number or percentage of the DIP Lenders, in each case, as shall be expressly provided for herein or in the other Credit Documents), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the DIP Lenders hereby expressly authorize the Administrative Agent and the Collateral Agent, as applicable, to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Credit Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the DIP Lenders.

(d)  For purposes of clarity and notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, and without limiting any rights, protections, immunities or indemnities afforded to any Agent hereunder (including without limitation this Article IX), with respect to instances described by phrases such as “satisfactory to the [Administrative][Collateral] Agent”, “approved by the [Administrative][Collateral] Agent”, “acceptable to the [Administrative][Collateral] Agent”, “as determined by the [Administrative][Collateral] Agent”, “in the [Administrative][Collateral] Agent’s discretion”, “selected by the [Administrative][Collateral] Agent”, “elected by the [Administrative][Collateral] Agent”, “requested by the [Administrative][Collateral] Agent” and phrases of similar import that authorize and permit an Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent or the Collateral Agent, as applicable, receiving written direction from the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents),in order to take such action or to exercise such rights. Nothing contained in this Agreement shall require any Agent to exercise any discretionary acts and any permissive grant of power to any Agent hereunder shall not be construed to be a duty to act.

Section 9.02 Delegation of Duties. Any Agent may execute any of its duties under this Agreement or any other Credit Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through trustees, Affiliates, agents, co-agents, sub-agents, supplemental agents, employees, attorneys-in-fact or any other Person (including any Secured Party) as shall be deemed necessary by such Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct or acts or omissions of any trustee, Affiliate, agent, co-agent, sub-agent, supplemental agent, employee, or attorney-in-fact, or other Person that it selects in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgement).

Section 9.03 Liability of Agents.

(a)  No Agent-Related Person shall (a) be liable to any DIP Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby, including their activities as Administrative Agent or Collateral Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein; provided, that no action taken or not taken by any Agent at the direction of the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents) shall be considered gross negligence or willful misconduct of such Agent), (b) have any liability for any action taken, or errors in judgment made, in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts, (c) be responsible in any manner to any DIP Lender or other Person for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, (d) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified DIP Lenders; further, without limiting the generality of the foregoing clause (d), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any DIP Lender or Participant or prospective DIP Lender or Participant is a Disqualified DIP Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified DIP Lender. No Agent-Related Person shall be under any obligation to any DIP Lender or other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Law. As to any matters not expressly provided for by this Agreement or any other Credit Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with written instructions given by the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents), and such instructions, and any action taken or failure to act pursuant thereto, shall be binding on all DIP Lenders. No Agent shall have any liability for any failure or delay in taking any actions contemplated herein as a result of the failure or delay on the part of the Required DIP Lenders to provide such instructions.

(b)  For the avoidance of doubt, each Agent’s rights, protections, indemnities and immunities provided herein shall apply to each Agent for any actions taken or omitted to be taken under this Agreement or any other Credit Documents and any other related agreements in any of their respective capacities and each Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement and in all of the other Credit Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such other Credit Document.

(c)  No Agent shall have any liability for any interest rate published on any publicly available source, by any publication or other source for determining any interest rates applicable to any Loan, including, without limitation, any inaccuracy or error relating to the publication of any such interest rates. No Agent shall be liable for any delay or failure in performing its duties under this Agreement directly or indirectly as a result of the unavailability of Base Rate, Term SOFR or any benchmark or the absence of a designated Benchmark Replacement, including as a result of any delay or error on the part of any other party, or whether as a result of any other party providing or failing to provide any Agent with any information or direction pursuant to the terms of this Agreement or any other Credit Document. No Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Base Rate, Term SOFR or other applicable benchmark, and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Required DIP Lenders and the Borrower, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. No Agent shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Loans, or for any rates compiled by the CME or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment.

(d)  No Agent shall be required to risk or expend its own funds in performing its obligations hereunder or under any other Credit Document or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not indemnified to its satisfaction.

(e)  No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control (such acts shall include, but are not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility) nor shall Agent have any liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator or (iii) the acts or edicts of any government or governmental agency or other group or entity exercise governmental powers.

(f)  No Agent shall be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(g)  No Agent shall have any liability for any failure, inability or unwillingness on the part of any DIP Lender to provide accurate and complete information on a timely basis to such Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall not have any liability for any inaccuracy or error in the performance or observance on such Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

Section 9.04 Reliance by Agents.

(a)  Each Agent may conclusively rely upon (i) any writing, communication, court order, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation delivered by the parties hereto believed by it in good faith to be genuine and to have been signed by an authorized representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and each Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation and (ii) advice and statements of legal counsel, independent accountants and other experts selected by such Agent and shall not incur any liability for any action taken or omitted to be taken in reliance thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required DIP Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the DIP Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents and such request and any action taken or failure to act pursuant thereto shall be binding upon all the DIP Lenders.

Section 9.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless an officer of such Agent responsible for the administration of this Agreement shall have received written notice from a DIP Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the DIP Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required DIP Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the DIP Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each DIP Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any DIP Lender as to any matter, including whether Agent-

Related Persons have disclosed material information in their possession. Each DIP Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each DIP Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the DIP Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any DIP Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated by this Agreement are consummated, the DIP Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent; provided that no DIP Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other Credit Documents) shall be deemed to constitute gross negligence or willful misconduct. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any DIP Lender or any other Person. Without limitation of the foregoing, each DIP Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the DIP Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or replacement of the Administrative Agent and/or the Collateral Agent and termination of this Agreement and/or the other Credit Documents.

Section 9.08 [Reserved].

Section 9.09 Successor Agents.

(a)  Any Agent may resign upon thirty (30) days’ notice to the DIP Lenders and the Borrower. If any Agent resigns under this Agreement, the Required DIP Lenders shall appoint a comparable financial institution to be the successor agent for the DIP Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the retiring Agent (at the sole cost and expense of the Borrower, including with respect to reasonable and documented attorneys’ fees and expenses) may petition a court of competent jurisdiction to appoint a successor agent or may appoint, after consulting with the DIP Lenders and the Borrower, a successor agent that is a comparable financial institution. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Administrative Agent,” “Collateral Agent” or “Agent”, as applicable, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent, as described in this Section 9.09 and/or supplemental agent, as described in Section 9.02), and the retiring Agent’s appointment, powers and duties as the Administrative Agent and/or Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and/or Collateral Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and/or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and/or Collateral Agent by the date which is thirty (30) days following the retiring Agent’s notice of resignation, (i) the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring Agent may deliver the Collateral held hereunder to such Person as directed by the Required DIP Lenders and thereafter shall have no further duties, responsibilities or obligations hereunder and (ii) the DIP Lenders shall perform all of the duties of the Administrative Agent and/or Collateral Agent hereunder until such time, if any, as the Required DIP Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent and/or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required DIP Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Credit Documents.

(b)  Any entity into which an Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidations which an Agent may be party, or any corporation or association to which all or substantially all of the corporate trust or agency business and assets as a whole or substantially as a whole of an Agent may be transferred or sold, shall be the successor Agent under this Agreement and each Credit Document and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or any further action.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the DIP Lenders and the

Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the DIP Lenders, the Administrative Agent and the Collateral Agent and their respective agents and counsel and all other amounts due the DIP Lenders, the Administrative Agent and the Collateral Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each DIP Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the DIP Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent and the Collateral Agent under Section 2.09 and Section 10.04.

The Secured Parties hereby irrevocably authorize the Collateral Agent (either directly or via one or more acquisition vehicles as described below), at the direction of the Required DIP Lenders, to credit bid all or any portion of the respective Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the respective Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Credit Party is subject, and (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the applicable Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis among the DIP Lenders and in accordance with the Lien priorities set forth in the DIP Orders (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Collateral Agent (or the Required DIP Lenders on its behalf) shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Required DIP Lenders to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required DIP Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required DIP Lenders contained in clauses (a) through (i) of Section 10.01), (iii) at the direction of the Required DIP Lenders, the Collateral Agent shall be authorized to assign all or any portion of the relevant Obligations to any such acquisition vehicle pro rata by and among the DIP Lenders as a result of which each of such DIP Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such acquisition vehicle on account of the assignment of the respective Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that the respective Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the applicable DIP Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such

Obligations that had been assigned to the acquisition vehicle shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any DIP Lender any plan of reorganization, arrangement, adjustment or composition affecting any Obligations or the rights of any DIP Lender or to authorize the Administrative Agent to vote in respect of the claim of any DIP Lender in any such proceeding.

Section 9.11 Collateral and Guarantee Matters. The DIP Lenders irrevocably agree:

(a)  that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document shall be automatically and immediately released (each, a “Lien Release Event”) (i) upon satisfaction of the Termination Conditions, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Credit Document to any Person other than any other Credit Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required DIP Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its Guarantee pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Assets;

(b)  [reserved].

(c)  if any Subsidiary Guarantor ceases to be a Subsidiary as a result of a transaction or designation not prohibited hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower) (each a “Guarantee Release Event”), (x) such Subsidiary shall be automatically and immediately released from its Guarantee and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Assets or are being transferred to a Person that is not a Credit Party) shall be automatically and immediately released from its obligations.

Each Agent agrees that it will promptly execute, without recourse, representation or warranty, any such documents as may be reasonably requested and prepared by the Borrower (such actions and such execution, the “Release Actions”), at the Borrower’s sole cost and expense and subject to receipt of a Release Certificate, in connection with a Lien Release Event or Guarantee Release Event and that such actions are not discretionary. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent, as applicable, will promptly (and each DIP Lender irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, to), at the Borrower’s expense, execute and deliver, without recourse, representation or warranty, to the applicable Credit Party such documents as such Credit Party may reasonably request and prepare to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its Guarantee, in each case in accordance with the terms of the Credit Documents and this Section 9.11. Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, prior to releasing its interest in any Collateral, or to release any Guarantor from its Guarantee pursuant to this Section 9.11, the Administrative Agent and/or the Collateral Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that the execution and delivery of such document or instrument evidencing or authorizing such release or subordination is authorized or permitted by this Agreement and the other Credit Documents and that the applicable transaction is permitted under the Credit Documents (“Release Certificate”). Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.

Each DIP Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take the Release Actions and consents to reliance on the Release Certificate. The Secured Parties agree not to give any Agent any instruction or direction inconsistent with the provisions of this Section 9.11. Neither the Administrative Agent nor the Collateral Agent shall be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any identified transaction with the terms of a Credit Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Credit Party in connection with the Collateral or compliance with the terms set forth above or in a Credit Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the DIP Lenders for any failure to monitor or maintain any portion of the Collateral.

The Collateral Agent shall have no obligation whatsoever to the DIP Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents.

Each DIP Lender expressly and irrevocably agrees that it will not hinder or direct the Administrative Agent or Collateral Agent to take any action that will hinder the automatic release of any security interest, Lien or Guarantee provided for by this Section 9.11 (including, without limitation, in connection with any Disposition permitted pursuant to Section 7.05 and including, without limitation, any refusal to release liens, return possessory collateral, execute and/or file release documentation or take any other reasonably requested actions to documents or effectuate the release of Liens on Collateral, in each case, at the Borrower’s sole cost and expense) and expressly and irrevocably agrees that the Administrative Agent and Collateral Agent shall be authorized to, and shall, take any necessary action to release any such security interest, Lien or Guarantee to the extent provided in this Section 9.11 without any obligation or requirement to notify or obtain consent from any DIP Lender.

For the avoidance of doubt, neither the Administrative Agent nor the Collateral Agent shall be responsible for (i) the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments, it being understood that the Borrower shall be solely responsible for, and shall arrange for, the filing and continuation of financing statements or other filing or recording documents or instruments for the perfection of security interests in the Collateral, (ii) the preparation, form, content, sufficiency or adequacy of any such financing statements, (iii) insuring the Collateral or for the payment of Taxes, charges, assessments or liens upon the Collateral, (iv) independently requesting or examining insurance coverage with respect to any Collateral, or (v) obtaining, monitoring or continuing any flood hazard determinations or flood insurance policies or determining whether any flood hazard determinations or flood insurance policies are or should be obtained in respect of the Collateral, and each Lender shall be solely responsible for determining whether it requires that any flood hazard determinations or flood insurance policies be obtained in respect of the Collateral and that it will not rely on the Administrative Agent or the Collateral Agent to make such determination or to see that any such flood hazard determinations or flood insurance policies are in fact obtained.

Section 9.12 Other Agents. None of the DIP Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any DIP Lender. Each DIP Lender acknowledges that it has not relied, and will not rely, on any of the DIP Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Appointment of Supplemental Administrative Agents.

(a)  It is the purpose of this Agreement and the other Credit Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b)  In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)  Should any instrument in writing from any Credit Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14 [Reserved].

Section 9.15 Recovery of Erroneous Payments.

(a)  If the Administrative Agent or the Collateral Agent (x) notifies a DIP Lender or Secured Party, or any Person who has received funds on behalf of a DIP Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent or the Collateral Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent or the Collateral Agent) received by such Payment Recipient from the Administrative Agent or the Collateral Agent or any of its respective Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such

Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Collateral Agent, as applicable, pending its return or repayment as contemplated below in this Section 9.15 and held in trust for the benefit of the Administrative Agent or the Collateral Agent, as applicable, and such DIP Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent or the Collateral Agent, as applicable, may, in its sole discretion, specify in writing), return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent or the Collateral Agent, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Collateral Agent, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting the immediately preceding clause (a), each DIP Lender, Secured Party or any Person who has received funds on behalf of a DIP Lender or Secured Party (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent or the Collateral Agent (or any of its respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of its respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of its respective Affiliates), or (z) that such DIP Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or the Collateral Agent, as applicable, to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such DIP Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent or the Collateral Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or the Collateral Agent, as applicable, pursuant to this Section 9.15(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent or the Collateral Agent pursuant to this Section 9.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.15(a) or on whether or not an Erroneous Payment has been made.

(c)  Each DIP Lender or Secured Party hereby authorizes the Administrative Agent and the Collateral Agent to set off, net and apply any and all amounts at any time owing to such DIP Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent or the Collateral Agent to such DIP Lender or Secured Party under any Credit Document or from any other source against any amount that the Administrative Agent or the Collateral Agent has demanded to be returned under the immediately preceding clause (a).

(d)  The parties hereto agree that (x) irrespective of whether the Administrative Agent or the Collateral Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Collateral Agent, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a DIP Lender or Secured Party, to the rights and interests of such DIP Lender or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 9.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent or the Collateral Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Collateral Agent from the Borrower for the purpose of making such Erroneous Payment.

(e)  Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent or the Collateral Agent in respect of an Erroneous Payment) result in the Administrative Agent or the Collateral Agent becoming, or being deemed to be, a DIP Lender hereunder or the holder of any Loans hereunder.

(f)  To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)  Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent, any transfer of rights or obligations by, or the replacement of, a DIP Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

Article X

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required DIP Lenders and the Borrower or the applicable Credit Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)  extend or increase the Commitment of any DIP Lender without the written consent of each DIP Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments (including any date on which any portion of the Commitments would terminate pursuant to Section 2.06) shall not constitute an extension or increase of any Commitment of any DIP Lender);

(b)  postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each DIP Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)  reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the third to last paragraph to this Section 10.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each DIP Lender directly and adversely affected thereby; provided that only the consent of the Required DIP Lenders shall be necessary to (i) amend the definition of “Default Rate”, (ii) to waive any obligation of the Borrowers to pay interest at the Default Rate or (iii) effectuate or implement any changes in accordance with Section 3.02;

(d)  change any provision of this Section 10.01, Section 2.05(c), Section 2.12(a), Section 2.13, Section 8.04, Section 9.10 or Section 10.07(b)(ii)(6) that would alter the pro rata sharing of payments, ratable reduction of Loans without the written consent of each DIP Lender directly and adversely affected thereby;

(e)  release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each DIP Lender directly and adversely affected thereby; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(f)  release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each DIP Lender directly and adversely affected thereby; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees;

(g)  (i) change the definition of “Required DIP Lenders” or “Required Roll-Up Lenders” or (ii) add an additional Class, in each case, without the written consent of each DIP Lender; or

(h)  except to the extent a DIP Lender is providing such Indebtedness and a bona fide opportunity to participate in the applicable debt has been offered to all existing DIP Lenders on a pro rata basis on not less than five (5) Business Days’ notice, make modifications that add a new tranche of debt, or have the effect of adding a new tranche of debt, subordinate, or have the effect of subordinating, any of the Obligations to any other Indebtedness or subordinate, or have the effect of subordinating, the Liens securing the Obligations to the Liens securing any other Indebtedness (in each case of the foregoing, except Indebtedness that is permitted under this Agreement (as in effect on the Closing Date) to be pari passu or senior in right of payment to the Obligations and/or be secured by a Lien on the Collateral that is pari passu or senior to the Lien securing the Obligations, as applicable), in each case, without the written consent of each DIP Lender directly and adversely affected thereby;

provided, further, that (i) no amendment, waiver, consent, supplement or other modification shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the DIP Lenders required above, affect the rights, duties or obligations of, or any fees or other amounts payable to, or modify any provision for the benefit of, the Administrative Agent or the Collateral Agent, respectively, under this Agreement or any other Credit Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting DIP Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) (A) any amendment or waiver that by its terms affects the rights or duties of DIP Lenders holding Loans or Term Loan Commitments of a particular Class (but not the DIP Lenders holding Loans or Term Loan Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of DIP Lenders that would be required to consent thereto if such Class of DIP Lenders were the only Class of DIP Lenders and (B) subject to Section 2.16(a), in determining whether the requisite percentage of DIP Lenders have consented to any amendment, modification, waiver or other action, any Defaulting DIP Lenders shall be deemed to have voted in the same proportion as those DIP Lenders who are not Defaulting DIP Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all DIP Lenders or each affected DIP Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting DIP Lender in its capacity as a DIP Lender in a manner that differs in any material respect from other affected DIP Lenders, in which case the consent of such Defaulting DIP Lender shall be required.

Notwithstanding the foregoing (but subject to clause (h) above), this Agreement may be amended (or amended and restated) with the written consent of the Required DIP Lenders, and the Borrower and the Administrative Agent (acting at the written direction of the Required DIP Lenders) (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the DIP Lenders holding such credit facilities in any determination of the Required DIP Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Required DIP Lenders and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent (acting at the written direction of the Required DIP Lenders) at the request of the Borrower without the need to obtain the consent of any DIP Lender (other than the Required DIP Lenders) if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, errors, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents. Furthermore, with the consent of the Administrative Agent (acting at the written direction of the Required DIP Lenders) at the request of the Borrower (without the need to obtain any consent of any DIP Lender, other than the Required DIP Lenders), any Credit Document may be amended to cure ambiguities, omissions, errors, mistakes or defects and the Required DIP Lenders’ and Borrower’s joint determination of the existence of any such ambiguity, omission, error, mistake or defect is conclusive evidence of the existence of such ambiguity, omission, error, mistake or defect.

Notwithstanding anything in this Section 10.01 to the contrary, technical and conforming modifications to the Credit Documents may be made with the consent of the Borrower and the Administrative Agent (acting at the written direction of the Required DIP Lenders) to the extent necessary to make any amendments permitted by Section 1.03 and (b) the Credit Parties and the Administrative Agent (acting at the written direction of the Required DIP Lenders) or the Collateral Agent (acting at the written direction of the Required DIP Lenders) may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any DIP Lender under any Credit Document.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Required Roll-Up Lenders shall have the exclusive right to determine the manner and/or the mechanics of repayment, prepayment, satisfaction, discharge, termination or compromise of the Obligations in respect of the Roll-Up Term Loans in connection with the consummation of any Strategic Transaction and/or the effectiveness of any Acceptable Plan of Reorganization, including through any exchange, conversion, cancellation, reinstatement, equitization, credit bid, acceptance of non-cash consideration or other restructuring or reorganization transaction, in each case, other than payment in full in cash; provided that such manner and/or mechanics of repayment, prepayment, satisfaction, discharge, termination or compromise of the Obligations in respect of the Roll-Up Term Loans will be on terms and pursuant to a process administratively feasible and reasonably satisfactory to the Administrative Agent. Each Lender holding Roll-Up Term Loans hereby agrees to be bound by, and to take all actions reasonably requested by the Debtors, the Administrative Agent or the Required Roll-Up Lenders to give effect to any such determination, including the execution and delivery of such instruments and other documentation as may be necessary or desirable to evidence or implement such determination.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (x) this Agreement (including Schedule 2.01(a) and Schedule 2.01(b)) and/or any other Credit Document may be amended, waived or otherwise modified with the consent of the Borrower and the Required DIP Lenders to the extent necessary or desirable to implement, effectuate and/or consummate the DIP Syndication and/or (y) Section 2.06(b), (c) and/or (d) may be amended, waived or otherwise modified with the consent of the Borrower and the Required DIP Lenders; provided that no amendment, waiver or modification pursuant to this paragraph shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Required DIP Lenders, affect the rights, duties or obligations of, or any fees or other amounts payable to, or modify any provision for the benefit of, the Administrative Agent or the Collateral Agent, respectively, under this Agreement or any other Credit Document.

The Borrower shall promptly deliver to the Administrative Agent and the Collateral Agent a copy of any amendment, supplement or waiver to any Credit Document entered into pursuant to this Section 10.01.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a)  General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)  if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)  if to any DIP Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) [reserved]; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)  Electronic Communications. Notices and other communications to the DIP Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any DIP Lender pursuant to Article II if such DIP Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)  The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Credit Parties, any DIP Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Credit Party, any DIP Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Communication or otherwise required for the Platform. In no event shall any Agent-Related Person have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems. Each Credit Party, each DIP Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies. All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1(c), separate terms and conditions posted or referenced in such Platform and related agreements executed by the DIP Lenders and their Affiliates in connection with the use of such Platform. Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

(d)  Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other DIP Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each DIP Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such DIP Lender.

(e)  Reliance by Agents and DIP Lenders. The Administrative Agent and the DIP Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each DIP Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

(f)  Notice to other Credit Parties. The Borrower agree that notices to be given to any other Credit Party under this Agreement or any other Credit Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Credit Party in accordance with the terms hereunder or thereunder.

(g)  Communications. Each Credit Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the

Administrative Agent pursuant to this Agreement and any other Credit Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) [reserved], (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Credit Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.03 shall prejudice the right of the Agents, any DIP Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Credit Document in any other manner specified in this Agreement or any other Credit Document or as any such Agent shall require.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any DIP Lender or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04 Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Agents and each DIP Lender for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with (i) the Chapter 11 Cases generally, (ii) the preparation, negotiation and execution of the Credit Documents, (iii) the funding of the DIP Facility, (iv) the creation, perfection or protection of the liens under the Credit Documents (including all search, filing and recording fees) and (v) the on-going administration of the Credit Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto), including (w) all Attorney Costs of Seward & Kissel LLP, as counsel to the Agents, (x) all Attorney Costs of Dentons US LLP, as counsel to the Fronting Lender, (y) the fees and out-of-pocket costs and expenses (including Attorney Costs) of the Ad Hoc Committee of Secured Noteholders Advisors and (z) the fees and out-of-pocket costs and expenses (including Attorney Costs) of one additional counsel for each of the Administrative Agent, the Collateral Agent and the DIP Lenders in the case of any actual or perceived conflict of interest, and (b) to pay or reimburse the Agents and each DIP Lender for all documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Credit Documents including all costs and expenses incurred in connection with (i) the enforcement of the Credit Documents, (ii) any refinancing or restructuring of the DIP Facility in the nature of a “work-out” and/or (iii) any legal proceeding relating to or arising out of the DIP Facility or the other transactions contemplated by the Credit Documents, and including (x) all Attorney Costs of Seward & Kissel LLP, as counsel to the Agents, (y) the fees and out-of-pocket costs and expenses (including Attorney Costs) of the Ad Hoc Committee of Secured Noteholders Advisors and (z) the fees and out-of-pocket costs and expenses (including Attorney Costs) of one additional counsel for each of the Administrative Agent, the Collateral Agent and the DIP Lenders in the case of any actual or perceived conflict of interest. The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid in accordance with the Orders. The agreements in this Section 10.04 shall survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent, the replacement of any DIP Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and termination of this Agreement and/or the other Credit Documents.

Section 10.05 Indemnification by the Credit Parties. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, the Fronting Lender, each DIP Lender and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, and other representatives (including the Ad Hoc Committee of Secured Noteholders Advisors) (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including (x) all Attorney Costs of Seward & Kissel LLP, as counsel to the Agents and (y) the fees and out-of-pocket costs and expenses (including Attorney Costs) of the Ad Hoc Committee of Secured Noteholders Advisors (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transaction, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including enforcement or protection of its rights hereunder and thereunder, including this Section 10.05), (b) any Term Loan Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Credit Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Credit Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) (i) in the case of any Agent-Related Person, the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) in the case of any Indemnitee other than an Agent-Related Person, the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transaction (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) in the case of any Indemnitee other than an Agent-Related Person, a material breach of the Credit Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of their Affiliates (other than with respect to a claim by or against an Indemnitee acting in its capacity as an Agent or similar role under the Credit Documents). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Credit Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Credit Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents is consummated. All amounts due under this Section 10.05 shall be paid in accordance with the Orders; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation or replacement of the Administrative Agent and/or the Collateral Agent, the replacement of any DIP Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and termination of this Agreement and/or the other Credit Documents. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any DIP Lender, or any Agent or any DIP Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such DIP Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each DIP Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).

Section 10.07 Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of their respective Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each DIP Lender and no DIP Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g), (iv) to an SPC in accordance with the provisions of Section 10.07(h) and (v) by way of any assignments in connection with the Fronting Arrangement (and any other attempted assignment or transfer by any party hereto) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  (i) Subject to the conditions set forth in paragraph (b)(ii) below, any DIP Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it, but not the Term Loan Commitments) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(1)  the Borrower; provided that, (x) no consent of the Borrower shall be required for an assignment (I) of any Term Loan to any other DIP Lender, any Affiliate of a DIP Lender or any Approved Fund, (II) in connection with the Fronting Arrangement and/or the DIP Syndication, or (III) if an Event of Default has occurred and is continuing, to any Assignee and (y) the Borrower shall be deemed to have consented to any such assignment of any Term Loan unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2)  the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan (I) to another DIP Lender, an Affiliate of a DIP Lender or an Approved Fund, or (II) in connection with the Fronting Arrangement and/or the DIP Syndication.

(ii)  Assignments shall be subject to the following additional conditions:

(1)  except in the case of an assignment (I) in connection with the Fronting Arrangement and/or the DIP Syndication, (II) to a DIP Lender or an Affiliate of a DIP Lender or an Approved Fund, or (III) of the entire remaining amount of the assigning DIP Lender’s Loans of any Class, the amount of the Loans of the assigning DIP Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $250,000 unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each DIP Lender and its Affiliates or Approved Funds, if any;

(2)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(3)  (x) the Assignee, if it shall not be a DIP Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(h) and (y) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(4)  the Assignee shall not be a natural person, or a Disqualified DIP Lender (and such Assignee shall be required to represent that it is not a Disqualified

DIP Lender or an Affiliate of a Disqualified DIP Lender that would constitute a Disqualified DIP Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided that the list of Disqualified DIP Lenders shall not be posted or otherwise distributed to the DIP Lenders, prospective DIP Lenders and prospective assignees;

(5)  the Assignee shall not be a Defaulting DIP Lender;

(6)  the Borrower and its Subsidiaries may not purchase any Loans or Commitments;

(7)  no DIP Lender may assign or otherwise transfer its unfunded Term Loan Commitments or any of its rights or obligations with respect thereto; and

(8)  Contingent Roll-Up Term Loans may not be assigned prior to (A) (x) the termination of all Term Loan Commitments or (y) the termination of all Term Loan Commitments (other than Fourth Draw New Money Term Loan Commitments) and written consent by the Required DIP Lenders or the Ad Hoc Committee of Secured Noteholders Advisors to the Administrative Agent and (B) the effectiveness of any amendment, supplement or other modification to this Agreement (including any Schedule to this Agreement and/or the creation and delivery of new Schedules to this Agreement) that the Administrative Agent deems reasonably necessary in order for the Administrative Agent to administer this Agreement (including this Clause (8)); provided that, upon the occurrence of the conditions set forth in both of clauses (A) and (B), Contingent Roll-Up Term Loans may be assigned at any time thereafter in accordance with the other provisions of this Section 10.07.

(c)  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (other than with respect to any assignment by a DIP Lender to an Affiliate of such DIP Lender or an Approved Fund of such DIP Lender) (it being understood that such fee shall only be required to be paid once with respect to multiple assignments pursuant to a single ticket submitted by a DIP Lender to ClearPar) (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a DIP Lender under this Agreement, and the assigning DIP Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning DIP Lender’s rights and obligations under this Agreement, such DIP Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning DIP Lender of its Term Note (if any), the Borrower (at its expense) shall execute and deliver a Term Note to the assignee DIP Lender. Any assignment or transfer by a DIP Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such DIP Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a DIP Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d)  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the DIP Lenders, and the Term Loan Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each DIP Lender pursuant to the terms hereof from time to time (the “DIP Term Loan Register”). The entries in the DIP Term Loan Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the DIP Lenders shall treat each Person whose name is recorded in the DIP Term Loan Register pursuant to the terms hereof as a DIP Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The DIP Term Loan Register is intended to ensure that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103(c) of the United States Treasury Regulations and Section 871(h) and 881(c) of the Code. The DIP Term Loan Register shall be available for inspection by the Borrower, any Agent and any DIP Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)  Any DIP Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) or, so long as whether a prospective participant is a Disqualified DIP Lender may be communicated to a DIP Lender upon request, a Disqualified DIP Lender (each, a “Participant”) in all or a portion of such DIP Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it but excluding its unfunded Term Loan Commitments); provided that (i) such DIP Lender’s obligations under this Agreement shall remain unchanged, (ii) such DIP Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other DIP Lenders shall continue to deal solely and directly with such DIP Lender in connection with such DIP Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a DIP Lender sells such a participation shall provide that such DIP Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such DIP Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable DIP Lender), subject to the requirements and limitations of such Sections (including Section 3.01(h)) and Sections 3.05 and 3.06, to the same extent as if it were a DIP Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(h) shall be provided solely to the participating DIP Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a DIP Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a DIP Lender. Any DIP Lender that sells participations and any Granting DIP Lender shall maintain a register on which it enters the name and the address of each Participant or SPC and the principal amounts and related interest amounts of each Participant’s or SPC’s interest in the Term Loan Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such DIP Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such DIP Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose (without limitation, in no event shall such DIP Lender be a fiduciary of the Borrower for any purpose). No DIP Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations and Section 871(h) and 881(c) of the Code. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

(f)  A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.03 or 3.04 than the applicable DIP Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g)  Any DIP Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such DIP Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such DIP Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such DIP Lender as a party hereto.

(h)  Notwithstanding anything to the contrary contained herein, any DIP Lender (a “Granting DIP Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting DIP Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting DIP Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting DIP Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a DIP Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a DIP Lender would be liable and such liability shall remain with the Granting DIP Lender, and (iii) the Granting DIP Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Term Loan Commitment of the Granting DIP Lender to the same extent, and as if, such Loan were made by such Granting DIP Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting DIP Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i)  Notwithstanding anything to the contrary contained herein, (1) any DIP Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it and (2) any DIP Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a DIP Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging DIP Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a DIP Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)  No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified DIP Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any DIP Lender or Participant or prospective DIP Lender or Participant is a Disqualified DIP Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified DIP Lender.

(k)  [Reserved].

(l)  [Reserved].

Section 10.08 Confidentiality. Each of the Agents and the DIP Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ partners, directors, officers, employees, trustees, investment advisors, professionals and other experts or agents, including accountants, legal counsel, independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified DIP Lender pursuant to this clause (a) but only to the extent that a list of such Disqualified DIP Lenders is available to all DIP Lenders upon request); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement (it being understood that in no event shall such disclosure be made to any Disqualified DIP Lender pursuant to this clause (d) but only to the extent the list of such Disqualified DIP Lenders is available to all DIP Lenders upon request); (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower (it being understood that in no event shall such disclosure be made to any Disqualified DIP Lender pursuant to this clause (d) but only to the extent the list of such Disqualified DIP Lenders is available to all DIP Lenders upon request)), to any pledgee referred to in Section 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any DIP Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Credit Parties received by it from such DIP Lender); (j) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such DIP Lender or any of its Affiliates from a third party that is not, to such DIP Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrower or any of its Affiliates; (l) to the extent that such Information is independently developed by such DIP Lender or any of its Affiliates; (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such DIP Lender or (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or DIP Lenders, as applicable, (in which case the Agent or DIP Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure). In addition, the Agents and the DIP Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the DIP Lenders in connection with the administration and management of this Agreement, the other Credit

Documents, the Term Loan Commitments and the Term Loans. For the purposes of this Section 10.08, “Information” means all information received from any Credit Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of its Subsidiaries or their business, other than any such information that is available to any Agent or any DIP Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Credit Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09 Setoff. In addition to any rights and remedies of the DIP Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates and each DIP Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding payroll, tax, and withholding accounts) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates and such DIP Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Credit Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates or such DIP Lender and its Affiliates hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not such Agent, such DIP Lender or such Affiliate shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each DIP Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such DIP Lender, as the case may be; provided that the failure to give such notice to the Borrower shall not affect the validity of such setoff and application. The rights of each Agent and each DIP Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such DIP Lender may have.

Section 10.10 Counterparts. This Agreement and each other Credit Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Credit Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Credit Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.11 Integration; Orders Control. This Agreement, together with the other Credit Documents and the Agent Fee Letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the DIP Lenders in any other Credit Document shall not be deemed a conflict with this Agreement; and provided, further, that to the extent any specific provision hereof or any other Credit Document is inconsistent with the Orders, the Orders shall control. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each DIP Lender, regardless of any investigation made by any Agent or any DIP Lender or on their behalf and notwithstanding that any Agent or any DIP Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a)  THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN), AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(b)  EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH DIP LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH DIP LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY DIP LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS

REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrower and each other party hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each DIP Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the DIP Lenders except as permitted by Section 7.04.

Section 10.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the DIP Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18 DIP Lender Action. Each DIP Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the DIP Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party. Except with respect to the exercise of setoff rights or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms thereof.

Section 10.19 Know-Your-Customer, Etc. Each DIP Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.20 USA PATRIOT Act. Each DIP Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such DIP Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

Section 10.21 [Reserved].

Section 10.22 Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Credit Parties hereunder shall be absolute and unconditional irrespective of:

(a)  any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Credit Party;

(b)  any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto against any Credit Party;

(c)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Document or any other agreement or instrument relating thereto;

(d)  any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)  any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Credit Document; or

(f)  any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Credit Parties.

Section 10.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the DIP Lenders or the Agents, as applicable, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the DIP Lenders or the Agents, as applicable, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Agent and each DIP Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agents, nor any DIP Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents, each DIP Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Agents do not have any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each Agent and each DIP Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties and each of the Agents, and the DIP Lenders agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agents and each of the DIP Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Agent is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent an Agent has agreed to accept such Electronic Signature, such Agent and each of the DIP Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any DIP Lender without further verification and (b) upon the request of an Agent or any DIP Lender any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither Agent shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Agents shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Each of the Credit Parties and each DIP Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document based solely on the lack of paper original copies of this Agreement, such other Credit Document, and (ii) waives any claim against the Agents and each DIP Lender for any liabilities arising solely from an Agent’s and/or any DIP Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any DIP Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all or a portion of such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any the applicable Resolution Authority.

Section 10.26 DIP Lender Representation. (a) Each DIP Lender (x) represents and warrants, as of the date such Person became a DIP Lender party hereto, to, and (y) covenants, from the date such Person became a DIP Lender party hereto to the date such Person ceases being a DIP Lender party hereto, for the benefit of, the Administrative Agent, and their Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)  such DIP Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such DIP Lender’s entrance into, participation in, administration of and performance of the Loans, Term Loan Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied with respect to such DIP Lender’s entrance into, participation in, administration of and performance of the Loans, Term Loan Commitments and this Agreement,

(iii)  (A) such DIP Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such DIP Lender to enter into, participate in, administer and perform the Loans, Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such DIP Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such DIP Lender’s entrance into, participation in, administration of and performance of the Loans, Term Loan Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such DIP Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a DIP Lender or (2) a DIP Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such DIP Lender further (x) represents and warrants, as of the date such Person became a DIP Lender party hereto, to, and (y) covenants, from the date such Person became a DIP Lender party hereto to the date such Person ceases being a DIP Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such DIP Lender involved in such DIP Lender’s entrance into, participation in, administration of and performance of the Loans, Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

Section 10.27 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting DIP Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)  As used in this Section 10.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.28 Disqualified DIP Lenders.

(a)  Replacement of Disqualified DIP Lenders.

(i)  To the extent that any assignment or participation is made or purported to be made to a Disqualified DIP Lender described in clause (a) of the definition thereof (notwithstanding the other restrictions in this Agreement with respect to Disqualified DIP Lenders), or if any DIP Lender or Participant becomes a Disqualified DIP Lender described in clause (a) of the definition thereof, in each case, without limiting any other provision of the Credit Documents, upon the request of the Borrower, such Disqualified DIP Lender shall be required immediately (and in any event within five Business Days) to assign all or any portion of the Loans and Term Loan Commitments then owned by such Disqualified DIP Lender (or held as a participation) to another DIP Lender (other than a Defaulting DIP Lender or another Disqualified DIP Lender) or Eligible Assignee.

(ii)  Any such assignment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Term Loan Commitments and/or Loans so assigned and (B) the amount that such Disqualified DIP Lender paid to acquire such Term Loan Commitments and/or Loans, in each case without interest thereon (it being understood that if the effective date of any such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Term Loan Commitments and/or Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).

(iii)  The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 10.28. In addition, in connection with any such assignment, (A) if such Disqualified DIP Lender does not execute and deliver to the

Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement DIP Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified DIP Lender shall be paid by the assignee DIP Lender (or, at its option, the Borrower) the amount required pursuant to this Section 10.28, then such Disqualified DIP Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified DIP Lender, and the Administrative Agent shall record such assignment in the DIP Term Loan Register, (B) each DIP Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified DIP Lender paid to acquire Term Loan Commitments and/or Loans held by it, from such DIP Lender and (C) each DIP Lender that is a Disqualified DIP Lender agrees to disclose to the Borrower the amount it paid to acquire the Term Loan Commitments and/or Loans held by it.

(b)  [Reserved].

(c)  Limitation on Rights and Privileges of Disqualified DIP Lenders. Except as otherwise provided in Section 10.01 or in Section 10.28(b)(ii), no Disqualified DIP Lenders shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in writing in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified DIP Lender that purports to be a DIP Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified DIP Lender from becoming a DIP Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other DIP Lenders with respect to voting (other than to the extent provided in Section 10.01 and Section 10.28(b)(ii)), Information and DIP Lender meetings and shall be deemed for all purposes to be, at most, a Defaulting DIP Lender until such time as such Disqualified DIP Lender no longer owns any Loans or Term Loan Commitments.

(d)  Survival. The provisions of this Section 10.28 shall apply and survive with respect to each DIP Lender and Participant notwithstanding that any such Person may have ceased to be a DIP Lender or Participant (or any purported participation to any such DIP Lender shall be void) hereunder or this Agreement may have been terminated.

(e)  Administrative Agent.

(i)  Reliance. The Administrative Agent shall have no liability to the Borrower, any DIP Lender or any other Person in acting in good faith on any notice of Default or acceleration.

(ii)  Disqualified DIP Lender Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified DIP Lenders or for any assignment or participation to a Disqualified DIP Lender.

(iii)  Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified DIP Lenders, Approved Funds or Eligible Assignees. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether or not any DIP Lender or Participant or prospective DIP Lender or Participant is a Disqualified DIP Lender, Approved Fund or Eligible Assignee or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including Information), to any Disqualified DIP Lender or any Lender that is not an Approved Fund or Eligible Assignee.

Section 10.29 Interest Rate Limitation. If any provision of this Agreement or of any of the other Credit Documents would obligate any Credit Party to make any payment of interest or other amount payable to any DIP Lender in an amount or calculated at a rate which would be prohibited by applicable law then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such DIP Lender and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such DIP Lender.

Section 10.30 Registrations with International Registry. To the extent applicable, each of the parties hereto covenants and agrees that it will take all such action reasonably requested by the Borrower or Collateral Agent (acting at the direction of the Required DIP Lenders) in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an administrator and/or a Professional User reasonably acceptable to the Collateral Agent to make registrations with respect to the Mortgaged Collateral and (acting at the direction of the Required DIP Lenders) providing consents to any registration as may be contemplated by the Credit Documents.

Section 10.31 Bankruptcy Matters. This Agreement, the other Credit Documents, and all Collateral Agent’s Liens and other rights and privileges created hereby or pursuant hereto or to any other Credit Document shall be binding upon each Debtor, the estate of each Debtor, and any trustee, other estate representative or any successor in interest of any Debtor in any Chapter 11 Case or any subsequent case under the Bankruptcy Code commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Credit Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and the DIP Lenders and their respective assigns, transferees and endorsees. The Collateral Agent’s Liens created by this Agreement and the other Credit Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Debtor to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Collateral Agent file financing statements or otherwise perfect its Liens under applicable law. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Credit Documents without the prior express written consent of the Administrative Agent (acting at the written direction of the Required DIP Lenders). Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of the Administrative Agent (acting at the written direction of the Required DIP Lenders) shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, each Agent and the DIP Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Credit Documents.

~~Section 10.32 [Reserved]~~Administrative Claim Carve Out.

(a)  In the event a Carve Out Trigger Notice or Enforcement Notice is delivered in accordance with the terms of the Final DIP Order prior to entry of the Agreed Order, the Required DIP Lenders hereby direct the Administrative Agent to first, before the Administrative Agent applies any such amounts in any other manner, turn over any amounts received on account of the Obligations to the Borrower, with any such amounts to be immediately deposited by the Borrower into the Administrative Claim Carve Out Segregated Account(s) to be used to satisfy the Administrative Claim Carve Out Claims, until the balance of the Administrative Claim Carve Out Segregated Account(s) has been funded to the extent necessary to fund the Administrative Claim Carve Out Segregated Account(s) in the manner set forth in paragraph 13 of the Final DIP Order Amendment.

(b)  Upon entry of the Agreed Order, the terms of the Final DIP Order (as amended in accordance with the Final DIP Order Amendment) shall control and this Section 10.32 shall have no further force and effect.

Section 10.33 DIP Order Governs. In the event of a conflict between any provision of this Agreement and the DIP Orders, the DIP Orders shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPIRIT AIRLINES, LLC,
as the Borrower

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SPIRIT AVIATION HOLDINGS, INC.,
as a Guarantor

By:
Name:
Title:

SPIRIT IP CAYMAN LTD.,
as a Guarantor

By:
Name:
Title:

SPIRIT LOYALTY CAYMAN LTD.,
as a Guarantor

By:
Name:
Title:

SPIRIT FINANCE CAYMAN 1 LTD.,
as a Guarantor

By:
Name:
Title:

Spirit – DIP Credit Agreement

SPIRIT FINANCE CAYMAN 2 LTD.,
as a Guarantor

By:
Name:
Title:

Spirit – DIP Credit Agreement

BARCLAYS BANK PLC,
as DIP Lender

By:
Name:
Title:

Spirit – DIP Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

Spirit – DIP Credit Agreement

Exhibit B

Modifications to Final DIP Order

[See attached.]

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: SPIRIT AVIATION HOLDINGS, INC., et al., Debtors.[1]	Chapter 11 Case No. 25-11897 (SHL) Jointly Administered

FINAL ORDER (I) AUTHORIZING THE
DEBTORS TO OBTAIN POSTPETITION FINANCING;
(II) GRANTING SENIOR SECURED LIENS AND SUPERPRIORITY
ADMINISTRATIVE EXPENSE CLAIMS; (III) AUTHORIZING THE
DEBTORS TO UTILIZE CASH IN ENCUMBERED ACCOUNTS;
(IV) GRANTING ADEQUATE PROTECTION; (V) MODIFYING
THE AUTOMATIC STAY; AND (VI) GRANTING RELATED RELIEF

Upon the motion (including as supplemented by the Supplement to DIP Motion, the “DIP Motion”)2 of Spirit Aviation Holdings, Inc. and its direct and indirect subsidiaries (collectively, the “Debtors”), each of which is a debtor and debtor in possession in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), pursuant to sections 105, 361, 362, 363, 364, 503, 506, 507, and 552 of title 11 of the United States Code (the “Bankruptcy Code”), rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and rules 2002-1, 4001-2, and 9013-1 of the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”) promulgated by the United States Bankruptcy Court for the Southern District of New York (the “Court”), seeking entry of an interim order (the “Interim DIP Order”) and this final order (this “Final Order”) providing, among other things,

1 The Debtors’ names and last four digits of their respective employer identification numbers are as follows: Spirit Aviation Holdings, Inc. (1797); Spirit Airlines, LLC (7023); Spirit Finance Cayman 1 Ltd. (7020); Spirit Finance Cayman 2 Ltd. (7362); Spirit IP Cayman Ltd. (4732); and Spirit Loyalty Cayman Ltd. (4752). The Debtors’ mailing address is 1731 Radiant Drive, Dania Beach, FL 33004.

2 Capitalized terms used but not defined herein (including Annex A hereto) shall have the meanings ascribed to them in the DIP Motion or the First Day Declaration, as applicable.

(a)	authorization for Debtor Spirit Airlines, LLC, as borrower (the “Borrower”), to obtain postpetition financing, and for each of the other Debtors to guarantee unconditionally, as guarantors (the “Guarantors”), on a joint and several basis, the Borrower’s obligations in connection with a multi-draw senior secured non-amortizing superpriority priming debtor-in-possession facility (the “DIP Facility”) in the aggregate principal amount of up to $1,225,000,000, comprising:

(i)	new money term loans in an aggregate principal amount of up to $475,000,000, available in four draws, of which (A) a principal amount of $200,000,000 was made available in a single draw (the “Initial Draw”) upon satisfaction of the conditions set forth in the DIP Documents and the entry of the Interim DIP Order, comprising new money term loans (the “Interim New Money DIP Loans”), which was provided and funded through Barclays Bank, PLC, as fronting lender (the “Fronting Lender”),[3] in accordance with the terms of the DIP Credit Agreement (as defined below and attached hereto as Exhibit 3) and the Commitment Letter (as defined below), and (B) an additional principal amount of new money loans (the “Final New Money DIP Loans” and, together with the Interim New Money DIP Loans, the “New Money DIP Loans”) equal to the undrawn portion of the DIP Facility available in three separate draws (each draw, the “Second Draw,” “Third Draw,” and “Fourth Draw”), in the amounts and upon satisfaction of the conditions related to each separate draw set forth in the DIP Documents (as defined below) and the entry of this Final Order, from the lenders (the “DIP Lenders”) providing such New Money DIP Loans or taking such New Money DIP Loans by assignment from the Fronting Lender;

(ii)	upon the DIP Syndication Initial Closing Date and upon the DIP Syndication Final Closing Date, respectively, for Contingent Roll-Up Term Loans deemed to be outstanding under the DIP Credit Agreement in an amount not to exceed the aggregate amount of the Prepetition Secured Notes Obligations constituting principal and (i) accrued and unpaid interest thereon through the Petition Date and (ii) solely to the extent permitted under section 506(b) of the Bankruptcy Code, all interest accrued thereon after the Petition Date (the “Prepetition Secured Notes P&I Obligations”) that are validly tendered in the DIP Syndication by the DIP Syndication Initial Closing Date or the DIP Syndication Final Closing Date, as applicable; and

3 So long as the Fronting Lender is a holder of New Money DIP Loans (as defined below), the Fronting Lender shall be included in the definition of DIP Lenders. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Fronting Lender, by acting in such capacity, does not make any commitments, undertake any obligations, or waive any rights, including whether to take or not take any action or to exercise or seek to exercise any rights or remedies, in each case in connection with any other claims or interests it may hold against any of the Debtors.

2

(iii)	(A) upon entry of the Interim DIP Order, the DIP Syndication Initial Closing Date, and the DIP Syndication Final Closing Date, and subject to the terms and conditions set forth herein and in the DIP Documents, for Contingent Roll-Up Term Loans to be deemed exchanged for term loans deemed made by the DIP Lenders and borrowed by the Borrower under the DIP Credit Agreement (the “Interim Roll-Up”) on a 2 to 1 ratio to Interim New Money DIP Loans actually funded (prior to accounting for any OID (as defined below)) (the “Interim Roll-Up DIP Loans”) and (B) upon entry of this Final Order, and subject in each case to the terms and conditions set forth herein and in the DIP Documents, for Contingent Roll-Up Term Loans to be deemed exchanged (the “Final Roll-Up”) for term loans deemed made by the DIP Lenders and borrowed by the Borrower under the DIP Credit Agreement (the “Final Roll-Up DIP Loans” and, together with the Interim Roll-Up DIP Loans, the “Roll-Up DIP Loans”[4] and, with all obligations related thereto and set forth in the DIP Documents, the “Roll-Up DIP Obligations”; and the Roll-Up DIP Loans, together with the New Money DIP Loans, the “DIP Loans”; and the commitments in respect of the New Money DIP Loans, the “DIP Commitments”; and all obligations related to the DIP Loans and the DIP Commitments, in each case as set forth in the DIP Documents, including the Roll-Up DIP Obligations, the “DIP Obligations”); provided, however, (i) with respect to the Second Draw (if applicable), Contingent Roll-Up Term Loans shall be deemed exchanged for Final Roll-Up DIP Loans on a 2 to 1 ratio to Final New Money DIP Loans actually funded, (ii) subject to the draw conditions set forth in the DIP Credit Agreement for the Second Draw, if such conditions are satisfied for an additional $25,000,000 or $75,000,000, as applicable in accordance with the DIP Credit Agreement, Contingent Roll-Up Term Loans shall be deemed exchanged for Final Roll-Up DIP Loans on a 1 to 1 ratio to Final New Money DIP Loans actually funded (such additional $25,000,000 or $75,000,000 draw, as applicable, the “Incremental Second Draw”) (such Incremental Second Draw being included in the $475,000,000 aggregate new money amount of the DIP Facility), (iii) with respect to the Third Draw (if applicable), Contingent Roll-Up Term Loans shall be deemed exchanged for Final Roll-Up DIP Loans on a 1.25 to 1 ratio to Final New Money DIP Loans actually funded, and (iv) with respect to the Fourth Draw (if applicable), Contingent Roll-Up Term Loans shall be deemed exchanged for Final Roll-Up DIP Loans on a 1.25 to 1 ratio to Final New Money DIP Loans actually funded;

(b)	authorization for the Debtors to enter into the DIP Documents, the Commitment Letter, and any and all other documents related to the fronting or seasoning of the DIP Loans, and to perform their respective obligations thereunder and all such other

4 The Roll-Up DIP Loans shall not exceed (and shall be capped at) the lesser of the total aggregate amount of Prepetition Secured Notes P&I Obligations that are validly tendered in the DIP Syndication and $750 million.

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and further acts as may be necessary, appropriate, or desirable in connection with the DIP Documents;

(c)	authorization for the Debtors to use the proceeds of the DIP Commitments and the Prepetition Collateral (as defined below) and the continued use of Unencumbered Funds, to the extent authorization is necessary, and up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts prior to the Satisfaction of Replenishment Obligations (as defined below) in accordance with the terms hereof, to pay fees and interest under the DIP Facility and to provide working capital for, and for other general corporate purposes of, the Debtors, including for funding the Carve Out (as defined below) and paying any Adequate Protection Obligations (as defined below);

(d)	approval, on a final basis, of the Debtors’ replenishment of the Specified Encumbered Accounts in an amount equal to the amount used by the Debtors of the $120,000,000 of Encumbered Cash that was authorized to be used pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order, upon the later to occur of the Debtors’ receipt of (i) the Initial Draw and (ii) the proceeds from the AerCap Liquidity Payment (as defined below);

(e)	for the grant of adequate protection to the RCF Secured Parties (as defined below) and the Secured Notes Parties (as defined below);

(f)	authorization for the Debtors to pay, on a final and irrevocable basis, the principal, interest, fees, expenses, and other amounts payable under the DIP Documents as such become earned, due and payable, including, without limitation the OID (as defined below) and the Backstop Premium (as defined below), agency fees, audit fees, appraisal fees, valuation fees, administrative and collateral agents’ fees, and the reasonable and documented fees and disbursements of the DIP Facility Agent’s (as defined below) and the other DIP Secured Parties’ (as defined below) attorneys, advisors, accountants, appraisers, bankers, and other consultants, all to the extent provided in, and in accordance with, the DIP Documents;

(g)	the grant to the DIP Facility Agent, for the benefit of itself and the other DIP Secured Parties, of automatically perfected, valid, enforceable, non-avoidable, and fully-perfected liens and security interests pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and priming liens pursuant to section 364(d)(1) of the Bankruptcy Code on the DIP Collateral (as defined below) and all proceeds thereof, including, upon entry of this Final Order, Avoidance Proceeds (as defined below and to the extent provided herein), subject and subordinate only to (i) the Carve Out, (ii) the Permitted Liens (as defined below), if any, (iii) the Secured Notes Cash Collateral Adequate Protection Liens (but solely until the Satisfaction of Replenishment Obligations) and (iv) in respect of the Revolving Priority Collateral (as defined herein), the prepetition and post-petition liens and security interests in favor of the RCF Secured Parties with respect to the Prepetition RCF Obligations and RCF Adequate Protection Obligations, in each case, on the terms

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and conditions set forth in this Final Order (including the relative priorities set forth in Exhibit 1 hereto) and the DIP Documents, to secure the DIP Obligations;

(h)	the granting of superpriority administrative expense claims pursuant to section 364(c)(1) of the Bankruptcy Code against each of the Debtors’ estates to the DIP Facility Agent and the other DIP Secured Parties, with respect to the DIP Obligations with priority over any and all administrative expenses of any kind or nature, subject, and subordinate only to the Carve Out, on the terms and conditions set forth herein and in the DIP Documents;

(i)	effective upon entry of this Final Order, authorization for the waiver of (i) the Debtors’ and the estates’ rights to surcharge against the DIP Collateral or the Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code with respect to the DIP Secured Parties or the Secured Parties, (ii) the doctrine of “marshaling” and any other similar equitable doctrine with respect to the DIP Collateral and the Prepetition Collateral to the extent set forth herein, and (iii) the “equities of the case” exception under Bankruptcy Code 552(b) with respect to the proceeds, products, offsprings, or profits of the Prepetition Collateral;

(j)	subject to the terms of this Final Order, authorization for the DIP Facility Agent and the other DIP Secured Parties to exercise remedies under the DIP Documents on the terms described herein upon the occurrence and during the continuance of a DIP Termination Event (as defined below);

(k)	the modification of the automatic stay imposed pursuant to section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms of this Final Order; and

(l)	that this Court schedule a final hearing (the “Final Hearing”) to consider entry of this Final Order authorizing and approving, on a final basis, the terms set forth herein;

in each case, as and to the extent set forth herein; and the Court having held an interim hearing on September 8, 2025 (the “First Interim Hearing”) on the relief requested in the Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion, and (V) Granting Related Relief [ECF No. 79] (the “First Adequate Protection Motion”); and the Court having considered the First Adequate Protection Motion, the Declaration of Fred Cromer in Support of the Chapter 11 Proceedings and First Day Pleadings [ECF No. 19] (the “First Day Declaration”), and the Declaration of Fred Cromer in Support of

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the Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion, and (V) Granting Related Relief [ECF No. 79-1] (the “Cromer Declaration”); and the Court having entered the Interim Order (I) Authorizing the Debtors to Utilize Cash Collateral, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion, and (V) Granting Related Relief [ECF No. 89] (the “First Interim Adequate Protection Order”); and the Court having held a second interim hearing on September 30, 2025 (the “Second Interim Hearing”) on the relief requested in the First Adequate Protection Motion and the Supplemental Motion of the Debtors for Entry of Second Interim and Final Orders (I) Authorizing the Debtors to Use Cash in Encumbered Accounts, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion and the Supplemental Motion, and (V) Granting Related Relief [ECF No. 141] (the “Supplemental Adequate Protection Motion”); and the Court having considered the First Adequate Protection Motion, Supplemental Adequate Protection Motion, the First Day Declaration, the Cromer Declaration, and the Declaration of Scott Farnsworth in Support of the Supplemental Motion of the Debtors for Entry of Second Interim and Final Orders (I) Authorizing the Debtors to Use Cash in Encumbered Accounts, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion and the Supplemental Motion, and (V) Granting Related Relief [ECF No. 142] (the “Farnsworth Declaration”); and the Court having entered the Second Interim Order (I) Authorizing the Debtors to Utilize Cash in Encumbered Accounts, (II) Granting Adequate Protection, (III) Modifying the Automatic Stay, (IV) Scheduling a Further Hearing on the Motion and Supplemental Motion, and (V) Granting Related Relief [ECF No. 224] (the “Second Interim

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Adequate Protection Order”); and the Court having held an interim hearing on October 10, 2025 on the relief requested in the DIP Motion (the “Interim DIP Hearing”); and the Court having considered the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, the DIP Motion, the First Day Declaration, the Cromer Declaration, the Farnsworth Declaration, and Declaration of Brent Herlihy in Support of Motion of Debtors for Entry of (I) Interim and Final Orders, Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 503, 506, 507, and 552, (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Granting Senior Secured Liens and Superpriority Administrative Expense Claims, (C) Granting Adequate Protection, (D) Modifying the Automatic Stay, (E) Scheduling a Final Hearing on the Motion, and (F) Granting Related Relief and (II) Third Interim Order (A) Authorizing the Debtors to Utilize Cash in Encumbered Accounts; (B) Granting Adequate Protection; (C) Modifying the Automatic Stay; (D) Scheduling a Final Hearing on the Motion; and (E) Granting Related Relief [ECF No. 194] (the “DIP Declaration” and, collectively with the First Day Declaration, the Cromer Declaration, and the Farnsworth Declaration, the “Declarations”); and the Court having entered the (I) Interim Order (A) Authorizing the Debtors to Obtain Postpetition Financing; (B) Granting Senior Secured Liens and Superpriority Administrative Expense Claims; (C) Granting Adequate Protection; (D) Modifying the Automatic Stay; (E) Scheduling a Final Hearing on the Motion; and (F) Granting Related Relief; and (II) Third Interim Order (A) Authorizing the Debtors to Utilize Cash in Encumbered Accounts; (B) Granting Adequate Protection; (C) Modifying the Automatic Stay; (D) Scheduling a Final Hearing on the Motion; and (E) Granting Related Relief [ECF No. 250]; and the Court having considered the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, the DIP Motion, the Declarations, and the evidence submitted and the arguments proffered or adduced at the First Interim Hearing, the Second Interim Hearing, the

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Interim DIP Hearing, and the Final Hearing (the Final Hearing, collectively with the First Interim Hearing, the Second Interim Hearing, and the Interim DIP Hearing, the “Hearings”); and upon the record of the Chapter 11 Cases; and due and proper notice of the Final Hearing having been given in accordance with Bankruptcy Rule 4001, all applicable Local Rules, and the Case Management Procedures; and it appearing that no other or further notice need be provided; and all objections, if any, to the relief requested in the DIP Motion having been withdrawn, resolved or overruled by the Court; and it appearing to the Court that granting the relief requested in the Interim DIP Order was necessary to avoid immediate and irreparable harm to the Debtors and their estates and granting the relief request in this Final Order is fair and reasonable and in the best interests of the Debtors, their estates, their creditors, and all parties in interest, and is essential for the continued operation of the Debtors’ businesses and the preservation of the value of the Debtors’ estates; and it appearing that the Debtors’ entry into the DIP Documents is a sound and prudent exercise of the Debtors’ business judgment; after due deliberation and consideration, and for good and sufficient cause appearing therefor;

BASED ON THE REPRESENTATIONS OF THE DEBTORS, THE CREDITORS’ COMMITTEE, AND OTHER PARTIES, AND THE EVIDENCE PRESENTED, AT THE FINAL HEARING, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:5

5 The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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A.                Petition Date. On August 29, 2025 (the “Petition Date”), each Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code commencing the Chapter 11 Cases.

B.                 Debtors in Possession. The Debtors remain in possession of their property and continue to operate and manage their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered, for procedural purposes only, pursuant to Bankruptcy Rule 1015(b), as ordered by the Court [ECF No. 35].

C.                 Committee Formation. On September 17, 2025, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”) pursuant to section 1102 of the Bankruptcy Code [ECF No. 117].

D.                Jurisdiction and Venue. This Court has jurisdiction over the Chapter 11 Cases, the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, and the DIP Motion, and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. This Court’s consideration of the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, and the DIP Motion constitutes a core proceeding pursuant to 28 U.S.C. § 157(b). Venue for these Chapter 11 Cases and the proceedings on the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, and the DIP Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

E.                 Statutory Predicates for Relief. The statutory predicates for the relief set forth herein are sections 105, 361, 362, 363, 364, 503, 506, 507, and 552 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6003, 6004, and 9014, and Local Rule 4001-2.

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F.                  Cash Collateral. As used herein, the term “Cash Collateral” shall mean any of the Debtors’ cash, wherever located and held, including cash in deposit accounts, that constitutes or will constitute “cash collateral” of any of the Secured Parties or the DIP Secured Parties within the meaning of section 363(a) of the Bankruptcy Code.

G.                Debtors’ Stipulations. Subject only to the rights of parties in interest contained in paragraph 15 of this Final Order (and subject to the limitations contained therein), the Debtors stipulate and agree as to the following (collectively, the “Debtors’ Stipulations”):

(i)                 Secured Notes. Pursuant to that certain Indenture for the PIK Toggle Senior Secured Notes due 2030 (the “Secured Notes”), dated as of March 12, 2025 (as amended by that certain First Supplemental Indenture, dated as of March 12, 2025, and as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Secured Notes Indenture”), by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. as co-issuers (together, the “Secured Notes Issuers”), Spirit Airlines, LLC (as successor-in-interest to Spirit Airlines, Inc.) as parent guarantor, Spirit Aviation Holdings, Inc. as guaranteeing parent, the other guarantors from time to time party thereto (collectively, the “Secured Notes Guarantors”), and Wilmington Trust, National Association, as trustee and collateral custodian (in such capacities, the “Secured Notes Trustee”), for the benefit of the holders of the Secured Notes (collectively, the “Secured Noteholders”), the Secured Notes Issuers issued the Secured Notes to the Secured Noteholders, and the Secured Notes Guarantors guaranteed on a joint and several basis the obligations of the Secured Notes Issuers under the Secured Notes Indenture. Pursuant to that certain Amended and Restated Collateral Agency and Accounts Agreement dated as of March 12, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Secured Notes Collateral Agency & Accounts

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Agreement”; and, together with the Secured Notes Indenture and the other Senior Secured Debt Documents (as defined in the Secured Notes Collateral Agency & Accounts Agreement), the “Secured Notes Documents”), by and among the Secured Notes Issuers, the other grantors from time to time party thereto, the Secured Notes Trustee, Wilmington Trust, National Association, as depositary (in such capacity, the “Secured Notes Depositary”) and collateral agent (in such capacity, the “Secured Notes Collateral Agent” and, together with the Secured Notes Trustee, the Secured Noteholders, the Secured Notes Depositary, and each of the other Senior Secured Parties (as defined in the Secured Notes Collateral Agency & Accounts Agreement), collectively the “Secured Notes Parties”), and the other senior secured debt representatives from time to time party thereto, the Secured Notes Collateral Agent was appointed to act as collateral agent for the Secured Notes Parties, including with respect to holding, maintaining, administering, and distributing the Prepetition Secured Notes Collateral.

(ii)              Prepetition Secured Notes Obligations. As of the Petition Date, the Secured Notes Issuers and the Secured Notes Guarantors, without defense, counterclaim, or offset of any kind, were jointly and severally indebted and liable to the Secured Notes Parties under the Secured Notes Documents in the aggregate principal amount of not less than $856,110,857.78 of the outstanding Secured Notes, plus all other fees, costs, expenses, indemnification obligations, reimbursement obligations (including on account of issued and undrawn letters of credit), charges, premiums, if any, additional interest (including interest paid-in-kind), any other “Obligations” (as defined in the Secured Notes Indenture), and all other obligations of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing, or chargeable under the Secured Notes Documents (collectively, the “Prepetition Secured Notes Obligations”). The Prepetition Secured Notes Obligations constitute legal, valid, binding, and non-avoidable

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obligations against each of the Secured Notes Issuers and the Secured Notes Guarantors and are not subject to any avoidance, recharacterization, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise.  No payments made to or for the benefit of (or obligations (other than liens and security interests, which are addressed in paragraph ~~G~~G(iii) below) incurred to or for the benefit of) the Secured Notes Parties by, or on behalf of, any of the Debtors prior to the Petition Date under or in connection with the Secured Notes Documents are subject to avoidance, recharacterization, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise.

(iii)            Prepetition Secured Notes Liens. Pursuant to the Secured Notes Documents, prior to the Petition Date, the Secured Notes Issuers and the Secured Notes Guarantors each granted to the Secured Notes Collateral Agent, for the benefit of the holders of the Secured Notes and the other Secured Notes Parties, liens on and security interests in (the “Prepetition Secured Notes Liens”) the “Collateral” (as defined in the Secured Notes Collateral Agency & Accounts Agreement) (the “Prepetition Secured Notes Collateral”). As of the Petition Date, the Prepetition Secured Notes Liens (i) are valid, binding, perfected (with respect to funds held in any deposit account (as defined in Section § 9-102 (29) of the UCC), solely to the extent such cash is (A) identifiable proceeds (within the meaning of §§ 9-315 (a) and (b) of the UCC) of Prepetition Secured Notes Collateral or (B) held subject to a control agreement for the benefit of the Secured Notes Parties), and enforceable (x) first priority liens and security interests in the Prepetition Secured Notes Collateral constituting Notes Priority Collateral (as defined in that certain Notes Priority Collateral Intercreditor Agreement, dated as of March 12, 2025, by and among the

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Debtors, the RCF Administrative Agent, and the Secured Notes Collateral Agent (the “Notes Priority Collateral ICA”)), which valid, binding, perfected, and enforceable Prepetition Secured Notes Liens extended to, among other things, (1) the following accounts and all assets contained therein as of the Petition Date, and the proceeds thereof: (A) the accounts in the name of Spirit Airlines, LLC with the last four digits 6877 and 1857, each maintained at JP Morgan Chase, N.A.; (B) the account in the name of Spirit Airlines, LLC with the last four digits 8796 maintained at U.S. Bank, N.A.; and (C) the accounts in the name of Spirit Loyalty Cayman Ltd. with the last four digits x5-000, x5-001, x5-002, x5-004, and x5-005, each maintained at Wilmington Trust, National Association (the “Cayman Accounts”) (collectively, (A)-(C), the “Encumbered Accounts”) and (2) the approximately $23,000,000 in post-petition amounts received or expected to be received from the Debtors’ credit card processors on account of prepetition sales (the “Straddle Credit Card Receipts”), which as of the date hereof are held in the account in the name of Spirit Airlines, LLC with the last four digits 6877 maintained at JP Morgan Chase, N.A., and (y) second priority liens and security interests in the Prepetition Secured Notes Collateral constituting Revolving Priority Collateral (as defined in the RCF Priority Collateral ICA), junior only to the Prepetition RCF Liens on the Revolving Priority Collateral pursuant to the terms of the RCF Priority Collateral ICA and RCF Permitted Liens, (ii) except to the extent, if any, that certain liens or security interests in certain real property may be subject to avoidance under the Bankruptcy Code or other applicable law, are not subject, pursuant to the Bankruptcy Code or other applicable law, to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense, or Claim of any kind, (iii) as of the Petition Date are subject and/or subordinate to certain permitted liens as permitted under the Secured Notes Indenture, to the extent such permitted liens are (a) valid, perfected, and non-avoidable liens on the Petition Date or (b) valid liens in existence

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on the Petition Date that are perfected subsequent to the Petition Date in accordance with section 546(b) of the Bankruptcy Code (the “Secured Notes Permitted Liens”), and (iv) constitute the legal, valid, and binding obligation of the Secured Notes Issuers and the Secured Notes Guarantors, enforceable in accordance with the terms of the applicable Secured Notes Documents. As of the Petition Date, there was $302,610,533 of cash, funds, investments, and securities in the Encumbered Accounts (together with the Straddle Credit Card Receipts and any amounts received post-petition into the Cayman Accounts, the “Encumbered Cash”).

(iv)             Intercompany Loan. Pursuant to that certain Second Amended and Restated Loyalty Program Intercompany Note, dated as of March 12, 2025 (the “Intercompany Note”), among Spirit Airlines, LLC (as successor-in-interest to Spirit Airlines, Inc.), as payor (in such capacity, the “Intercompany Borrower”), and Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. or their respective registered assigns, as payees (in such capacities, the “Intercompany Lenders”), the Intercompany Lenders have extended unsecured credit to the Intercompany Borrower (the “Intercompany Loan”).

(v)               Intercompany Loan Obligations. As of the Petition Date, the Intercompany Borrower, without defense, counterclaim, or offset of any kind, was indebted and liable to the Intercompany Lenders under the Intercompany Note in the aggregate principal amount of not less than $1,110,000,000.00, plus accrued and unpaid interest thereon as of the Petition Date (collectively, the “Intercompany Loan Obligations”). The Intercompany Loan Obligations constitute legal, valid, binding, and non-avoidable obligations against certain of the Debtors and are not subject to any avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise. No payments made to or for the benefit

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of (or obligations incurred to or for the benefit of) the Intercompany Borrower by or on behalf of any of the Debtors under or in connection with the Intercompany Loan prior to the Petition Date are subject to avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise.

(vi)             Revolving Credit Facility. Pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2025 (as amended to date, the “Amended and Restated Revolving Credit Facility Agreement”), among Spirit Airlines, LLC (as successor-in-interest to Spirit Airlines, Inc.) (the “RCF Borrower”), the guarantors from time to time party thereto (“RCF Guarantors”), the lenders from time to time party thereto (the “RCF Lenders”), and Citibank, N.A., as administrative agent (“RCF Administrative Agent”), and Wilmington Trust, National Association, as collateral agent (“RCF Collateral Agent” and, together with the RCF Administrative Agent, the “RCF Agents”), the RCF Lenders have extended credit in the form of revolving loans to the RCF Borrower.

(vii)          Prepetition RCF Obligations. As of the Petition Date, the RCF Loan Obligors, without defense, counterclaim, or offset of any kind, were jointly and severally indebted and liable to the RCF Secured Parties under the RCF Loan Documents in the aggregate principal amount of not less than $275,000,000.00, which consists of not less than $275,000,000.00 in aggregate principal amount of revolving loans, plus accrued and unpaid interest thereon as of the Petition Date, plus all other fees, costs, expenses, indemnification obligations, reimbursement obligations, charges, premiums, if any, additional interest, any other “Obligations” (as defined in the Amended and Restated Revolving Credit Facility Agreement), and all other obligations of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due,

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owing, or chargeable under the RCF Loan Documents (collectively, the “Prepetition RCF Obligations”). The Prepetition RCF Obligations constitute legal, valid, binding, and non-avoidable obligations against the RCF Loan Obligors and are not subject to any avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise. No payments made to or for the benefit of (or obligations (other than liens and security interests, which are addressed in paragraph G(viii) below) incurred to or for the benefit of) the RCF Secured Parties by or on behalf of any of the Debtors prior to the Petition Date under or in connection with the RCF Loan Documents are subject to avoidance, recharacterization, counterclaim, defense, offset, subordination, other claim, cause of action, or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise.

(viii)        Prepetition RCF Liens. Pursuant to the RCF Loan Documents, prior to the Petition Date, the RCF Borrower and the RCF Guarantors each granted to the RCF Collateral Agent, for the benefit of the holders of the RCF Lenders and the other RCF Secured Parties, liens on and security interests in (the “Prepetition RCF Liens”) the “Collateral” (as defined in the Amended and Restated Revolving Credit Facility Agreement) (the “Prepetition RCF Collateral”). As of the Petition Date, the Prepetition RCF Liens (i) are valid, binding, perfected (with respect to funds held in any deposit account (as defined in Section § 9-102 (29) of the UCC), solely to the extent such cash is (A) identifiable proceeds (within the meaning of §§ 9-315 (a) and (b) of the UCC) of Prepetition RCF Collateral or (B) held subject to a control agreement for the benefit of the RCF Secured Parties), and enforceable (x) first priority liens and security interests in the Prepetition RCF Collateral constituting Revolving Priority Collateral (as defined in the

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Revolving Priority Collateral Intercreditor Agreement, dated as of March 12, 2025 (the “RCF Priority Collateral ICA”)) and (y) second priority liens and security interests in the Prepetition RCF Collateral constituting Notes Priority Collateral (as defined in the Notes Priority Collateral ICA), junior only to the Prepetition Secured Notes Liens on the Notes Priority Collateral pursuant to the terms of the Notes Priority Collateral ICA and Secured Notes Permitted Liens, (ii) except to the extent, if any, that certain liens or security interests in certain real property may be subject to avoidance under the Bankruptcy Code or other applicable law, are not subject, pursuant to the Bankruptcy Code or other applicable law, to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense, or Claim of any kind, (iii) as of the Petition Date are subject and/or subordinate to certain permitted liens as permitted under the Amended and Restated Revolving Credit Facility Agreement to the extent such permitted liens are (a) valid, perfected, and non-avoidable liens on the Petition Date or (b) valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date in accordance with section 546(b) of the Bankruptcy Code (the “RCF Permitted Liens”), and (iv) constitute the legal, valid, and binding obligation of the RCF Loan Obligors, enforceable in accordance with the terms of the applicable RCF Loan Documents.

H.                Findings Regarding DIP Facility and Use of Prepetition Collateral.

(i)                 Need to Use Cash in the Specified Encumbered Accounts. The Debtors had a need to use up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts to, among other things, (i) permit the orderly continuation of their respective businesses, (ii) maintain business relationships with their vendors, suppliers, customers, and other parties, (iii) pay the costs of the administration of the Chapter 11 Cases, (iv) satisfy the Adequate Protection Obligations (as defined below), and (v) satisfy other working capital and general corporate purposes of the

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Debtors. The Debtors’ ability to obtain liquidity through the use of up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts was vital to the Debtors’ efforts to maximize the value of their assets. On October 27, 2025, in accordance with the Second Interim Adequate Protection Order and the Interim DIP Order, the Satisfaction of Replenishment Obligations occurred.

(ii)              Need for Postpetition Financing. The Debtors have a need to obtain the DIP Facility to, among other things, (i) permit the orderly continuation of their respective businesses, (ii) maintain business relationships with their vendors, suppliers, customers, and other parties, (iii) pay the costs of the administration of the Chapter 11 Cases, (iv) satisfy the Adequate Protection Obligations (as defined below), and (v) satisfy other working capital and general corporate purposes of the Debtors. The Debtors’ ability to obtain liquidity through the incurrence of the new indebtedness for borrowed money and other financial accommodations under the DIP Facility is vital to the Debtors’ efforts to maximize the value of their assets.

(iii)            Inability to Obtain More Favorable Financing. The Debtors are unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Documents and are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtors also are unable to obtain secured credit allowable under sections 364(c)(1), 364(c)(2), and 364(c)(3) of the Bankruptcy Code for the purposes set forth in the DIP Documents without the Debtors (i) granting to the DIP Facility Agent, for the benefit of itself and the other DIP Secured Parties, the DIP Liens (as defined below) and (ii) incurring the Adequate Protection Obligations, in each case, under the terms and conditions set forth in the Interim DIP Order, this Final Order, and the DIP Documents, in each case of (i) and (ii), subject and subordinate to the Carve Out.

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(iv)             Business Judgment. The terms of the DIP Facility, the DIP Documents, and the terms on which the Debtors may continue to use the Prepetition Collateral (including the terms on which the Debtors used up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts prior to the Satisfaction of Replenishment Obligations), in each case, pursuant to the DIP Documents are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties.

(v)               Good Faith. The Interim DIP Order, this Final Order, the DIP Facility, the Adequate Protection Obligations, and the use of Prepetition Collateral have been negotiated in good faith and at arm’s length among the Debtors, the DIP Facility Agent, and the other DIP Secured Parties, and all of the Debtors’ DIP Obligations shall be deemed to have been extended by the DIP Facility Agent and the other DIP Secured Parties in good faith as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code. The DIP Obligations, the DIP Liens, and the DIP Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code to the extent provided therein in the event that this Final Order or any provision hereof is vacated, reversed, or modified on appeal or otherwise, and any liens or claims granted, or payments made, in each case, to the DIP Secured Parties and arising prior to the effective date of any such vacatur, reversal, or modification of this Final Order shall be governed in all respects by the original provisions of this Final Order, including entitlement to all of the rights, remedies, privileges, and benefits granted herein.

(vi)             Arm’s Length, Good Faith Negotiations. Based on the representations of the Debtors and the evidence presented at the Hearings, the terms of this Final Order, including the Adequate Protection Obligations and the use of the Prepetition Collateral (including the terms

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on which the Debtors used up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts prior to the Satisfaction of Replenishment Obligations), have been negotiated in good faith and at arm’s length between the Debtors, the DIP Secured Parties, and the Secured Parties. The DIP Secured Parties and the Secured Parties have acted in good faith in respect of all actions taken by them in negotiating, implementing, documenting, or obtaining requisite approvals of the Debtors’ incurrence of the DIP Facility and use of up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts prior to the Satisfaction of Replenishment Obligations and other Prepetition Collateral, including in respect of all of the terms of this Final Order, all documents related thereto, and all transactions contemplated by the foregoing.

(vii)          Contingent Roll-Up Term Loans. Upon entry of the Interim DIP Order and as reaffirmed by this Final Order, Secured Noteholders that participate as lenders in the DIP Facility and timely tender their Secured Notes and satisfy the other requirements set forth in the DIP Documents shall be issued Contingent Roll-Up Term Loans as set forth in the DIP Documents.

(viii)        Interim Roll-Up DIP Loans. Upon entry of the Interim DIP Order and as reaffirmed by this Final Order, the occurrence of the DIP Syndication Initial Closing Date and the DIP Syndication Final Closing Date, respectively, and the satisfaction of the other conditions set forth in the DIP Documents, a certain amount of Contingent Roll-Up Term Loans shall be and were deemed to have been exchanged for Interim Roll-Up DIP Loans as follows: for every dollar of Interim New Money DIP Loans funded by the DIP Lenders, two dollars of Contingent Roll-Up Term Loans shall be deemed to have been exchanged into and shall constitute Roll-Up DIP Loans until the ratio of Interim New Money DIP Loans funded by such DIP Lenders to the Roll-Up DIP Loans reaches 1:2. The Secured Notes Parties would not be and were not willing to provide the Interim New Money DIP Loans or extend credit to the Debtors under the DIP Facility, without the

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inclusion of such Interim Roll-Up DIP Loans upon entry of the Interim DIP Order and satisfaction of the other conditions set forth in the DIP Documents. The Roll-Up DIP Obligations related to the Interim Roll-Up shall be and was authorized as compensation for, in consideration for, and solely on account of, the agreement of the Secured Noteholders to fund the Initial Draw under the DIP Facility and not as adequate protection for, or otherwise on account of, any Prepetition Secured Notes Obligations.

(ix)             Final Roll-Up DIP Loans. Upon entry of this Final Order, the occurrence of the DIP Syndication Initial Closing Date and the DIP Syndication Final Closing Date, respectively, and the satisfaction of the other conditions set forth in the DIP Documents, a certain amount of Contingent Roll-Up Term Loans shall be deemed to have been exchanged for Final Roll-Up DIP Loans as follows: (a) for every new dollar of Final New Money DIP Loans funded by the DIP Lenders for the Second Draw, two dollars of Contingent Roll-Up Term Loans shall be deemed to have been exchanged into and shall constitute Roll-Up DIP Loans until the ratio of Final New Money DIP Loans funded by such DIP Lenders for the Second Draw to the new Roll-Up DIP Loans reaches 1:2; (b) for every new dollar of Final New Money DIP Loans funded by the DIP Lenders for the Incremental Second Draw, one dollar of Contingent Roll-Up Term Loans shall be deemed to have been exchanged into and shall constitute Roll-Up DIP Loans until the ratio of Final New Money DIP Loans funded by such DIP Lenders for the Incremental Second Draw to the new Roll-Up DIP Loans reaches 1:1; (c) for every new dollar of Final New Money DIP Loans funded by the DIP Lenders for the Third Draw, one dollar and twenty-five cents of Contingent Roll-Up Term Loans shall be deemed to have been exchanged into and shall constitute Roll-Up DIP Loans until the ratio of Final New Money DIP Loans funded by such DIP Lenders for the Third Draw to the new Roll-Up DIP Loans reaches 1:1.25; and (d) for every new dollar of

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Final New Money DIP Loans funded by the DIP Lenders for the Fourth Draw, one dollar and twenty-five cents of Contingent Roll-Up Term Loans shall be deemed to have been exchanged into and shall constitute Roll-Up DIP Loans until the ratio of Final New Money DIP Loans funded by such DIP Lenders for the Fourth Draw to the new Roll-Up DIP Loans reaches 1:1.25; provided, however, notwithstanding the foregoing, the Roll-Up DIP Loans shall not exceed $750,000,000. The Secured Notes Parties would not be willing to provide the Final New Money DIP Loans or extend credit to the Debtors under the DIP Facility, without the inclusion of such Final Roll-Up DIP Loans upon entry of this Final Order and satisfaction of the other conditions set forth in the DIP Documents. The Roll-Up DIP Obligations related to the Final Roll-Up shall be authorized as compensation for, in consideration for, and solely on account of, the agreement of the Secured Noteholders to fund the Second Draw, the Third Draw, and the Fourth Draw, as applicable, under the DIP Facility and not as adequate protection for, or otherwise on account of, any Prepetition Secured Notes Obligations.

(x)               Adequate Protection. Each of the Secured Parties is entitled, pursuant to sections 105, 361, 362, and 363(e) of the Bankruptcy Code, to adequate protection for and equal in amount to any post-petition diminution in value of their respective valid, perfected, and non-avoidable liens and security interests in the Prepetition Collateral, including Cash Collateral (any such post-petition diminution, to the maximum extent permitted under the Bankruptcy Code, “Diminution in Value”), subject to the reservation of rights set forth in paragraph 21 hereof. Each of the Secured Parties is adequately protected to the extent of any diminution in the value of their respective interests in property of the estate resulting from the use of cash in the Specified Encumbered Accounts as authorized pursuant to the Second Interim Adequate Protection Order

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and the Interim DIP Order by the value of the Prepetition Collateral, the DIP Collateral, the Owned Aircraft Surplus, and the Satisfaction of Replenishment Obligations.

I.                    Findings Regarding Backstop Premium. Based on the representations of the Debtors and the evidence presented at the Interim DIP Hearing and the Final Hearing, (i) the amount, terms and conditions of the Backstop Premium are reasonable and constitute actual and necessary costs and expenses to preserve the Debtors’ estates and (ii) the Backstop Premium is a bargained-for and integral part of the transactions specified in the Commitment Letter and, without such inducements, the Backstop DIP Lenders would not have agreed to the terms and conditions of the backstop commitment.

J.                   Good Cause Shown; Best Interest. Good cause has been shown for entry of this Final Order, which is in the best interests of the Debtors’ respective estates and creditors as its implementation will, among other things, allow for the continued operation of the Debtors’ business and enhance the Debtors’ prospects for a successful restructuring. Absent the relief granted in the Interim DIP Order and this Final Order, the Debtors’ estates would have been immediately and irreparably harmed.

K.                Notice. In accordance with Bankruptcy Rules 2002, 4001(b) and (c), and 9014 and the Local Rules, notice of the Final Hearing and the emergency relief requested in the DIP Motion has been provided by the Debtors. Under the circumstances, the Debtors’ notice of the DIP Motion, the relief requested therein, and the Final Hearing complies with Bankruptcy Rules 2002, 4001(b) and (c), and 9014, the applicable Local Rules, and the Case Management Procedures.

L.                 Findings Regarding Roll-Up DIP Loans. For the reasons explained on the record at the Interim DIP Hearing, Local Rule 4001-2(g)(5) applied to the relief granted in the Interim DIP Order, and based on the representations made and the evidence presented at the Interim DIP

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Hearing as reflected in the transcript, there are no Challenges with respect to the Interim Roll-Up and the DIP Liens granted with respect thereto. Local Rule 4001-2(g)(5) also applied to the relief granted in this Final Order, and based on the representations made and the evidence presented at the Final Hearing as reflected in the transcript, there are no Challenges with respect to an additional $150,000,000 of the Final Roll-Up and the DIP Liens granted with respect thereto. For the avoidance of doubt, nothing in this Final Order impairs the right of the Creditors’ Committee to seek to Challenge and for the Court to grant appropriate relief with respect to (i) any Roll-Up DIP Obligations in excess of the principal amount of $550,000,000 (plus interest, if any) or (ii) the extent of the Prepetition Secured Notes Liens securing the Prepetition Secured Notes Obligations after accounting for the Roll-Up DIP Loans.

M.               Replenishment of Encumbered Cash. Based on the representations made by the Debtors at the Final Hearing, on October 27, 2025, the Debtors replenished all Encumbered Cash authorized to be used pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order depositing (i) $37,753,772.85 into the account in the name of Spirit Airlines, LLC with the last four digits x1857 and (ii) $45,000,000.00 into the account in the name of Spirit Airlines, LLC with the last four digits x6877, and the Satisfaction of Replenishment Obligations therefore has occurred.

NOW THEREFORE, based upon the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, the DIP Motion, the Declarations, the evidence adduced at the Hearings, and the record before the Court, and after due consideration, and good and sufficient cause appearing therefor,

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IT IS HEREBY ORDERED THAT:

1.                  Motion Granted. The DIP Motion is hereby granted on a final basis as set forth herein. The DIP Facility and the use of the Prepetition Collateral of the Secured Parties is hereby authorized, in each case, upon the terms and conditions and to the extent set forth in this Final Order and the DIP Documents. All objections and reservations of rights filed or asserted in respect of the relief set forth in this Final Order that have not been withdrawn, waived, or settled, are hereby denied and overruled with prejudice.

2.                  Authorization of the DIP Facility, the DIP Documents, and the Use of DIP Collateral.

(a)               Authorization of DIP Documents. The Debtors are hereby authorized and empowered, on a final basis, to execute, enter into and deliver, and perform under the DIP Documents and such additional documents, instruments, certificates, and agreements as may be reasonably necessary or required to perform their obligations under the DIP Facility and this Final Order and to implement the transactions contemplated thereunder and hereunder.

(b)               Authorization to Borrow. The Debtors are hereby authorized, on a final basis, to execute, deliver, enter into, and, as applicable, comply with and perform all of their obligations under the DIP Documents and take other and further acts as may be necessary, appropriate, or desirable in connection therewith. The Borrower is authorized, on a final basis, to borrow the DIP Loans pursuant to the DIP Credit Agreement and the Guarantors are authorized, on a final basis, to provide a guarantee of payment and performance in respect of the DIP Obligations, in each case, in accordance with the DIP Documents, and the DIP Obligations hereby are approved, on a final basis, (as and when such amounts become earned, due, and payable in accordance with the DIP Documents) without the need to seek further Court approval.

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(c)               Use of DIP Collateral and Prepetition Collateral. The Debtors are hereby authorized, on a final basis, to use the proceeds of the DIP Collateral and the Prepetition Collateral of the Secured Parties (excluding, for the avoidance of doubt, the $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts authorized to be used pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order, as a result of the occurrence of the Satisfaction of Replenishment Obligations), upon the terms and conditions and to the extent set forth in this Final Order and the DIP Documents. In accordance with the DIP Documents, upon the sale or other disposition of any DIP Collateral (excluding any Revolving Priority Collateral) that is required to repay the DIP Obligations (including, without limitation, the proceeds from any sale of the Headquarters), the proceeds thereof shall first be applied to repay the New Money DIP Loans, and thereafter, any remaining proceeds shall be used to repay the Roll-Up DIP Loans, in each case, in accordance with the terms and priorities set forth in this Final Order and the DIP Documents.

(d)       DIP Fees and Expenses; Indemnification.  Subject to paragraph ~~2~~2(b) of this Final Order, the Debtors are hereby authorized and empowered, on a final basis, to pay all DIP Obligations as such amounts become due and payable in accordance with this Final Order and the DIP Documents, without the need for further order of the Court, and any and all fees payable in respect of the Initial Draw, the Second Draw, the Incremental Second Draw, the Third Draw, and the Fourth Draw, including, without limitation, the original issue discount issued at 3.00% of the New Money DIP Loans (the “OID”) and the backstop premium equal to 9.00% (payable in kind) on the New Money DIP Loans as such New Money DIP Loans are funded (the “Backstop Premium”) in accordance with the Commitment Letter, are hereby approved on a final basis.  Without limiting the foregoing, in accordance with this Final Order, the Debtors are hereby authorized and empowered, on a final basis, to:

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Without limiting the foregoing, in accordance with this Final Order, the Debtors are hereby authorized and empowered, on a final basis, to:

(i)	pay any and all fees payable under the DIP Documents;

(ii)	jointly and severally pay or reimburse the reasonable and documented fees and out-of-pocket costs and expenses incurred, whether prepetition or post-petition, by (A) the DIP Facility Agent (including the fees and out-of-pocket costs and expenses of Seward & Kissel LLP, as counsel to the DIP Facility Agent), (B) the Fronting Lender (including the fees and out-of-pocket costs and expenses of Dentons US LLP, as counsel to the Fronting Lender) and (C) the Ad Hoc Committee of Secured Noteholders (including the fees and out-of-pocket costs and expenses of the Ad Hoc Committee of Secured Noteholder Advisors), in each case, in connection with (1) the Chapter 11 Cases generally, (2) the preparation, negotiation, and execution of the DIP Documents, (3) the funding of the DIP Facility, (4) the creation, perfection, or protection of the liens under the DIP Documents (including all search, filing, and recording fees), (5) the on-going administration of the DIP Documents (including the preparation, negotiation, and execution of any amendments, consents, waivers, assignments, restatements, or supplements thereto), and (6) the enforcement of the DIP Documents (collectively, the “DIP Fees and Expenses”); and

(iii)	jointly and severally indemnify the (i) the DIP Facility Agent (including the fees and out-of-pocket costs and expenses of Seward & Kissel LLP, as counsel to the DIP Facility Agent), (ii) the Ad Hoc Committee of Secured Noteholders (solely in their capacity as DIP Lenders) (including the fees and out-of-pocket costs and expenses of the Ad Hoc Committee of Secured Noteholder Advisors), and (iii) the Fronting Lender, and each of their respective affiliates, successors, and assigns and the respective partners, officers, directors, employees, agents, advisors, controlling persons, and members of each of the foregoing and attorneys and representatives of each of the foregoing (each, an “Indemnified Person”), and hold them harmless from and against any and all losses, claims, damages, costs, expenses (including but not limited to reasonable and documented legal fees and expenses), and liabilities arising out of or relating to the execution or delivery of the DIP Documents, transactions contemplated hereby and thereby, and any actual or proposed use of the proceeds of any DIP Loans made under the DIP Facility in accordance with the terms of the DIP Documents; provided that no such person will be indemnified for costs, expenses, or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the bad faith, actual fraud, gross negligence, or willful misconduct of such person (or their related persons). No Indemnified Person, in its capacity as such, shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Debtors or any shareholders

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or creditors of the Debtors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in an final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s bad faith, actual fraud, gross negligence, or willful misconduct, and, in no event shall any Indemnified Person be liable under any theory for any special, indirect, consequential, or punitive damages, provided, for the avoidance of doubt, that nothing herein shall limit any person’s liability, rights, or remedies under the Notes Priority Collateral ICA or RCF Priority Collateral ICA.

(e)               Amendment of DIP Documents. The Debtors are hereby authorized and empowered, on a final basis, to execute, enter into and deliver, and perform under one or more amendments, waivers, consents, or other modifications to and under the DIP Documents (in each case, in accordance with the terms of the applicable DIP Document); provided however, that a copy of all amendments, waivers, consents, or other modifications to and under the DIP Documents shall be provided (which may be by electronic mail) to the U.S. Trustee, counsel to the Creditors’ Committee, and counsel to the RCF Agents no later than two (2) business days prior to the anticipated date of effectiveness thereof; provided further, however, that all material amendments or modifications to and under the DIP Documents, including, but not limited to, amendments or modifications that materially and adversely affect or impact the rights of the Creditors’ Committee or the RCF Secured Parties (the “Material DIP Amendment”) shall be filed with the Court, and if no objection to the Material DIP Amendment is made within five (5) business days of the filing of the Material DIP Amendment, then, without further application to or order of the Court, such Material DIP Amendment shall automatically be deemed approved and effective; provided further, however, if an objection is made within such time period, then such Material DIP Amendment shall be subject to a hearing and approval of the Court.

(f)                Performance of Other Acts. The Debtors are hereby authorized and empowered, on a final basis, to execute such other documents, and perform all such other acts, as

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may be reasonably necessary or required for the Debtors to perform under the DIP Facility and implement the transactions contemplated in this Final Order and the DIP Documents.

(g)               DIP Syndication. Based on the representations of the Debtors and other parties, and the evidence presented, at the Interim DIP Hearing and the Final Hearing, the DIP Syndication and the DIP Syndication Materials are fair and reasonable and were and are being implemented in good faith by the Debtors, the Information Agent, the DIP Facility Agent, the Secured Notes Trustee, and the other parties involved in the DIP Syndication. The Debtors, the Information Agent, the DIP Facility Agent, the Secured Notes Trustee, and the other parties involved in the DIP Syndication are hereby authorized, on a final basis, to take all actions they deem to be reasonably necessary or advisable to effect the DIP Syndication, including pursuant to the DIP Syndication Materials, and no such party shall be liable to any person or entity with respect to any act taken or omitted from being taken in connection with such syndication, including any actions taken prior to entry of the Interim DIP Order or this Final Order, which actions are hereby ratified. The Debtors, with the consent of the DIP Lenders and the Secured Notes Trustee (to the extent such modifications, amendments, or supplements affect the rights or obligations of the Secured Notes Trustee), reserve the right to modify, amend, or supplement the DIP Syndication Materials prior to consummation of the DIP Syndication.

3.                  DIP Obligations.

(a)               Upon entry of the Interim DIP Order and as reaffirmed by this Final Order, the DIP Facility in respect of the Initial Draw and the Interim Roll-Up was approved. Upon entry of this Final Order, the DIP Facility in respect of the Second Draw, the Incremental Second Draw, the Third Draw, the Fourth Draw, and the Final Roll-Up are approved. The DIP Documents shall constitute valid, binding, enforceable, and non-avoidable obligations of each of the Debtors, and

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are fully enforceable against each of the Debtors, their estates, and any successors thereto, including, without limitation, any estate representative or trustee appointed in any of the Chapter 11 Cases, in any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, and/or upon the dismissal of any of the Chapter 11 Cases or any such successor cases (collectively, the “Successor Cases”), in each case, in accordance with the terms of the DIP Documents and this Final Order.

(b)               The Debtors are jointly and severally liable for any and all DIP Obligations. The DIP Obligations shall be due and payable, without notice or demand, and the Debtors’ use of the Cash Collateral of the Secured Parties shall automatically cease, on the DIP Termination Date (as defined below) (subject to paragraph 12 hereof).

(c)               All obligations incurred, payments made, and transfers or grants of liens and security interests set forth in the Interim DIP Order, this Final Order, and/or the DIP Documents by the Debtors are granted to or for the benefit of the DIP Secured Parties and the Secured Parties (as applicable) and were and are granted contemporaneously with the making of the loans and commitments and other financial accommodations secured thereby. No obligation, payment, transfer, or grant of liens or security interests under the Interim DIP Order, this Final Order, or the DIP Documents in respect of the Interim New Money DIP Loans, Interim Roll-Up DIP Loans, the Final New Money DIP Loans, the Final Roll-Up DIP Loans, and other DIP Obligations to the DIP Secured Parties or, subject to paragraph 15, the Secured Parties, shall be limited, stayed, restrained, voidable, avoidable, or recoverable under the Bankruptcy Code or under any applicable law, or subject to any Challenge (subject, solely in the case of the DIP Fees and Expenses and the Adequate Protection Professional Fees and Expenses (as defined below), to the professional fee review procedures set forth in paragraph 9 of this Final Order).

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4.                  Use of Funds.

(a)               Use of Unencumbered Funds. To the extent authorization is necessary, the Debtors are hereby further authorized to use, on a consensual basis, (a) the $275,000,000.00 in available cash drawn on August 21, 2025, under their Revolving Credit Facility (the “Available RCF Cash”), (b) cash in the Foreign Accounts (as defined and further described in the Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing (A) the Debtors to Maintain Their Existing Cash Management System, Bank Accounts, and Business Forms, (B) the Debtors to Open and Close Bank Accounts, and (C) Financial Institutions to Administer the Bank Accounts and Honor and Process Related Checks and Transfers, (II) Waiving Deposit and Investment Requirements, and (III) Allowing Intercompany Transactions and Affording Administrative Expense Priority to Post-Petition Intercompany Claims [ECF No. 18] (the “Cash Management Motion”), (c) Post-Petition Cash, and (d) any other unencumbered cash, including the AerCap Liquidity Payment, not subject to any perfected lien or other security interest (which amounts in this clause (d), for the avoidance of doubt, shall exclude (w) the Encumbered Cash, (x) the Owned Aircraft Surplus (until such time as the Replenishment of Encumbered Cash, after which such Owned Aircraft Surplus may be used solely in accordance with this Final Order and the DIP Documents), (y) other than with respect to Revolving Priority Collateral, any other cash, funds, investments, or securities from the sale or disposition of Prepetition Collateral or DIP Collateral, in each case outside of the ordinary course of business, and (z) with respect to Revolving Priority Collateral, any proceeds thereof other than Spare Parts up to the Spare Parts Cap and sold in the ordinary course of business and consistent with past practice, (collectively, (a)-(d), the “Unencumbered Funds”). Notwithstanding the foregoing, (i) all Unencumbered Funds (including the AerCap Liquidity Payment as defined in the Motion of Debtors for Entry of an

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Order (I) Approving the Global Restructuring Term Sheet with AerCap Ireland Limited, (II) Authorizing and Approving Assumption and Rejection of Certain Aircraft Agreements, (III) Authorizing Entry Into the New Lease Agreements and Definitive Documents, and (IV) Granting Related Relief [ECF No. 135] (the “AerCap Motion”) shall constitute DIP Collateral and (ii) all parties’ rights are reserved as to whether the Unencumbered Funds are encumbered by Prepetition Secured Notes Liens and Prepetition RCF Liens.

(b)               Use of Encumbered Cash in the Specified Encumbered Accounts and Satisfaction of Replenishment Obligations. The Debtors were authorized pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order to use, on a consensual basis, up to $120,000,000 of Encumbered Cash comprising (A) the amount in the account in the name of Spirit Airlines, LLC with the last four digits 6877 maintained at JP Morgan Chase, N.A. and (B) $37,536,270 of the amount in the account in the name of Spirit Airlines, LLC with the last four digits 1857 maintained at JP Morgan Chase, N.A. (such accounts, the “Specified Encumbered Accounts”). The satisfaction of the Secured Notes Adequate Protection Claim arising from the Diminution in Value in the amount equal to the amount of Encumbered Cash in the Specified Encumbered Accounts used by the Debtors pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order through the replenishment in full thereof (the “Replenishment of Encumbered Cash”) on the later of (a) the Debtors’ receipt of the Initial Draw and (b) the receipt of the AerCap Liquidity Payment as defined in the AerCap Motion, which occurred on October 27, 2025, was authorized by the Interim DIP Order and is affirmed by this Final Order (the “Satisfaction of Replenishment Obligations”). As of the Satisfaction of Replenishment Obligations, the Debtors are not authorized to use, and shall not use, cash, funds, investments, or securities from the Specified Encumbered Accounts or any other Encumbered Cash in any other

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Encumbered Accounts (including any amounts on account of the Satisfaction of Replenishment Obligations) without the consent of the Required DIP Lenders (other than to fund the Carve Out Reserves to the extent provided herein). Notwithstanding anything in this Final Order to the contrary, the Debtors are not authorized hereunder (or under any previously entered orders) to use the proceeds of Revolving Priority Collateral (other than cash up to the Spare Parts Cap from the sale or disposition of Spare Parts that are Revolving Priority Collateral, which sale or disposition is in the ordinary course of business and consistent with past practice) except to fund the Carve Out Reserves to the extent provided in this Final Order.

5.                  DIP Liens.

(a)               As security for the DIP Obligations, effective as of the entry of the Interim DIP Order and as reaffirmed by this Final Order (and without the necessity of the execution, recordation or filing by the Debtors or the DIP Secured Parties of any pledge, collateral, or security documents, mortgages, deeds of trust, financing statements, notations of certificates of title, control agreements, or other similar documents, or the taking of any other action to take possession of or control over any DIP Collateral), the DIP Facility Agent, for the benefit of the DIP Secured Parties, is hereby granted, on a final basis, valid, binding, enforceable, non-avoidable, and automatically and properly perfected liens and security interests (collectively, the “DIP Liens”) in all DIP Collateral, in each case, subject and subordinate to the Carve Out, and subject to the relative priorities set forth in this Final Order (including Exhibit 1 hereto).

(b)              The DIP Liens shall be subject to the following priorities (subject, in each case, to the Carve Out):

(i)	First Lien on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, and subject and subordinate in all respects to the Carve Out, valid, binding, continuing, enforceable, fully perfected first priority senior security interests in and liens upon all DIP Collateral, to

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the extent such DIP Collateral is not (a) Revolving Priority Collateral or (b) subject to valid, perfected, and non-avoidable liens as of the Petition Date or valid and non-avoidable liens in favor of third parties that were in existence immediately prior to the Petition Date that are perfected as permitted by section 546(b) of the Bankruptcy Code;

(ii)	Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, and subject and subordinate in all respects to the Carve Out, valid, binding, continuing, enforceable, fully perfected junior security interests in and liens on the DIP Collateral, to the extent such DIP Collateral is Revolving Priority Collateral or subject to Permitted Liens with the relative priorities as set forth in Exhibit 1 attached hereto;

(iii)	Liens Priming the Prepetition Secured Notes Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, and subject and subordinate in all respects to the Carve Out, a valid, binding, continuing, enforceable, fully perfected priming senior security interests in and liens upon the Prepetition Secured Notes Collateral, which security interests and liens shall prime the Prepetition Secured Notes Liens; and

(iv)	Liens on the Owned Aircraft Surplus. Notwithstanding anything to the contrary in the Interim DIP Order or this Final Order, pursuant to section 364(c)(3) of the Bankruptcy Code, and subject and subordinate in all respects to the Carve Out, valid, binding, continuing, enforceable, fully perfected junior security interests in and liens upon the Owned Aircraft Surplus until the Satisfaction of Replenishment Obligations, and thereafter, as a result of the Satisfaction of Replenishment Obligations, pursuant to section 364(c)(2) of the Bankruptcy Code, and subject and subordinate in all respects to the Carve Out, valid, binding, continuing, enforceable, fully perfected first priority senior security interests in and liens upon the Owned Aircraft Surplus, in each case with the relative priorities as set forth in Exhibit 1 attached hereto.

Other than as set forth above, the DIP Liens shall be senior to all security interests in, liens on, or claims against any of the DIP Collateral, including any lien or security interest that is avoided or preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code.

6.                  DIP Superpriority Claims. Subject only to the Carve Out, pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed superpriority administrative expense claims against each of the Debtors’ estates to the extent set forth in the Bankruptcy Code (the “DIP Superpriority Claims”), without the need to file any

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proof of claim or request for payment of administrative expenses, with priority over any and all other administrative expense claims, adequate protection claims, and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, in each case, subject to the relative lien priorities set forth in Exhibit 1. Subject to paragraph 14 with respect to the DIP Superpriority Claims on account of the Roll-Up DIP Loans (the “Roll-Up Superpriority Claims”), the DIP Superpriority Claims shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code and shall be payable by each of the Debtors on a joint and several basis.

7.                  Adequate Protection for the Secured Notes Parties. The Secured Notes Parties are entitled, pursuant to sections 361, 362, 363(e), 364(d)(1), and 507 of the Bankruptcy Code, to, and are hereby granted, on a final basis, adequate protection of the Secured Notes Parties’ interests in the Prepetition Secured Notes Collateral (including the Cash Collateral of the Secured Notes Parties) as follows (the “Secured Notes Adequate Protection Obligations”):

(a)               Secured Notes Adequate Protection Claims. The Secured Notes Collateral Agent, for the benefit of itself and the Secured Notes Parties, is hereby granted, in the amount of any Diminution in Value of their interests in the Prepetition Secured Notes Collateral from and after the Petition Date, superpriority administrative expense claims to the extent contemplated by section 507(b) of the Bankruptcy Code (the “Secured Notes Adequate Protection Claims”) against each of the Debtors. The Secured Notes Adequate Protection Claims against each of the Debtors shall be (a) subject and subordinate only to the Carve Out and the DIP Superpriority Claims, (b) pari passu with the RCF Adequate Protection Claims, and (c) senior to any and all other administrative expense claims and all other claims against the Debtors and their estates, now

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existing or hereafter arising, of any kind or nature whatsoever, in each case, subject to the relative lien priorities set forth in Exhibit 1.

(b)               Secured Notes Adequate Protection Liens. The Secured Notes Collateral Agent, for the benefit of itself and the Secured Notes Parties, is hereby granted, effective and perfected as of the entry of the First Interim Adequate Protection Order (and without the necessity of the execution, recordation, or filing by the Debtors or the Secured Notes Parties of any pledge, collateral, or security documents, mortgages, deeds of trust, financing statements, notations of certificates of title, control agreements, or other similar documents, or the taking of any other action to take possession of or control over any DIP Collateral), in the amount of any Diminution in Value of their interests in the Prepetition Secured Notes Collateral from and after the Petition Date, valid, binding, enforceable, and automatically perfected replacement and additional liens and security interests in the Owned Aircraft Surplus and the DIP Collateral (the “Secured Notes Adequate Protection Liens”). The Secured Notes Adequate Protection Liens shall be subordinate only to (a) the Carve Out and the DIP Liens, (b) with respect to the DIP Collateral constituting Revolving Priority Collateral, the RCF Adequate Protection Liens and the Prepetition RCF Liens, and (c) the Secured Notes Permitted Liens (if any) (and subject to the relative priorities set forth in Exhibit 1), it being understood that notwithstanding anything to the contrary in the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, or this Final Order to the contrary, other than with respect to the Owned Aircraft Surplus solely prior to the Satisfaction of Replenishment Obligations, in no circumstances and at no time in these Chapter 11 Cases shall the Secured Notes Adequate Protection Liens be senior to or pari passu with any DIP Liens, regardless of whether any such liens attach prior in time. Without limiting the foregoing, the Secured Notes Adequate Protection Liens shall otherwise be senior to all other

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security interests in, liens on, or claims against any of the DIP Collateral (subject to the relative priorities set forth in Exhibit 1), including (but subordinate and junior to the DIP Liens) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code.

(c)       Secured Notes Adequate Protection Liens on Owned Aircraft Surplus.  Pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order and as reaffirmed by this Final Order, without limiting the adequate protection in paragraphs ~~7~~7(a) and ~~7~~7(b) above, the Secured Notes Collateral Agent, for the benefit of itself and the Secured Notes Parties, was granted, effective and perfected as of the entry of the Second Interim Adequate Protection Order (and without the necessity of the execution, recordation, or filing by the Debtors of any pledge, collateral, or security documents, mortgages, deeds of trust, financing statements, notations of certificates of title, control agreements, or other similar documents, or the taking of any other action to take possession of or control over any Owned Aircraft Surplus), in the amount of any Diminution in Value of their interests in Cash Collateral from and after the Petition Date resulting from the use of the Encumbered Cash in the Specified Encumbered Accounts as authorized pursuant to the Second Interim Adequate Protection Order and the Interim DIP Order valid, binding, enforceable, and automatically perfected replacement and additional liens and security interests (the “Secured Notes Cash Collateral Adequate Protection Liens”) in the net proceeds of the refinancing, sale or other disposition of the twenty (20) aircraft held for sale identified in Exhibit 2 hereof (the “Owned Aircraft”) after satisfaction in full of any Aircraft Debt secured by such Owned Aircraft (collectively, the “Owned Aircraft Surplus”).  The Secured Notes Cash Collateral Adequate Protection Liens were subordinate to only the Carve Out and were otherwise senior to all other security interests in, liens on, and claims against the Owned Aircraft

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Surplus. The Debtors’ use of up to $120,000,000 of Encumbered Cash in the Specified Encumbered Accounts as authorized by the Second Interim Adequate Protection Order and the Interim DIP Order (net of any Replenishment of Encumbered Cash) constituted Diminution in Value in the amount equal to the amount of such cash so used; provided that as a result of the occurrence of the Satisfaction of Replenishment Obligations, the Debtors shall be permitted to use the Owned Aircraft Surplus solely in accordance with the terms of this Final Order and the DIP Documents (including, for the avoidance of doubt, any mandatory prepayment provisions thereof). Absent further court order on proper notice to the Aircraft Counterparties holding the Aircraft Debt associated with the Owned Aircraft and Collateral Agent, and the Secured Notes Parties and the RCF Agents, the Debtors are prohibited from incurring additional indebtedness secured by or in respect of the Owned Aircraft, which notice would allow such parties to raise any adequate protection issues and/or the issues arising under section 1110 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, following the Satisfaction of Replenishment Obligations, without the consent of the Required DIP Lenders, the Debtors shall be prohibited from granting any liens or security interests in the Owned Aircraft that are junior to the existing liens and security interests securing the Aircraft Debt as of the Petition Date; provided, however, that, the foregoing shall not prohibit the Debtors from refinancing such Aircraft Debt.

(d)               Secured Notes Adequate Protection Fees and Expenses. The Debtors are authorized and directed to pay all of the reasonable and documented out-of-pocket fees, costs, and expenses related to these Chapter 11 Cases of the Secured Notes Trustee, the Secured Notes Collateral Agent, the Secured Notes Depositary, and the Ad Hoc Committee of Secured Noteholders, whether incurred prior to or after the Petition Date, including, without limitation, the reasonable and documented fees and expenses of (i) the advisors (legal, financial, or otherwise),

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including Seward & Kissel LLP, retained by the Secured Notes Trustee, the Secured Notes Collateral Agent, and the Secured Notes Depositary and (ii) the Ad Hoc Committee of Secured Noteholder Advisors, in each case, subject to the review procedures set forth in paragraph 9 of this Final Order, including the notice provisions thereof (the “Secured Notes Adequate Protection Professional Fees and Expenses”).  For the avoidance of doubt, nothing in this Final Order constitutes a waiver of, or otherwise impairs, any rights of any party in interest to seek recharacterization as principal payments under the Secured Notes Indenture of any adequate protection fees and expenses payable to the Secured Notes Parties pursuant to this paragraph ~~7~~7(d) or any other appropriate remedies.

(e)               Additional Secured Notes Adequate Protection Information Rights. The Debtors shall provide the Ad Hoc Committee of Secured Noteholder Advisors at the same time as such reporting is provided to the RCF Administrative Agent and the RCF Administrative Agent Advisors, all reporting to be provided to the RCF Administrative Agent and the RCF Administrative Agent Advisors as set forth herein, which reporting shall be provided to the Ad Hoc Committee of Secured Noteholder Advisors on a professional eyes-only basis, unless otherwise agreed by the Debtors.

8.                  Adequate Protection for the RCF Secured Parties. The RCF Secured Parties are entitled, pursuant to sections 361, 362, 363(e), and 507 of the Bankruptcy Code, to, and are hereby granted, on a final basis, adequate protection of the RCF Secured Parties’ interests in Prepetition RCF Collateral (including in any Cash Collateral of the RCF Secured Parties), as follows (the “RCF Adequate Protection Obligations”):

(a)               RCF Adequate Protection Claims. The RCF Administrative Agent, for the benefit of the RCF Secured Parties, is hereby granted, in the amount of any Diminution in Value

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of the RCF Secured Parties’ respective interests in the Prepetition RCF Collateral from and after the Petition Date, superpriority administrative expense claims to the extent contemplated by section 507(b) of the Bankruptcy Code (the “RCF Adequate Protection Claims”). The RCF Adequate Protection Claims shall be (a) subject and subordinate only to the Carve Out and the DIP Superpriority Claims, (b) pari passu with the Secured Notes Adequate Protection Claims, and (c) senior to any and all other administrative expense claims and all other claims against the Debtors and their estates, now existing or hereafter arising, of any kind or nature whatsoever, in each case, subject to the relative lien priorities set forth in Exhibit 1.

(b)               RCF Adequate Protection Liens. The RCF Agents, for the benefit of the RCF Secured Parties, are hereby granted, effective and perfected as of the entry of the First Interim Adequate Protection Order (and without the necessity of the execution, recordation, or filing by the Debtors or any RCF Secured Parties of any pledge, collateral, or security documents, mortgages, deeds of trust, financing statements, notations of certificates of title, control agreements, or other similar documents, or the taking of any other action to take possession of or control over any DIP Collateral), valid, binding, enforceable, and automatically perfected replacement and additional liens and security interests, (1) in all Spare Parts (the “Spare Parts Collateral”), and (2) in the amount corresponding to any Diminution in Value of their interests in the Prepetition RCF Collateral from and after the Petition Date, in the Owned Aircraft Surplus (the “RCF Secured Parties Cash Collateral Adequate Protection Liens” and, together with the Secured Notes Cash Collateral Adequate Protection Liens, the “Cash Collateral Adequate Protection Liens”) and all other DIP Collateral (the liens and security interests described in clauses (1) and (2), collectively, the “RCF Adequate Protection Liens”). The RCF Adequate Protection Liens on the DIP Collateral shall be subordinate to (a) with respect to the DIP Collateral

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constituting Revolving Priority Collateral, the Professional Fee Carve Out (up to the RCF Professional Fee Carve Out Cap), (b) with respect to the DIP Collateral constituting Notes Priority Collateral, the Carve Out, the DIP Liens, the Secured Notes Adequate Protection Liens, and the Prepetition Secured Notes Liens, (c) with respect to DIP Collateral not constituting Notes Priority Collateral or Revolving Priority Collateral, the Carve Out and the DIP Liens, (d) with respect to the Owned Aircraft Surplus, prior to the Satisfaction of Replenishment Obligations, the Carve Out and the Secured Notes Cash Collateral Adequate Protection Liens and upon the Satisfaction of Replenishment Obligations, solely the Carve Out and the DIP Liens, and (e) the RCF Permitted Liens (if any) (and subject to the relative priorities set forth in Exhibit 1), it being understood that notwithstanding anything in the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, or this Final Order to the contrary, in no circumstances and at no time in these Chapter 11 Cases shall the RCF Adequate Protection Liens on the DIP Collateral (other than in respect of Revolving Priority Collateral) be senior to or pari passu with any DIP Liens, regardless of whether any such liens attach prior in time. The RCF Adequate Protection Liens on the Revolving Priority Collateral shall be subordinate only to (a) the Professional Fee Carve Out (up to the RCF Professional Fee Carve Out Cap) and (b) the RCF Permitted Liens (if any). Without limiting the foregoing, the RCF Adequate Protection Liens shall otherwise be senior to all other security interests in, liens on, or claims against any of the DIP Collateral (subject to the relative priorities set forth in Exhibit 1), including (but, except with respect to Revolving Priority Collateral, subordinate and junior to the DIP Liens to the extent set forth herein) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code.

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(c)       RCF Adequate Protection Fees and Expenses.  The Debtors shall pay to the RCF Administrative Agent, for the benefit of the RCF Secured Parties, cash payments equal to the amount of all accrued and unpaid fees arising under section 2.19 of the Amended and Restated Revolving Credit Facility Agreement or under the Administrative Agent Fee Letter (as defined in the Amended and Restated Revolving Credit Facility Agreement) on the dates set forth in the RCF Loan Documents.  The Debtors are authorized and directed to pay all of the reasonable and documented out-of-pocket fees, costs, and expenses related to these Chapter 11 Cases of the RCF Secured Parties, whether incurred prior to or after the Petition Date, consisting of the reasonable and documented fees and expenses of (i) Milbank LLP, as counsel to the RCF Administrative Agent, (ii) Alston & Bird LLP, as counsel to the RCF Collateral Agent, (iii) one financial advisor to the RCF Secured Parties, (iv) an appraiser selected by Citibank N.A., as RCF Administrative Agent, or Wilmington Trust, National Association, as RCF Collateral Agent in accordance with the RCF Loan Documents, and (v) any other advisor (legal, financial, or otherwise) as reasonably deemed necessary by Citibank N.A. solely to the extent payable under the RCF Loan Documents (the “RCF Advisors”), subject to the review procedures set forth in paragraph 9 of this Final Order, including the notice provisions thereof (the “RCF Adequate Protection Professional Fees” and, together with the Secured Notes Adequate Protection Professional Fees and Expenses, the “Adequate Protection Professional Fees and Expenses”).  For the avoidance of doubt, nothing in this Final Order constitutes a waiver of, or otherwise impairs, any rights of any party in interest to seek recharacterization as principal payments under the Amended and Restated Revolving Credit Facility Agreement of any adequate protection fees and expenses payable to the RCF Secured Parties pursuant to this paragraph ~~8~~8(c) or any other appropriate remedies.

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(d)               Reporting. The Debtors shall (i) provide the RCF Administrative Agent and the RCF Administrative Agent Advisors with all reports, documents, and other information required to be delivered to (x) any of the RCF Secured Parties pursuant to the terms of the RCF Loan Documents, including, without limitation, Sections 5.01(a), (b), (d) (limited solely to a reasonably detailed calculation of the Collateral Coverage Ratio without any requirement to demonstrate, or be in, compliance with either Section 6.08 or Section 6.09(a)), (e) (limited solely to a reasonably detailed description of any such Disposition of Collateral without any requirement to demonstrate, or be in, compliance with Section 6.09(a)), (g), and (i) of the Amended and Restated Revolving Credit Facility Agreement, all of which may be shared by the RCF Administrative Agent and the RCF Administrative Agent Advisors with the RCF Collateral Agent and/or the RCF Advisors to the RCF Collateral Agent, and (y) any provider of debtor-in-possession financing or any other Secured Party which may, to the extent such reports and/or information are reasonably necessary for the RCF Collateral Agent to perform its obligations under the RCF Loan Documents, be shared by the RCF Administrative Agent and the RCF Administrative Agent Advisors with the RCF Collateral Agent and/or the RCF Advisors to the RCF Collateral Agent with the Debtors’ prior consent (not to be unreasonably withheld, conditioned or delayed), and (ii) comply with all provisions of the RCF Loan Documents which relate to providing appraisals or allowing inspection rights, including, without limitation, Sections 5.07 and 5.14 of the Amended and Restated Revolving Credit Facility Agreement, Sections 3.08 and 3.09 of the Spare Parts Security Agreement,6 and Section 3.03 of the Aircraft and Spare Engine Security Agreement;7 provided that, notwithstanding anything to the contrary set forth in the RCF Loan Documents, any

6 “Spare Parts Security Agreement” means that certain Mortgage and Security Agreement (Spare Parts), dated as of May 20, 2020, by and between Spirit Airlines, Inc and Wilmington Trust, National Association.

7 “Aircraft and Spare Engine Security Agreement” means that certain Mortgage and Security Agreement, dated as of March 30, 2020, between Spirit Airlines, Inc. and Wilmington Trust, National Association.

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such post-petition inspection rights shall be subject to a frequency limitation of one such post-petition inspection of Eligible Spare Parts in addition to one such post-petition inspection of Eligible Engines (as defined under the Amended and Restated Revolving Credit Facility Agreement), every twelve (12) months at all times. The Debtors’ advisors will, at the RCF Administrative Agent Advisors’, Ad Hoc Committee of Secured Noteholder Advisors’, or counsel to the Creditors’ Committee’s reasonable request, participate in calls with the RCF Administrative Agent Advisors, Ad Hoc Committee of Secured Noteholder Advisors, or counsel to the Creditors’ Committee regarding the Debtors’ businesses, their efforts to obtain debtor-in-possession financing, or progress made towards confirmation of a chapter 11 plan or sale of the Debtors’ assets.

(e)       RCF Adequate Protection Payments.  As further adequate protection, the RCF Agents shall receive, on behalf of the RCF Lenders, effective upon entry of the Interim DIP Order and approved hereunder on a final basis, adequate protection payments by the Debtors payable on the dates set forth in the RCF Loan Documents in an amount equal to the interest at the non-default rate that would otherwise be owed to the RCF Lenders under the RCF Loan Documents during such period in respect of the RCF Obligations, without prejudice to the rights of the RCF Secured Parties to assert claims for the payment of additional interest at the default rate and the rights of the Debtors or any other party-in-interest to contest any such additional claims.  For the avoidance of doubt, nothing in this Final Order constitutes a waiver of, or otherwise impairs, any rights of any party in interest to seek recharacterization as principal payments under the RCF Loan Documents of any adequate protection payments payable to the RCF Secured Parties pursuant to this paragraph ~~8~~8(e) or any other appropriate remedies.

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9.                  Review of Professional Fees and Expenses. The payment of all (i) DIP Fees and Expenses and (ii) Adequate Protection Professional Fees and Expenses hereunder shall be made without the necessity of filing fee applications with the Court or compliance with the U.S. Trustee’s guidelines and shall not be subject to further application to or approval of the Court; provided, however, that each such professional shall provide summary copies of its invoices (which may be redacted or modified to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of their invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to counsel to the Debtors, the U.S. Trustee, and counsel to the Creditors’ Committee (collectively, the “Review Parties”). Any objections raised by any Review Party with respect to such invoices must be in writing and state with particularity the grounds therefor and must be submitted to the affected professional within ten (10) calendar days after delivery of such invoices to the Review Parties (such ten (10) day calendar period, the “Review Period”). Upon a request in writing by the U.S. Trustee to an applicable hourly professional within the Review Period, such hourly professional shall promptly provide additional reasonably requested detail regarding its invoice to the U.S. Trustee, including time entries if requested (which time entries may be redacted for privilege, provided that the U.S. Trustee may request unredacted time entries and all parties’ rights to oppose such request for unredacted time entries are preserved). If no written objection is received from the Review Parties prior to the expiration of the Review Period, the Debtors shall promptly pay such invoices following the expiration of the Review Period. If an objection is received from the Review Parties within the Review Period, the Debtors shall promptly pay the undisputed amount of the invoice, and the disputed portion of such invoice shall not be paid until such dispute is

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resolved by agreement between the affected professional and the objecting party or by order of this Court.

10.              Modification of Automatic Stay. The automatic stay imposed by section 362(a) of the Bankruptcy Code is hereby vacated and modified, on a final basis, without application to, or further order of, this Court, to permit: (a) the Debtors to grant the DIP Liens and the DIP Superpriority Claims, and to perform such acts as the DIP Secured Parties may request to assure the perfection and priority of the DIP Liens, (b) the Debtors to incur all DIP Obligations as contemplated under this Final Order and the DIP Documents, (c) the Debtors to grant the Adequate Protection Liens, the Cash Collateral Adequate Protection Liens, and the Adequate Protection Claims, and to perform such acts as the Secured Parties may reasonably request to ensure the perfection and priority of the Adequate Protection Liens and the Cash Collateral Adequate Protection Liens, (d) the Debtors to incur all liabilities and obligations to the Secured Parties, including all Adequate Protection Obligations, as contemplated under this Final Order, (e) subject to paragraph 12 of this Final Order, the DIP Secured Parties and the Secured Parties to exercise, upon the occurrence of any DIP Termination Event (as defined below), all rights and remedies provided for in this Final Order, the DIP Documents, the Secured Documents, or applicable law, and (f) the Debtors to perform under this Final Order and the DIP Documents and take any and all other actions that may be reasonably necessary or required for the performance by the Debtors under this Final Order and the DIP Documents and the implementation of the transactions contemplated hereunder and thereunder.

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11.              Perfection of the DIP Liens, Adequate Protection Liens, and Cash Collateral Adequate Protection Liens.

(a)               The Interim DIP Order as reaffirmed by this Final Order was, and this Final Order shall be, sufficient and conclusive evidence of the attachment, validity, perfection, and priority of all liens and security interests granted therein and hereunder and/or under the DIP Documents, without the necessity of the execution, recordation, or filing of any pledge, collateral, or security agreements, mortgages, deeds of trust, control agreements, financing statements, notations of certificates of title for titled goods, or any other document or instrument, or the taking of any other action to take possession or control of any DIP Collateral, to attach, validate, perfect, or prioritize such liens and security interests, or to entitle the DIP Secured Parties and the Secured Parties to the priorities granted herein, including the relative priorities set forth in Exhibit 1 (other than, to the extent applicable, any such filings required under applicable non-U.S. law to attach, validate, perfect, or prioritize such liens), it being understood that with respect to the RCF Adequate Protection Liens, other than as explicitly set forth in Exhibit 1, in no circumstances and at no time in these Chapter 11 Cases shall the RCF Adequate Protection Liens be senior or pari passu with the DIP Liens, regardless of whether such liens attach prior in time.

(b)               The DIP Facility Agent and the Secured Parties are each authorized, but not required, to (and if requested by the DIP Facility Agent and/or the Secured Parties, the Debtors shall) execute, file, and record financing statements, trademark filings, copyright filings, mortgages, notices of lien, or similar instruments in any jurisdiction in order to validate, perfect, preserve, and enforce the liens and security interests granted to them hereunder or under the DIP Documents (each, a “Perfection Action”). Whether or not the DIP Facility Agent (at the direction of the Required DIP Lenders) or the Secured Parties determine, in their sole discretion, to take any

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Perfection Action with respect to any liens or security interests granted hereunder, such liens and security interests shall nonetheless be deemed valid, perfected, allowed, enforceable, non-avoidable, and not subject to challenge, dispute, or subordination (except, with respect to subordination, to the extent expressly contemplated herein).

12.              Cash Collateral and DIP Termination Events; Exercise of Remedies.

(a)               Cash Collateral and DIP Termination Events. Subject to any obligations under the Carve Out and any applicable grace period under the DIP Documents and this Final Order and the Notice Period, the DIP Obligations shall accelerate and become immediately due and payable in full and the DIP Commitments shall terminate without further notice or action by the Court upon the earliest to occur of any of the following (each a “DIP Termination Event”): (a) the occurrence of an Event of Default (as defined in the DIP Credit Agreement), which Events of Default are explicitly incorporated by reference into this Final Order; (b) the Debtors’ failure to comply in any material respect with respect to any provision of this Final Order (a “Final DIP Order Breach”); or (c) the occurrence of the Maturity Date (as defined in the DIP Documents), in each case, unless waived in writing by the DIP Facility Agent (at the direction of the Required DIP Lenders), which waiver may be evidenced by electronic mail from counsel to the DIP Facility Agent or Required DIP Lenders.

(b)               Exercise of Remedies. The Debtors shall immediately provide notice to counsel to the DIP Facility Agent, the other DIP Secured Parties, the Secured Notes Trustee, the Secured Noteholders, the RCF Agents, the RCF Lenders, and the Creditors’ Committee, of the occurrence of any DIP Termination Event. Upon the occurrence and during the continuation of a DIP Termination Event (regardless of whether the Debtors have given the notice described in the previous sentence) and following the giving of not less than seven (7) business days’ advance

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written notice (which may be by electronic mail) (the “Notice Period”) by the DIP Facility Agent, the Secured Notes Trustee, or the RCF Agents, as applicable (the “Enforcement Notice”), to counsel to the Debtors, the DIP Secured Parties, the Secured Notes Trustee, the RCF Agents, the U.S. Trustee, and counsel to the Creditors’ Committee, (i) the DIP Facility Agent may exercise or enforce any rights and remedies against the DIP Collateral available to it under this Final Order, the DIP Documents, and applicable non-bankruptcy law, and the DIP Secured Parties may exercise such rights available to them under the DIP Documents and this Final Order (subject to the relative rights and priorities set forth in Exhibit 1); (ii) the Secured Notes Parties may terminate the ability (if any) of the Debtors to use any Encumbered Cash and may exercise any rights and remedies to satisfy the Prepetition Secured Notes Obligations and Secured Notes Adequate Protection Obligations, subject to the DIP Obligations, the DIP Superpriority Claims, the Permitted Liens (if any), the Carve Out, and the relative rights and priorities set forth in Exhibit 1 attached hereto; (iii) solely in the event of any Final DIP Order Breach that adversely impacts the rights or obligations of any of the RCF Secured Parties, the RCF Agents may terminate the ability (if any) of the Debtors to use any Cash Collateral of the RCF Secured Parties, and (iv) the commitment of each DIP Lender to make DIP Loans will be terminated to the extent any such commitment remains under the DIP Facility. Notwithstanding the foregoing, the DIP Secured Parties and the Secured Notes Parties shall not exercise or enforce any rights or remedies against any Revolving Priority Collateral unless and until all Prepetition RCF Obligations and RCF Adequate Protection Obligations shall have received Payment in Full, and in each case, any such exercise of remedies shall be subject to the RCF Priority Collateral ICA and the Notes Priority Collateral ICA. The automatic stay pursuant to section 362 of the Bankruptcy Code shall be automatically modified with respect to the DIP Secured Parties and the Secured Parties at the end of the Notice Period,

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without further notice to or order of the Court unless, (a) the DIP Facility Agent (acting at the direction of the Required DIP Lenders) and the Secured Notes Trustee (acting at the direction of the Required Noteholders), as applicable, elect otherwise in a written notice to the Debtors or (b) the Court orders otherwise or has determined that a DIP Termination Event has not occurred or is not occurring.  During the Notice Period, the Debtors may use the Unencumbered Funds, and solely to the extent the Unencumbered Funds are exhausted, proceeds of the DIP Facility (to the extent drawn prior to the occurrence of a DIP Termination Event) solely to (i) fund payroll and other operating expenses that are critically necessary to keep the Debtors’ business operating, (ii) fund the Carve Out Reserves and, to the extent not already funded in the Administrative Claim Carve Out Segregated Account(s), the Administrative Claim Carve Out, and (iii) seek an Emergency Hearing before the Court as set forth in paragraph ~~13~~13(c) hereto; provided that (x) other cash and Encumbered Cash may be used to fund the Carve Out Reserves and the Administrative Claim Carve Out to the extent provided in this Final Order, (y) proceeds of Revolving Priority Collateral may be used to fund the Carve Out Reserves (up to the RCF Professional Fee Carve Out Cap) to the extent provided in this Final Order, and (z) neither Revolving Priority Collateral nor proceeds thereof (excluding proceeds of Spare Parts up to the Spare Parts Cap sold or disposed of in the ordinary course of business and consistent with past practice) shall be used to fund the Administrative Claim Carve Out or payroll or operating expenses.

(c)               Emergency Hearing. Upon delivery of an Enforcement Notice, each of the DIP Secured Parties, the Secured Parties, the Debtors, and the Creditors’ Committee, as applicable, consent to a hearing on an expedited basis (an “Emergency Hearing”) to consider (a) whether a DIP Termination Event has occurred and (b) any appropriate relief (including, without limitation, the Debtors’ non-consensual use of any Cash Collateral); provided that if a request for such hearing

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is made prior to the end of the Notice Period, the Notice Period shall be continued until the Court hears and rules with respect thereto. At the end of the Notice Period (the “DIP Termination Date”), unless the Court has entered an order to the contrary or otherwise fashioned an appropriate remedy, the Debtors’ right to use Cash Collateral of the Secured Notes Parties shall immediately cease, and the DIP Facility Agent, the DIP Lenders, and the Secured Parties shall have the rights set forth in the paragraph immediately above, without the necessity of seeking relief from the automatic stay.

(d)               No Waiver for Failure to Seek Relief. The failure or delay of the DIP Facility Agent, any of the other DIP Secured Parties, or any of the Secured Parties to exercise their respective rights and remedies under this Final Order, the DIP Documents, the Secured Documents, or applicable law, as the case may be, shall not constitute a waiver of their respective rights hereunder, thereunder, or otherwise.

13.              Carve Out.

(a)               Priority of Carve Out. Each of the DIP Liens, the DIP Superpriority Claims, the Prepetition Liens, the Adequate Protection Liens, and the Adequate Protection Claims shall be subject and subordinate to payment of the Carve Out to the extent set forth in Exhibit 1.

(b)               Professional Fee Carve Out. “Professional Fee Carve Out” means the sum of (i) all unpaid fees required to be paid to the Clerk of the Court and the Office of the United States Trustee under 28 U.S.C. § 1930(a) plus interest at the statutory rate pursuant to 31 U.S.C. § 3717, (ii) all unpaid reasonable fees and expenses up to $200,000 incurred by a trustee appointed under section 726(b) of the Bankruptcy Code, (iii) to the extent allowed by the Court at any time, all accrued but unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code

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(the “Debtor Professionals”) and the Creditors’ Committee pursuant to sections 328 and 1103 of the Bankruptcy Code (the “Committee Professionals”) at any time on and before the date of delivery by the DIP Facility Agent (acting at the direction of the Required DIP Lenders) of a Carve Out Trigger Notice (as defined below) (the amounts set forth in the foregoing clauses (i), (ii), and (iii), the “Pre-Carve Out Notice Amount”), and (iv) Allowed Professional Fees of Professional Persons incurred after the date of delivery of the Carve Out Trigger Notice, in an aggregate amount not to exceed $18,000,000 (plus any “success fee” or “transaction fee” reasonably expected to be payable to the Debtors’ and/or Creditors’ Committee’s investment banker or financial advisor in accordance with their respective engagement letters and pursuant to a final order of the Bankruptcy Court allowing such fees) (the amount set forth in this clause (iv), the “Post-Carve Out Notice Amount”); provided, however, that nothing herein shall be construed to impair the ability of any party-in-interest to object to the allowance of the fees applied for by Professional Persons.

(c)       Carve Out Trigger Notice.  For purposes of this Final Order, the “Carve Out Trigger Notice” shall mean a written notice (which may be via electronic mail) delivered by the DIP Facility Agent (acting at the direction of the Required DIP Lenders) to counsel to the Debtors, the U.S. Trustee, counsel to the Secured Notes Trustee, counsel to the RCF Agents, and counsel to the Creditors’ Committee, which notice may only be delivered following the occurrence of a DIP Termination Event, stating that the Carve Out has been triggered and the Post-Carve Out Notice Amount has been invoked.  The Enforcement Notice shall constitute a Carve Out Trigger Notice ~~may be included in the Enforcement Notice~~.

(d)               Carve Out Reserves. On the date on which a Carve Out Trigger Notice is delivered (the “Carve Out Trigger Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize the Unencumbered Funds and, solely to the extent the

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Unencumbered Funds are exhausted, first, any other cash on hand as of such date and any available cash thereafter other than Encumbered Cash or any proceeds of Revolving Priority Collateral, second, only after such other cash is exhausted, the Encumbered Cash, and third, only after the Encumbered Cash is exhausted, (x) proceeds of Revolving Priority Collateral up to the RCF Professional Fee Carve Out Cap and (y) proceeds of any other DIP Collateral (other than Revolving Priority Collateral) (provided, that the first $10,000,000 utilized pursuant to this third clause shall be funded equally from proceeds of (x) and (y)), held by any Debtor to fund a reserve in an amount equal to the obligations accrued as of the Carve Out Trigger Date with respect to clauses (i) and (ii) of the definition of Professional Fee Carve Out, plus the Pre-Carve Out Notice Amount (the “Additional Carve Out Obligations”) less any amount then held in the Pre-Carve Out Trigger Notice Reserve pursuant to this paragraph ~~13~~13(d). The Debtors shall deposit and hold such amounts in a segregated account (the “Carve Out Account”) in a manner reasonably acceptable to the DIP Facility Agent (acting at the direction of the Required DIP Lenders), the Secured Notes Trustee, and the RCF Agents in trust to pay such then unpaid Allowed Professional Fees and Additional Carve Out Obligations (the “Pre-Carve Out Trigger Notice Reserve”) prior to the use of such reserve to pay any other claims. On the Carve Out Trigger Date, after funding the Pre-Carve Out Trigger Notice Reserve, the Debtors shall utilize Unencumbered Funds and, solely to the extent the Unencumbered Funds are exhausted, first, any other cash on hand as of such date and any available cash thereafter other than Encumbered Cash or any proceeds of Revolving Priority Collateral, second, only after such other cash is exhausted, the Encumbered Cash, and third, only after the Encumbered Cash is exhausted, (x) proceeds of Revolving Priority Collateral up to the RCF Professional Fee Carve Out Cap and (y) proceeds of any other remaining DIP Collateral (other than Revolving Priority Collateral) (provided, that the first $10,000,000

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utilized pursuant to this third clause shall be funded equally from proceeds of (x) and (y)), to fund a reserve in an amount equal to the Post-Carve Out Notice Amount (the “Post-Carve Out Trigger Notice Reserve”) prior to the use of such reserve to pay any other claims. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Professional Fee Carve Out set forth above in paragraph ~~13~~13(b) (the “Pre-Carve Out Amounts”), until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, subject to the terms of this Final Order, to pay any other amounts (if owing) benefitted by the Professional Fee Carve Out.  All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Professional Fee Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, subject to the terms of this Final Order, to pay any other amounts (if owing) benefitted by the Professional Fee Carve Out.  Notwithstanding anything to the contrary in this Final Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 13, then any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts or Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 13. Notwithstanding anything to the contrary in this Final Order, the DIP Documents, or the Secured Documents, following delivery of a Carve Out Trigger Notice, the DIP Facility Agent and the Secured Parties shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Account has been fully funded in an amount equal to the Carve Out Amount as set forth herein. The Carve Out Account shall not be subject to the control of any of the DIP Secured Parties or the Secured Parties, and shall not be

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subject to the DIP Liens, the Adequate Protection Liens, or the Cash Collateral Adequate Protection Liens, nor shall the Professional Fee Carve Out constitute DIP Collateral or Prepetition Collateral; provided, however, that the DIP Secured Parties and the Secured Parties shall have a security interest in and lien on any residual cash in the Carve Out Account (in accordance with the priorities set forth in Exhibit 1), with any excess cash paid to (i) the DIP Facility Agent for application to the DIP Obligations in accordance with the DIP Documents until the DIP Obligations are paid in full, (ii) to the Secured Notes Trustee for application to the Secured Notes Adequate Protection Obligations and, then, to the Prepetition Secured Notes Obligations, and (iii) the RCF Administrative Agent for application to the Prepetition RCF Obligations and the RCF Adequate Protection Obligations, in each case to be paid in proportion to the amount of cash in the Carve Out Account funded from DIP Collateral (that is not Revolving Priority Collateral), Notes Priority Collateral, and Revolving Priority Collateral respectively, and any excess remaining thereafter shall be applied in accordance with this Final Order. For the avoidance of doubt, nothing herein shall affect the priority of the Professional Fee Carve Out as set forth in Exhibit 1.

(e)               Notwithstanding anything to the contrary in this Final Order, (i) disbursements by the Debtors from the Carve Out Account shall not constitute loans or indebtedness under the DIP Documents or the Secured Documents or otherwise increase or reduce the DIP Obligations or the Prepetition Secured Obligations, (ii) the failure of the Carve Out Account to satisfy in full the Allowed Professional Fees shall not affect the priority of the Professional Fee Carve Out, and (iii) nothing contained herein shall constitute a cap or limitation on the amount that the Professional Persons may assert as administrative expense claims or otherwise against the Debtors on account of Allowed Professional Fees incurred by such Professional Persons.

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(f)                Payment of Professional Fee Carve Out on or After the Carve Out Trigger Date. Any payment or reimbursement made after the occurrence of the Carve Out Trigger Date in respect of any Allowed Professional Fees incurred after the occurrence of the Carve Out Trigger Date shall permanently reduce the Post-Carve Out Notice Amount on a dollar-for-dollar basis.

(g)               No Direct Obligation to Pay Allowed Professional Fees. None of the DIP Secured Parties or Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any Successor Cases under any chapter of the Bankruptcy Code, regardless of whether such fees or expenses have been allowed by the Court. Nothing in this Final Order or otherwise shall be construed to obligate the DIP Secured Parties or the Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(h)               Professional Fee Escrow. On a weekly basis, the Debtors shall transfer into the Pre-Carve Out Trigger Notice Reserve cash constituting Unencumbered Funds and, solely to the extent the Unencumbered Funds are exhausted, first, any other cash on hand as of such date other than Encumbered Cash or any proceeds of Revolving Priority Collateral, and, second, only after such other cash is exhausted, the Encumbered Cash, and third, only after the Encumbered Cash is exhausted, (x) proceeds of Revolving Priority Collateral up to the RCF Professional Fee Carve Out Cap and (y) proceeds of any other remaining DIP Collateral (other than Revolving Priority Collateral) (provided, that the first $10,000,000 utilized pursuant to this third clause shall be funded equally from proceeds of (x) and (y)), in an amount equal to the amount of cash such that the Pre-Carve Out Trigger Notice Reserve shall contain the sum of (a) accrued, unpaid actual Allowed Professional Fees through the end of the prior week; plus (b) an amount equal to the

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estimated Allowed Professional Fees for the next unfunded week; provided, however, the Debtors shall give prior notice to counsel for the Ad Hoc Committee of Secured Noteholders and counsel to the Creditors’ Committee before using any Encumbered Cash, and prior notice to counsel to the RCF Agents before using any proceeds of Revolving Priority Collateral (other than cash up to the Spare Parts Cap from the sale or disposition of Spare Parts that are Revolving Priority Collateral which sale or disposition is in the ordinary course of business and consistent with past practice), to fund the Pre-Carve Out Trigger Notice Reserve. The Debtors shall use such funds held in the Pre-Carve Out Trigger Notice Reserve to pay Allowed Professional Fees as they become allowed and payable pursuant to interim or final orders from the Court. Funds transferred to the Pre-Carve Out Trigger Notice Reserve shall remain property of the Debtors unless and until they are paid to Professional Persons after Court approval of a fee application seeking approval thereof, and shall not be subject to any claim, lien, or security interest granted to any other party; provided that the DIP Secured Parties and the Secured Parties shall have a security interest in and lien on any residual cash in the Pre-Carve Out Trigger Notice Reserve after all Allowed Professional Fees are paid in accordance with paragraph ~~13~~13(b), with any excess cash paid to (i) the DIP Facility Agent for application to the DIP Obligations in accordance with the DIP Documents until the DIP Obligations are paid in full, (ii) to the Secured Notes Trustee for application to the Secured Notes Adequate Protection Obligations and, then, to the Prepetition Secured Notes Obligations, and (iii) the RCF Administrative Agent for application to the Prepetition RCF Obligations and the RCF Adequate Protection Obligations, in each case to be paid in proportion to the amount of cash in the Carve Out Account funded from DIP Collateral (that is not Revolving Priority Collateral), Notes Priority Collateral, and Revolving Priority Collateral respectively, and any excess remaining thereafter shall be applied in accordance with this Final Order.

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(i)       Administrative Claim Carve Out (A).  “Administrative Claim Carve Out (A)” means, collectively: the ~~amount~~amounts (i) deposited into the Utility Deposit Account~~,~~; (ii) deposited into the PFC Account~~,~~ or required by applicable law to be deposited into the PFC Account; (iii) on account of trust fund taxes; and (iv) required to satisfy all payroll and related withholdings~~, and trust fund taxes accrued~~ expected to be paid during the current payroll cycle consistent in all respects with the Debtors’ past practice pursuant to the authority granted in the Bankruptcy Court’s order entered at ECF No. 384, in each case (i) through (iv) through termination of the DIP Facility (the “Administrative Claim Carve Out (A) Claims”), which amount (x) shall be ~~(i)~~ no greater than $150,000,000 at any time (the “Administrative Claim Carve Out (A) Cap”)) and (~~ii~~y) maintained by the Debtors at all times in a segregated account or accounts in an amount equal to the Debtors’ good faith estimate of the amount of the Administrative Claim Carve Out (A) Claims at such time, which accounts shall be used by the Debtors as the source ~~for~~of payment of the Administrative Claim (A) Carve Out Claims (the “Administrative Claim Carve Out (A) Segregated Account(s)”).  The amounts constituting the Administrative Claim Carve Out (A) that shall be maintained in the Administrative Claim Carve Out (A) Segregated Account(s) shall not be used for any purpose other than satisfying the Administrative Claim Carve Out (A) Claims until all such claims are paid in full, otherwise satisfied or assumed by any third party.  The Administrative Claim Carve Out (A) Segregated Account(s) shall not be subject to the control of any of the DIP Secured Parties or the Secured Parties, and the DIP Secured Parties shall not be permitted to sweep or foreclose upon, or otherwise exercise or seek to exercise any remedies with respect to, the Administrative Claim Carve Out (A) Segregated Account(s) until such time as any Administrative Claim Carve Out (A) Claims are paid in full, otherwise satisfied or assumed by any third party; provided, however and without limiting the foregoing or limiting in any way, the Debtors’ rights to and ~~interest~~interests in the

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Administrative Claim Carve Out (A), after payment or satisfaction or assumption by any third party of all Administrative Claim Carve Out (A) Claims and any proceeds thereof shall constitute DIP Collateral.

(j)       Administrative Claim Carve Out (B).  “Administrative Claim Carve Out (B)” means the amounts relating to liabilities with respect to payroll and related withholdings and any other amounts due to employees upon a separation that would give rise to personal liability for the Debtors’ directors, officers, executives, or other employees with managerial responsibility if they remain unpaid (the “Administrative Claim Carve Out (B) Claims”), which amount shall be no greater than $80,000,000 at any time (the “Administrative Claim Carve Out (B) Cap”), in each case, accrued prior to or during the Chapter 11 Cases.  On the date on which a Carve Out Trigger Notice is delivered, the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize the Unencumbered Funds and, solely to the extent the Unencumbered Funds are exhausted, first, any other cash on hand as of such date and any available cash thereafter other than Encumbered Cash or any proceeds of Revolving Priority Collateral, second, only after such other cash is exhausted, the Encumbered Cash, and third, only after the Encumbered Cash is exhausted, proceeds of any other DIP Collateral (other than Revolving Priority Collateral), held by any Debtor to fund into a segregated account (the “Administrative Claim Carve Out (B) Segregated Account(s)” and, together with the Administrative Carve Out (A) Segregated Account(s), the “Administrative Claim Carve Out Segregated Account(s)”) an amount equal to the Debtors’ good faith estimate of the amount of the Administrative Claim Carve Out (B) Claims (without any duplication of amounts funded in the Administrative Claim Carve Out (A) Segregated Account(s) to satisfy Administrative Claim Carve Out (A) Claims). The amounts constituting the Administrative Claim Carve Out (B) that shall be maintained in the Administrative Claim Carve

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Out (B) Segregated Account(s) shall not be used for any purpose other than satisfying the Administrative Claim Carve Out (B) Claims until all such claims are paid in full, otherwise satisfied or assumed by any third party.  Until such time as any Administrative Claim Carve Out (B) Claims are paid in full, otherwise satisfied or assumed by any third party, the Administrative Claim Carve Out (B) Segregated Account(s) shall not be subject to the control of any of the DIP Secured Parties or the Secured Parties, and shall not be subject to the DIP Liens, the Adequate Protection Liens, or the Cash Collateral Adequate Protection Liens, nor shall the Administrative Claim Carve Out (B) constitute DIP Collateral or Prepetition Collateral, and the DIP Secured Parties shall not be permitted to sweep or foreclose upon, or otherwise exercise or seek to exercise any remedies with respect to, the Administrative Claim Carve Out (B) Segregated Account(s); provided, however and without limiting the foregoing or limiting in any way, the Debtors’ rights to and interests in the Administrative Claim Carve Out (B), after payment or satisfaction or assumption by any third party of all Administrative Claim Carve Out (B) Claims and any proceeds thereof shall constitute DIP Collateral and shall be subject to the DIP Liens, the Adequate Protection Liens and the Cash Collateral Adequate Protection Liens.  Notwithstanding anything to the contrary in this Final Order, the DIP Documents, or the Secured Documents, (x) following delivery of a Carve Out Trigger Notice, the DIP Facility Agent and the Secured Parties shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Administrative Claim Carve Out (B) Segregated Account(s) have been funded in accordance with this paragraph 13(j) and (y) disbursements by the Debtors from the Administrative Claim Carve Out (B) Segregated Account(s) shall not constitute loans or indebtedness under the DIP Documents or the Secured Documents or otherwise increase or reduce the DIP Obligations or the Prepetition Secured Obligations.

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(k)       Administrative Claim Carve Out (B) Claims Reconciliation.  The Debtors shall compromise, settle or pay the Administrative Claim Carve Out (B) Claims that the Debtors determine in good faith, in consultation with the DIP Lenders (or their counsel), satisfy the definition of Administrative Claim Carve Out (B) Claims.  After such consultation, the Debtors shall provide five (5) business days’ notice to counsel to the DIP Lenders prior to making any payment of any Administrative Claim Carve Out (B) Claims. Unless Required DIP Lenders agree otherwise in writing prior to the end of such five (5) business day period (including by email from counsel), prior to payment of any Administrative Claim Carve Out (B) Claims, the Debtors shall set a hearing on notice for the Bankruptcy Court to determine whether any such claim satisfies the definition of Administrative Claim Carve Out (B) Claims, it being agreed that (x) the standard of review shall be a de novo determination of whether any such claim satisfies the definition of Administrative Claim Carve-Out (B) Claims, and shall not be evaluated under the standard for approval of settlements pursuant to Bankruptcy Rule 9019 or under any business judgment standards and (y) the DIP Lenders shall be a party in interest with respect to such determination by the Bankruptcy Court; provided further that if any other court of competent jurisdiction finds that an unpaid Administrative Claim Carve Out (B) Claim gives rise to personal liability for any of the Debtors’ directors, officers, executives, or other employees with managerial responsibility, then such claim shall be promptly paid from the Administrative Claim Carve Out (B) Segregated Account(s); provided further that any settlement of any Administrative Claim Carve Out (B) Claims shall include a full release of all of the Debtors’ directors, officers, executives, or other employees with managerial responsibility with respect to such claims.  In the event any holder of an Administrative Claim Carve Out (B) Claim seeks adjudication in a proceeding in a court other than the Bankruptcy Court, the Debtors and the applicable director, officer, executive, and/or or

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other employee with managerial responsibility shall use reasonable best efforts to consult and coordinate in good faith with the DIP Lenders (or their counsel) with respect to such proceeding.

14.              Roll-Up DIP Loans and Contingent Roll-Up Term Loans.

(a)               Roll-Up DIP Loans. The Roll-Up DIP Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate equal to 0.00% per annum; provided that if it is determined that the Prepetition Secured Notes Obligations are oversecured under section 506(b) of the Bankruptcy Code, the Roll-Up DIP Loans shall, in accordance with the terms and conditions set forth in the DIP Documents, instead bear interest on the outstanding principal amount thereof retroactively from the applicable borrowing date at a rate per annum equal to the interest rate applicable to the New Money DIP Loans. Upon confirmation of a chapter 11 plan or consummation of a sale of the assets of the Debtors, all holders of Roll-Up DIP Loans (the “Roll-Up DIP Lenders”) shall receive Payment in Full or such lesser consideration and treatment agreed to by the Required Roll-Up Lenders (such consideration and treatment, the “Agreed Roll-Up Treatment”). Notwithstanding sections 503, 507, and 1129 of the Bankruptcy Code, such Agreed Roll-Up Treatment shall be in full and final satisfaction and discharge of the Roll-Up Superpriority Claims. For the avoidance of doubt, nothing in this paragraph shall constitute a determination or agreement that the Roll-Up DIP Loans must or will be classified in any chapter 11 plan separately from any other claims that are pari passu with the Roll-Up DIP Loans.

(b)               Treatment of Contingent Roll-Up Term Loans. Until such time (if ever) as the Contingent Roll-Up Term Loans become Roll-Up DIP Loans, the Contingent Roll-Up Term Loans shall (i) have identical substantive rights (including, without limitation, with respect to guarantees, collateral, lien priority, and claim treatment) to those of, and recover on a pro rata and

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pari passu basis with, the Secured Notes; (ii) be deemed to be Secured Notes under the Secured Notes Documents for the sole purpose of (x)  determining whether any Required Noteholder threshold (or any other threshold of Secured Noteholders) is met and (y) directing the Secured Notes Trustee; provided, that, for the avoidance of doubt, (A) the Secured Notes Trustee shall have no duties to holders of Contingent Roll-Up Term Loans other than acting on any direction provided by such Contingent Roll-Up Lenders (which shall be counted for purposes of determining Required Noteholders or other threshold of Secured Noteholders); (B) all rights and protections afforded to the Secured Notes Trustee under the Secured Notes Indenture relating to actions taken at Required Noteholders (or other threshold of Secured Noteholders) direction shall apply with respect to any directions provided by the holders of Contingent Roll-Up Term Loans as set forth herein; and (C) the Secured Notes Trustee shall be entitled to rely conclusively on confirmation from the Debtors regarding the amount of Contingent Roll-Up Term Loans held by each holder thereof in taking any actions pursuant to this clause (ii); (iii) be classified together with the Secured Notes in any plan pursuant to chapter 11 of the Bankruptcy Code and receive the same voting rights and distributions as the Secured Notes under any plan pursuant to chapter 11 of the Bankruptcy Code; and (iv) not constitute post-petition obligations and shall not be entitled to any DIP Liens or DIP Superpriority Claims on account of such Contingent Roll-Up Term Loans. Upon the deemed borrowing by the Borrower of the Roll-Up DIP Loans, an equivalent aggregate amount of Contingent Roll-Up Term Loans shall be deemed cancelled based upon such DIP Lender’s Roll-Up DIP Loan Allocation and shall not entitle the Borrower to receive any cash or other consideration from any DIP Lender and, notwithstanding that no such cash is exchanged, the Borrower shall owe the aggregate principal amount of the Roll-Up DIP Loans to the DIP Lenders under the DIP Credit Agreement and not under the Secured Notes Indenture.

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15.              Effect of Stipulations on Third Parties.

(a)               The Debtors’ Stipulations shall be binding upon the Debtors and any successors thereto effective upon entry of the First Interim Adequate Protection Order. The Debtors’ Stipulations shall be binding upon all parties-in-interest, including, without limitation, the Creditors’ Committee, any other statutory or non-statutory committees appointed or formed in the Chapter 11 Cases, and any other person or entity seeking to act on behalf of the Debtors’ estates (collectively, “Successor Entities”),8 unless the Creditors’ Committee or such other party-in-interest (i) files a motion seeking the requisite standing and authority to bring the Challenge (if and to the extent standing is required under applicable law) prior to the Challenge Deadline, which motion shall describe the specific nature and basis of the Challenge and attach a draft complaint (the “Standing Motion”), and such standing is obtained pursuant to an order of the Court, (ii) timely and properly commences and serves an adversary proceeding or contested matter (subject to the limitations contained herein) (each, a “Challenge Proceeding”) by no later than the Challenge Deadline, asserting a Challenge with respect to the amount, validity, perfection, enforceability, priority, scope, or extent of the Prepetition Secured Obligations, the Prepetition Liens, the Prepetition Collateral, or the Secured Documents, or otherwise Challenging any of the Debtors’ Stipulations, and (iii) obtains a final non-appealable order by a court of competent jurisdiction sustaining any such Challenge.

(b)               If no such Standing Motion (to the extent required) or Challenge Proceeding is timely and properly filed by the Challenge Deadline, or if the Court rules against or does not rule in favor of plaintiff in any such timely and properly filed Challenge Proceeding (or if such

8 For purposes of this paragraph, any chapter 7 or chapter 11 trustee for any of the Debtors in the Chapter 11 Cases or any Successor Case will have standing to the extent provided for in the Bankruptcy Code, Bankruptcy Rules, or any other relevant statute or order.

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Standing Motion or Challenge Proceeding is withdrawn), then, without application to or further order of the Court, (i) each of the Debtors’ Stipulations shall be binding on all parties-in-interest, including, without limitation, the Creditors’ Committee, any other statutory or non-statutory committees appointed or formed in the Chapter 11 Cases, and any other party-in-interest (including, without limitation, any Successor Entities), (ii) the Prepetition Secured Obligations shall constitute allowed claims against each of the applicable Debtors in the Chapter 11 Cases and any Successor Cases, (iii) the Prepetition Liens shall forever be deemed to be legal, valid, binding, continuing, perfected, and enforceable, as of the Petition Date, against each of the applicable Debtors in the Chapter 11 Cases and any Successor Cases with the priorities set forth in this Final Order, (iv) the Prepetition Secured Obligations and the Prepetition Liens shall not be subject to any other or further Challenge by any person or entity, and all parties in interest shall be forever enjoined and barred from seeking to exercise the rights of the Debtors’ estates or taking any such action (including any Successor Entity, whether such Successor Entity is appointed or elected prior to or following the expiration of the Challenge Period), and (v) any and all Challenges of the Prepetition Secured Obligations and the Prepetition Liens, of any kind or nature whatsoever, whether under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise, against any of the Secured Parties shall be deemed forever waived, released, and barred.

(c)               If any such Standing Motion (to the extent required) and Challenge Proceeding is timely filed by the Challenge Deadline, the Debtors’ Stipulations shall nonetheless remain binding and preclusive on the Creditors’ Committee, any non-statutory committees appointed or formed in the Chapter 11 Cases, and all other parties-in-interest (including, without limitation, any Successor Entities), except to the extent that any of the admissions, stipulations, findings, or releases contained in the Debtors’ Stipulations were expressly challenged in such

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Challenge Proceeding (and solely as to the plaintiff party that timely filed such Challenge Proceeding and not, for the avoidance of doubt, any other party-in-interest). The filing of the Standing Motion by the Creditors’ Committee prior to the expiration of the Challenge Deadline shall automatically toll the Challenge Deadline for the Creditors’ Committee solely in respect of such claims contained in the draft complaint attached to such Standing Motion until the date that is one (1) business day after the entry of an order of the Court ruling on such Standing Motion (or such later date as agreed in writing by (i) the DIP Facility Agent (acting at the direction of the Required DIP Lenders) and (ii) the Secured Notes Trustee (acting at the direction of the Required Noteholders), and/or the RCF Agents (acting at the direction of the requisite RCF Lenders), as applicable).

(d)               Nothing in this Final Order vests or confers on any person or entity, including the Creditors’ Committee or any other statutory or non-statutory committee appointed or formed in the Chapter 11 Cases, or any other party-in-interest standing or authority to pursue any claims or Challenge belonging to the Debtors or their estates, and all rights to object to any request for such standing are expressly reserved.

(e)               Notwithstanding the Creditors’ Committee’s agreement that $550,000,000 in principal amount (plus interest, if any) of Roll-Up DIP Loans and the DIP Liens granted with respect thereto are not subject to any Challenge, nothing in this Final Order impairs the right of the Creditors’ Committee to seek to Challenge and for the Court to grant appropriate relief with respect to (i) any Roll-Up DIP Obligations in excess of the principal amount of $550,000,000 (plus interest, if any) or (ii) the extent of the Prepetition Secured Notes Liens securing the Prepetition Secured Notes Obligations after accounting for the Roll-Up DIP Loans, it being understood that (x) any such successful Challenge shall in no way modify, impair, affect, or limit the validity,

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priority, extent, or enforceability of, or give rise to any Challenge whatsoever in respect of, the $400,000,000 Interim Roll-Up or $150,000,000 of the Final Roll-Up and, in each case, the DIP Liens granted with respect thereto, (y) any Avoidance Proceeds arising from a Challenge to any Secured Notes, Prepetition Secured Notes Liens, and/or Prepetition Secured Notes Obligations shall be DIP Collateral subject to the DIP Liens securing both the New Money DIP Loans and Roll-Up DIP Loans and available to satisfy all DIP Obligations in respect thereof, and (z) in the event of any sale or other disposition of the Headquarters or any other DIP Collateral that is not Revolving Priority Collateral (including any DIP Collateral that also is Prepetition Secured Notes Collateral), the proceeds from such sale or other disposition shall be used to repay any DIP Obligations in respect of both the New Money DIP Loans and the Roll-Up DIP Loans, in each case, in accordance with the terms of the DIP Documents.

16.              Limitations on Use of DIP Facility, DIP Collateral, Cash Collateral, and Carve Out. Except as may be used by the Creditors’ Committee in accordance with this paragraph 16, none of (v) the DIP Facility, (w) the DIP Collateral or the proceeds thereof, (x) the Prepetition Collateral or the proceeds thereof, (y) the Owned Aircraft Surplus, or (z) the Carve Out may be used: (a) to investigate (except as expressly provided herein), initiate, prosecute, join, or finance the initiation or prosecution of any claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense, or other litigation of any type (i) against any of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties (in each case, in their capacities as such) or seeking relief that would impair the rights or remedies of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties (in each case, in their capacities as such) under the DIP Documents, the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, this Final Order, the Secured Notes Indenture,

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or the RCF Loan Documents, including, without limitation, for the payment of any services rendered by the professionals retained by the Debtors or the Creditors’ Committee in connection with the assertion of or joinder in any claim, counterclaim, action, proceeding, application, motion, objection, defense, or other contested matter, the purpose of which is to seek, or the result of which would be to obtain, any order, judgment, determination, declaration, or similar relief that would impair the ability of any of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties to recover on the DIP Collateral or the Prepetition Collateral or seeking affirmative relief against any of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties related to the DIP Obligations or any of the Prepetition Secured Obligations or otherwise, (ii) seeking to invalidate, set aside, avoid, or subordinate, in whole or in part, the DIP Obligations, the DIP Superpriority Claims, or the DIP Facility Agent’s and the other DIP Secured Parties’ liens or security interests in the DIP Collateral or the Prepetition Collateral, or the Prepetition Secured Obligations, the Adequate Protection Claims, or the Secured Parties’ liens or security interests in the Prepetition Collateral or the DIP Collateral, or (iii) for monetary, injunctive, or other affirmative relief against the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties (in each case, in their capacities as such), or their respective liens on or security interests in the DIP Collateral or the Prepetition Collateral or the DIP Superpriority Claims, that would impair the ability of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties to assert or enforce any lien, claim, right, or security interest or to realize or recover on the DIP Obligations, the Prepetition Secured Obligations, or the Adequate Protection Claims; (b) for objecting to or challenging in any way the legality, validity, priority, perfection, or enforceability of the claims, liens, or interests (including the Prepetition Liens) held by or on behalf of any of the Secured Parties related to any of the Prepetition Secured Obligations, or by or on behalf of the DIP

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Facility Agent and the other DIP Secured Parties related to the DIP Obligations; (c) for asserting, commencing, or prosecuting any claims or causes of action whatsoever, including, without limitation, any Avoidance Actions related to the DIP Liens, the DIP Superpriority Claims, the DIP Obligations, the Prepetition Liens or the Prepetition Secured Obligations; or (d) for prosecuting an objection to, contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority, or enforceability of: (x) any of the DIP Liens, the DIP Superpriority Claims, or any other rights or interests of the DIP Facility Agent or the other DIP Secured Parties related to the DIP Obligations or the DIP Liens, or (y) any of the Prepetition Liens, Adequate Protection Liens, Cash Collateral Adequate Protection Liens, Adequate Protection Claims, Prepetition Secured Obligations, or any other rights or interests of any of the Secured Parties; provided that no more than $200,000.00 (the “Challenge Budget”) of the Owned Aircraft Surplus, any other DIP Collateral, the Prepetition Collateral (including Cash Collateral of the Secured Parties), or the DIP Facility, in the aggregate, may be used by (i) any chapter 11 trustee or chapter 7 trustee or similar responsible person appointed for the estate of any Debtor in the Chapter 11 Cases or any Successor Cases or (ii) the Creditors’ Committee, solely to investigate (but not to prosecute) the foregoing matters with respect to the Prepetition Liens or the Prepetition Secured Obligations (but not claims and/or liens of the DIP Facility Agent and the other DIP Secured Parties) within the Challenge Deadline.

17.              Limitation on Charging Expenses Against Collateral; Waivers.

(a)               Limitations on Charging Expenses Against Collateral. Upon entry of this Final Order, except to the extent of the Carve Out, no costs or expenses of administration of the Chapter 11 Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered

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from the DIP Collateral, the Prepetition Collateral (including, without limitation, the Encumbered Cash in any of the Encumbered Accounts), the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties pursuant to sections 506(c) or 105(a) of the Bankruptcy Code, or any similar principle of law or equity, without the prior written consent of the DIP Facility Agent, the other DIP Secured Parties, and the Secured Parties, as applicable, and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties.

(b)               No Marshaling. Upon entry of this Final Order, the DIP Facility Agent, Secured Notes Trustee, and the RCF Agents shall be entitled to apply the payments or proceeds of the DIP Collateral, the Prepetition Secured Notes Collateral, and the Revolving Priority Collateral, as applicable, in accordance with the provisions of this Final Order, the DIP Documents, the Secured Notes Documents, and the RCF Loan Documents, as applicable, and in no event shall the DIP Facility Agent, the other DIP Secured Parties, or any of the Secured Parties be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or Prepetition Collateral (including, without limitation, the Encumbered Cash in any of the Encumbered Accounts). Notwithstanding the foregoing, in applying payments or proceeds of the DIP Collateral, the DIP Facility Agent shall first seek satisfaction of the DIP Obligations from DIP Collateral other than (i) Avoidance Proceeds (except to the extent such Avoidance Proceeds arise from Challenges to any Secured Notes, Prepetition Secured Notes Liens, and/or Prepetition Secured Notes Obligations (the “Excluded Avoidance Proceeds”), which Excluded Avoidance Proceeds (x) shall be DIP Collateral subject to the DIP Liens securing both the New Money DIP Loans and the Roll-Up DIP Loans and available to satisfy all DIP Obligations in respect thereof and (y) shall not be subject to any marshaling) and (ii) the proceeds of commercial tort claims;

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provided, however, and notwithstanding anything to the contrary in this Final Order, Avoidance Proceeds, other than Excluded Avoidance Proceeds, shall not be used to satisfy any Roll-Up DIP Obligations.

(c)               Equities of the Case. Upon entry of this Final Order, the Secured Parties shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and no party shall invoke the “equities of the case” exception under section 552(b) of the Bankruptcy Code, in each case with respect to the proceeds, products, offspring, or profits of any of the Prepetition Collateral, including, without limitation, any Encumbered Cash held in the Encumbered Accounts.

18.              Section 507(b) Reservation. Nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Secured Parties is insufficient to compensate for any Diminution in Value of their interests in the Prepetition Collateral during the Chapter 11 Cases. Nothing contained herein shall be deemed a finding by the Court, or an acknowledgment by any of the Secured Parties, that the adequate protection granted herein does in fact adequately protect any of the Secured Parties against any Diminution in Value of their respective interests in the Prepetition Collateral; provided, however, that any such additional section 507(b) claims shall be subject to the same relative priority as such party’s Adequate Protection Claims, as provided in this Final Order.

19.              Binding Effect; Successors and Assigns. Immediately upon entry of the Interim DIP Order and as reaffirmed by this Final Order, subject to paragraph 15 hereof, all findings of fact and conclusions of law herein shall be binding upon all parties-in-interest in the Chapter 11 Cases and any Successor Cases, including, without limitation, the Debtors, the Creditors’ Committee, or any other statutory or non-statutory committee appointed or formed in the Chapter

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11 Cases and any Successor Cases, and their respective successors and assigns (including any chapter 11 trustee or chapter 7 trustee or examiner appointed or elected in the Chapter 11 Cases or any Successor Cases, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors), and shall inure to the benefit of each of the Debtors, the DIP Secured Parties, and the Secured Parties, and their respective successors and assigns; provided, however, that, for the avoidance of doubt, the DIP Secured Parties and the Secured Parties shall have no obligation to make any loan, permit the use of DIP Collateral or Prepetition Collateral (including Cash Collateral), or extend any financing to any chapter 11 trustee, chapter 7 trustee, or similar responsible person appointed for the estate of any Debtor in the Chapter 11 Cases or any Successor Cases.

20.              Debtors’, DIP Facility Agent’s, Fronting Lenders’, Other DIP Secured Parties’, and Secured Parties’ Protections.

(a)               Reservation of Rights of the DIP Facility Agent, the Fronting Lender, Other DIP Secured Parties, and the Secured Parties. Except as otherwise expressly set forth in this Final Order (including the relative priorities set forth in Exhibit 1), the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair: (a) any of the rights of any of the Secured Parties to seek any other or supplemental relief in respect of the Debtors, including the right to seek additional adequate protection; (b) any of the rights of the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, or the Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right of the DIP Facility Agent (at the direction of the Required DIP Lenders), the other DIP Secured Parties, or the Secured Parties to (i) request modification of the automatic stay of section

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362 of the Bankruptcy Code, (ii) request dismissal of any of the Chapter 11 Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7, or appointment of a chapter 11 trustee or examiner with expanded powers in any of the Chapter 11 Cases, or (iii) seek to propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans; or (c) any other rights, claims, or privileges (whether legal, equitable, or otherwise) of any of the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, or any Secured Parties. Notwithstanding anything in this Final Order to the contrary, (i) this Final Order does not constitute an agreement for purposes of section 1110 of the Bankruptcy Code and (ii) the Debtors’, the RCF Secured Parties’, and the Secured Notes Parties’ respective rights under section 1110 of the Bankruptcy Code are preserved; provided, that the Debtors shall not revise the terms of the Carve Out with respect to the Revolving Priority Collateral absent consent of the RCF Agents (acting at the direction of the requisite RCF Lenders).

(b)               No Waiver for Failure to Seek Relief. The failure or delay of the DIP Facility Agent, the Fronting Lender, any of the other DIP Secured Parties, and/or any of the Secured Parties to exercise their respective rights and remedies under this Final Order, the DIP Documents, the Secured Documents, or applicable law, as the case may be, shall not constitute a waiver of their respective rights hereunder, thereunder, or otherwise.

(c)               Release. Upon entry of this Final Order, and subject to paragraph 15 solely regarding Challenges in respect of the Secured Parties, the Prepetition Liens and the Prepetition Secured Obligations, each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of each of their predecessors, successors, and assigns hereby to the maximum extent permitted by applicable law, unconditionally, irrevocably, and fully forever release, remise, acquit, relinquish, irrevocably waive, and discharge each of the DIP Facility Agent, the Fronting Lender, the other

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DIP Secured Parties, the Secured Parties (in each case, in their capacities as such), and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, affiliated investment funds, or investment vehicles, managed, advised, or sub-advised accounts, funds, or other entities, investment advisors, sub-advisors or managers, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors in interest, each in their capacity as such (collectively, the “Released Parties”), of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness, and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute, or regulation, or by contract, of every nature and description that exist on the date hereof including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising under the Bankruptcy Code, (iii) any and all claims and causes of action regarding the validity, priority, extent, enforceability, perfection, or avoidability of the liens or claims of the DIP Facility Agent, the Fronting Lender, and the other DIP Secured Parties, and (iv) any and all claims and causes of action regarding the validity, priority, extent, enforceability, perfection, or avoidability of the liens or claims of the Secured Parties; provided that (x) the release set forth in the foregoing clause (iii) in respect of the Interim New Money DIP Loans, Interim Roll-Up DIP Loans, the DIP Liens in respect of the Interim New Money DIP Loans and the Interim Roll-Up DIP Loans, and any other DIP Obligations approved by the Interim DIP Order were effective upon entry of the Interim DIP Order and are reaffirmed by this Final Order

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and (y) the release set forth in this paragraph shall not release any claims or liabilities against a Released Party that a court of competent jurisdiction pursuant to a final, non-appealable order determines primarily result from the bad faith, fraud, gross negligence, or willful misconduct of such Released Party. For the avoidance of doubt, nothing in this paragraph shall relieve the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, the Secured Parties, or the Debtors of their obligations hereunder or under the DIP Documents.

(d)               Limitation of Liability. In determining to make any loan under the DIP Documents, permitting the use of any Cash Collateral authorized to be used pursuant to the Second Interim Adequate Protection Order, the Interim DIP Order, and this Final Order, or exercising any rights or remedies as and when permitted pursuant to this Final Order, the DIP Documents, or the Secured Documents, the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, and the Secured Parties (in each case, solely in their capacities as such) shall not be deemed to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors or their respective business (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq. as amended, or any similar federal or state statute), nor shall they owe any fiduciary duty to any of the Debtors or their creditors or estates, or constitute or be deemed to constitute a joint venture or partnership with any of the Debtors. Furthermore, nothing in this Final Order, the DIP Documents, the Secured Notes Documents, or the RCF Loan Documents shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, or any Secured Parties (solely in their capacities as such) of any liability for any claims

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arising from the prepetition or post-petition activities of any of the Debtors or their direct or indirect subsidiaries.

(e)               Insurance. The Debtors shall maintain at all times casualty and loss insurance coverage for the Prepetition Collateral and the DIP Collateral on substantially the same basis as maintained prior to the Petition Date. Upon entry of the Interim DIP Order and as reaffirmed by this Final Order, the DIP Facility Agent and the RCF Agents shall be deemed to be, without any further action or notice, named as an additional insured and lender’s loss payee on each insurance policy maintained by the Debtors which in any way relates to the DIP Collateral.

21.              Preservation of Rights Granted Under this Final Order.

(a)               Subject to the Carve Out and to the extent provided in this Final Order and the priorities set forth in Exhibit 1 and the Permitted Liens (if any), other than as set forth in this Final Order, (i) the DIP Liens shall not be made subject to or, absent further of order the Court in connection with any financing under section 364 of the Bankruptcy Code that is intended to repay or refinance, in whole or in part, the DIP Obligations (any such financing, an “Alternative DIP Financing”) which provides for the repayment or refinancing, in whole or in part, of the DIP Obligations in accordance with the DIP Credit Agreement (with respect to which the DIP Secured Parties and the Secured Parties reserve all rights), pari passu with any lien or security interest granted in any of the Chapter 11 Cases arising after the Petition Date, and the DIP Liens shall not be subject to or junior to or pari passu with any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code and (ii) no claim for any administrative expense, secured claim, or unsecured claim against any of the Debtors with priority superior to or, absent further order of the Court in connection with any Alternative DIP Financing which provides for the repayment or refinancing, in whole or in part,

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of the DIP Obligations in accordance with the DIP Credit Agreement (with respect to which the DIP Secured Parties and the Secured Parties reserve all rights) equal to the DIP Superpriority Claims shall be granted.

(b)               Subject to the Carve Out, the DIP Liens and the Permitted Liens (if any) each to the extent provided in this Final Order, and the priorities set forth in Exhibit 1, (i) absent further order of the Court in connection with Alternative DIP Financing which provides for the repayment or refinancing, in whole or in part, of the DIP Obligations in accordance with the DIP Credit Agreement (with respect to which the DIP Secured Parties and the Secured Parties reserve all rights), none of the Adequate Protection Liens, the Cash Collateral Adequate Protection Liens, the Prepetition Secured Notes Liens, or the Prepetition RCF Liens shall be made subject to and/or pari passu with any lien or security interest granted in any of the Chapter 11 Cases arising after the Petition Date, (ii) the Adequate Protection Liens and the Cash Collateral Adequate Protection Liens, shall not be subject to, junior to, or pari passu with any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code, and (iii) absent further order of the Court (with respect to which the Secured Parties reserve all rights), no claim for any administrative expense, secured claim, or unsecured claim against any of the Debtors with priority superior or equal to the Adequate Protection Claims, the Prepetition Secured Notes Obligations, or the Prepetition RCF Obligations shall be granted.

(c)               In the event this Final Order or any provision hereof is vacated, reversed, or modified on appeal or otherwise, any liens or claims granted to the DIP Secured Parties or the Secured Parties hereunder arising prior to the effective date of any such vacatur, reversal, or modification of this Final Order shall be governed in all respects by the original provisions of this Final Order, including entitlement to all rights, remedies, privileges, and benefits granted herein,

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and the DIP Secured Parties and the Secured Parties shall be entitled to the protections afforded in section 363(m) of the Bankruptcy Code with respect to all uses of the DIP Collateral, the DIP Obligations, the Prepetition Collateral, and all Adequate Protection Obligations, as applicable.

(d)               Subject to the Carve Out to the extent provided in this Final Order, and, unless and until all DIP Obligations, Prepetition Secured Notes Obligations, Prepetition RCF Obligations, and Adequate Protection Obligations are indefeasibly paid in full, in cash or in kind, as applicable, and all commitments to extend credit under the DIP Facility are terminated, the Debtors irrevocably waive the right to seek and shall not seek or consent to, directly or indirectly: (i) except as permitted under the DIP Documents and with the prior written consent of Required DIP Lenders and, to the extent that the rights or obligations of any of the Secured Notes Parties or the RCF Secured Parties are adversely impacted, the Secured Notes Trustee (acting at the direction of the Required Noteholders) and the RCF Agents (acting at the direction of the requisite RCF Lenders), as applicable, any modification, stay, vacatur, or amendment of this Final Order; (ii) the use of Cash Collateral of the Secured Parties for any purpose other than as permitted in the DIP Documents and this Final Order; (iv) an order converting or dismissing any of the Chapter 11 Cases; (v) an order appointing a chapter 11 trustee in any of the Chapter 11 Cases; or (vi) an order appointing an examiner with enlarged powers in any of the Chapter 11 Cases; provided, that nothing in the foregoing shall require the Debtors to take any action, or to refrain from taking any action, to the extent that the Debtors determine that taking such action or refraining from taking such action is required in the exercise of the Debtors’ fiduciary duties.

(e)               Notwithstanding any order dismissing any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise entered at any time, (x) the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Cash Collateral Adequate Protection

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Liens, the Adequate Protection Claims, all Adequate Protection Obligations, and any other administrative claims granted pursuant to the Interim DIP Order and this Final Order shall continue in full force and effect and shall maintain their priorities as provided in this Final Order and the DIP Documents until all DIP Obligations and Adequate Protection Obligations are indefeasibly paid in full, in cash, or in kind, as applicable, and such DIP Liens, DIP Superpriority Claims, Adequate Protection Liens, Cash Collateral Adequate Protection Liens, Adequate Protection Claims, Adequate Protection Obligations, and the other administrative claims granted pursuant to the Interim DIP Order and this Final Order shall, notwithstanding such dismissal, remain binding on all parties in interest; and (y) the Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens, obligations, and security interests referred to in clause (x) above.

(f)                Except as expressly provided in this Final Order and the DIP Documents, the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Cash Collateral Adequate Protection Liens, the Adequate Protection Claims, Adequate Protection Obligations, and all other rights and remedies of the DIP Facility Agent, the Fronting Lender, the other DIP Secured Parties, the Secured Notes Trustee, the Secured Notes Collateral Agent, the Secured Notes Depositary, the Secured Notes Parties, and/or the RCF Secured Parties granted by the provisions of this Final Order and the DIP Documents shall survive, shall maintain their priority as provided in this Final Order, and shall not be modified, impaired or discharged by (i) the entry of an order converting any of the Chapter 11 Cases to a case under chapter 7, dismissing any of the Chapter 11 Cases, terminating the joint administration of these Chapter 11 Cases, or by any other act or omission, (ii) the entry of an order approving the sale of any DIP Collateral or Prepetition Collateral pursuant to section 363(b) of the Bankruptcy Code, or (iii) the entry of an order

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confirming a plan of reorganization in any of the Chapter 11 Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors have waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Final Order and the DIP Documents shall continue in these Chapter 11 Cases, and in any Successor Cases (including if these Chapter 11 Cases cease to be jointly administered or in any superseding chapter 7 cases under the Bankruptcy Code).

(g)               Nothing in this Final Order shall modify, prime, limit, alter, or expand any terms of any surety bonds, any related indemnity agreements, and/or any rights of the Debtors’ sureties in any of their collateral.

(h)               Notwithstanding anything to the contrary contained in this Final Order, nothing herein shall impair, limit, restrict, or otherwise affect the rights and other agreements of the RCF Secured Parties and the Secured Notes Parties, as applicable, in the Secured Documents and the Intercreditor Agreements with respect to any debtor-in-possession financing or otherwise.

(i)                 The Debtors are authorized to use Unencumbered Funds to make post-petition purchases of fuel from fuel-related vendors, including airline fuel consortiums (associations which manage fuel procurement, storage, and distribution at major airports), suppliers of fuel (e.g., jet gasoline, diesel, lubricants), and suppliers providing other fuel-related services (collectively, the “Fuel Vendors”) on reasonable business terms and conditions (including pursuant to any existing agreements between the Debtors and a Fuel Vendor, which may include pre-payments). In addition, the Debtors agree that the Fuel Vendors may apply pre-payments paid to the Fuel Vendors pre-Petition Date to the post-petition purchases of fuel from the Fuel Vendors. Nothing in this Final Order shall alter, impair, condition, limit, release, or otherwise prejudice or diminish any setoff, recoupment, or similar rights under the Bankruptcy

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Code or other applicable law held by any Fuel Vendors against the Debtors, the Debtors’ estates, or any collateral or credit assurance provided to any Fuel Vendor by or on behalf of the Debtors. All such rights are hereby preserved.

(j)                 Nothing in this Final Order shall prime or otherwise modify any valid and enforceable statutory lien held by Broward County, the Broward County Tax Collector, Bexar County, Lone Star College System, Tarrant County, City of Houston, Grapevine-Colleyville ISD, and City of Grapevine. All parties’ rights to object to the priority, validity, and extent of the liens asserted by Broward County, the Broward County Tax Collector, Bexar County, Lone Star College System, Tarrant County, City of Houston, Grapevine-Colleyville ISD, and City of Grapevine are fully preserved.

(k)               Nothing in this Final Order shall (a) create a lien or other security interest in U.S. Bank Account No. x8797 either senior or junior to the perfected security interest held in such account by U.S. Bank, (b) make U.S. Bank Account No. x8797 part of the DIP Collateral or effect a superpriority lien on such account, or (c) otherwise modify the terms of the Credit Card Processing Agreement between the Debtors and U.S. Bank and any exhibits or amendments thereto, including the Elavon Amendments (as such terms are defined in the First Day Declaration), it being understood that the DIP Collateral shall include the Debtors’ residual interest (if any) in such account.

(l)                 For the avoidance of doubt, (a) neither the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, this Final Order, nor the DIP Documents shall authorize the Debtors to grant liens and/or security interests in (i) any property received and/or held by ACE American Insurance Company and/or any of its U.S.-based affiliates (collectively, together with each of their successors, and solely in their roles as insurers,

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“Chubb”) or (ii) any insurance policy issued by Chubb; (b) neither the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, nor this Final Order grants the Debtors any right to use any property (or the proceeds thereof) held by Chubb as collateral to secure obligations under insurance policies and related agreements; (c) the proceeds of any insurance policy issued by Chubb shall only be considered to be DIP Collateral to the extent such proceeds are paid to the Debtors (as opposed to a third party claimant) pursuant to the terms of any such applicable insurance policy; and (d) nothing, including the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, this Final Order, and/or the DIP Documents alters or modifies the terms and conditions of any insurance policies or related agreements issued by Chubb.

(m)             Notwithstanding anything to the contrary in the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, or this Final Order any valid and enforceable post-petition liens held by AerSale, Inc. (“AerSale”) shall not be altered, impaired, limited, primed, or otherwise modified or prejudiced by the terms of the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the Interim DIP Order, or this Final Order. All parties’ rights, if any, to object to the priority, validity, and extent of AerSale’s post-petition liens, if any, are preserved.

(n)               Notwithstanding anything to the contrary herein, nothing in this Final Order shall impair (i) the Debtors’ ability to pay the prepetition claims of NAI National Ltd. in accordance with the Final Order (I) Authorizing the Debtors to Satisfy Prepetition Claims of (A) Critical Vendors, (B) Foreign Vendors, (C) Lien Claimants, and (D) 503(b)(9) Claimants, (II) Confirming Administrative Status of Outstanding Orders, (III) Authorizing Financial Institutions to Honor and Process Related Checks and Transfers, and (IV) Granting Related Relief [ECF No.

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217], should the Debtors determine to do so in accordance therewith, or (ii) the 503(b)(9) status of any claims arising from NAI National Ltd.’s delivery of goods that were received by the Debtors within twenty (20) days prior to the Petition Date.

22.              Proofs of Claim. None of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties shall be required to file proofs of claim in any of the Chapter 11 Cases or any Successor Cases for any claim allowed herein, and the stipulations in paragraph G shall be deemed to constitute a timely filed proof of claim with respect to the Prepetition Secured Obligations against each of the Debtors in the Chapter 11 Cases. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in any of the Chapter 11 Cases or any Successor Cases to the contrary, the DIP Facility Agent, on behalf of itself and the DIP Secured Parties, the Secured Notes Collateral Agent, on behalf of itself and the other Secured Notes Parties, and each of the RCF Agents, on behalf of itself and the RCF Secured Parties, are each authorized and entitled, but not required, to file (and amend and/or supplement, as the respective agents see fit) a master proof of claim on account of any and all of the respective claims arising under the DIP Facility or Secured Documents, as applicable (the “Master Proof of Claim”). For administrative convenience, any Master Proof of Claim authorized herein may be filed in the case of Debtor Spirit Airlines, LLC with respect to all amounts asserted in such Master Proof of Claim, and such Master Proof of Claim shall be deemed to be filed and asserted by the applicable entity or entities against every Debtor asserted to be liable for the applicable claim. For the avoidance of doubt, the provisions set forth in this paragraph and any Master Proof of Claim filed pursuant to the terms hereof are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party in interest or their respective successors in interest, including, without limitation, not affecting the numerosity requirements set forth in

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section 1126 of the Bankruptcy Code. Neither the DIP Facility Agent, the Secured Notes Collateral Agent, nor the RCF Agents shall be required to attach any instruments, agreements, or other documents evidencing the obligations owing by each of the Debtors to the DIP Facility Agent and other DIP Secured Parties, or the Secured Parties, as applicable, which instruments, agreements, or other documents will be provided (subject to any applicable confidentiality restrictions) upon written request to counsel to the DIP Facility Agent, the Secured Notes Collateral Agent, or RCF Agents, as applicable. Any order entered by the Court in relation to the establishment of a bar date for any claim (including any administrative claim) in any of the Chapter 11 Cases or any Successor Cases shall not apply to the DIP Facility Agent, the other DIP Secured Parties, or Secured Parties. For the avoidance of doubt, none of the DIP Facility Agent, the other DIP Secured Parties, or the Secured Parties will be required to file any request for allowance and/or payment of any administrative expenses, and this Final Order shall be deemed to constitute a timely filed request for allowance and/or payment of any Prepetition Secured Obligations or Adequate Protection Claims constituting administrative expenses or any DIP Obligations, as applicable.

23.              Retention of Jurisdiction. The Court retains jurisdiction over any matter arising from or related to the implementation, interpretation, and enforcement of this Final Order.

24.              Creditors’ Committee Reporting Rights. The Debtors shall provide to the Creditors’ Committee professionals all reporting provided to the RCF Administrative Agent and RCF Administrative Agent Advisors hereunder, substantially at the same time such reports are provided to the RCF Administrative Agent and RCF Administrative Agent Advisors.

25.              DIP Lenders, Ad Hoc Committee of Secured Noteholder Advisors, and RCF Administrative Agent Advisors Information Rights. The Debtors shall provide the DIP Lenders, the Ad Hoc Committee of Secured Noteholder Advisors, and RCF Administrative Agent Advisors

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the same information rights, notice rights, reporting rights, or other similar rights provided to the Creditors’ Committee pursuant to the final orders entered on the First Day Pleadings (as defined in the First Day Declaration).

26.              Effectiveness. This Final Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 4001(c)(1), 6004(h), 6006(d), 7062, or 9024, any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Final Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Final Order.

27.              Use of Encumbered Cash Upon Repayment or Refinancing. Upon the Debtors’ incurrence of Alternative DIP Financing, all outstanding DIP Obligations (excluding any DIP Obligations in respect of outstanding Roll-Up DIP Loans in excess of an aggregate principal amount of $400,000,000 of Roll-Up DIP Loans, which excess amount is not required to be repaid in connection therewith) shall be repaid in full from the proceeds of such Alternative DIP Financing or, at the Debtors’ option, the Encumbered Cash plus proceeds of such Alternative DIP Financing.

28.              Final Order Governs. In the event of any inconsistency between the provisions of the Secured Documents, the DIP Documents, this Final Order, the Interim DIP Order, the First Interim Adequate Protection Order, the Second Interim Adequate Protection Order, the DIP Motion, the First Adequate Protection Motion, the Supplemental Adequate Protection Motion, or any other order entered by this Court, the provisions of this Final Order shall govern. Exhibit 1 of this Final Order shall govern in the event of any conflict with the remainder of this Final Order. Notwithstanding anything to the contrary in any other order entered by this Court, any payment

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made pursuant to any authorization contained in any other order entered by this Court shall be consistent with and subject to the requirements set forth in this Final Order and the DIP Documents.

Dated:	______________, 2025
White Plains, New York
THE HONORABLE SEAN H. LANE UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Lien Priorities on DIP Collateral

The DIP Liens, the Adequate Protection Liens, Cash Collateral Adequate Protection Liens, the Prepetition Secured Notes Liens, the Prepetition RCF Liens, and the Carve Out shall have the following priority on the DIP Collateral and the applicable Prepetition Collateral at each Debtor entity obligated pursuant to the DIP Obligations, the Adequate Protection Obligations, or the applicable Prepetition Secured Obligations, it being understood that the Secured Parties agree that the foregoing shall apply at all times on and after the Petition Date, provided that the priorities set forth in Paragraphs 13(d) and 13(h) of this Final Order shall apply with respect to the funding of the Carve Out and the application of any excess from any Carve Out Account:

Priority	Notes Priority Collateral	Revolving Priority Collateral	Owned Aircraft Surplus (Prior to Replenishment of Encumbered Cash)	Owned Aircraft Surplus (After Replenishment of Encumbered Cash)	Other DIP Collateral (Other than Owned Aircraft Surplus)
1.	Carve Out	Professional Fee Carve Out (up to the RCF Professional Fee Carve Out Cap)	Carve Out	Carve Out	Carve Out
2.	Secured Notes Permitted Liens	RCF Permitted Liens	Secured Notes Cash Collateral Adequate Protection Liens	DIP Liens	Permitted Liens
3.	DIP Liens	RCF Adequate Protection Liens	DIP Liens	Secured Notes Adequate Protection Liens and RCF Adequate Protection Liens	DIP Liens
4.	Secured Notes Adequate Protection Liens	Prepetition RCF Liens	RCF Secured Parties Cash Collateral Adequate Protection Liens	N/A	Secured Notes Adequate Protection Liens and RCF Adequate Protection Liens
5.	Prepetition Secured Notes Liens	DIP Liens	N/A	N/A	NA
6.	RCF Adequate Protection Liens	Secured Notes Adequate Protection Liens	N/A	N/A	N/A

7.	Prepetition RCF Liens	Prepetition Secured Notes Liens	N/A	N/A	N/A

Exhibit 2

Owned Aircraft

Exhibit 3

DIP Credit Agreement

Annex A

Defined Terms

(i)               “Ad Hoc Committee of Secured Noteholder Advisors” means Akin Gump Strauss Hauer & Feld LLP, as counsel, Perella Weinberg Partners LP, as investment banker, SkyWorks Capital, LLC, as financial advisor, Watson Farley & Williams LLP, as aviation counsel, and any other advisor (legal, financial, or otherwise) retained by, or to provide services to, the Ad Hoc Committee of Secured Noteholders.

(ii)              “Ad Hoc Committee of Secured Noteholders” means that certain ad hoc committee of Secured Noteholders.

(iii)             “Additional Carve Out Obligations” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(iv)             “Adequate Protection Claims” means, collectively, the RCF Adequate Protection Claims and the Secured Notes Adequate Protection Claims.

(v)              “Adequate Protection Liens” means, collectively, the RCF Adequate Protection Liens and the Secured Notes Adequate Protection Liens.

(vi)            “Adequate Protection Obligations” means the Adequate Protection Claims, the Adequate Protection Liens, the Cash Collateral Adequate Protection Liens, and all other forms of adequate protection provided to any of the Secured Parties under the Second Interim Adequate Protection Order, the Interim DIP Order, and this Final Order.

(vii)       “Adequate Protection Professional Fees and Expenses” has the meaning set forth in paragraph ~~8~~8(c) of this Final Order.

(viii)       “Administrative Claim Carve Out” means Administrative Claim Carve Out (A) and Administrative Claim Carve Out (B).

(ix)       ~~(viii)~~ “Administrative Claim Carve Out (A) Cap” has the meaning set forth in paragraph ~~13~~13(i) of this Final Order.

(x)       ~~(ix)~~ “Administrative Claim Carve Out (A) Claims” has the meaning set forth in paragraph ~~13~~13(i) of this Final Order.

(xi)       “Administrative Claim Carve Out (B) Cap” has the meaning set forth in paragraph 13(i) of this Final Order.

(xii)       “Administrative Claim Carve Out (B) Claims” has the meaning set forth in paragraph 13(i) of this Final Order.

(xiii)       ~~(x)~~ “Administrative Claim Carve Out Segregated Account(s)” has the meaning set forth in paragraph ~~13~~13(~~i~~j) of this Final Order.

(xiv)       ~~(xi)~~ “AerCap Motion” means the Motion of Debtors for Entry of an Order (I) Approving the Global Restructuring Term Sheet with AerCap Ireland Limited, (II) Authorizing and Approving Assumption and Rejection of Certain Aircraft Agreements, (III) Authorizing Entry Into the New Lease Agreements and Definitive Documents, and (IV) Granting Related Relief [ECF No. 135].

(xv)       ~~(xii)~~ “AerSale” has the meaning set forth in paragraph ~~21~~21(m) of this Final Order.

(xvi)       ~~(xiii)~~ “Agreed Roll-Up Treatment” has the meaning set forth in paragraph ~~14~~14(a) of this Final Order.

(xvii)       ~~(xiv)~~ “Aircraft and Spare Engine Security Agreement” has the meaning set forth in footnote 7 of this Final Order.

(xviii)       ~~(xv)~~ “Aircraft Counterparties” has the meaning set forth in the Motion of the Debtors for Entry of an Order (I) for Authority to (A) Enter into Agreements under Section 1110(a) of the Bankruptcy Code, (B) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code, and (C) File Redacted Versions of Such Agreements and Stipulations and (II) Approving Related Procedures [ECF No. 78].

(xix)       ~~(xvi)~~ “Aircraft Debt” has the meaning set forth in the definition of “Excluded Assets” in this Annex A.

(xx)       ~~(xvii)~~ “Allowed Professional Fees” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(xxi)       ~~(xviii)~~ “Alternative DIP Financing” has the meaning set forth in paragraph 21(a) of this Final Order.

(xxii)       ~~(xix)~~ “Amended and Restated Revolving Credit Facility Agreement” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(xxiii)       ~~(xx)~~ “Available RCF Cash” has the meaning set forth in paragraph ~~4~~4(a) of this Final Order.

(xxiv)       ~~(xxi)~~ “Avoidance Action” means any Claim or Cause of Action arising under chapter 5 of the Bankruptcy Code or any applicable state law adopting the Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.

(xxv)       ~~(xxii)~~ “Avoidance Proceeds” means any and all proceeds of or property recovered from Avoidance Actions, whether by adjudication, judgment, settlement, or otherwise.

(xxvi)       ~~(xxiii)~~ “Backstop Premium” has the meaning set forth in paragraph ~~2~~2(d) of this Final Order.

(xxvii)       ~~(xxiv)~~ “Bankruptcy Code” has the meaning set forth in the introductory paragraph of this Final Order.

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(xxviii)       ~~(xxv)~~ “Bankruptcy Rules” has the meaning set forth in the introductory paragraph of this Final Order.

(xxix)       ~~(xxvi)~~ “Borrower” has the meaning set forth in subparagraph (a) of the introductory paragraph of this Final Order.

(xxx)       ~~(xxvii)~~ “Carve Out” means the Professional Fee Carve Out and the Administrative Claim Carve Out.

(xxxi)       ~~(xxviii)~~ “Carve Out Account” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(xxxii)       ~~(xxix)~~ “Carve Out Amount” means the Pre-Carve Out Notice Amount together with the Post-Carve Out Notice Amount.

(xxxiii)       ~~(xxx)~~ “Carve Out Reserves” means the Post-Carve Out Trigger Notice Reserve together with the Pre-Carve Out Trigger Notice Reserve.

(xxxiv)       ~~(xxxi)~~ “Carve Out Trigger Date” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(xxxv)       ~~(xxxii)~~ “Carve Out Trigger Notice” has the meaning set forth in paragraph ~~13~~13(c) of this Final Order.

(xxxvi)       ~~(xxxiii)~~ “Case Management Procedures” has the meaning set forth in the Order Implementing Certain Notice and Case Management Procedures [ECF No. 61].

(xxxvii)       ~~(xxxiv)~~ “Cash Collateral” has the meaning set forth in paragraph F of this Final Order.

(xxxviii)       ~~(xxxv)~~ “Cash Collateral Adequate Protection Liens” has the meaning set forth in paragraph ~~8~~8(b) of this Final Order.

(xxxix)       ~~(xxxvi)~~ “Cash Management Motion” has the meaning ascribed to it in paragraph ~~4~~4(a) of this Final Order.

(xl)       ~~(xxxvii)~~ “Cause of Action” means any cause of action under law or equity, of any kind or nature whatsoever, whether arising under United States federal or state law, common law, or otherwise.

(xli)       ~~(xxxviii)~~ “Challenge” means any challenge, objection, defense, or Claim or Cause of Action, in each case, including, without limitation, any Avoidance Action or any Claim or Cause of Action asserting reduction, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), reclassification, disgorgement, disallowance, impairment, recovery, or other cause of action of any kind or nature whatsoever, whether arising under the Bankruptcy Code, under applicable non-bankruptcy law, or otherwise.

(xlii)       ~~(xxxix)~~ “Challenge Budget” has the meaning set forth in paragraph 16 of this Final Order.

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(xliii)       ~~(xl)~~ “Challenge Deadline” means no later than the earlier of (a) the date of entry of an order confirming a chapter 11 plan in these Chapter 11 Cases and (b)(i) with respect to the Creditors’ Committee, the date that is 75 days after entry of the Second Interim Adequate Protection Order or (ii) with respect to other parties in interest, no later than the date that is 79 days after the Petition Date; provided that in the event that, prior to the expiration of the Challenge Period, (x) these Chapter 11 Cases are converted to chapter 7 or (y) a chapter 11 trustee is appointed in these Chapter 11 Cases, then, in each such case, the Challenge Period shall be extended for a period of 60 days solely with respect to any such trustee, commencing on the occurrence of either of the events described in the foregoing clauses (x) and (y); provided further that, for the avoidance of doubt, the Challenge Deadline shall apply solely to any Challenge to the rights of parties in interest as stipulated in the Debtors’ Stipulations, and shall be subject to the limitations contained therein.  The Challenge Deadline may be extended in writing from time to time by the RCF Advisors, the Ad Hoc Committee of Secured Noteholder Advisors, and counsel to the Debtors and the Creditors’ Committee, which extension may be evidenced by electronic mail.

(xliv)       ~~(xli)~~ “Challenge Period” means the period of time before the Challenge Deadline.

(xlv)       ~~(xlii)~~ “Challenge Proceeding” has the meaning set forth in paragraph ~~15~~15(a) of this Final Order.

(xlvi)       ~~(xliii)~~ “Chapter 11 Cases” has the meaning set forth in the introductory paragraph of this Final Order.

(xlvii)       ~~(xliv)~~ “Chubb” has the meaning set forth in paragraph ~~21~~21(l) of this Final Order.

(xlviii)       ~~(xlv)~~ “Claim” has the meaning set forth in the Bankruptcy Code.

(xlix)       ~~(xlvi)~~ “Collateral Coverage Ratio” has the meaning set forth in the Amended and Restated Revolving Credit Facility Agreement.

(l)       ~~(xlvii)~~  “Commitment Letter” means that certain Debtor-in-Possession Facility Commitment Letter, dated as of October 10, 2025, by and among the Borrower and each Person party thereto as a “Backstop Party.”

(li)       ~~(xlviii)~~ “Committee Professionals” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(lii)       ~~(xlix)~~ “Contingent Roll-Up Term Loans” has the meaning set forth in the DIP Credit Agreement.

(liii)       ~~(l)~~ “Court” has the meaning set forth in the introductory paragraph of this Final Order.

(liv)       ~~(li)~~ “Credit Card Processing Agreement” has the meaning set forth in the First Day Declaration.

(lv)       ~~(lii)~~ “Creditors’ Committee” has the meaning set forth in paragraph C of this Final Order.

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(lvi)       ~~(liii)~~ “Cromer Declaration” has the meaning set forth in the introductory paragraph of this Final Order.

(lvii)       ~~(liv)~~ “Debtor Professionals” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(lviii)       ~~(lv)~~ “Debtors” has the meaning set forth in the introductory paragraph of this Final Order.

(lix)       ~~(lvi)~~ “Debtors’ Stipulations” has the meaning set forth in paragraph G of this Final Order.

(lx)       ~~(lvii)~~ “Declarations” has the meaning set forth in the introductory paragraph of this Final Order.

(lxi)       ~~(lviii)~~ “Diminution in Value” has the meaning set forth in paragraph ~~H~~H(x) of this Final Order.

(lxii)       ~~(lix)~~ “DIP Collateral” means (i) the Debtors’ interest in all assets and properties, whether tangible, intangible, real, personal, or mixed, whether now owned by or owing to, or hereafter acquired by, or arising in favor of, the Debtors (including under any trade names, styles, or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Debtors, and regardless of where located, in each case to the extent such assets and properties constitute Prepetition Collateral; and (ii) property of the Debtors, whether existing on the Petition Date or thereafter acquired, including, without limitation, all unencumbered assets of the Debtors, all prepetition property and post-petition property of the Debtors’ estates, and the proceeds, products, rents, and profits thereof, whether arising from section 552(b) of the Bankruptcy Code or otherwise, including, without limitation, unencumbered cash (and any investment of such cash) of the Debtors, all equipment, all goods, all accounts, cash, payment intangibles, bank accounts, and other deposit or securities accounts of the Debtors (including any accounts opened prior to, on, or after the Petition Date), insurance policies and proceeds thereof, equity interests, instruments, intercompany claims, accounts receivable, other rights to payment, all general intangibles, all contracts and contract rights, securities, investment property, letters of credit and letter of credit rights, chattel paper, all interest rate hedging agreements, all owned real estate, real property leaseholds, fixtures, patents, copyrights, trademarks, trade names, rights under license agreements, and other intellectual property, all commercial tort claims, all aircraft, slots, gates, spare parts and ground support equipment and all claims and causes of action, and any and all proceeds, products, rents, and profits of the foregoing, excluding the Excluded Assets but not, for the avoidance of doubt, the Avoidance Proceeds.  Notwithstanding anything to the contrary herein (x) to the extent a DIP Lien or an Adequate Protection Lien cannot attach to the DIP Collateral pursuant to applicable law, the DIP Liens and Adequate Protection Liens granted pursuant to the Interim DIP Order and/or this Final Order shall attach to the Debtors’ economic rights therein, including, without limitation, any and all such proceeds of such DIP Collateral and any Excluded Assets and (y) for the avoidance of doubt, the Owned Aircraft Surplus constitutes DIP Collateral and any of the Debtors’ aircraft with Aircraft Debt that is refinanced using Cash Collateral or the proceeds of the DIP Facility shall be “DIP Collateral” subject to a first lien mortgage and typical associated collateral protections.

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(lxiii)       ~~(lx)~~ “DIP Commitments” has the meaning set forth in subparagraph (a)(iii) of the introductory paragraph of this Final Order.

(lxiv)       ~~(lxi)~~ “DIP Credit Agreement” has the meaning ascribed to such term in the DIP Motion.

(lxv)       ~~(lxii)~~ “DIP Documents” means the DIP Credit Agreement and all guarantee, collateral, pledge and security agreements, and all other agreements, documents, certificates and instruments executed, recorded and/or delivered in connection therewith, including but not limited to the DIP Syndication Materials, in each case, as amended, supplemented or modified in accordance with the terms thereof and this Final Order.

(lxvi)       ~~(lxiii)~~ “DIP Facility” has the meaning set forth in subparagraph (a) of the introductory paragraph of this Final Order.

(lxvii)       ~~(lxiv)~~ “DIP Facility Agent” means Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Facility.

(lxviii)       ~~(lxv)~~ “DIP Fees and Expenses” has the meaning set forth in paragraph ~~2~~2(d~~)~~)(ii) of this Final Order.

(lxix)       ~~(lxvi)~~ “DIP Lenders” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(lxx)       ~~(lxvii)~~ “DIP Loans” has the meaning set forth in subparagraph (a)(ii) of the introductory paragraph of this Final Order.

(lxxi)       ~~(lxviii)~~ “DIP Motion” has the meaning set forth in the introductory paragraph of this Final Order.

(lxxii)       ~~(lxix)~~ “DIP Obligations” has the meaning set forth in subparagraph (a)(iii) of the introductory paragraph of this Final Order.

(lxxiii)       ~~(lxx)~~ “DIP Secured Parties” means, collectively, the DIP Facility Agent and the DIP Lenders.

(lxxiv)       ~~(lxxi)~~ “DIP Superpriority Claims” has the meaning set forth in paragraph 6 of this Final Order.

(lxxv)       ~~(lxxii)~~ “DIP Syndication” has the meaning specified to the term “Opportunity” in the DIP Syndication Materials.

“DIP Syndication Final Closing Date” has the meaning specified to the term “Final Closing Date” in the DIP Syndication Materials.

(lxxvi)       ~~(lxxiii)~~ “DIP Syndication Initial Closing Date” has the meaning specified to the term “Initial Closing Date” in the DIP Syndication Materials.

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(lxxvii)       ~~(lxxiv)~~ “DIP Syndication Materials” means that certain Notice and Subscription Form to the Eligible Holders of PIK Toggle Senior Secured Notes due 2030 (CUSIP No. 84859BAC5 and CUSIP No. G83518AC7) of Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. with respect to the Opportunity of each Eligible Holder to (i) participate as a lender in the DIP Credit Agreement and (ii) exchange and “roll up”, based on participation in the New Money DIP Loans, its Secured Notes for additional participation as a lender pursuant to the DIP Credit Agreement, substantially in the form filed at ECF No. 226, as modified by ECF No. 242.

(lxxviii)       ~~(lxxv)~~ “DIP Termination Date” has the meaning set forth in paragraph 12(c) of this Final Order.

(lxxix)       ~~(lxxvi)~~ “DIP Termination Event” has the meaning set forth in paragraph 12(a) of this Final Order.

(lxxx)       ~~(lxxvii)~~ “Elavon Amendments” has the meaning set forth in the First Day Declaration.

(lxxxi)       ~~(lxxviii)~~ “Eligible Engine” has the meaning set forth in the Amended and Restated Revolving Credit Facility Agreement.

(lxxxii)       ~~(lxxix)~~ “Eligible Holder” has the meaning set forth in the DIP Syndication Materials.

(lxxxiii)       ~~(lxxx)~~ “Eligible Spare Parts” has the meaning set forth in the Amended and Restated Revolving Credit Facility Agreement.

(lxxxiv)       ~~(lxxxi)~~ “Emergency Hearing” has the meaning set forth in paragraph 12(c) of this Final Order.

(lxxxv)       ~~(lxxxii)~~ “Encumbered Accounts” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(lxxxvi)       ~~(lxxxiii)~~ “Encumbered Cash” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(lxxxvii)       ~~(lxxxiv)~~ “Excluded Assets” means (a) any Avoidance Actions and (b) property that cannot be subject to liens pursuant to applicable law, rule, contract, or regulation (including any requirement to obtain the consent (after the use of commercially reasonable efforts to obtain such consent) of any governmental authority or third party, unless such consent has been obtained) or restrictions of contract (including, without limitation, federal concessions as well as equipment leases and financing arrangements but excluding any requirement to obtain consent) existing on the closing date or the time of entry of such contract (other than to the extent such restriction is ineffective under the UCC or other applicable law).  For the avoidance of doubt, Excluded Assets (A) will include (i) all assets which are collateral for any financing agreements (other than the Secured Documents) in connection with aircraft assets (“Aircraft Debt”) and/or covered by a security agreement or other similar agreement related to the Aircraft Debt, including the proceeds thereof (but (a) only until such time as such applicable Aircraft Debt is satisfied in full, after which such proceeds shall no longer be Excluded Assets or (b) in the event that Cash Collateral or the proceeds of the DIP Facility are used to refinance the Aircraft Debt, the aircraft assets and all proceeds shall no longer be Excluded Assets), (ii) property that the Debtors are prohibited from

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granting liens on under the terms of a security agreement, lease or similar document (other than the Secured Documents) among the Debtors and any party entitled to the protections of section 1110 of the Bankruptcy Code, and (iii) the PFCs and all funds held in the PFC Account; provided that the DIP Secured Parties shall have a security interest in and the Adequate Protection Liens shall also be secured by any residual cash balance remaining in the PFC Account to the extent that amounts held in the PFC Account exceed the amount of PFCs actually collected, and (B) does not include the Prepetition Secured Notes Collateral, the Prepetition RCF Collateral, or the Spare Parts Collateral.

(lxxxviii)       ~~(lxxxv)~~ “Excluded Avoidance Proceeds” has the meaning set forth in paragraph 17(b)of this Final Order.

(lxxxix)       ~~(lxxxvi)~~ “Farnsworth Declaration” has the meaning set forth in the introductory paragraph of this Final Order.

(xc)       ~~(lxxxvii)~~ “Final DIP Order Breach” has the meaning set forth in paragraph 12(a) of this Final Order.

(xci)       ~~(lxxxviii)~~ “Final Hearing” has the meaning set forth in subparagraph (l) of the introductory paragraph of this Final Order.

(xcii)       ~~(lxxxix)~~ “Final New Money DIP Loans” has the meaning set forth in subparagraph (a)(ii) of the introductory paragraph of this Final Order.

(xciii)       ~~(xc)~~ “Final Order” has the meaning set forth in the introductory paragraph of this Final Order.

(xciv)       ~~(xci)~~ “Final Roll-Up” has the meaning set forth in subparagraph (a)(ii) of the introductory paragraph of this Final Order.

(xcv)       ~~(xcii)~~ “Final Roll-Up DIP Loans” has the meaning set forth in subparagraph (a)(iii) (a)(ii) of the introductory paragraph of this Final Order.

(xcvi)       ~~(xciii)~~ “First Adequate Protection Motion” has the meaning set forth in the introductory paragraph of this Final Order.

(xcvii) ~~(xciv)~~ “First Day Declaration” has the meaning set forth in the introductory paragraph of this Final Order.

(xcviii)       ~~(xcv)~~ “First Day Pleadings” has the meaning set forth in paragraph 25 of this Final Order.

(xcix)       ~~(xcvi)~~ First Interim Adequate Protection Order” has the meaning set forth in the introductory paragraph of this Final Order.

(c)       ~~(xcvii)~~ “First Interim Hearing” has the meaning set forth in the introductory paragraph of this Final Order.

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(ci) ~~(xcviii)~~ “Fourth Draw” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(cii) ~~(xcix)~~ “Foreign Accounts” has the meaning set forth in the Cash Management Motion.

(ciii) ~~(c)~~ “Fronting Lender” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(civ) ~~(ci)~~ “Fuel Vendors” has the meaning set forth in paragraph ~~21~~21(i) of this Final Order.

(cv) ~~(cii)~~ “Guarantors” has the meaning set forth in subparagraph (a) of the introductory paragraph of this Final Order.

(cvi) ~~(ciii)~~ “Hearings” has the meaning set forth in the introductory paragraph of this Final Order.

(cvii) ~~(civ)~~ “Headquarters” means the Debtors’ headquarters located at 1731 Radiant Drive, Dania Beach, FL 33004.

(cviii) ~~(cv)~~ “Incremental Second Draw” has the meaning set forth in subparagraph (a)(iii) of the introductory paragraph of this Final Order.

(cix) ~~(cvi)~~ “Indemnified Person” has the meaning set forth in paragraph ~~2~~2(d~~)~~)(iii) of this Final Order.

(cx) ~~(cvii)~~ “Information Agent” means Epiq Corporate Restructuring, LLC.

(cxi) ~~(cviii)~~ “Initial Draw” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(cxii) ~~(cix)~~ “Intercompany Borrower” has the meaning set forth in paragraph ~~G~~G(iv) of this Final Order.

(cxiii) ~~(cx)~~ “Intercompany Lenders” has the meaning set forth in paragraph ~~G~~G(iv) this Final Order.

(cxiv) ~~(cxi)~~ “Intercompany Loan” has the meaning set forth in paragraph ~~G~~G(iv) of this Final Order.

(cxv) ~~(cxii)~~ “Intercompany Loan Obligations” has the meaning set forth in paragraph ~~G~~G(v) of this Final Order.

(cxvi) ~~(cxiii)~~ “Intercompany Note” has the meaning set forth in paragraph ~~G~~G(iv) of this Final Order.

(cxvii) ~~(cxiv)~~ “Intercreditor Agreements” means the Notes Priority Collateral ICA and the RCF Priority Collateral ICA.

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(cxviii) ~~(cxv)~~ “Interim DIP Hearing” has the meaning set forth in the introductory paragraph of this Final Order.

(cxix) ~~(cxvi)~~ “Interim DIP Order” has the meaning set forth in the introductory paragraph of this Final Order.

(cxx) ~~(cxvii)~~ “Interim New Money DIP Loans” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(cxxi) ~~(cxviii)~~ “Interim Roll-Up” has the meaning set forth in subparagraph (a)(ii) of the introductory paragraph of this Final Order.

(cxxii) ~~(cxix)~~ “Interim Roll-Up DIP Loans” has the meaning set forth in subparagraph (a)(ii) of the introductory paragraph of this Final Order.

(cxxiii) ~~(cxx)~~ “Local Rules” has the meaning set forth in the introductory paragraph of this Final Order.

(cxxiv) ~~(cxxi)~~ “Master Proof of Claim” has the meaning set forth in paragraph 22 of this Final Order.

(cxxv) ~~(cxxii)~~ “Material DIP Amendment” has the meaning set forth in paragraph ~~2~~2(e) of this Final Order.

(cxxvi) ~~(cxxiii)~~ “New Money DIP Loans” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(cxxvii) ~~(cxxiv)~~ “Notes Priority Collateral” has the meaning set forth in the Notes Priority Collateral ICA.

(cxxviii) ~~(cxxv)~~ “Notes Priority Collateral ICA” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(cxxix) ~~(cxxvi)~~ “Notice Parties” has the meaning set forth in the DIP Motion.

(cxxx) ~~(cxxvii)~~ “Notice Period” has the meaning set forth in paragraph 12(b) of this Final Order.

(cxxxi) ~~(cxxviii)~~ “OID” has the meaning set forth in paragraph ~~2~~2(d) of this Final Order.

(cxxxii) ~~(cxxix)~~ “Other DIP Collateral” means DIP Collateral, excluding all Notes Priority Collateral and Revolving Priority Collateral.

(cxxxiii) ~~(cxxx)~~ “Owned Aircraft” has the meaning set forth in paragraph ~~7~~7(c) of this Final Order.

(cxxxiv) ~~(cxxxi)~~ “Owned Aircraft Surplus” has the meaning set forth in paragraph ~~7~~7(c) of this Final Order.

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(cxxxv) ~~(cxxxii)~~ “Payment in Full” means the indefeasible payment in full in cash of all applicable obligations, other than contingent indemnification and expense reimbursement obligations for which no claim or demand has been asserted, and all commitments under the applicable credit facility have been terminated or expired.

(cxxxvi) ~~(cxxxiii)~~ “Perfection Action” has the meaning set forth in paragraph ~~11~~11(b) of this Final Order.

(cxxxvii) ~~(cxxxiv)~~ “Permitted Liens” means, collectively, the RCF Permitted Liens and the Secured Notes Permitted Liens.

(cxxxviii) ~~(cxxxv)~~ “Petition Date” has the meaning set forth in paragraph A of this Final Order.

(cxxxix) ~~(cxxxvi)~~ “PFC Account” has the meaning set forth in the Cash Management Motion.

(cxl) ~~(cxxxvii)~~ “PFCs” has the meaning set forth in the Cash Management Motion.

(cxli) ~~(cxxxviii)~~ “Post-Carve Out Amounts” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(cxlii) ~~(cxxxix)~~ “Post-Carve Out Notice Amount” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(cxliii) ~~(cxl)~~ “Post-Carve Out Trigger Notice Reserve” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(cxliv) ~~(cxli)~~ “Post-Petition Cash” means all funds, cash, investments, and/or securities generated by the Debtors’ post-petition operations or the realization of post-petition or prepetition receivables (other than Straddle Credit Card Receipts); provided, however, for the avoidance of doubt, Post-Petition Cash does not include any funds, cash, investments, and/or securities in the Encumbered Accounts as of the Petition Date or any proceeds of Revolving Priority Collateral (other than cash up to the Spare Parts Cap from the sale or disposition of Spare Parts that are Revolving Priority Collateral which sale or disposition is in the ordinary course of business and consistent with past practice).

(cxlv) ~~(cxlii)~~ “Pre-Carve Out Amounts” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(cxlvi) ~~(cxliii)~~ “Pre-Carve Out Notice Amount” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(cxlvii) ~~(cxliv)~~ “Pre-Carve Out Trigger Notice Reserve” has the meaning set forth in paragraph ~~13~~13(d) of this Final Order.

(cxlviii) ~~(cxlv)~~ “Prepetition Collateral” means, collectively, the Prepetition RCF Collateral and the Prepetition Secured Notes Collateral.

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(cxlix) ~~(cxlvi)~~ “Prepetition Liens” means, collectively, the Prepetition RCF Liens and the Prepetition Secured Notes Liens.

(cl) ~~(cxlvii)~~ “Prepetition RCF Collateral” has the meaning set forth in paragraph ~~G~~G(viii) of this Final Order.

(cli) ~~(cxlviii)~~ “Prepetition RCF Liens” has the meaning set forth in paragraph ~~G~~G(viii) of this Final Order.

(clii) ~~(cxlix)~~ “Prepetition RCF Obligations” has the meaning set forth in paragraph ~~G~~G(vii) of this Final Order.

(cliii) ~~(cl)~~ “Prepetition Secured Notes Collateral” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(cliv) ~~(cli)~~ “Prepetition Secured Notes Liens” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(clv) ~~(clii)~~ “Prepetition Secured Notes Obligations” has the meaning set forth in paragraph ~~G~~G(ii) of this Final Order.

(clvi) ~~(cliii)~~ “Prepetition Secured Notes P&I Obligations” has the meaning set forth in paragraph (a)(ii) of this Final Order.

(clvii) ~~(cliv)~~ “Prepetition Secured Obligations” means, collectively, the Prepetition Secured Notes Obligations, the Prepetition RCF Obligations, and the Intercompany Loan Obligations.

(clviii) ~~(clv)~~ “Professional Persons” means, collectively, the Committee Professionals and the Debtor Professionals.

(clix) ~~(clvi)~~ “Professional Fee Carve Out” has the meaning set forth in paragraph ~~13~~13(b) of this Final Order.

(clx) ~~(clvii)~~ “RCF Adequate Protection Claims” has the meaning set forth in paragraph ~~8~~8(a) of this Final Order.

(clxi) ~~(clviii)~~ “RCF Adequate Protection Liens” has the meaning set forth in paragraph ~~8~~8(b) of this Final Order.

(clxii) ~~(clix)~~ “RCF Adequate Protection Obligations” has the meaning set forth in paragraph 8 of this Final Order.

(clxiii) ~~(clx)~~ “RCF Adequate Protection Professional Fees” has the meaning set forth in paragraph ~~8~~8(c) of this Final Order.

(clxiv) ~~(clxi)~~ “RCF Administrative Agent” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

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(clxv) ~~(clxii)~~ “RCF Administrative Agent Advisors” means (i) Milbank LLP, as counsel to the RCF Administrative Agent, (ii) one financial advisor to the RCF Lenders and RCF Administrative Agent, (iii) an appraiser selected by Citibank N.A., as RCF Administrative Agent, in accordance with the RCF Loan Documents, and (iv) any other advisor (legal, financial, or otherwise) as reasonably deemed necessary by Citibank N.A. solely to the extent payable under the RCF Loan Documents.

(clxvi) ~~(clxiii)~~ “RCF Advisors” has the meaning set forth in paragraph ~~8~~8(c) of this Final Order.

(clxvii) ~~(clxiv)~~ “RCF Agents” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(clxviii) ~~(clxv)~~ “RCF Borrower” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(clxix) ~~(clxvi)~~ “RCF Collateral Agent” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(clxx) ~~(clxvii)~~ “RCF Guarantors” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(clxxi) ~~(clxviii)~~ “RCF Lenders” has the meaning set forth in paragraph ~~G~~G(vi) of this Final Order.

(clxxii) ~~(clxix)~~ “RCF Loan Documents” means “Loan Documents” as defined in the Amended and Restated Revolving Credit Facility Agreement.

(clxxiii) ~~(clxx)~~ “RCF Loan Obligors” means, collectively, the RCF Guarantors and the RCF Borrower.

(clxxiv) ~~(clxxi)~~ “RCF Permitted Liens” has the meaning set forth in paragraph ~~G~~G(viii) of this Final Order.

(clxxv) ~~(clxxii)~~ “RCF Priority Collateral ICA” has the meaning set forth in paragraph ~~G~~G(viii) of this Final Order.

(clxxvi) ~~(clxxiii)~~ “RCF Professional Fee Carve Out Cap” means $5,000,000.

(clxxvii) ~~(clxxiv)~~ “RCF Secured Parties” means the “Secured Parties” as defined in the Amended and Restated Revolving Credit Facility Agreement.

(clxxviii) ~~(clxxv)~~ “RCF Secured Parties Cash Collateral Adequate Protection Liens” has the meaning set forth in paragraph ~~8~~8(b) of this Final Order.

(clxxix) ~~(clxxvi)~~ “Released Parties” has the meaning set forth in paragraph ~~20~~20(c) of this Final Order.

(clxxx) ~~(clxxvii)~~ “Replenishment of Encumbered Cash” has the meaning set forth in paragraph ~~4~~4(b) of this Final Order.

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(clxxxi) ~~(clxxviii)~~ “Required DIP Lenders” has the meaning set forth in the DIP Credit Agreement.

(clxxxii) ~~(clxxix)~~ “Required Noteholders” means the holders of more than 50% of the aggregate principal amount of the Prepetition Secured Notes Obligations.

(clxxxiii) ~~(clxxx)~~ “Required RCF Lenders” means “Required Lenders” as defined in the RCF Loan Documents.

(clxxxiv) ~~(clxxxi)~~ “Required Roll-Up Lenders” has the meaning set forth in the DIP Credit Agreement.

(clxxxv) ~~(clxxxii)~~ “Review Parties” has the meaning set forth in paragraph 9 of this Final Order.

(clxxxvi) ~~(clxxxiii)~~ “Review Period” has the meaning set forth in paragraph 9 of this Final Order.

(clxxxvii) ~~(clxxxiv)~~ “Revolving Credit Facility” has the meaning set forth in the First Day Declaration.

(clxxxviii) ~~(clxxxv)~~ “Revolving Priority Collateral” has the meaning set forth in the RCF Priority Collateral ICA.

(clxxxix) ~~(clxxxvi)~~ “Roll-Up DIP Loan Allocation” has the meaning ascribed to the term “Roll-Up Term Loan Allocation” in the DIP Credit Agreement.

(cxc) ~~(clxxxvii)~~ “Roll-Up DIP Lenders” has the meaning set forth in paragraph ~~14~~14(a) of this Final Order.

(cxci) ~~(clxxxviii)~~ “Roll-Up DIP Loans” has the meaning set forth in subparagraph (a)(iii~~)~~)(a)(ii) of the introductory paragraph of this Final Order.

(cxcii) ~~(clxxxix)~~ “Roll-Up DIP Obligations” has the meaning set forth in subparagraph (a)(iii) of the introductory paragraph of this Final Order; provided, however, for the avoidance of doubt, unless and until any such Contingent Roll-Up Term Loans are exchanged for and converted to Roll-Up DIP Loans, obligations in respect of the Contingent Roll-Up Term Loans are not Roll-Up DIP Obligations.

(cxciii) ~~(cxc)~~ “Roll-Up Superpriority Claims” has the meaning set forth in paragraph 6 of this Final Order.

(cxciv) ~~(cxci)~~ “Satisfaction of Replenishment Obligations” has the meaning set forth paragraph ~~4~~4(b)of this Final Order.

(cxcv) ~~(cxcii)~~ “Second Draw” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(cxcvi) ~~(cxciii)~~ “Second Interim Adequate Protection Order” has the meaning set forth in the introductory paragraph of this Final Order.

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(cxcvii) ~~(cxciv)~~ “Second Interim Hearing” has the meaning set forth in the introductory paragraph of this Final Order.

(cxcviii) ~~(cxcv)~~ “Secured Documents” means, collectively, the Amended and Restated Revolving Credit Facility Agreement together with all agreements, documents, instruments, and/or amendments executed and delivered in connection therewith and the Secured Notes Indenture together with all agreements, documents, instruments, and/or amendments executed and delivered in connection therewith.

(cxcix) ~~(cxcvi)~~ “Secured Noteholders” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(cc) ~~(cxcvii)~~ “Secured Notes” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(cci) ~~(cxcviii)~~ “Secured Notes Adequate Protection Claims” has the meaning set forth in paragraph ~~7~~7(a) of this Final Order.

(ccii) ~~(cxcix)~~ “Secured Notes Adequate Protection Liens” has the meaning set forth in paragraph ~~7~~7(b) of this Final Order.

(cciii) ~~(cc)~~ “Secured Notes Adequate Protection Obligations” has the meaning set forth in paragraph 7 of this Final Order.

(cciv) ~~(cci)~~ “Secured Notes Adequate Protection Professional Fees and Expenses” has the meaning set forth in paragraph ~~7~~7(d) of this Final Order.

(ccv) ~~(ccii)~~ “Secured Notes Cash Collateral Adequate Protection Liens” has the meaning set forth in paragraph ~~7~~7(c) of this Final Order.

(ccvi) ~~(cciii)~~ “Secured Notes Collateral Agency & Accounts Agreement” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccvii) ~~(cciv)~~ “Secured Notes Collateral Agent” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccviii) ~~(ccv)~~ “Secured Notes Depositary” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccix) ~~(ccvi)~~ “Secured Notes Documents” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccx) ~~(ccvii)~~ “Secured Notes Guarantors” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccxi) ~~(ccviii)~~ “Secured Notes Indenture” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

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(ccxii) ~~(ccix)~~ “Secured Notes Issuers” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccxiii) ~~(ccx)~~ “Secured Notes Parties” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccxiv) ~~(ccxi)~~ “Secured Notes Permitted Liens” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

(ccxv) ~~(ccxii)~~ “Secured Notes Trustee” has the meaning set forth in paragraph ~~G~~G(i) of this Final Order.

(ccxvi) ~~(ccxiii)~~ “Secured Parties” means, collectively, the RCF Secured Parties and the Secured Notes Parties.

(ccxvii) ~~(ccxiv)~~ “Senior Secured Debt Documents” has the meaning set forth in the Secured Notes Collateral Agency & Accounts Agreement.

(ccxviii) ~~(ccxv)~~ “Senior Secured Parties” has the meaning set forth in the Secured Notes Collateral Agency & Accounts Agreement.

(ccxix) ~~(ccxvi)~~ “Spare Parts” has the meaning set forth in the Amended and Restated Revolving Credit Facility Agreement.

(ccxx) ~~(ccxvii)~~ “Spare Parts Cap” means, absent consent of the RCF Agents (acting at the direction of the requisite RCF Lenders) to, or further order of the Court providing for, an increase in amount, (x) up to $1,000,000 in proceeds from the sale or disposition of Spare Parts that are Revolving Priority Collateral from October 20, 2025 through and including December 31, 2025, and (y) $300,000 in proceeds from the sale or disposition of Spare Parts that are Revolving Priority Collateral in each fiscal quarter of the fiscal year thereafter; provided, that, to the extent the caps set forth in clauses (x) or (y) of this definition are not exhausted on or prior to the applicable dates set forth therein, the Debtors remain authorized to use the remaining amounts in any future periods.

(ccxxi) ~~(ccxviii)~~ “Spare Parts Collateral” has the meaning set forth in paragraph ~~8~~8(b) of this Final Order.

(ccxxii) ~~(ccxix)~~ “Spare Parts Security Agreement” has the meaning set forth in footnote 6 of this Final Order.

(ccxxiii) ~~(ccxx)~~ “Specified Encumbered Accounts” has the meaning set forth in paragraph ~~4~~4(b) of this Final Order.

(ccxxiv) ~~(ccxxi)~~ “Standing Motion” has the meaning set forth in paragraph ~~15~~15(a) of this Final Order.

(ccxxv) ~~(ccxxii)~~ “Straddle Credit Card Receipts” has the meaning set forth in paragraph ~~G~~G(iii) of this Final Order.

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(ccxxvi) ~~(ccxxiii)~~ “Successor Cases” means, collectively, any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, and/or upon the dismissal of any of the Chapter 11 Cases or any such successor cases.

(ccxxvii) ~~(ccxxiv)~~ “Successor Entities” has the meaning set forth in paragraph ~~15~~15(a) of this Final Order.

(ccxxviii) ~~(ccxxv)~~ “Supplement to DIP Motion” means the Supplement to the Motion of Debtors for Entry of (I) Interim and Final Orders, Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 503, 506, 507, and 552, (A) Authorizing the Debtors to Obtain Post-Petition Financing, (B) Granting Senior Liens and Superpriority Administrative Expense Claims, (C) Granting Adequate Protection, (D) Modifying the Automatic Stay, (E) Scheduling a Final Hearing on the Motion; and (F) Granting Related Relief; and (II) Third Interim Order (A) Authorizing the Debtors to Utilize Cash in Encumbered Accounts; (B) Granting Adequate Protection; (C) Modifying the Automatic Stay; (D) Scheduling a Final Hearing on the Motion; and (E) Granting Related Relief [ECF No. 211].

(ccxxix) ~~(ccxxvi)~~ “Supplemental Adequate Protection Motion” has the meaning set forth in the introductory paragraph of this Final Order.

(ccxxx) ~~(ccxxvii)~~ “Third Draw” has the meaning set forth in subparagraph (a)(i) of the introductory paragraph of this Final Order.

(ccxxxi) ~~(ccxxviii)~~ “UCC” means the Uniform Commercial Code.

(ccxxxii) ~~(ccxxix)~~ “Unencumbered Funds” has the meaning set forth in paragraph ~~4~~4(a) of this Final Order.

(ccxxxiii) ~~(ccxxx)~~ “U.S. Trustee” has the meaning set forth in paragraph C of this Final Order.

(ccxxxiv) ~~(ccxxxi)~~ “Utility Deposit Account” has the meaning ascribed to such term in the Motion of the Debtors for Entry of Interim and Final Orders (I) Prohibiting Utilities from Altering, Refusing, or Discontinuing Service, (II) Deeming Utilities Adequately Assured of Future Performance, and (III) Establishing Procedures for Determining Requests for Additional Adequate Assurance [ECF No. 9].

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